As filed with the Securities and Exchange Commission on October 5, 2021

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

VINCO VENTURES, INC.

(f/k/a Edison Nation, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	3944	82-2199200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Vinco Ventures, Inc.
1 West Broad Street, Suite 1004

Bethlehem, Pennsylvania 18018

(866) 900-0992

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher B. Ferguson

Chief Executive Officer

Vinco Ventures, Inc.
1 West Broad Street, Suite 1004

Bethlehem, Pennsylvania 18018

(866) 900-0992

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

N. Adele Hogan, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share, issuable in connection with the conversion of a Note sold in connection with the July Hudson Bay Financing (the “July 2021 Hudson Bay Note”)	30,000,000	6.45	193,500,000	17,937
Common Stock, $0.001 par value per share, underlying a Warrant issued in connection with the July 2021 Hudson Bay Financing (the “July 2021 Hudson Bay warrant exercise”)	32,697,548	6.45	210,899,185	19,550
Common Stock, $0.001 par value per share, underlying a warrant issued in connection with the placement of the July 2021 Hudson Bay warrant	2,615,804	6.45	16,871,936	1,564
Common Stock, $0.001 par value per share, issued and issuable upon exercise of an August Series A Warrant issued in connection with the August 2021 Hudson Bay warrant exercise agreement (the “August Series A Warrants”)	16,961,300	6.45	132,225,000	10,141
Common Stock, $0.001 par value per share, underlying an August Series B Warrant issued in connection with the August 2021 Hudson Bay warrant exercise agreement (the “August Series B Warrants”)	2,000,000	6.45	12,900,000	1,196
Common Stock, $0.001 par value per share, underlying a warrant issued in connection with the placement of the August Series A Warrants (the “August Series A Placement Agent Warrant”)	1,640,000	6.45	10,578,000	981
Common Stock, $0.001 par value per share, underlying a warrant issued in connection with the placement of the August Series B Warrant (the “August Series B Placement Agent Warrant”)	160,000	6.45	1,032,000	96
Common Stock, $0.001 par value per share, underlying a September Series A Warrant originally issued in connection with the September 2021 Hudson Bay warrant exercise agreement (the “September Series A Warrants”)	20,000,000	6.45	129,000,000	11,958
Common Stock, $0.001 par value per share, underlying a September Series B Warrant issued in connection with the September 2021 Hudson Bay warrant exercise agreement (the “September Series B Warrants”)	2,000,000	6.45	12,900,000	1,196
Common Stock, $0.001 par value per share, underlying a warrant issued in connection with the placement of the September Series A Warrant (the September Series A Placement Agent Warrant”)	1,600,000	6.45	10,320,000	957
Common Stock, $0.001 par value per share, underlying a warrant issued in connection with the placement of the September Series B Warrant (the “September Series B Placement Agent Warrant”)	160,000	6.45	1,032,000	96
Common Stock, $0.001 par value per share, issued in connection with the BHP Capital Securities Purchase Agreement (the “July BHP financing”)	1,007,194	6.45	6,496,401	602
Common Stock, $0.001 par value per share, underlying a Warrant issued in connection with the July BHP financing (the “July BHP Warrant”)	1,007,194	6.45	6,496,401	602
Common Stock, $0.001 par value per share, issued in connection with the PPE Brickell Settlement	225,000	6.45	1,451,250	135
Common Stock, $0.001 par value per share, issued in connection with the conversion of a promissory note held by Paul Yang Zhiwen (the “Zhiwen Note”)	5,500,000	6.45	35,475,000	3,289
Total	117,574,040	$-	$758,352,558	$70,299

(1)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales price of the Registrant’s common stock as reported by The Nasdaq Capital Market on September 29, 2021. The shares offered hereunder may be sold by the Selling Shareholders from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.
(3)	Paid herewith. The fee is calculated by multiplying the aggregate offering amount by 0.0000927 pursuant to Section 6(b) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 5, 2021

Vinco Ventures, Inc.

117,574,040 Shares of Common Stock

Pursuant to this prospectus, the selling shareholders identified herein (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”) are offering on a resale basis, up to 117,574,040 shares of common stock, par value $0.001 per share (the “common stock”) of Vinco Ventures, Inc. (the “Company,” “Vinco Ventures,” “we,” “our” or “us”). These shares include (i) 30,000,000 shares issuable upon conversion of a promissory note issued in the July 2021 Hudson Bay Financing, (ii) 32,697,548 shares of common stock underlying a warrant issued in the July 2021 Hudson Bay financing, (iii) 16,961,300 shares of common stock issued and issuable upon exercise of an August Series A Warrant issued in connection with the August 2021 Hudson Bay Warrant Exercise Agreement (the “August Series A Warrant”), (iv) 2,000,000 shares of common stock underlying an August Series B Warrant issued in connection with the August 2021 Hudson Bay Warrant Exercise Agreement (the “August Series B Warrant”), (v) 1,640,000 shares of common stock underlying a warrant issued in connection with the placement of the August Series A Warrant (the “August Series A Placement Agent Warrant”), (vi) 160,000 shares of common stock underlying a warrant issued in connection with the placement of the August Series B Warrant (the “August Series B Placement Agent Warrant,” and, together with the August Series A Placement Agent Warrant, the “August Placement Agent Warrants”), (vii) 20,000,000 shares of common stock underlying a September Series A Warrant issued in connection with the September 2021 Hudson Bay Warrant Exercise Agreement (the “September Series A Warrant”), (viii) 2,000,000 shares of common stock underlying a September Series B Warrant issued in connection with the September 2021 Hudson Bay Warrant Exercise Agreement (the “September Series B Warrant”), (ix) 1,600,000 shares of common stock underlying a warrant issued in connection with the placement of the September Series A Warrant (the “September Series A Placement Agent Warrant”), (x) 160,000 shares of common stock underlying a warrant issued in connection with the placement of the September Series B Warrant (the “September Series B Placement Agent Warrant,” and, together with the September Series A Placement Agent Warrant, the “September Placement Agent Warrants”), (xi) 1,007,194 shares of common stock issued in connection with the BHP Securities Purchase Agreement, (xii) 1,007,194 shares of common stock underlying a warrant issued in connection with the BHP Securities Purchase Agreement (the “July 2021 BHP Warrant”), (xiii) 225,000 shares of common stock issued in connection with the PPE Brickell Settlement Agreement, and (xiv) 5,500,000 shares of common stock issued in connection with the conversion of a promissory note held by Paul Yang Zhiwen (the “Zhiwen Note”). We are not selling any shares under this prospectus, and we will not receive any proceeds from the sales of shares by the Selling Shareholders, and (xv) 2,615,804 shares of common stock underlying a warrant issued in connection with the placement of the July 2021 Hudson Bay financing. We will, however, receive the exercise price of the warrants, if and when such warrants are exercised for cash by the holders of such warrants.

The shares included in this prospectus may be offered and sold directly by the Selling Shareholders in accordance with one or more of the methods described in the “Plan of Distribution,” which begins on page 45 of this prospectus. To the extent the Selling Shareholders decide to sell their shares, we will not control or determine the price at which the shares are sold.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BBIG.” On September 30, 2021, the last reported sale price of our common stock was $6.41 per share.

This offering will terminate on the earlier of (i) the date when all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the date that all of the securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 28 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 5, 2021.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the United States Securities and Exchange Commission (the “SEC”) to permit the Selling Shareholders to sell the shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.”

You should rely only on the information contained in this document and any free writing prospectus we provide to you. Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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Use of Industry and Market Data

This prospectus includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

Trademarks, Trade Names and Service Marks

“Vinco Ventures” and other trademarks or service marks of Vinco Ventures, Inc. appearing in this prospectus are the property of Vinco Ventures, Inc. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, the terms, timing and closing of our proposed acquisitions or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this prospectus is filed to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to protect our brands and reputation;

●	Our ability to repay our debts;

●	Our ability to rely on third-party suppliers outside of the United States;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Risks in connection with completed or potential acquisitions, dispositions, dividends, spin-outs and other strategic growth opportunities and initiatives;

●	Risks related to the anticipated timing of the closing of any potential acquisitions;

●	Risks related to the integration with regards to potential or completed acquisitions;

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows; and

●	Our ability to take advantage of opportunities under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and the potential impact of the CARES Act on our business, results of operations, financial condition or liquidity.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness, though we do generally believe the data to be reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including, but not limited to, the possibility that we may fail to preserve our expertise in consumer product development; that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable maintain profitability; that we may be unable to attract and retain key personnel; or that we may not be able to effectively manage, or to increase, our relationships with customers; and that we may have unexpected increases in costs and expenses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision.

Unless the context requires otherwise, “Vinco Ventures,” the “Company,” “we,” “us,” and “our,” refer to Vinco Ventures, Inc. and its subsidiaries.

Overview

Our Company was incorporated on July 18, 2017 in the State of Nevada under the name of Idea Lab X Products, Inc, On September 12, 2017, we filed an Amendment to our Articles of Incorporation changing the name to Xspand Products Lab, Inc., and then on September 7, 2018 we filed an Amendment to our Articles of Incorporation changing the name to Edison Nation, Inc. On November 5, 2020, the Company (the “Parent”) and its wholly owned subsidiary, Vinco Ventures, Inc. (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, the Merger Sub merged with and into the Parent and the Parent became the surviving corporation of the Merger (the “Surviving Corporation”). The name of the Surviving Corporation became Vinco Ventures, Inc. The transaction closed on November 10, 2020.

Vinco Ventures, Inc. seeks to be involved with every step of the consumer product life cycle – from ideation, to research and development, manufacturing, sales, packaging and fulfillment. The Company also seeks to raise awareness of the Vinco Ventures brand name as a diversified consumer products business through a number of media channels.

The first stage of development for any consumer product is the impetus to turn an idea into a salable commodity. Considered to be the “go-to” resource for independent innovators with great consumer product invention ideas, Vinco Ventures maintains a consumer-facing online presence whereby innovators can submit ideas for consideration by us. If an idea is successfully chosen, Vinco Ventures will apply its proprietary, web-enabled new product development (“NPD”) and commercialization platform that can take a product from idea through e-commerce final sale in a matter of months versus a year or more for capital intensive and inefficient new product development protocols traditionally used by legacy manufacturers serving “big box” retailers. Vinco Ventures presently engages with over 180,000 registered online innovators and entrepreneurs interested in accessing the Company’s NPD platform to bring innovative, new products to market focusing on high-interest, high-velocity consumer categories. The Company generates revenue from its web presence by charging a fee for each idea submission, and also through subscription-based plans for innovators that wish to submit high volumes of ideas.

Since its inception, Vinco Ventures has received over 200,000 idea submissions, with products selling in excess of $250 million at retail through the management of over 300 client product campaigns with distribution across diverse channels including e-commerce, mass merchandisers, specialty product chains, entertainment venues, national drug chains, and tele-shopping. These clients include many of the largest manufacturers and retailers in the world including Amazon, Bed Bath and Beyond, HSN, Rite Aid, P&G, and Black & Decker. The Company generates revenue from licensing agreements with such manufacturers and retailers. Such agreements are entered into when innovators submit their ideas through Vinco Ventures’ web portal. Occasionally, the Company also generates revenue from innovators that wish to use the Company’s product development resources, but license or distribute products themselves.

Vinco Ventures has a number of internally developed brands (“EN Brands”) which act as a launchpad for new innovative items that have matriculated through the innovation portal. These EN Brands include Cloud B, Pirasta, Uber Mom, Lily and Grey, Trillion Trees, and Barkley Lane. Additionally, the Company offers a partnership model for entrepreneurs and businesses that are seeking to elevate their existing brands. Recent partnerships for Vinco Ventures include 4Keeps Roses and Mother K. Within the partnership model, the Company seeks to identify new lines of distribution and provide innovation through development of new item that enhance the brands overall image and consumer adoption,

Once most consumer products are ideated, developed, manufactured, and possibly even licensed, they must be packaged and distributed. Currently, we maintain a logistics center in Clearwater, Florida. The Company generates revenue from the sale of custom packaging for many of the products that have run through our NPD or in-house product development process. The Company also sells packaging products to a number of other entities that are not related to the Company’s product development process, including pharmaceutical and e-commerce companies. When packaging of products is complete, we typically ship products using our own trucks rather than relying on a common carrier. For packaging products, the Company does not have long-term agreements with customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers.

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Once a product is ready for distribution, consumer awareness must be raised in order to the sell the product. Accordingly, the Company has begun to pursue a media strategy. First, the Company is seeking to re-release episodes of the ‘Everyday Edisons’ television program, while simultaneously seeking a distribution partner for forthcoming episodes. The Company intends to generate revenue from the Everyday Edisons brand by entering into a contract with a broadcast network or online streaming service. The Company is seeking to expand its web presence by acquiring or creating other innovator-facing internet media properties. The Company intends to generate revenue from such internet media through the display of paid advertisements on its properties.

COVID-19

COVID-19 has caused and continues to cause significant loss of life and disruption to the global economy, including the curtailment of activities by businesses and consumers in much of the world as governments and others seek to limit the spread of the disease, and through business and transportation shutdowns and restrictions on people’s movement and congregation.

As a result of the pandemic, we have experienced, and continue to experience, weakened demand for our traditional products. Many of our customers have been unable to sell our products in their stores due to government-mandated closures and have deferred or significantly reduced orders for our products. We expect these trends to continue until such closures are significantly curtailed or lifted. In addition, the pandemic has reduced foot traffic in the stores where our products are sold that remain open, and the global economic impact of the pandemic has temporarily reduced consumer demand for our products as they focus on purchasing essential goods.

In the United States and Asia, many of our key accounts remain closed or are operating at significantly reduced volumes. As a result, we have made the strategic decision to expand our operations through our Edison Nation Medical (“Ed Med”) division. Through Ed Med, the Company wholesales Personal Protective Equipment (“PPE”) products through an online portal for hospitals, government agencies and distributors.

Given these factors, the Company anticipates that the greatest impact from the COVID-19 pandemic in fiscal 2020 occurred in the first quarter of 2020 which resulted in a significant net sales decline as compared to the first quarter of 2019. The Company was able to recover in the second quarter and third quarter of 2020 related to sales of personal protective equipment and a rebound of some of our legacy product business.

In addition, some of our suppliers and the manufacturers of certain products were adversely impacted by COVID-19. As a result, we faced delays or difficulty sourcing products, which negatively affected our business and financial results. Even if we are able to find alternate sources for such products, they may cost more and cause delays in our supply chain, which could adversely impact our profitability and financial condition.

We have taken actions to protect our employees in response to the pandemic, including closing our corporate offices and requiring our office employees to work from home. At our distribution centers, certain practices are in effect to safeguard workers, including a staggered work schedule, and we are continuing to monitor direction from local and national governments carefully. Additionally, our two retail locations have been closed until further notice.

As a result of the impact of COVID-19 on our financial results, and the anticipated future impact of the pandemic, we have implemented cost control measures and cash management actions, including:

● Terminating a significant portion of our employees; and

● Implementing 20% salary reductions across our executive team and other members of upper-level management; and

● Executing reductions in operating expenses, planned inventory levels and non-product development capital expenditures; and

● Proactively managing working capital, including reducing incoming inventory to align with anticipated sales.

Market Strategy

The process for developing and launching consumer products has changed significantly in recent years. Previously, Fortune 500 and other companies maintained multimillion-dollar research and development divisions to develop and launch products to be sold primarily on retail shelves and supported by large television and print advertising investment. The emergence of e-commerce giants, including Amazon.com, has caused retail shelf space to no longer be a requirement to launch a new product. Crowdfunding sites like Kickstarter enable solo entrepreneurs to inexpensively produce an advertising video and quickly introduce a new product to many millions of potential customers, and to quickly gain those customers for a low cost of acquisition relative to the cost and time required in prior years as expensive advertising investment is no longer required to gain market awareness. For example, according to Statista.com, crowdfunded sales of products will exceed $18.9 billion in 2021. The consumer shift away from brick and mortar retailers toward e-commerce has resulted in the bankruptcy or downsizing of many iconic retailers which sold toys, including Toys R Us, Sears, Kmart, and K-B Toys, with the resultant loss in shelf space and available locations helping to drive our market opportunity. By utilizing the opportunities to market products over the internet, rather than through traditional, commercial channels, we believe we can reach a much broader market for our brands and products.

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Leveraging Evolving Market Opportunities for Growth

The Company believes that its anticipated growth will be driven by five macroeconomic factors:

●	The significant growth of ecommerce (Up 32.4% in 2020 versus 2019 (eMarketer 2020));

●	The increasing velocity of “brick and mortar” retail closures;

●	Product innovation and immediate delivery gratification driving consumer desire for next-generation products with distinctive sets of features and benefits without a reliance on brand awareness and familiarity;

●	The marriage of media-based entertainment and consumer goods

●	The rapid adoption of crowdsourcing to expedite successful new product launches; and

●	The opportunity to market products over the internet and television, rather than through traditional, commercial channels, to reach a much broader, higher qualified target market for brands, and products.

In addition, we intend to acquire more small brands that have achieved approximately $1 million in retail sales over the trailing twelve-month period with a track record of generating free cash flow. By leveraging our expertise in helping companies launch thousands of new products and our ability to create unique, customized packaging, we will seek to elevate the value of these acquired brands by improving each part of their launch process, based on our own marketing methodologies.

We believe our acquisition strategy will allow us to acquire small brands using a combination of shares of our common stock, cash and other consideration, such as earn-outs. We intend to use our acquisition strategy in order to acquire up to ten or more small brands per year for the next three years. In situations where we deem that a brand is not a “fit” for acquisition or partnership, we may provide the brand with certain manufacturing or consulting services that will assist the brand to achieve its goals.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section captioned “Risk Factors” beginning on page 28 and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	our limited operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders;

●	the loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business;

●	our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates;

●	we may require additional financing to sustain or grow our operations;

●	if we fail to manage our growth, our business and operating results could be harmed;

●	our growth strategy includes pursuing opportunistic acquisitions of additional brands, and we may not find suitable acquisition candidates or successfully operate or integrate any brands that we may acquire;

●	an inability to develop and introduce products in a timely and cost-effective manner may damage our business;

●	our success will depend on the reliability and performance of third-party distributors, manufacturers, and suppliers;

●	we have debt financing arrangements, which could have a material adverse effect on our financial health and our ability to obtain financing in the future and may impair our ability to react quickly to changes in our business; and

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business. Due to the continued uncertainties and the fluid impacts of COVID-19, expectations could be affected by heightened effects from the pandemic.

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Recent Developments

AdRizer Letter of Intent

On October 1, 2021, ZVV Media Partners, LLC, a joint venture in which the Company owns 50% of the outstanding membership interests (“ZVV”), and ZASH Global Media and Entertainment Corporation (“Zash” and together with ZVV referred to as “Zash”) and AdRizer LLC ( “AdRizer”) entered into a Letter of Intent (the “LOI”) for Zash to acquire all the outstanding membership and other equity interests of AdRizer. Under the terms of the LOI, Zash or its affiliate will acquire all the outstanding membership/equity interests in AdRizer, either via merger, purchase of such membership/equity interests from the selling members of AdRizer, or other transaction structure, as mutually agreed, such that AdRizer will continue as a wholly owned subsidiary of Zash, for an aggregate purchase price of $108,000,000 payable as follows: (i) $15,000,000 payable in cash at closing, (ii) $10,000,000 in cash, which will be placed in escrow for a period of 12 months after the closing to secure the indemnification obligations of the selling members of AdRizer, (iii) $83,000,000 in common stock of Zash (the “Stock Consideration”) (collectively, the “Purchase Price”). The Stock Consideration value shall be based on a mutually agreeable valuation of Zash. The Stock Consideration shall be subject to a two-year lock-up period and leak-out agreement.

Separate from the Purchase Price, Zash will invest a minimum of $5,000,000 of cash in AdRizer for its post-closing working capital needs, to be funded $1,000,000 at closing and $1,000,000 every 3 months thereafter.

The definitive agreements for the AdRizer acquisition and related transactions will include customary termination provisions. The closing is expected to occur by December 31, 2021.

Hudson Bay Warrant Exercise Agreement – September 2021

On September 1, 2021, Vinco Ventures, Inc. (the “Company”) entered into a warrant exercise agreement (the “Agreement”) with Hudson Bay Master Fund Ltd (the “Investor”) whereby the parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Agreement: (i) the Investor shall exercise warrants that were issued on May 24, 2021 and are currently held by the Investor for 6,900,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the exercise price set on May 24, 2021; (ii) the Company shall issue and deliver to the Investor warrants to purchase an aggregate of 20,000,000 shares of Common Stock at an exercise price of $9.00 per share, subject to adjustments provided therein (the “September Series A Warrants”); and (iii) the Company shall issue and deliver to the Investor warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $9.00 per share, subject to adjustments provided therein (the “September Series B Warrants,” and together with the September Series A Warrants, the “September Warrants”). The terms of the September Series A Warrants and the September Series B Warrants are substantially identical, except that, upon stockholder approval, the September Series B Warrants will be subject to an Alternate Cashless Exercise, as defined therein.

At the Closing (as defined in Section 2(b) of the Agreement), the parties executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file an initial registration statement with respect to the shares of Common Stock underlying the September Warrants and certain other warrants and convertible notes previously issued by the Company by October 1, 2021.

On September 8, 2021, the Investor entered into a Securities Purchase Agreement (the “SPA”) with Armistice Capital Master Fund Ltd. (the “Buyer”), whereby the Investor sold 5,000,000 of the Series A Warrants to the Buyer. On September 8, 2021, the Investor entered into a Securities Purchase Agreement (the “SPA”) with CVI Investments, Inc. (the “Buyer”), whereby the Investor sold 3,000,000 of the Series A Warrants to the Buyer.

Hudson Bay Warrant Exercise Agreement – August 2021

On August 18, 2021, the Company entered into a warrant exercise agreement (the “Agreement”) with Hudson Bay Master Fund Ltd (the “Investor”)whereby the Parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Agreement: (i) the Investor shall pay to the Company an amount equal to the Exercise Price (as defined in the Existing Warrants) in effect as of the date of such exercise multiplied by the Existing Warrant Shares (as defined in the Agreement); (ii) the Company shall issue and deliver to the Investor the Existing Warrant Shares as set forth in Section 1 of the Existing Warrants; (iii) the Company shall issue and deliver to the Investor additional warrants to purchase an aggregate of 20,500,000 shares of Common Stock at an exercise price of $2.655 per share, subject to adjustments provided therein (the “August Series A Warrants”); and (iv) the Company shall issue and deliver to the Investor additional warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $2.655 per share, subject to adjustments provided therein (the “August Series B Warrants,” and together with the August Series A Warrants, the “August Warrants”). The terms of the August Series A Warrants and the August Series B Warrants are substantially identical, except that, upon stockholder approval, the August Series B Warrants will be subject to an Alternate Cashless Exercise, as defined therein.

In addition, pursuant to the Agreement, the Parties also agreed, among other things, that (i) upon entering into the Agreement, the exercise price of the July Warrants is reduced to $2.655 per share; and (ii) the definition of “Initial Exercisability Date” (as defined in the June Incentive Warrant) is amended to mean August 18, 2021. The Parties to the Agreement acknowledge and agree that the transactions contemplated by each of the Agreement and July SPA are and were permitted under each of the currently outstanding warrants and notes issued by the Company to the Investor.

At the Closing (as defined in Section 2(b) of the Agreement), the Parties shall execute and deliver a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agrees to register the shares of Common Stock underlying the August Warrants by October 1, 2021.

BHP Capital NY Inc. Financing – July 2021

On July 23, 2021, Vinco Ventures, Inc. entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the BHP Capital NY Inc. (the “Purchaser”) whereby Vinco agreed to (i) issue and sell to the Purchaser up to 1,007,194 shares of Vinco’s common stock, par value $0.001 per share (the “Purchased Shares”) at a purchase price of $2.78 per share and (ii) issue warrants (the “Warrants”) to purchase up to 1,007,194 shares of Vinco’s Common Stock (the “Warrant Shares”) with an exercise price of $2.78 per share, resulting in an aggregate of $2,800,000 of Purchased Shares and Warrants. The Warrants are immediately exercisable and have a term of exercise equal to three (3) years.

In connection with the Purchase Agreement, Vinco and the Purchaser also entered into a Registration Rights Agreement, dated as of July 23, 2021, whereby Vinco agree to prepare and file, within 40 days of the closing, with the SEC a registration statement covering the resale of all Purchased Shares and Warrant Shares issued and sold to the Purchaser pursuant to the Purchase Agreement. In the event that such registration statement is not filed within 40 days of the closing, or if such registration statement does not become effective within 80 days of its filing, Vinco shall issue an additional 50,360 shares of Common Stock and warrants to purchase an additional 50,360 shares of Common Stock to the Purchaser.

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Hudson Bay Financing – July 2021

On July 22, 2021 (the “Effective Date”), Vinco Ventures, Inc. (the “Company”) consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on July 22, 2021 with Hudson Bay Master Fund Ltd (the “Investor”), the Company issued a Senior Secured Convertible Note in the amount of $120,000,000 for the purchase price of $100,000,000 (the “Note”) and five (5) year warrants (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Note shall carry no interest unless and until an event of default shall occur and the Note matures on July 22, 2022. The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Initial Convertibility Date (as defined therein), in whole or in part, the outstanding principal and interest under the Note into shares of the Common Stock at a conversion price of $4.00 per share (the “Conversion Shares”). The Note is guaranteed by the Company’s subsidiaries and certain other guarantors and is a senior secured obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of eighteen percent (18%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note.

Pursuant to the Purchase Agreement, the Investor received a Warrant. The Warrant contains an exercise price of $4.00 per share, subject to adjustments as provided under the terms of the Warrant. In connection with the closing of the Offering, the Warrant was issued for an aggregate of 32,697,548 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date  of the Purchase Agreement to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Palladium Capital Group, LLC. (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $1,000,000 plus a Note of $8,000,000 which is deferred and only due upon the closing of the merger (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses).

EVNT Platform, LLC Asset Contribution Agreement

On April 17, 2021, the Company and EVNT Platform, LLC, a wholly owned subsidiary of the Company, entered into (and closed on) a certain Asset Contribution Agreement (“Asset Contribution Agreement”) with Emmersive Entertainment, Inc., pursuant to which Emmersive contributed/transferred to the Company the assets used for Emmersive’s business, which include digital assets, software and certain physical assets in consideration for, among other things, the Company assuming certain obligations of Emmersive, hiring certain employees, and issuing 1,000,000 preferred membership units (“Preferred Units”) in the Company to Emmersive and/or its shareholders (“Preferred Members”) pursuant to a First Amended and Restated Operating Agreement for the Company dated as of April 17, 2021). Certain put rights are associated with Preferred Units, which if exercised by the Preferred Members, obligates Vinco to purchase the Preferred Units in exchange for 1,000,000 shares of Vinco Venture’s common stock. In addition, the Preferred Members have the opportunity to earn up to 4,000,000 Conditional Preferred Units if certain conditions are satisfied for each of the four earn out targets. The Earn-Out Targets are described below:

Earn-Out Target 1: In the event that the Company (1) develops a minimally viable product for the NFT Technology to validate the utility of the product/platform with features to attract and transact with customers and (2) is successful on-boarding a minimum of 10 approved influential celebrities on or before December 31, 2021, the Company shall issue to Emmersive and/or Emmersive’s Shareholders, 1,000,000 Conditional Preferred Units, with Put Rights.

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Earn-Out Target 2: In the event that the Company generates a minimum of $7,000,000 in annualized booked revenues inclusive of revenues generated from the celebrities onboarded by the Company (collectively “Attributed Revenue”) in any three-calendar-month period ending on or before March 31, 2022 (i.e. more than $1,750,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with the Put Rights.

Earn-Out Target 3: In the event that the Company generates a minimum of $28,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before December 31, 2022 (i.e. more than $7,000,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with Put Rights.

Earn Out Target 4: In the event that the Company generates a minimum of $62,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before December 31, 2023 (i.e. more than $15,500,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with Put Rights.

On April 17, 2021, the transactions under both the Asset Contribution Agreement and Amended Operating Agreement closed.

On June 24, 2021, the Company announced the “spin-out” of Emmersive Entertainment, LLC to become a standalone publicly traded entity (the “Emmersive Transaction”). The Company currently plans to conduct the Emmersive Transaction during the third quarter of the year ending 2021 and intends to announce to the shareholders of the record effective date, providing eventually all shareholders of the Company an equity position in the “spun-out” public company.

BHP Capital NY Inc. Warrant Exercise Agreement – June 2021

On January 28, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “SPA”) entered into by the Company on January 28, 2021 with BHP Capital NY Inc (the “Investor”), the Company issued 1,500,000 shares of restricted common stock and a five (5) year warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

Pursuant to the SPA, the Investor received a Warrant in an amount equal to 100% of the shares of Common Stock issued to the Investor under the SPA. The Warrant contains an exercise price of $2.20 per share. In connection with the closing of the Offering, the Warrant was issued to purchase an aggregate of 1,500,000 shares of Common Stock (the “Warrant Shares”).

On June 4, 2021, the Company entered into a warrant exercise agreement (the “Agreement”) with BHP Capital NY Inc. (“BHP”) who agreed to exercise a portion of the January Warrants and the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.20 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the Agreement. At the Closing (as defined in Section 2(b) of the Agreement), the Parties shall execute and deliver a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants. Subject to the terms of Agreement, (i) BHP shall pay to the Company an amount equal to the exercise price in effect as of the date of such exercise multiplied by 1,500,000 shares (as adjusted for any share split or similar transaction after the date hereof) (the “Exercised Warrant Shares”) and (ii) the Company shall issue and deliver Incentive Warrants to BHP to initially purchase an aggregate number of shares equal to the number of Exercised Warrant Shares, which number of shares shall be subject to adjustment upon the exercise of further shares pursuant to the January Warrants.

Hudson Bay Warrant Exercise Agreement – June 2021

On February 23, 2021, the Company entered into that certain securities purchase agreement dated February 18, 2021 (the “February SPA”) with Hudson Bay Master Fund Ltd (the “Investor”). Pursuant to the February SPA, the Company issued five (5) year warrants (the “February Warrants” and together with the January Warrants, the “Existing Warrants”) to the Investor representing the right to acquire an aggregate of 18,568,188 shares of Common Stock. The February Warrants contain an exercise price of $3.722 per share.

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On June 4, 2021, the Company entered into a warrant exercise agreement (the “June 2021 Warrant Agreement”) with the Investor whereby the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.30 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the June 2021 Warrant Agreement. At the Closing (as defined in Section 2 of the June 2021 Agreement), the parties shall execute and deliver a registration rights agreement, (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants.

Subject to the terms of June 2021 Agreement, the Company shall issue and deliver Incentive Warrants to the Investor to initially purchase zero shares of Common Stock, which number of shares shall be subject to adjustment, including the provision of Incentive Warrants on a 1.75-for-one basis for the additional exercise of each Existing Warrant on or prior to July 7, 2021.

The June 2021 Warrant Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

On July 7, 2021, the Company entered into an Amendment to the June 2021 Warrant Agreement (the “Amendment Agreement”). Under the terms of the Amendment Agreement, the exercise date for the June Warrants has been extended to August 9, 2021 (the “Adjustment Date”).

Hudson Bay Warrant Exercise Agreement – May 2021

On January 21, 2021, the Company entered into that certain securities purchase agreement dated January 21, 2021 (the “January SPA”) with Hudson Bay Master Fund Ltd (the “Investor” and, together with the Company, the “Parties”). Pursuant to the January SPA, the Company issued five (5) year warrants (the “January Warrants”) to the Investor representing the right to acquire an aggregate of 15,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The January Warrants contain an exercise price of $2.00 per share.

On May 24, 2021, the Company entered into a warrant exercise agreement (the “May 2021 Warrant Agreement”) with the Investor who agreed to exercise 2,870,000 shares of Common Stock underlying the January Warrants and the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.20 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the May 2021 Warrant Agreement. At the Closing (as defined in Section 2(b) of the May 2021 Warrant Agreement), the parties shall execute and deliver a registration rights agreement, (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants.

Subject to the terms of May 2021 Warrant Agreement, (i) the Investor shall pay to the Company an amount equal to the exercise price of the January Warrants in effect as of the date of such exercise multiplied by 2,870,000 shares (as adjusted for any share split or similar transaction after the date hereof) (the “Exercised Warrant Shares”) and (ii) the Company shall issue and deliver Incentive Warrants to the Investor to initially purchase an aggregate number of shares equal to the number of Exercised Warrant Shares, which number of shares shall be subject to adjustment, including the provision of Incentive Warrants on a one-for-one basis for the additional exercise of each January Warrant on or prior to June 1, 2021.

The May 2021 Warrant Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

Hudson Bay Financing – February 2021

On February 23, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on February 18, 2021 with Hudson Bay Master Fund Ltd (the “Investor”), the Company issued a Senior Convertible Note for the purchase price of $10,000,000 (the “Note”) and five (5) year warrants (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

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The Note carries an interest rate of 6% per annum compounding monthly and matures on February 23, 2022. The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Issuance Date, in whole or in part, the outstanding principal and interest under the Note into shares of the Common Stock at a conversion price of $4.847 per share (the “Conversion Shares”). The Note shall be a senior unsecured obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of twelve percent (12%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note.

Pursuant to the Purchase Agreement, the Investor received a Warrant in an amount equal to 900% of the shares of Common Stock initially issuable to the Investor pursuant to the conversion terms of the Investor’s Note. The Warrant contains an exercise price of $3.722 per share, subject to adjustments as provided under the terms of the Warrant. In connection with the closing of the Offering, the Warrant was exercisable for an aggregate of 18,568,188 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date  of the Purchase Agreement to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Palladium Capital Group, LLC. (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $900,000 (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses). The Placement Agent also received a Warrant granting the Holder the right to purchase 1,650,346 shares of the Company’s common stock at an exercise price of $3.722 with an expiration date of February 23, 2026.

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Hudson Bay Financing – January 2021

On January 25, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on January 21, 2021 with Hudson Bay Master Fund, Ltd (the “Investor”), the Company issued a Senior Convertible Note for the purchase price of $12,000,000 (the “Note”) and a five (5) year warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Note carries an interest rate of 6% per annum and matures on the 12-month anniversary of the Issuance Date (as defined in the Note). The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Issuance Date, in whole or in part, the outstanding balance of the Note into shares of the Common Stock at a conversion price of $2.00 per share (the “Conversion Shares”). The Note shall be a senior obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of twelve percent (12%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note.

Pursuant to the Purchase Agreement, the Investor received a Warrant in an amount equal to 250% of the shares of Common Stock initially issuable to each Investor pursuant to the Investor’s Note. The Warrant contains an exercise price of $2.00 per share. In connection with the closing of the Offering, the Warrant was issued to purchase an aggregate of 15,000,000 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Palladium Capital Group, LLC (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $1,080,000 (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses). The Placement Agent also received a Warrant dated January 25, 2021 granting the Holder the right to purchase 480,000 shares of the Company’s common stock at an exercise price of $2.00 with an expiration date of January 25, 2026.

BHP Capital NY Inc. Financing – January 2021

On January 28, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “SPA”) entered into by the Company on January 28, 2021 with BHP Capital NY Inc (the “Investor”), the Company issued 1,500,000 shares of restricted common stock and a five (5) year warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

Pursuant to the SPA, the Investor received a Warrant in an amount equal to 100% of the shares of Common Stock issued to the Investor under the SPA. The Warrant contains an exercise price of $2.20 per share. In connection with the closing of the Offering, the Warrant was issued to purchase an aggregate of 1,500,000 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Agreement to Complete a Merger with Zash Global Media and Entertainment Corporation

On January 20, 2021, the Company, and its newly formed wholly owned subsidiary, Vinco Acquisition Corporation (the “Merger Sub”), entered into an Agreement to Complete a Plan of Merger (the “Agreement to Complete”) with ZASH Global Media and Entertainment Corporation (“ZASH”).

The Agreement contemplates a reverse triangular merger of Merger Sub with and into ZASH in a transaction intended to qualify as a tax-free reorganization under Sections 368(a)(l)(A) and 368(a)(2)(E) of the Code. Under the terms of the Agreement to Complete, ZASH’s holders of common stock, par value $0.001, shall receive shares of Common Stock of the Company in exchange for all issued and outstanding ZASH shares of common stock. ZASH will then become an indirect wholly-owned subsidiary of the Company. In connection with the foregoing, the Company engaged a third-party valuation firm to perform a valuation of ZASH and to issue a Transaction Fairness Opinion. The valuation report will be relied upon to set the resulting post-closing ownership ratio. Upon completion of the closing, ZASH will be the controlling entity.

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The certificate of incorporation of the Company will be amended and restated at and as of the Effective Time, in substantial conformance with the certificate of incorporation of ZASH immediately prior to the closing, and the name of the Company will be changed to “ZASH Global Media and Entertainment Corporation.” The bylaws of the Company will be amended and restated at and as of the Closing to become the equivalent of the bylaws of ZASH immediately prior to the closing. At the closing, certain officers and directors of the Company and the Merger Sub immediately prior to the Effective Time shall resign and the officers and directors of ZASH immediately prior to the closing will be appointed as officers and directors of the Company and the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified; provided, however that the Company shall have the right to appoint two (2) person to serve as a member of the Board of Directors of the surviving corporation and ZASH shall have the right to appoint three (3) persons to serve as members of the Board of Directors of the surviving company.

On March 30, 2021, the Company, Vinco Acquisition Corporation and ZASH entered into that certain First Amendment to Agreement to Complete a Plan of Merger, which amends the Merger Agreement dated January 20, 2021 to extend the closing date of the merger to on or about May 28, 2021.

On May 28, 2021, the Company, Vinco Acquisition Corporation and ZASH Global Media and Entertainment Corporation (“ZASH”) entered into that certain Second Amendment to the Agreement (the “Second Amendment”) to define certain milestones with dates to be completed to consummate the closing of the Lomotif Private Limited (“Lomotif”) acquisition and the ZASH merger; (i) the Company and ZASH intend to acquire Lomotif through their joint venture, ZVV Media Partners, LLC (the “Joint Venture”); (ii) the Parties have completed an Amended and Restated Limited Liability Company Agreement for the Joint Venture in preparation for the anticipated acquisition of Lomotif through the Joint Venture; (iii) Gemini Valuation Services will complete and present an independent third-party valuation on ZASH on or before June 11, 2021; (iv) sign the final Agreement and Plan of Merger and Reorganization on or before June 24, 2021; (v) issue a formal proxy to shareholders for the approval of the ZASH merger with the Company on or before July 15, 2021; and (vi) extend the closing date to August 31, 2021, but no later than the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transaction. On July 19, 2021, the parties to the Acquisition Agreement agreed that a joint venture formed by the Company and Zash, ZVV Media Partners, LLC (“ZVV”), shall be the purchaser of Lomotif.

In connection with the Lomotif SPA, on July 23, 2021, the parties entered into that certain Side Letter to Securities Purchase Agreement relating to ZVV Media Partners LLC’s acquisition of 80.00% of the shares in Lomotif Private Limited (the “Side Letter”) whereby the parties agreed that $8,000,000 of the cash consideration payable under the Lomotif SPA to Paul Yang Zhiwen (“Paul”), a majority shareholder of Lomotif, would be held back pending the satisfaction of certain closing obligations contemplated under the Lomotif SPA, including, but not limited to, the transfer of the legal and beneficial ownership of Paul’s 403,466 ordinary shares in the Company (the “Holdback Amount”). The Holdback Amount was evidenced by a Note (as defined in the Side Letter) convertible into 2,750,000 shares of the Company’s common stock and Pledge Agreement (as defined in the Side Letter) as described in the Side Letter.

Upon the satisfaction of the closing obligations contemplated under the Lomotif SPA and upon conversion of the Note on September 13, 2021, the Company issued 5,500,000 shares of its common stock to Paul pursuant to the terms of the Lomotif SPA and the Side Letter.

The unwind period applicable to the transactions contemplated by the Lomotif SPA and the Deed of Variation expired on July 25, 2021, resulting, on that date, in the consummation of ZVV’s acquisition of an 80% interest in Lomotif. Although the Deed of Variation was signed on July 19th, it became a material agreement on July 25th upon the consummation of ZVV’s acquisition of an 80% interest in Lomotif.

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Contribution Agreement with Zash Global Media and Entertainment Corporation

On January 19, 2021, Vinco Ventures, Inc. (“Vinco Ventures”), ZVV Media Partners, LLC (the “Company”) and Zash Global Media and Entertainment Corporation (“ZASH”) entered into a Contribution Agreement (the “Agreement”). Vinco Ventures and ZASH desire to establish the newly formed Company in order to engage in the development and production of consumer facing content and related activities.

Under the terms of the Agreement, Vinco Ventures and ZASH shall contribute certain assets (the “Contributed Assets”) to the Company. At Closing, Vinco Ventures and ZASH shall enter into a limited liability operating agreement of the Company and a content distribution agreement with American Syndication Media Corporation (“ASMC”). The Company shall not assume any liabilities of either Vinco Ventures or ZASH except those liabilities arising in or specifically relating to periods, events or occurrences happening with respect to the Contributed Assets on or after the Closing Date. In consideration of the Contributed Assets, the Company shall issue to Vinco Ventures and ZASH 5,000 Units. The transaction closed on January 19, 2021.

Stock Exchange Agreement for Sale of SRM Entertainment, LTD

On November 30, 2020, the Company (the “Seller”) and its wholly owned subsidiary, SRM Entertainment, LTD (“SRM”) entered into a Stock Exchange Agreement (the “Exchange Agreement”) with Jupiter Wellness, Inc. (“Jupiter”)(the “Buyer”). Under the terms of the Exchange Agreement, the Buyer agreed to purchase all outstanding shares of common stock (the “Exchange Shares”) issued by SRM from the Seller. As consideration for the purchase of the Exchange Shares, the Buyer agreed to exchange 200,000 shares of its restricted common stock (the “Consideration Shares”), symbol JUPW as listed on NASDAQ Capital Markets.

Upon closing, Jupiter delivered 150,000 of the Consideration Shares and held 50,000 of the Consideration Shares in escrow (“Escrow Shares”). Jupiter shall release the Escrow Shares upon SRM generating $200,000 in cash receipts and revenue prior to January 15, 2021. As of the date of the Registration Statement, the Company has received all Exchange Shares.

As a performance-based incentive, the Buyer shall pay to the Seller two percent (2%) of gross sales of Jupiter’s private label sun care products if such gross sales are in excess of twelve million dollars ($12,000,000) earned during the 2021 calendar year.

At Closing, the Company (as “Stockholder”) and Jupiter entered into a Leak Out Agreement, whereby the Company was limited in the sales of the Consideration Shares upon the following terms: (i) As such time as the Stockholder is able to resell the Consideration Shares in accordance with the provisions of Rule 144 of the Securities Act (the “Expiration of the Holding Period”), the Stockholder agrees to limit the resales of such Shares in the public market as follows:

a.	No shares in any one day more than ten percent (10%) of the average of the daily trading volume on all trading markets on which the Consideration Shares are then quoted or listed for the five trading days preceding the sale of the Consideration Shares, and;

b.	Any permitted resales by the Stockholder shall be at the then current bid price of the Common Stock.

Edison Nation Holdings, LLC Transaction

On September 4, 2018, the Company completed the acquisition of all of the voting membership interest of Edison Nation Holdings, LLC (“EN”) for a total purchase price of $11,776,696 comprised of (i) $700,000 in cash to Edison Nation ($550,000 of which was subsequently used to purchase the membership interests of Access Innovation, LLC, which membership interests were then distributed to the Members), and $250,000 in cash used to pay off a portion of the indebtedness owed by EN to holders of certain senior convertible debt), (ii) the assumption of the remaining balance of EN’s senior convertible debt through the issuance of new 4%, 5-year senior convertible notes (the “New Convertible Notes”), in the aggregate principal and interest amount of $1,428,161 (which amount was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2018 as $1,436,159 due to final adjustments for principal and accrued interest), which are convertible into 285,632 shares of the Company’s common stock, at the option of the holder of the New Convertible Notes, (iii) the reservation of 990,000 shares of the Company’s common stock that may be issued in exchange for the redemption of certain non-voting membership interests of EN, and (iv) the issuance of 557,084 shares of the Company’s common stock in satisfaction of the indebtedness represented by promissory notes payable by EN with a total principal balance of $4,127,602. On August 19, 2020, the Company issued the 990,000 shares of common stock to the members of EN, resulting in the Company owning 100% of EN.

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Cloud B, Inc. Transaction

On October 29, 2018, the Company entered into a Stock Purchase Agreement with a majority of the shareholders (the “Cloud B Sellers”) of Cloud B, Inc., a California corporation (“Cloud B”). Pursuant to the terms of such Stock Purchase Agreement, the Company purchased 72.15% of the outstanding capital stock of Cloud B in exchange for 489,293 shares of restricted common stock of the Company. In addition, the Company entered into an Earn Out Agreement with the Cloud B Sellers, whereby, beginning in 2019, the Company will pay the Cloud B Sellers an annual amount equal to 8% multiplied by the incremental gross sales of Cloud B over its 2018 gross sales level. The Earn Out Agreement expires on December 31, 2021. CBAV1, LLC, a wholly-owned subsidiary of Edison Nation, Inc., owns the senior secured position on the promissory note to Cloud B, Inc. in the amount of $2,270,000. In February 2019, CBAV1, LLC, pursuant to an Article 9 foreclosure action, perfected its secured UCC interest in all the assets of Cloud B, Inc. to partially satisfy the outstanding balance on the note and thereby making any payments of such Cloud B trade payables and notes unlikely in the future.

On February 17, 2020, the Company divested its Cloud B, Inc. subsidiary and entered into an Agreement for the Purchase and Sale of Cloud B, Inc.(the “Purchase Agreement”), with Pearl 33 Holdings, LLC (the “Buyer”), pursuant to which the Buyer purchased from the Company (and the Company sold and assigned) 80,065 shares of common stock of Cloud B (the “Cloud B Shares”) for $1.00, constituting a 72.15% ownership interest in Cloud B, based on 110,964 shares of Cloud B’s common stock outstanding as of February 17, 2020. In accordance with the agreement, all of the liabilities of Cloud B were assumed by Pearl 33.

On February 17, 2020, the Company entered into an indemnification agreement with Pearl 33 Holdings, LLC in connection with the divestiture of Cloud B, Inc., whereby pursuant to such agreement the Company is limited to the issuance of 150,000 shares of the Company’s common stock to the Buyer for indemnification of claims against Cloud B Inc. Please see Note 3 — Acquisitions and Divestitures within the Company’s financial statements for the year ended December 31, 2020 for further information.

Letter of Intent for Sale of Assets of CBAV1, LLC

On October 30, 2020, the Company received a letter of intent from a prospective purchaser dated October 22, 2020 setting forth the terms of an offer to purchase Cloud b assets from CBAV1, LLC (“CBAV1”), the Company’s wholly owned subsidiary (the “LOI”). The Cloud b assets include but are not limited to intellectual property, know how, brand names, trade names, patents, models, internet websites, domains, social network assets, production facilities, including the molds of all products, and inventory (“Cloud b Assets”).

By way of background, the Cloud b Assets were pledged as collateral (“Collateral”) to secure a promissory note from East West Bank dated in or around May 25, 2011, along with amendments and modifications to the loan agreement (“Secured Note”). On June 4, 2018, CBAV1 acquired the Secured Note in accordance with the Cloud B Assignment of Loan and Security Agreement from East West Bank. On October 30, 2018, pursuant to the Stock Purchase Agreement, the Company became the beneficial owner of 72.16% of Cloud b, Inc.’s shares of common stock. CBAV1 provided Notification of Disposition of Collateral (pursuant to its notice of default dated August 7, 2018 to Cloud b, Inc.) and scheduled a Public Sale of the Collateral to the highest qualified bidder for February 11, 2019 (“Public Sale”). CBAV1 submitted the highest bid for the Collateral at the Public Sale and inured to the benefit of the Cloud b Assets. On February 17, 2020, the Company entered into the Agreement for The Purchase and Sale of Common Stock of Cloud b, Inc. and pursuant therewith, sold its ownership interest in Cloud b, Inc. to the buyer.

To effectuate the sale of the Cloud b assets to the prospective purchaser, the Company has determined that it is in the best interests of the company and its shareholders for CBAV1 and the prospective buyer to utilize the jurisdiction and protections of the bankruptcy court to effectuate the sale of the Cloud b Assets free and clear of any obligations.

The current assets of CBAV1 were estimated to be in excess of $2,000,000 and the current liabilities were estimated to be less than $100,000.

By utilizing the jurisdiction of the bankruptcy court, the Cloud b Assets can be transferred to the prospective purchaser free and clear of liens and obligations. Any unsecured creditors or minority shareholders of Cloud b, Inc. will have the opportunity to assert any claims or actions within the sale proceeding under the jurisdiction of the bankruptcy court.

On March 12, 2021, the bankruptcy court approved the sale of the CBAV1, LLC Assets to BTL Diffusion SARL, the winning bidder, at the auction held on March 10, 2021 and March 11, 2021 for a total sum of $3,000,000, which includes a cash payment at closing in the amount of $2,650,000, less certain closing costs and credits, and additional royalty payments in the amount of $150,000 on April 15, 2022 and in the amount of $200,000 on April 15, 2023 (“CBAV1-BTL Transaction”).

A dry closing of the CBAV1-BTL Transaction occurred on April 16, 2021, with the transfer of assets and release of funds completed on April 21, 2021 (“Final Closing”). Contemporaneously with the Final Closing, a certain license agreement between CBAV1 and Edison Nation, LLC (“Edison Nation”) terminated and any remaining operational assets of Edison Nation were transferred to BTL.

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Impairment

For the year end December 31, 2019, the Company recorded an impairment charge of $4,443,000 related to our annual impairment assessment. The impairment was a result of decreased profitability as compared to anticipated profitability in our businesses acquired in 2018. The Company utilized the simplified test for goodwill impairment. The amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The valuation methods used in the quantitative fair value assessment was a discounted cash flow method and required management to make certain assumptions and estimates regarding certain industry trends and future profitability of our reporting units.

Non-Employee Director Compensation

On September 26, 2018, the Compensation Committee of the board of directors approved the terms of compensation to be paid to non-employee directors for fiscal year 2018. Compensation for non-employee directors includes an annual retainer of $15,000, an annual committee meeting fee of $5,000, if such director chairs a committee of the board of directors, and an award of options to purchase 20,000 shares of the Company’s common stock (the “Options”). The restricted stock underlying such Options were to vest one year after the grant date. However, the Options were never granted.

Accordingly, on November 15, 2019, in lieu of granting the Options, the Company granted the board of directors restricted stock units of 20,000 shares which vested immediately. In addition, on November 15, 2019, the Company granted each non-employee director restricted stock units of 30,000 shares, which vested on January 1, 2020.

FirstFire Securities Purchase Agreement

On March 6, 2019, the Company entered into a securities purchase agreement (the “FirstFire SPA”) with an accredited investor (the “Investor”) pursuant to which the Investor purchased a 2% unsecured, senior convertible promissory note (the “FirstFire Note”) from the Company. The Company issued 15,000 shares of its common stock to the Investor as additional consideration for the purchase of the FirstFire Note. Under the terms of the FirstFire SPA, the Investor had piggyback registration rights in the event the Company files a Form S-1 or Form S-3 within six months from March 6, 2019, as well as a pro rata right of first refusal in respect of participation in any debt or equity financings undertaken by the Company during the 18 months following March 6, 2019. The Company was also subject to certain customary negative covenants under the FirstFire SPA, including but not limited to, the requirement to maintain its corporate existence and assets subject to certain exceptions, and to not to make any offers or sales of any security under circumstances that would have the effect of establishing rights or otherwise benefitting other investors in a manner more favorable in any material respect than those rights and benefits established in favor of the Investor under the terms of the FirstFire SPA and the FirstFire Note. The maturity date of the Note was six months from March 6, 2019. All principal amounts and the interest thereon were convertible into shares common stock only in the event that an Event of Default occurred (as such term was defined in the FirstFire Note).

On June 17, 2019, the Company entered into that certain Settlement and Release Agreement with the Investor (the “Settlement Agreement”) whereby the Company and the Investor agreed to terminate the FirstFire SPA, FirstFire Note, and all other documents entered into in connection therewith. Pursuant to the terms of the Settlement Agreement, the Company paid $566,000 and issued 15,000 shares of restricted common stock to the Investor (the “Settlement Amount”). Upon receipt of the Settlement Amount, the Investor and the Company have agreed to terminate the FirstFire SPA, FirstFire Note, and all other documents entered into in connection therewith, and to release, waive, and forever discharge the other party from, including, but not limited to, any claim, right, or legal action, whether past, current, or future, which may arise directly or indirectly out of such documents.

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Tiburon Loan Agreement

On June 14, 2019, the Company entered into that certain Loan Agreement (the “Loan Agreement”) with Tiburon Opportunity Fund (the “Lender”), dated June 14, 2019 (the “Loan”). Pursuant to the terms of the Loan Agreement, the Lender agreed to loan the Company $250,000. The Loan bore interest at the rate of 1.5% per month through the term of the Loan. Additionally, the Loan Agreement provided that the Company would pay the Lender the entire unpaid principal and all accrued interest upon thirty days’ notice to the Company, but in any event, the notice shall not be sooner than August 11, 2019. The Loan proceeds were used to fund general working capital needs of the Company. If the Company defaulted on the performance of any obligation under the Loan Agreement, the Lender would have declared the principal amount of the Loan owing under the Loan Agreement at the time of default to be immediately due and payable. Furthermore, the Loan Agreement granted the Lender a collateral interest in certain accounts receivable of SRM Entertainment Ltd. (“SRM”), a subsidiary of the Company. The outstanding principal and interest on the note were repaid on December 27, 2019.

On January 2, 2020, the Company entered into that certain Loan Agreement (the “Second Loan Agreement”) with Tiburon Opportunity Fund (the “Lender”), dated January 2, 2020 (the “Second Loan”). Pursuant to the terms of the Second Loan Agreement, the Lender agreed to loan the Company $400,000. The Second Loan bears interest at the rate of 1.5% per month through the term of the Second Loan. Additionally, the Second Loan Agreement provides that the Company shall pay the Lender the entire unpaid principal and all accrued interest upon thirty days’ notice to the Company, but in any event, the notice shall not be sooner than June 1, 2020. The Second Loan proceeds are being used to fund general working capital needs of the Company. If the Company defaults on the performance of any obligation under the Second Loan Agreement, the Lender may declare the principal amount of the Second Loan owing under the Second Loan Agreement at the time of default to be immediately due and payable. Furthermore, the Second Loan Agreement grants the Lender a collateral interest in certain accounts receivable of SRM. On April 24, 2020, the Company and Lender entered into a Debt Conversion Agreement whereby the Lender was given the right and elected to exercise that right to convert principal and interest of $424,000 of funds loaned to the Company into shares of the Company’s common stock. The fair value of the Company’s common stock was $2.08 on the date of conversion and the conversion price was $2.00 per share for a total of 212,000 shares of restricted common stock issued by the Company.

Labrys Securities Purchase Agreement

On August 26, 2019, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”) pursuant to which Labrys purchased a 12% Convertible Promissory Note (the “Labrys Note”) from the Company. Unless there is a specific Event of Default (as such term is defined in the Labrys Note) or the Labrys Note remains unpaid by the Maturity Date, then Labrys shall not have the ability to convert the principal and interest under the Labrys Notes into shares of common stock. The per share conversion price into which the principal amount and interest under the Labrys Note may be converted is equal to the lesser of (i) 80% multiplied by the lowest Trade Price (as such term is defined in the Labrys Note) of our common stock during the 20 consecutive trading days ending on the latest complete trading day prior to the date of issuance of the Labrys Note, and (ii) 80% multiplied by the lowest Market Price (as such term is defined in the Labrys Note) of our common stock during the 20 trading day period ending on the latest complete trading day prior to the Conversion Date (as such term is defined in the Labrys Note).

Pursuant to the Labrys SPA, the Company agreed to issue and sell to Labrys the Note, in the principal amount of $560,000, with an original issue discount in the amount of $60,000. The Labrys Note is due and payable February 26, 2020 (the “Maturity Date”). Additionally, the Company issued 181,005 shares of common stock to Labrys as a commitment fee, of which 153,005 shares of common stock must be returned to the Company in the event the Labrys Note is fully paid and satisfied prior to the Maturity Date. The proceeds from the Labrys Note were used for general working capital and to fund new product launches.

The Company is also subject to certain customary negative covenants under the Labrys SPA, including but not limited to, the requirement to maintain its corporate existence and assets subject to certain exceptions, and to not to make any offers or sales of any security under circumstances that would have the effect of establishing rights or otherwise benefitting other investors in a manner more favorable in any material respect than those rights and benefits established in favor of the Investor under the terms of the Labrys SPA and the Labrys Notes. The Company agreed at all times to have authorized and reserved two times the number of shares of common stock that are issuable upon full conversion of the Labrys Note. Initially, the Company instructed its transfer agent to reserve 700,000 shares of common stock in the name of Labrys for issuance upon conversion.

On January 24, 2020, the Company repaid the Labrys Note in full. Upon repayment of the Labrys Note, Labrys returned to the Company for cancellation the 153,005 shares of Common Stock that had been originally issued to as a portion of the commitment fee paid in connection with the Labrys Note and allowed the Company to cancel the reservation of the 875,000 shares of Common Stock that had been reserved pursuant to the Labrys SPA and Labrys Note.

32E Financing

On December 4, 2019, the Company agreed to issue and sell to 32 Entertainment LLC (“32E”) a 10% Senior Secured Note (the “32E Note”), in the principal amount of $250,000. The maturity date of the 32E Note is December 4, 2020. In addition, the Company issued to 32E 10,000 shares of common stock as an inducement to 32E to purchase the 32E Note. The $250,000 of proceeds from the 32E Note was used for general working capital needs of the Company and the repayment of debt related to Horberg Enterprises.

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Pursuant to the terms of the 32E Note, on December 4, 2019, the Company also issued 32E a Common Stock Purchase Warrant (the “32E Warrant”) to purchase 50,000 shares of common stock at an exercise price of $1.50 per share. The 32E Warrant expires on December 4, 2024. The 32E Warrant contains price protection provisions, as well as a provision allowing 32E to purchase the number of shares that 32E could have acquired if it held the number of shares of common stock acquirable upon complete exercise of the 32E Warrant, in the event that the Company grants, issues or sells common stock, common stock equivalents, rights to purchase common stock, warrants, securities or other property pro rate to holders of any class of the Company’s securities. If there is no effective registration statement registering the resale of the shares of common stock underlying the 32E Warrant, then the 32E Warrant may be exercised cashlessly, based on a cashless exercise formula. The 32E Warrant also contains a conversion limitation provision, which prohibits 32E from exercising the 32E Warrant in an amount that would result in the beneficial ownership of greater than 4.9% of the total issued and outstanding shares of common stock, provided that (i) such exercise limitation may be waived by 32E with 61 days prior notice, and (ii) 32E cannot waive the exercise limitation if conversion of the 32E Warrant would result in 32E having beneficial ownership of greater than 9.9% of the total issued and outstanding shares of common stock.

In connection with the sale of the 32E Note, also on December 4, 2019, the Company entered into a registration rights agreement whereby the Company agreed to register the 10,000 shares of common stock issued to 32E as an inducement on a registration statement on Form S-1 with the SEC. The Company was required to have such registration statement declared effective by the SEC within 90 calendar days (or 180 calendar days in the event of a “full review” by the SEC) following the earlier of 30 days from December 4, 2019 or the filing date of the registration statement on Form S-1, which such registration statement has not been filed or timely declared effective. If the registration statement is not filed or declared effective within the timeframe set forth in the registration rights agreement, the Company was supposed to be obligated to pay to 32E a monthly amount equal to 1% of the total subscription amount paid by 32E until such failure is cured. The Company has not made any such payment 32E. The registration rights agreement also contains mutual indemnifications by the Company and each investor, which the Company believes are customary for transactions of this type.

On May 19, 2020, the Company entered into an Amendment (the “Amendment”) to the 32E Note. Under the terms of the Amendment, the Company issued to 32E an Amended Subordinate Secured Note (the “Replacement Note”) in the principal amount of $200,000 that accrues interest at 16% annually and matures on May 21, 2021. On May 28, 2020, the Company paid $50,000 toward the principal plus interest in the amount of $6,250 for a total of $56,250. 32E shall also receive 40,000 restricted stock units and surrender the warrant issued to it in the December 4, 2019 financing transaction. The Company accounted for the Amendment as a modification.

PIPE Financing

On October 2, 2019, the Company entered into a Share Purchase Agreement (the “PIPE Purchase Agreement”) with certain accredited investors for the private placement of 1,050,000 shares of the Company’s common stock at a purchase price of $2.00 per share (the “PIPE Financing”). In a series of four closings, the Company sold a total of 1,175,000 shares of common stock at a purchase price of $2.00 per share (the “PIPE Shares”), for an aggregate amount sold in the PIPE Financing of $2,350,000. The PIPE Purchase Agreement contains certain closing conditions relating to the sale of securities, representations and warranties by the Company and the applicable investors, as well as covenants of the Company and the investors (including indemnifications from the Company in the event of breaches of its representations and warranties), all of which the Company believes are customary for transactions of this type of transaction. The PIPE Purchase Agreement contains a prohibition on equity sales by the Company, which prohibition was violated by the Greentree Financing (defined below). As of August 27, 2020, none of the investors in the PIPE Financing have taken adverse action as a result of such prohibition.

In connection with the sale, the Company entered into a registration rights agreement whereby the Company agreed to register all PIPE Shares and file this registration statement on a Form S-1 with the SEC. The Company was required to have such registration statement declared effective by the SEC within 90 calendar days (or 120 calendar days in the event of a “full review” by the SEC) following the applicable closing date of the PIPE Financing, which such registration statement has not been timely declared effective. If the registration statement is not filed or declared effective within the timeframe set forth in the registration rights agreement, the Company was supposed to be obligated to pay the investors in the PIPE Financing an amount equal to 1% of the total purchase price of the common stock per month (up to a maximum of 8% in the aggregate) until such failure is cured. The Company has not made any such payment to the investors in the PIPE Financing. As of August 27, 2020, none of the investors in the PIPE Financing, have taken adverse action as a result of this delay. The registration rights agreement also contains mutual indemnifications by the Company and each investor, which the Company believes are customary for transactions of this type.

Furthermore, the Company issued warrants to the placement agent in the PIPE Financing of a value equal to six percent (6%) of the aggregate number of PIPE Shares, whereby the exercise price is 125% of the price at which the shares were issued in such offering. For additional information regarding the PIPE Financing, see “Private Placement of Securities” on page 40.

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Acquisition of HMNRTH, LLC Assets

On March 11, 2020, the Company and its wholly owned subsidiary, Scalematix, LLC (together the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with HMNRTH, LLC (the “Seller”) and TCBM Holdings, LLC (the “Owner”) (together Seller and Owner the “Selling Parties”) for the purchase of certain assets in the health wellness industry and related consumer products industry. Under the terms of the Agreement, Buyer is to remit $70,850 via wire transfer at Closing and shall issue to a representative of the Selling Parties Two Hundred Thirty-Eight Thousand Seven Hundred and Fifty (238,750) shares of restricted common stock. The shares were issued on March 16, 2020 and valued at $477,500.

In addition, the Selling Parties shall have the right to additional earn out compensation based upon the following metrics: (i) at such time as the purchased assets achieve cumulative revenue of $2,500,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock; and (ii) at such time as the purchased assets achieve cumulative revenue of $5,000,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock. The transaction closed on March 11, 2020.

Global Clean Solutions Agreement and Plan of Share Exchange

On May 20, 2020 (the “Effective Date”), Edison Nation, Inc. (the “Company”) entered into an Agreement and Plan of Share Exchange (the “Share Exchange Agreement”) with PPE Brickell Supplies, LLC, a Florida limited liability company (“PPE”), and Graphene Holdings, LLC, a Wyoming limited liability company (“Graphene”, and together with PPE, the “Sellers”), whereby the Company purchased 25 membership units of Global Clean Supplies, LLC, a Nevada limited liability company (“Global”) from each of PPE and Graphene, for a total of fifty (50) units, representing fifty percent (50%) of the issued and outstanding units of Global (the “Purchase Units”). The Company issued 250,000 shares of its restricted common stock, $0.001 par value per share (the “Common Stock”) to PPE, and 50,000 shares of Common Stock to Graphene, in consideration for the Purchase Units.

Pursuant to the terms of the Share Exchange Agreement, the Sellers may earn additional shares of Common Stock upon Global realizing the following revenue targets: (i) In the event that Global’s total orders equal or exceed $1,000,000, Graphene shall receive 200,000 shares of Common Stock; (ii) In the event that Global’s total orders equal or exceed $10,000,000, PPE shall receive 100,000 shares of restricted Common Stock; and (iii) In the event that Global’s total orders equal or exceed $25,000,000, Graphene shall receive 125,000 shares of restricted Common Stock. Additionally, the Company shall be entitled to appoint two managers to the Board of Managers of Global.

Amended Limited Liability Company Agreement

On the Effective Date, the Company entered into an Amended Limited Liability Company Agreement of Global (the “Amended LLC Agreement”). The Amended LLC Agreement amends the original Limited Liability Company Agreement of Global, dated May 13, 2020. The Amended LLC Agreement defines the operating rules of Global and the ownership percentage of each member: Edison Nation, Inc. 50%, PPE 25% and Graphene 25%.

Secured Line of Credit Agreement

On the Effective Date, the Company (as “Guarantor”) entered into a Secured Line of Credit Agreement (the “Credit Agreement”) with Global and PPE. Under the terms of the Credit Agreement, PPE is to make available to Global a revolving credit loan in a principal aggregate amount at any one time not to exceed $2,500,000. Upon each drawdown of funds against the credit line, Global shall issue a Promissory Note (the “Note”) to PPE. The Note shall accrue interest at 3% per annum and have a maturity date of six (6) months. In the event of a default, any and all amounts due to PPE by Global, including principal and accrued but unpaid interest, shall increase by forty (40%) percent and the interest shall increase to five (5%) percent (the “Default Interest”).

Security Agreement

On the Effective Date, the Company (as “Guarantor”) entered into a Security Agreement (the “Security Agreement”) with Global (as “Borrower”) and PPE (as “Secured Party”), whereby the Company placed 1,800,000 shares of Common Stock (the “Reserve Shares”) in reserve with its transfer agent in the event of default under the Credit Agreement. In the event of a default that is not cured by the defined cure period, the PPE may liquidate the Reserve Shares until the Global’s principal, interest and associated expenses are recovered. The number of Reserve Shares may be increased through the issuance of True-Up shares in the event the original number of Reserve Shares is insufficient.

Acquisition of TBD Safety, LLC

On September 29, 2020, the Company (as “Purchaser”) entered into a Purchase and Sale Agreement (the “Agreement”) with Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”) to acquire all outstanding Membership Units (the “Units”) of TBD Safety, LLC (“TBD”). Collectively, the Sellers own all outstanding Units of TBD. Under the terms of the Agreement, the Company is to issue a total of Two Million Two Hundred Ten Thousand Three Hundred Eighty-Two (2,210,382) shares of the Company’s common stock and a total of Seven Hundred Sixty-Four Thousand Six Hundred Eighteen (764,618) shares of a newly designated Preferred Stock (the “Preferred”). In addition, the Company and Sellers shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Sellers obligating the Company to register such Common Stock and shares of Common Stock to be issued upon conversion of the Preferred within 120 days after the Closing. The Sellers shall have an Earn Out Consideration - At such time as the Assets purchased in the Agreement achieve cumulative revenue of $10,000,000, the Sellers shall earn a total of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock. The Closing of the transaction occurred on October 16, 2020.

Honey Badger Media Purchase and Licensing Agreement

On November 10, 2020, the Company, through its wholly owned subsidiary, Honey Badger Media, LLC, entered into a series of transactions with Honey Badger Media, LLC, a Delaware limited liability company:

On November 10, 2020, under the terms of the Asset Purchase Agreement (the “Agreement”), the Company (the “Buyer”) agreed to purchase from Honey Badger Media, LLC (the “Seller”) all of the Seller’s rights, title and interest in and to the Internet Websites, Domain Names, and all of the respective content (the “Domains”), and any other rights associated with the domains, including, without limitation, any intellectual property rights, all related Domains, logos, customer lists and agreements, email lists, passwords, usernames and trade names; and all of the related social media accounts including but not limited to, Instagram, Twitter, Facebook, Instagram, and Pinterest at closing (collectively the “Purchased Assets”). In consideration for the sale of the Purchased Assets, the Buyer agreed to pay the Seller the amount of Three Hundred Thousand Dollars (US $300,000).

On November 10, 2020, under the terms of the Platform License Agreement (the “License Agreement”), Honey Badger Media, LLC (the “Licensor”) granted the Company (the “Licensee”) a perpetual, exclusive, worldwide license (the “License”) to implement and commercialize the assets connected with the Platform, including, but not limited to, the right to use all of Licensor’s intellectual property rights comprising the Platform, owned by or licensed to Licensor that are utilized as part of the Platform (“Licensed Related Assets”). In consideration for the License, the Licensee agreed to pay to the Licensor a fee equal to thirty percent (30%) of the Net Profits generated from Licensee’s clients through the Platform and Licensed Related Assets and the Licensee’s parent company agreed to issue the Licensor 750,000 shares of common stock.

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Edison Nation Medical Operations

Edison Nation Holdings, LLC formed Edison Nation Medical (“EN Medical”) in May of 2012. It was a partnership between Edison Nation and Carolinas Healthcare Systems (now called Atrium). Atrium is the 2nd largest healthcare system in the US. Carolina Health (Atrium) wanted a way to aggregate and commercialize the healthcare related innovations that were coming from their physicians, nurses, and patients, and Edison Nation offered a platform to provide that function.

EN Medical built out a separate platform, leveraging the Edison Nation model to look for ideas that improved patient care and lowered costs. Over the past three years, EN Medical collected some great ideas, but the market shifted and EN found that the licensing model was very difficult as big medical device companies wanted to acquire companies with sales versus just buying IP and prototypes. In 2019, certain less complex devices such as Ezy Dose were licensed to third parties by the Company. Additionally, EN Medical has continued to explore opportunities in the health and wellness space for products that do not require FDA approval. Examples of product lines in the health wellness space that are currently being evaluated include an organic skin care line, essential oils, supplements for breast feeding, and an all-natural nutritional supplement.

Based upon the emergence of COVID 19 and the increased demand for certain medical supplies, hand sanitizers and personal protective equipment, Edison Nation made the strategic decision to have EN Medical develop an online portal granting hospitals, government agencies and distributors access to its catalog of medical supplies and hand sanitizers. EN Medical’s website is located at www.edisonnationmedical.com. For purposes of this business description, the activities of EN Medical are inclusive of Global Clean Solutions (“Global”) as well.

EN Medical is focused primarily on its proprietary brand of hand sanitizer, Purple Mountain Clean, that is being produced and sold by the operating subsidiary, Global. The Purple Mountain Clean Brand is 100% USA Made and is offered in both gel and liquid formulas. The Purple Mountain Clean sanitizer is produced with 70% Ethyl Alcohol and is FDA certified. EN Medical offers a variety of sizes and pumps for Purple Mountain Clean and recently initiated the production of sanitizer stands that can be customized with a customer’s logo or other promotional artwork. The launching of our EN Medical’s brand of sanitizer did delay certain shipments for the second quarter in 2020 as EN Medical needed to develop EN Medical’s specific formulas and packaging for Purple Mountain Clean.

As a secondary focus, EN Medical offers medical supplies and personal protective equipment to government agencies, counties, municipalities and business customers, Since March 2020, EN Medical has established a network of more than thirty suppliers located both domestically and abroad. EN Medical primarily utilizes approximately six core suppliers and has flexibility with its terms based on the specific terms and conditions of the respective purchase orders for the respective end customers. The product lines that have received the highest amount of interest from customers include but are not limited to face coverings, gloves, medical grade gowns, and wipes.

The competitive landscape for sanitizer and personal protective equipment is frequently changing. Recently the FDA announced the recall of numerous hand sanitizer brands. Additionally, many suppliers of personal protective equipment have failed to complete deliveries and failed to meet order specifications for the specific products. EN Medical has benefited from successfully fulfilling orders for government agencies and large business customers that have provided referrals on behalf of EN Medical which has assisted the Company in winning other business opportunities. Due to the high demand for items related to the pandemic, pricing of products can change relatively quickly and customer expectations for delivery times are often aggressive. EN Medical works diligently with its core suppliers to meet these challenges and satisfy all customer requirements in a timely fashion.

EN Medical verifies all FDA certificates of the Company’s suppliers and all compliance documents for our manufacturers and importers. For certain product lines, EN Medical may consider applying for its own FDA certifications, and the Company closely monitors the updates with respect to the regulation of personal protective equipment and hand sanitizers.

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Other Financing Notes

On January 10, 2020, the Company entered into a 5% Promissory Note Agreement with Equity Trust Company on behalf of Rawleigh Ralls (“Ralls”)(“Ralls Financing”) for an aggregate principal amount of $267,000 (the “Ralls Note”), pursuant to which Ralls purchased the Ralls Note from the Company for $250,000 and an original issue discount of $17,000, and the Company issued to Ralls a warrant (the “Ralls Warrant”) to purchase 125,000 shares of the Company’s common stock valued at $86,725 estimated using the Black-Scholes option-valuation model. The proceeds from the Ralls Note will be used for general working capital needs of the Company. The Company will also issue 33,000 incentive shares to Ralls valued at $79,860 based on the closing stock price on January 10, 2020. The fair value of the warrants and incentive shares have been recorded as debt discount. The maturity date of the Ralls Note is July 10, 2020. On July 14, 2020, the Company entered into an Amendment to Note Agreement and Common Stock Purchase Warrant (the “Amendment”) with Equity Trust Company, a Custodian FBO: Rawleigh H. Ralls IRA. Under the terms of the Amendment, the parties amended the terms of the January 10, 2020 Note Agreement (the “Agreement”) and Common Stock Purchase Warrant (the “Warrant”) such that; (i) the maturity date of the Agreement was extended to January 10, 2021, (ii) the Original Issuer Discount (“OID”) shall be increased to $34,000, (iii) the Lender shall be issued 33,000 Additional Incentive Shares and (iv) the Company shall prepare and file with the United States Securities and Exchange Commission a registration statement on Form S-1 within 30 days of the Effective Date of the Amendment, that registers a total of 191,000 shares of Common Stock, which such amount of shares is the sum of 125,000 Warrant Shares, the 33,000 Incentive Shares, and 33,000 Additional Incentive Shares. On July 14, 2020, the Company issued the 33,000 Additional Incentive Shares valued at $124,740. On October 12, 2020, Ralls fully exercised the Ralls Warrant. The Company paid all outstanding principal and interest in January 2021. As of the date of this filing, the Ralls Note is paid in full.

On January 15, 2020, the Company entered into a 5% Promissory Note Agreement with Paul J. Solit & Julie B. Solit (“Solits”)(“Solit Financing”) for an aggregate principal amount of $107,000 (the “Solit Note”), pursuant to which the Solits purchased the Solit Note from the Company for $100,000 and an original issue discount of $7,000, and the Company issued to the Solits a warrant (the “Solit Warrant”) to purchase 50,000 shares of the Company’s common stock valued at $31,755 estimated using the Black-Scholes option-valuation model. The proceeds from the Solit Note will be used for general working capital needs of the Company. The Company will also issue 13,000 incentive shares to the Solits valued at $30,420 based on the closing stock price on January 15, 2020. The fair value of the warrants and incentive shares have been recorded as debt discount. The maturity date of the Solit Note is July 15, 2020. On July 14, 2020, the Company entered into an Amendment to Note Agreement and Common Stock Purchase Warrant (the “Amendment”) with Paul J. Solit and Julie B. Solit. Under the terms of the Amendment, the parties amended the terms of the January 15, 2020 Note Agreement (the “Agreement”) and Common Stock Purchase Warrant (the “Warrant”) such that; (i) the maturity date of the Agreement was extended to December 15, 2020, (ii) the Original Issuer Discount (“OID”) shall be increased to $14,000 and (iii) the Lender shall be issued 13,000 Additional Incentive Shares. On July 14, 2020, the Company issued the 13,000 Additional Incentive Shares valued at $49,140. The Company made a payment of $25,000 in December 2020 towards the outstanding principal, with the balance of all remaining principal and interest paid in January 2021. As of the date of this filing, this Solit Note is paid in full. On January 22, 2021, the Solits fully exercised the Solit Warrant.

On January 17, 2020, the Company entered into a 5% Promissory Note Agreement with Richard O’Leary (“O’Leary”)(“O’Leary Financing”) for an aggregate principal amount of $53,500 (the “O’Leary Note”), pursuant to which O’Leary purchased the O’Leary Note from the Company for $50,000 and an original issue discount of $3,500, and the Company issued to O’Leary a warrant (the “O’Leary Warrant”) to purchase 25,000 shares of the Company’s common stock valued at $16,797 estimated using the Black-Scholes option-valuation model. The proceeds from the O’Leary Note will be used for general working capital needs of the Company. The Company will also issue 6,500 incentive shares to O’Leary valued at $15,535 based on the closing stock price on January 17, 2020. The fair value of the warrants and incentive shares have been recorded as debt discount. The maturity date of the O’Leary Note is July 17, 2020. On July 14, 2020, the Company entered into an Amendment to Note Agreement and Common Stock Purchase Warrant (the “Amendment”) with Richard O’Leary. Under the terms of the Amendment, the parties amended the terms of the January 17, 2020 Note Agreement (the “Agreement”) and Common Stock Purchase Warrant (the “Warrant”) such that; (i) the maturity date of the Agreement was extended to January 17, 2021, (ii) the Original Issuer Discount (“OID”) shall be increased to $7,000, (iii) the Lender shall be issued 6,500 Additional Incentive Shares and (iv) the expiration date of the Warrant shall be extended to June 30, 2021. On July 14, 2020, the Company issued the 6,500 Additional Incentive Shares valued at $24,570. The Company paid all outstanding principal and interest in January 2021. As of the date of this filing, this O’Leary Note is paid in full.

On April 7, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with BHP Capital NY Inc. (the “Investor”) wherein the Company issued the Investor a Convertible Promissory Note (the “Note”) in the amount of $168,000 ($18,000 OID). The $150,000 of proceeds from the Note will be used for general working capital purposes The Note has a term of six (6) months, is due on October 7, 2020 and has a one-time interest charge of 2%. In addition, the Company is to issue the Investor 10,700 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on April 9, 2020. The Investor shall have the right at any time to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to this Note into fully paid and non-assessable shares of Common Stock at a conversion price equal to $2.05 per share.

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On April 7, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jefferson Street Capital, LLC (the “Investor”) wherein the Company issued the Investor a Convertible Promissory Note (the “Note”) in the amount of $168,000 ($18,000 OID). The $150,000 of proceeds from the Note will be used for general working capital purposes The Note has a term of six (6) months, is due on October 7, 2020 and has a one-time interest charge of 2%. In addition, the Company is to issue the Investor 10,700 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on April 9, 2020. The Investor shall have the right at any time to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to this Note into fully paid and non-assessable shares of Common Stock at a conversion price equal to $2.05 per share. On October 7, 2020, the Company and Investor entered into a Forbearance Agreement (the “Forbearance Agreement”). Under the terms of the Forbearance Agreement, the Company requested and the Investor agreed to temporarily forebear, until the earlier of (i) December 9, 2020 or (ii) at such time as a default shall occur under and pursuant to the Purchase Agreement, the Note or the Agreement, from exercising its right to convert amounts due under the Note into Common Stock of the Company, in exchange for a one time cash payment forbearance fee equal to $12,500 paid upon execution of the Agreement. On December 23, 2020, the Investor submitted a Notice of Conversion for $45,000 in principal and $750 in fees. On December 29, 2020, the Company issued 41,730 shares to satisfy the conversion obligation. On January 15, 2021, the Investor submitted a Notice of Conversion for $26,766 in principal and $750 in fees. On January 20, 2021, the Company issued 27,415 shares to satisfy the conversion obligation. As of the date of this filing, the Note is paid in full.

On July 29, 2020, the Company issued Jefferson Street Capital, LLC (the “Investor”) a Convertible Promissory Note (the “Note”) in the amount of $224,000 ($24,000 OID) under the terms of the April 7, 2020 Securities Purchase Agreement entered into by the parties. The $200,000 of proceeds from the Note will be used for general working capital purposes The Note has a term of six (6) months, is due on January 29, 2021 and has a one-time interest charge of 2%. In addition, the Company issued the Investor 14,266 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on July 31, 2020. With regard to conversion of the Note, the Investor shall not have the right to convert the Note into shares prior to 180 calendar days from the Issue Date. Provided that the Note remains unpaid, the Investor may elect to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to this Note into fully paid and non-assessable shares of Common Stock at a conversion price equal to $2.05 per share after 180 calendar Days from the Issue Date. On January 28, 2021, the Company paid all outstanding principal and interest in the amount of $260,233. As of the date of this filing, the Note is paid in full.

Paycheck Protection Program

On April 15, 2020, Edison Nation, Inc. (the “Company”) entered into a loan agreement (“PPP Loan”) with First Choice Bank under the Paycheck Protection Program (the “PPP”), which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (“SBA”). The Company received proceeds of $789,852 from the PPP Loan. In accordance with the requirements of the PPP, the Company intends to use proceeds from the PPP Loan primarily for payroll costs, rent and utilities. The PPP Loan has a 1.00% interest rate per annum and matures on April 15, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. On May 4, 2021, the Company’s PPP loan was forgiven.

On May 4, 2020, TBD Safety, LLC, the Company’s wholly owned subsidiary, entered into a loan agreement (“PPP Loan”) with First Home Bank under the Paycheck Protection Program (the “PPP”), which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (“SBA”). The Company received proceeds of $62,500 from the PPP Loan. In accordance with the requirements of the PPP, the Company intends to use proceeds from the PPP Loan primarily for payroll costs, subject to thresholds, rent and utilities. The PPP Loan has a 1.00% interest rate per annum and matures on May 4, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The PPP Loan is included in notes payable on the consolidated balance sheet. On April 16, 2021, the TBD Safety PPP loan was forgiven.

Greentree Financing

On January 23, 2020, the Company entered into a financing transaction (the “Greentree Financing”) by executing a loan agreement (the “Greentree Loan Agreement”) with Greentree Financial Group, Inc. (“Greentree”), pursuant to which Greentree purchased a $1,100,000 10% Convertible Promissory Note (the “Greentree Note”) from the Company, and the Company issued to Greentree a warrant (the “Greentree Warrant”) to purchase 550,000 shares of the Company’s common stock. The $1,100,000 in proceeds from the Greentree Note will be used for general working capital needs of the Company and for the repayment of debt. On January 24, 2020, the Company used $588,366 of the proceeds from the Greentree Note to pay off in full the Labrys Note.

On January 29, 2020, the Company and the Greentree entered into an Amendment Agreement, amending the Greentree Loan Agreement, the Greentree Note, and the Greentree Warrant to: (i) correct the effective date set forth in the Greentree Loan Agreement, Greentree Note, and Greentree Warrant to January 23, 2020, (ii) clarify the terms of the registration right provision in the Greentree Loan Agreement, and (iii) to ensure that the total number of shares of common stock issued pursuant to the Greentree Loan Agreement, the Greentree Note, and/or the Greentree Warrant, each as amended, does not exceed 17.99% of the Company’s issued and outstanding common stock as of January 23, 2020. The Amendment Agreement also contains a liquated damages provision which requires the Company to pay Greentree an amount in cash equal to $2.50 per share for any amount of shares that Greentree would have received pursuant to the Greentree Loan Agreement, the Greentree Note, and/or the Greentree Warrant, but does not so receive such shares as a result of the 17.99% cap described above.

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Greentree Loan Agreement

Upon execution of the Greentree Loan Agreement, the Company issued to Greentree 100,000 shares of common stock (the “Greentree Origination Shares”) as an origination fee, plus an additional 60,000 shares of common stock as consideration for advisory services.

Pursuant to the Greentree Loan Agreement, the Company agreed to pay certain costs of Greentree, including $15,000 for Greentree’s legal fees and transfer agent fees resulting from conversion of the Note. The Greentree Loan Agreement also contains representations and warranties by the Company and Greentree, which the Company believes are customary for transactions of this type. Furthermore, the Company is subject to certain negative covenants under the Greentree Loan Agreement, which the Company also believes are also customary for transactions of this type.

The Greentree Loan Agreement, as amended, also contains a registration rights provision, pursuant to which the Company is required to prepare and file a registration statement with the SEC under the Securities Act of 1933, as amended, registering a total of 1,200,000 shares of common stock issued to Greentree pursuant to the Greentree Loan Agreement, Greentree Note and Greentree Warrant. The Company will be required to have such registration statement filed within 30 days of the effective date of the Greentree Loan Agreement (which, as amended, is January 23, 2020) and declared effective by the SEC within 105 calendar days following the effective date of the Greentree Loan Agreement. If the Company fails to file or have declared effective the registration statement within the timeframe set forth in the Greentree Loan Agreement, or certain other events occur as set forth in the Greentree Loan Agreement, the Company is obligated to pay Greentree an amount of liquidated damages equal to $35,000 per month until such failure is cured. As of the date of this filing, the Company has failed to have its Registration Statement deemed Effective. In addition to the registration rights granted to Greentree, the Greentree Loan Agreement contains a “true up” provision, which requires the Company to issue Greentree additional shares of common stock during the period beginning on the effective date of the registration statement until the 90th day after the effective date of the registration statement, if the average of the 15 lowest daily closing prices of the Company’s common stock is less than $2.00.

Greentree Note

Pursuant to the Greentree Loan Agreement, the Company agreed to issue and sell to Greentree the Greentree Note, in the principal amount of $1,100,000. The Greentree Note, as amended, is due and payable October 23, 2020, and is convertible at any time at a price of $2.00 per share, subject to certain adjustments to the conversion price set forth in the Greentree Note. The Greentree Note reiterates the registration rights set forth in the Greentree Loan Agreement and the Greentree Warrant. There is no prepayment penalty on the Greentree Note. If the Greentree Note is not prepaid by the 90th day after the effective date of the Registration Statement, the Greentree is required to convert the entire amount of principal and interest outstanding on the Greentree Note at that time, at a price of $2.00 per share, unless an event of default (as such events are described in the Greentree Note) under the Greentree Note has occurred, in which case the Greentree Note would be mandatorily converted at a price equal to 50% of the lowest trading price of the common stock for the last 10 trading days immediately prior to, but not including, the date that the Greentree Note mandatorily converts. The Greentree Note also contains a conversion limitation provision, which prohibits Greentree from converting the Greentree Note in an amount that would result in the beneficial ownership of greater than 4.9% of the total issued and outstanding shares of common stock, provided that (i) such conversion limitation may be waived by Greentree with 61 days prior notice, and (ii) Greentree cannot waive the conversion limitation if conversion of the Greentree Note would result in Greentree having beneficial ownership of greater than 9.9% of the total issued and outstanding shares of common stock. On July 23, 2020, the Company issued 320,000 shares of common stock to Greentree Financial Group, Inc. to satisfy $360,000 principal and $131,889 interest and fees against a note issued on January 23, 2020. On August 4, 2020, the Company issued 370,000 shares of common stock to Greentree Financial Group, Inc.in satisfaction of $740,000 principal against a note issued on January 23, 2020. As of August 27, 2020, the Greentree Note was paid in full.

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Greentree Warrant

Pursuant to the Greentree Loan Agreement, the Company also issued Greentree a warrant to purchase 550,000 shares of common stock at an exercise price of $2.00 per share, subject to certain adjustments to the exercise price set forth in the Greentree Warrant. The Greentree Warrant, as amended, expires on January 23, 2023. If the closing price per share of the common stock reported on the day immediately preceding an exercise of the Greentree Warrant is greater than $2.00 per share, the Greentree Warrant may be exercised cashlessly, based on a cashless exercise formula. The Greentree Warrant reiterates the registration rights set forth in the Greentree Loan Agreement and the Greentree Note. The Greentree Warrant also contains a repurchase provision, which at any time after the Company’s registration statement is effective and the Company’s common stock has traded at a price over $3.00 share for 20 consecutive days, gives the Company a 30-day option to repurchase any unexercised portion of the Greentree Warrant at a price of $1.00 per share. On January 19, 2021, Greentree partially exercised the Greentree Warrant for 200,000 shares of common stock. On January 21, 2021, Greentree exercised the balance of the Greentree warrant.

Corporate Information

Our principal executive offices are located at 1 West Broad Street, Suite 1004, Bethlehem, Pennsylvania 18018. Our telephone number is (866) 900-0992. The address of our website is www.vincoventures.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards. For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”);
●	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations, prior to the filing of the Emerging Growth Company’s initial Form 10-K;
●	provide certain disclosure regarding executive compensation required of larger public companies or hold shareholder advisory votes on the executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); or
●	obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company upon the earliest of the:

●	last day of the fiscal year in which we have $1.07 billion or more in annual revenues;
●	date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30);
●	date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or
●	last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, we have not elected to take advantage of such extended transition period for complying with new or revised accounting standards.

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SUMMARY OF THE OFFERING

This offering involves a total of 117,574,040 shares of our common stock, which includes: (i) 30,000,000 shares issuable upon conversion of a promissory note issued in the July 2021 Hudson Bay Financing, (ii) 32,697,548 shares of common stock underlying a warrant issued in the July 2021 Hudson Bay financing, (iii) 16,961,300 shares of common stock issued and issuable upon exercise of an August Series A warrant issued in connection with the August 2021 Hudson Bay warrant exercise, (iv) 2,000,000 shares of common stock underlying an August Series B warrant issued in connection with the August 2021 Hudson Bay warrant exercise, (v) 1,640,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise, (vi) 160,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise, (vii) 20,000,000 shares of common stock underlying a September Series A warrant originally issued in connection with the September 2021 Hudson Bay warrant exercise, (viii) 2,000,000 shares of common stock underlying a September Series B warrant issued in connection with the September 2021 Hudson Bay warrant exercise, (ix) 1,600,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise, (x) 160,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise, (xi) 1,007,194 shares of common stock issued in connection with the BHP Securities Purchase Agreement, (xii) 1,007,194 shares of common stock underlying a warrant issued in connection with the BHP Securities Purchase Agreement, (xiii) 225,000 shares of common stock issued in connection with the PPE Brickell Settlement Agreement, (xiv) 5,500,000 shares of common stock issued in connection with the Zhiwen Note, and (xv) 2,615,804 shares of common stock underlying a warrant issued in connection with the placement of the July 2021 Hudson Bay financing.

Common stock offered by the Selling Shareholders	117,574,040 shares (1)

Selling Shareholders	See “Selling Shareholders for Whose Accounts We Are Registering Shares” beginning on page 46.

Offering prices	The shares offered by this prospectus may be offered and sold at prevailing market prices or such other prices as the Selling Shareholders may determine.

Common stock outstanding before this offering	107,021,381 shares (3)

Common stock outstanding after this offering	224,595,421 shares (1)(2)

Terms of Offering	The Selling Shareholders will determine when and how they sell the shares offered in this prospectus, as described in “Plan of Distribution” beginning on page 45.

Use of proceeds

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive the exercise price of the June 2021 Hudson Bay Incentive Warrant, the August 2021 Series A Warrant, the August 2021 Series B Warrant, the August 2021 Placement agent Warrants, the September 2021 Series A Warrant, the September 2021 Series B Warrant, the September 2021 Placement agent Warrants and the July 2021 BHP Capital Warrant, if and when such warrants are exercised for cash by the holders of such warrants. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares. We will bear all costs associated with registering the shares of common stock offered by this prospectus. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Market and Trading Symbol	Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “BBIG.”

Transfer agent and registrar	Nevada Agency & Transfer Company

(1) Includes the following shares of common stock issuable upon exercise of outstanding warrants:

●	Includes 32,697,548 shares of common stock underlying a warrant issued in connection with the July Hudson Bay financing;
●	Includes 2,615,804 shares of common stock underlying a warrant issued in connection with the placement of the July Hudson Bay financing;
●	Includes 9,561,300 shares of common stock underlying an August Series A warrant issued in connection with the August 2021 Hudson Bay warrant exercise;
●	Includes 2,000,000 shares of common stock underlying an August Series B warrant issued in connection with the August 2021 Hudson Bay warrant exercise;
●	Includes 1,640,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise;

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●	Includes 160,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise;
●	Includes 20,000,000 shares of common stock underlying a September Series A warrant originally issued in connection with the September 2021 Hudson Bay warrant exercise;
●	Includes 2,000,000 shares of common stock underlying a September Series B warrant issued in connection with the September 2021 Hudson Bay warrant exercise;
●	Includes 1,600,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise;
●	Includes 160,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise; and
●	Includes 1,007,194 shares of common stock underlying a warrant issued in connection with the July BHP financing.

(2) The change in the number of shares of common stock outstanding before this offering and after this offering was a result of the following issuances:

●	Includes 9,561,300 shares of common stock underlying an August Series A warrant issued in connection with the August 2021 Hudson Bay warrant exercise;
●	Includes 2,000,000 shares of common stock underlying an August Series B warrant issued in connection with the August 2021 Hudson Bay warrant exercise;
●	Includes 1,640,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise;
●	Includes 160,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise;
●	Includes 20,000,000 shares of common stock underlying a September Series A warrant originally issued in connection with the September 2021 Hudson Bay warrant exercise;
●	Includes 2,000,000 shares of common stock underlying a September Series B warrant issued in connection with the September 2021 Hudson Bay warrant exercise;
●	Includes 1,600,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise;
●	Includes 160,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise; and
●	Includes 1,007,194 shares of common stock underlying a warrant issued in connection with the July BHP financing.

(3) Shares of our common stock that will be outstanding after this offering is based on 107,021,381 shares of common stock outstanding as of September 28, 2021, but excludes:

●	30,000,000 shares of common stock underlying a senior convertible note issued in the July Hudson Bay financing;
●	32,697,548 shares of common stock underlying a warrant issued in connection with the July Hudson Bay financing;
●	2,615,804 shares of common stock underlying a warrant issued in connection with the placement of the July 2021 Hudson Bay financing;
●	1,764,705 (17,220 remaining as of September 28, 2021) shares of common stock reserved for future issuance under the Vinco Ventures, Inc. Omnibus Incentive Plan (the “Plan”);
●	1,764,705 (258,376 remaining as of September 28, 2021) shares of common stock reserved for future issuance under the Company’s Amended and Restated Vinco Ventures, Inc. Omnibus Incentive Plan (the “Amended Plan”) registered on Form S-8 on July 15, 2020;
●	80,000 shares issuable under an option granted to one of our executives as of September 28, 2021;
●	80,000 shares of common stock issuable upon conversion of the 4%, 5-year senior convertible notes in connection with the Edison Nation Holdings, LLC acquisition; and
●	30,000 shares of common stock issuable upon exchange of a Restricted Stock Unit.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Investing in shares of our common stock involves risks. Before making a decision to invest in shares of our common stock, you should carefully consider the risks that are described in this section, in our most recent Annual Report on Form 10-K and in the other information that we file from time to time with the SEC that is incorporated by reference in this prospectus. You should also read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” on page 4 of this prospectus. The risks described in the documents incorporated by reference in this prospectus are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect us. You should consult your own financial and legal advisors as to the risks entailed by an investment in shares of our common stock and the suitability of investing in our shares in light of your particular circumstances. If any of the risks contained in or incorporated by reference in this prospectus develop into actual events, our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and/or results of operations could be materially and adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Company

We have a limited operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

We were incorporated on July 18, 2017, and therefore, have a relatively limited operating history. Despite the experience and track record of our management team in the entertainment and packaging industries, historical results are not indicative of, and may be substantially different than, the results we achieve in the future. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies. The results of our operations depend on several factors, including the level and volatility of interest rates, our success in attracting and retaining motivated and qualified personnel, the availability of adequate short and long-term financing, conditions in the financial markets, and general economic conditions. In addition, our future operating results and financial data may vary materially from the historical operating results and financial data as well as the pro forma operating results and financial data because of a number of factors, including costs and expenses associated with being a public company.

We have a history of losses and we may never achieve profitability.

For the six months ended June 30, 2021, our operations lost approximately $15,720,129, of which approximately $11,085,000 was non-cash and approximately $1,428,000 was related to transaction costs and other non-recurring items. At June 30, 2021, we had total current assets of approximately $80,620,757 and current liabilities of approximately $8,829,464 resulting in working capital of approximately $71,791,293, of which $3,333,333 was convertible notes payable. At June 30, 2021, we had total assets of $121,276,499 and total liabilities of $148,820,211, of which 139,695,115 related to the warrant liabilities, resulting in stockholders’ deficit of $27,543,712.

For the year ended December 31, 2020, our operations lost $7,902,347 of which $4,623,130 was non-cash and $1,131,975 related to restructuring, severance, transaction costs and non-recurring items. At December 31, 2020, we had total current assets of $5,342,183 and current liabilities of $11,285,663 resulting in negative working capital of $5,943,480. At December 31, 2020, we had total assets of $28,028,207 and total liabilities of $14,505,506 resulting in stockholders’ equity of $13,522,701.

For the year ended December 31, 2019, our operations lost approximately $14,196,154 of which approximately $8,064,101 was non-cash and approximately $364,320 related to transaction costs and non-recurring items. At December 31, 2019, we had total current assets of $4,955,365 and current liabilities of $12,973,319 resulting in negative working capital of $8,017,954, of which approximately $4,015,484 related to unsecured trade payables assumed in our Cloud B acquisition. In February 2019, our consolidating subsidiary, CBAV1, LLC, foreclosed on its promissory note it held that was secured by Cloud B, Inc.’s assets making any payments of the Cloud B trade payables unlikely. Subsequently in February 2020, we sold Cloud B, Inc. and the buyer assumed the liabilities in exchange for the issuance of 150,000 shares of common stock. At December 31, 2019, we had total assets of $23,609,619 and total liabilities of $16,155,187 resulting in stockholders’ equity of $7,454,432.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

We depend on the leadership and experience of our relatively small number of key executive management personnel, particularly our Chairman and Chief Executive Officer, Christopher B. Ferguson, our President and Treasurer, Kevin J. Ferguson, and our Chief Financial Officer, Brett Vroman. The loss of the services of any of these key executives or any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

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Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments, and assumptions that affect the reported amounts. Actual results may differ materially from these estimates under different assumptions or conditions. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited to no operating history and limited experience in making these estimates, judgments, and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations, and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical accounting policies — Use of estimates” for a discussion of the accounting estimates, judgments, and assumptions that we believe are the most critical to an understanding of our business, financial condition, and results of operations.

We may require additional financing to sustain or grow our operations.

Our growth will be dependent on our ability to access additional equity and debt capital. Moreover, part of our business strategy may involve the use of debt financing to increase potential revenues. Our inability in the future to obtain additional equity capital or a corporate credit facility on attractive terms, or at all, could adversely impact our ability to execute our business strategy, which could adversely affect our growth prospects and future shareholder returns.

If we fail to manage our growth, our business and operating results could be harmed.

As we seek to advance our product lines, we will need to expand our development, manufacturing, marketing, and sales capabilities or contract with third parties to provide these capabilities for us. We anticipate that a period of significant expansion will be required to address potential growth and to handle licensing of additional product categories, such as more arts and crafts focused items. This expansion will place a significant strain on our management, operational, and financial resources. To manage the expected growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures, and controls and establish a qualified finance, administrative, and operations staff. As a public company, we will have to implement internal controls to comply with government-mandated regulations. Our management may be unable to hire, train, retain, motivate, and manage the necessary personnel or to identify, manage, and exploit potential strategic relationships and market opportunities. Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations, and financial condition.

Our growth strategy includes pursuing opportunistic acquisitions of additional brands, and we may not find suitable acquisition candidates or successfully operate or integrate any brands that we may acquire.

As part of our strategy, we intend to opportunistically acquire new brands and product concepts, just as we acquired TBD Safety, LLC in 2020. Although we believe that opportunities for other, future acquisitions may be available from time to time, competition for acquisition candidates may exist or increase in the future. Consequently, there may be fewer acquisition opportunities available to us as well as higher acquisition prices. There can be no assurance that we will be able to identify, acquire, manage, or successfully integrate additional companies, brands, or product concepts without substantial costs, delays, or operational or financial problems. In the event we are able to acquire additional companies, brands, or other product concepts, the integration and operation of such acquisitions in addition to the on-going integration and operation of the Company may place significant demands on our management, which could adversely affect our ability to manage our business. We may be required to obtain additional financing to fund future acquisitions. There can be no assurance that we will be able to obtain additional financing on acceptable terms or at all.

We may not realize the anticipated benefits of acquisitions or investments in joint ventures, or those benefits may be delayed or reduced in their realization.

Acquisitions and investments have been a component of our growth and the development of our business, and that is likely to continue in the future. Acquisitions can broaden and diversify our brand holdings and product concepts and allow us to build additional capabilities and competencies around our brands. In reviewing potential acquisitions or investments, we target brands, assets or companies that we believe offer attractive products or offerings, the ability for us to leverage our offerings, opportunities to drive our brands, competencies, or other synergies.

The combination of two independent businesses is a complex, costly, and time-consuming process that will require significant management attention and resources. The integration process may disrupt the businesses and, if implemented ineffectively, would limit the expected benefits of the acquisition. The failure to meet the challenges involved in integrating businesses and realizing the anticipated benefits could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations. The overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. The difficulties of combining the operations of the companies include, among others:

●	the diversion of management’s attention to integration matters;
●	difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects from the combination;
●	difficulties in the integration of operations and systems; and
●	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

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We cannot be certain that the products and offerings of companies we may acquire, or acquire an interest in, will achieve or maintain popularity with consumers in the future or that any such acquired companies or investments will allow us to more effectively market our products, develop our competencies or to grow our business. In some cases, we expect that the integration of the companies that we may acquire into our operations will create production, marketing and other operating, revenue or cost synergies which will produce greater revenue growth and profitability and, where applicable, cost savings, operating efficiencies and other advantages. However, we cannot be certain that these synergies, efficiencies and cost savings will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. In other cases, we may acquire or invest in companies that we believe have strong and creative management, in which case we may plan to operate them more autonomously rather than fully integrating them into our operations. We cannot be certain that the key talented individuals at these companies would continue to work for us after the acquisition or that they would develop popular and profitable products, entertainment or services in the future. We cannot guarantee that any acquisition or investment we may make will be successful or beneficial, and acquisitions can consume significant amounts of management attention and other resources, which may negatively impact other aspects of our business.

An inability to develop and introduce products in a timely and cost-effective manner may damage our business.

Our sales and profitability depend on our ability to bring products to market and meet customer demands before they begin to lose interest in a given product. There is no guarantee that we will be able to manufacture, source, and ship new or continuing products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands. This risk is heightened by our customers’ increasingly compressed shipping schedules and the seasonality of our business. Moreover, unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, and manufacturing delays or changes in anticipated consumer demand for our products and new brands may cause the introduction date for products to be later than anticipated. They may also reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

We have debt financing arrangements, which could have a material adverse effect on our financial health and our ability to obtain financing in the future and may impair our ability to react quickly to changes in our business.

Our exposure to debt financing could limit our ability to satisfy our obligations, limit our ability to operate our business, and impair our competitive position. For example, it could:

●	increase our vulnerability to adverse economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings are at variable rates of interest;

●	require us to dedicate future cash flows to the repayment of debt, thereby reducing the availability of cash to fund working capital, capital expenditures or other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants contained in our debt agreements.

We may also incur additional indebtedness in the future, which could materially increase the impact of these risks on our financial condition and results of operations.

In times of tough economic conditions, the Company has experienced significant distributor inventory corrections reflecting de-stocking of the supply chain associated with difficult credit markets. Such distributor de-stocking exacerbated sales volume declines pertaining to weak end user demand and the broader economic recession. The Company’s results may be adversely impacted in future periods by such customer inventory adjustments. Further, the inability to continue to penetrate new channels of distribution may have a negative impact on the Company’s future results.

Our ability to repay our debt depends on many factors beyond our control. If we elect to raise equity capital in the future, our current shareholders could be subjected to significant dilution. If we are unable to raise capital in the future, we may seek other avenues to fund the business, including sale/leaseback arrangements or seeking to sell assets of all, or a portion of, our operations.

Payments on our debt will depend on our ability to generate cash or secure additional financing in the future. This ability, to an extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors beyond our control. If our business does not generate sufficient cash flow from operations and sufficient future financing is not available to us, we may not be able to repay our debt, operate our business or fund our other liquidity needs. If we cannot meet or refinance our obligations when they become due, we may be required to attempt to raise capital, reduce expenditures, or take other actions which we may be unable to successfully complete or, even if successful, could have a material adverse effect on us. If such sources of capital are not available or not available on sufficiently favorable terms, we may seek other avenues to fund the business, including sale/leaseback arrangements or seeking to sell assets of all or a portion of our operations. If we decide to raise capital in the equity markets or take other actions, our shareholders could incur significant dilution or diminished valuations, or if we are unable to raise capital, our ability to effectively operate our business could be impaired. In addition, if we are successful in raising capital in the equity markets to repay our indebtedness or for any other purpose in the future, our shareholders could incur significant dilution.

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Our success will depend on the reliability and performance of third-party distributors, manufacturers, and suppliers.

We compete with other companies for the production capacity of third-party suppliers for components. Certain of these competing companies have substantially greater financial and other resources than we have, and we may be at a competitive disadvantage in seeking to procure production capacity. Our inability to contract with third-party manufacturers and suppliers to provide a sufficient supply of our products on acceptable terms and on a timely basis could negatively impact our relationships with existing customers and cause us to lose revenue-generating opportunities with potential customers. We also rely on operators and distributors to market and distribute our products. If our operators or distributors are unsuccessful, we may miss revenue-generating opportunities that might otherwise have been recognized.

We are dependent on a small number of key suppliers and customers. Changes in our relationships with these parties or changes in the economic environments in which they operate could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our revenues are concentrated with a small number of customers. We do not have long-term agreements with our customers, and instead develop our products on an item-by-item basis subject to purchase orders from customers. No assurances can be given that our customers will continue to submit purchase orders for new products.

To manufacture our products, we purchase components from independent manufacturers, many of whom are located in Asia. An extended interruption in the supply of these products or suitable substitute inventory would disrupt our operations, which could have a material adverse effect on our business, financial condition, and results of operations.

We cannot estimate with any certainty the length of time that would be required to establish alternative supply relationships, or whether the quantity or quality of materials that could be so obtained would be sufficient. Furthermore, we may incur additional costs in sourcing materials from alternative producers. The disruption of our inventory supply, even in the short term, could have a material adverse effect on our business, financial condition, and results of operations.

In the first quarter of 2020, the COVID-19 outbreak caused disruptions in our manufacturing operations, which resulted in delays in the shipment of products to certain of our customers and ultimately, a suspension of our former Asian operations in January 2020. A prolonged disruption or any further unforeseen delay in our operations of the manufacturing, delivery and assembly process within any of our production facilities could continue to result in delays in the shipment of products to our customers, increased costs and reduced revenue.

Changes in customer preferences, the inability to maintain mutually beneficial relationships with large customers, inventory reductions by customers, and the inability to penetrate new channels of distribution could adversely affect the Company’s business.

The Company has certain significant customers. For the period ended December 31, 2020, the Company’s largest customer comprised approximately 7% of net sales. The loss or material reduction of business, the lack of success of sales initiatives, or changes in customer preferences or loyalties for the Company’s products, related to any such significant customer could have a material adverse impact on the Company’s results of operations and cash flows. In addition, the Company’s major customers are volume purchasers, a few of which are much larger than the Company and have strong bargaining power with suppliers. This limits the ability to recover cost increases through higher selling prices. Furthermore, unanticipated inventory adjustments by these customers can have a negative impact on net sales.

If customers are dissatisfied with services and switch to competitive services or disconnect for other reasons such as preference for digital technology products or other technology enhancements not then offered, the Company’s attrition rates may increase. In periods of increasing attrition rates, recurring revenue and results of operations may be materially adversely affected. The risk is more pronounced in times of economic uncertainty, as customers may reduce amounts spent on the products and services the Company provides.

A significant portion of our business is conducted with customers and suppliers located outside of the United States. Currency, economic, health related, and other risks associated with our international operations in China and Japan could adversely affect our operating results.

Our revenues from international customers, and our inventory costs from international suppliers are exposed to the potentially adverse effects of currency exchange rates, local economic conditions, health related conditions, and other risks associated with doing business in foreign countries. To the extent that our revenues and purchases from international business partners increase in the future, our exposure to changes in foreign economic conditions and currency fluctuations will increase.

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For example, the imposition of trade sanctions or other regulations upon China by the United States or the European Union, or the loss of “normal trade relations” status with China, could significantly increase our cost of products imported into the United States or Europe and harm our business. In addition, the occurrence of a health-related crisis such as COVID-19, which emerged in China where many of the Company’s suppliers and customers are located. COVID-19 has been expanding within Asia and globally, such that the Company’s former operations in Asia were largely suspended during the calendar year 2020. Additionally, the suspension of manufacturing operations by government inspectors in China could result in delays to us in obtaining product and may have a material adverse effect on our ability to import products from China. Furthermore, Japanese economic policies are subject to rapid change and the government of Japan may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of Japan will not significantly alter its policies from time to time without notice in a manner which reduces or eliminates any benefits from its present policies of economic reform.

Besides the risks discussed above, our dependence on foreign customers and suppliers also means that we may be affected by changes in the relative value of the U.S. Dollar to foreign currencies, including the Chinese Renminbi and Japanese Yen. Although our receipts from foreign customers and our purchases of foreign products are principally negotiated and paid for in U.S. Dollars, a portion of our business is denominated in other currencies and changes in the applicable currency exchange rates might negatively affect the profitability and business prospects of our customers and vendors. This, in turn, might cause such vendors to demand higher prices, delay shipments, or discontinue selling to us. This also might cause such customers to demand lower prices, delay, or discontinue purchases of our products or demand other changes to the terms of our relationships. These situations could in turn ultimately reduce our revenues or increase our costs, which could have a material adverse effect on our business, financial condition, and results of operations.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results:

●	the announcement or introduction of new products by our competitors;

●	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

●	our ability to attract and retain key personnel in a timely and cost-effective manner;

●	technical difficulties;

●	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure;

●	our ability to identify and enter into relationships with appropriate and qualified third-party providers for necessary development and manufacturing services;

●	regulation by federal, state, or local governments;

●	general economic conditions, as well as economic conditions specific to the entertainment, party items, arts and crafts, and packaging industries;

●	the announcement of our entrance into a business combination or acquisition of a second company that has a material effect on us; and

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

As a result of our lack of any operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service, or marketing that could have a material and adverse effect on our business, results of operations, and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

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The Company’s results of operations could be negatively impacted by inflationary or deflationary economic conditions, which could affect the ability to obtain raw materials, component parts, freight, energy, labor, and sourced finished goods in a timely and cost-effective manner.

The Company’s products are manufactured using both ferrous and non-ferrous metals including, but not limited to, steel, zinc, copper, brass, aluminum, and nickel. Additionally, the Company uses other commodity-based materials for components and packaging including, but not limited to, plastics, resins, wood, and corrugated products. The Company’s cost base also reflects significant elements for freight, energy, and labor. The Company also sources certain finished goods directly from vendors. If the Company is unable to mitigate any inflationary increases through various customer pricing actions and cost reduction initiatives, its profitability may be adversely affected.

Conversely, in the event there is deflation, the Company may experience pressure from its customers to reduce prices, and there can be no assurance that the Company would be able to reduce its cost base (through negotiations with suppliers or other measures) to offset any such price concessions which could adversely impact results of operations and cash flows.

Further, as a result of inflationary or deflationary economic conditions, the Company believes it is possible that a limited number of suppliers may either cease operations or require additional financial assistance from the Company in order to fulfill their obligations. In a limited number of circumstances, the magnitude of the Company’s purchases of certain items is of such significance that a change in established supply relationships with suppliers or increase in the costs of purchased raw materials, component parts, or finished goods could result in manufacturing interruptions, delays, inefficiencies, or an inability to market products. Changes in value-added tax rebates, currently available to the Company or to its suppliers, could also increase the costs of the Company’s manufactured products, as well as purchased products and components, and could adversely affect the Company’s results.

In addition, many of the Company’s products incorporate battery technology. As other industries begin to adopt similar battery technology for use in their products, the increased demand could place capacity constraints on the Company’s supply chain. In addition, increased demand for battery technology may also increase the costs to the Company for both the battery cells as well as the underlying raw materials. If the Company is unable to mitigate any possible supply constraints or related increased costs, its profitably and financial results could be negatively impacted.

Low demand for new products and the inability to develop and introduce new products at favorable margins could adversely impact the Company’s performance and prospects for future growth.

The Company’s competitive advantage is due in part to its ability to develop and introduce new products in a timely manner at favorable margins. The uncertainties associated with developing and introducing new products, such as market demand and costs of development and production, may impede the successful development and introduction of new products on a consistent basis. Introduction of new technology may result in higher costs to the Company than that of the technology replaced. That increase in costs, which may continue indefinitely or until increased demand and greater availability in the sources of the new technology drive down its cost, could adversely affect the Company’s results of operations. Market acceptance of the new products introduced in recent years and scheduled for introduction in future years may not meet sales expectations due to various factors, such as the failure to accurately predict market demand, end-user preferences, evolving industry standards, or the emergence of new or disruptive technologies. Moreover, the ultimate success and profitability of the new products may depend on the Company’s ability to resolve technical and technological challenges in a timely and cost-effective manner, and to achieve manufacturing efficiencies. The Company’s investments in productive capacity and commitments to fund advertising and product promotions in connection with these new products could erode profits if those expectations are not met.

We are increasingly dependent on information technology, and potential cyberattacks, security problems, or other disruption and expanding social media vehicles present new risks.

We rely on information technology networks and systems, including the internet, to process, transmit, and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, billing, and operating data. We may purchase some of our information technology from vendors, on whom our systems will depend, and we rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Our networks and storage applications could be subject to unauthorized access by hackers or others through cyberattacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption, or leakage of information from our systems could harm our reputation and business.

In addition, the use of social media could cause us to suffer brand damage or information leakage. Negative posts or comments about us on any social networking website could damage our or our brands’ reputations. Employees or others might disclose non-public sensitive information relating to our business through external media channels, including through the use of social media. The continuing evolution of social media will present us with new challenges and risks.

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Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow, or financial condition, impose additional costs on us, or otherwise adversely affect our business.

We are subject to regulation by laws and regulations at the local, state, and federal levels. These laws and regulations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us, or otherwise adversely affect our business.

Article XIII of our Amended and Restated Articles of Incorporation designates the courts of the State of Nevada as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, and therefore may limit our shareholders’ ability to choose a forum for disputes with us or our directors, officers, employees, or agents.

Article XIII of our Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the courts of the State of Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s shareholders, (c) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s amended and restated articles of incorporation or Second Amended and Restated Bylaws (as either might be amended from time to time), or (d) any action or proceeding asserting a claim against the Company governed by the internal affairs doctrine.

We believe the choice-of-forum provision in our Amended and Restated Articles of Incorporation provide will help provide for the orderly, efficient, and cost-effective resolution of Nevada-law issues affecting us by designating courts located in the State of Nevada (our state of incorporation) as the exclusive forum for cases involving such issues. However, this provision may limit a shareholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents. While there is no Nevada case law addressing the enforceability of this type of provision, Nevada courts have on prior occasion found persuasive authority in Delaware case law in the absence of Nevada statutory or case law specifically addressing an issue of corporate law. The Court of Chancery of the State of Delaware ruled in June 2013 that choice-of-forum provisions of a type similar to those included in our Amended and Restated Articles of Incorporation provide are not facially invalid under corporate law and constitute valid and enforceable contractual forum selection clauses. However, if a court were to find the choice-of-forum provision in our Amended and Restated Articles of Incorporation provide inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

We could face substantial competition, which could reduce our market share and negatively impact our net revenue.

There are a number of companies that manufacture and distribute products similar to ours. Many of our anticipated competitors are significantly larger than we are and have considerably greater financial, technical, marketing, and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, and results of operations.

If we fail to protect our intellectual property rights, competitors may be able to use our technology, which could weaken our competitive position, reduce our net revenue, and increase our costs.

Our long-term success will depend to some degree on our ability to protect the proprietary technology that we have developed or may develop or acquire in the future. Patent applications can take many years to issue, and we can provide no assurance that any such patents would be issued. If we are denied any or all of these patents, we may not be able to successfully prevent our competitors from imitating our products or using some or all of the processes that are the subject of such patent applications. Such imitation may lead to increased competition within the finite market for products such as ours. Even if our pending patents were to be issued, our intellectual property rights may not be sufficiently comprehensive to prevent our competitors from developing similar competitive products. Although we may aggressively pursue anyone whom we reasonably believe is infringing upon our intellectual property rights, initiating and maintaining suits against third parties that may infringe upon our intellectual property rights will require substantial financial resources, especially given our lack of patent registrations and applications. We may not have the financial resources to bring such suits, and if we do bring such suits, we may not prevail. Regardless of our success in any such actions, we could incur significant expenses in connection with such suits.

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Third-party claims of infringement against us could adversely affect our ability to market our products and require us to redesign our products or seek licenses from third parties.

Especially given that we produce products for licensed properties, we are susceptible to intellectual property lawsuits that could cause us to incur substantial costs, pay substantial damages, or prohibit us from distributing our products. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. In addition, because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which later may result in issued patents that our products may infringe. If any of our products infringe a valid patent, we could be prevented from distributing that product unless and until we can obtain a license or redesign it to avoid infringement. A license may not be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign the product to avoid any infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate, and we may not have the financial and human resources to defend ourselves against any infringement suits that may be brought against us.

Our brands are important assets of our businesses and violation of our trademark rights by imitators, or the failure of our licensees or vendors to comply with our product quality, manufacturing requirements, marketing standards, and other requirements could negatively impact revenues and brand reputation.

Our trademarks have a reputation for quality and value and are important to our success and competitive position. Unauthorized use of our trademark rights may not only erode sales of our products, but may also cause significant damage to our brand name and reputation, interfere with our ability to effectively represent ourselves to our customers, contractors, suppliers, and/or licensees, and increase litigation costs. Similarly, failure by licensees or vendors to adhere to our standards of quality and other contractual requirements could result in loss of revenue, increased litigation, and/or damage to our reputation and business. There can be no assurance that our ongoing efforts to protect our brand and trademark rights and ensure compliance with our licensing and vendor agreements will prevent all violations.

Defects in our products could reduce our revenue, increase our costs, burden our engineering, and marketing resources, involve us in litigation and adversely affect us.

Our success will depend on our ability to avoid, detect, and correct defects in our products. We may not be able to maintain products that are free from defects. Although we have taken steps to prevent defects, our products could suffer such defects. The occurrence of such defects or malfunctions could result in physical harm to the patrons of our customers and the subsequent termination of agreements, cancellation of orders, product returns, and diversion of our resources. Even if our customers do not suffer financial losses, customers may replace our products if they do not perform according to expectations. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and/or loss of sales. In addition, the occurrence of defects in our products may give rise to claims for lost revenues and related litigation by our customers and may subject us to investigation or other disciplinary action by regulatory authorities that could include suspension or revocation of our ability to do business in certain jurisdictions.

Low demand for new products and the inability to develop and introduce new products at favorable margins could adversely impact our performance and prospects for future growth.

Our competitive advantage is due in part to our ability to develop and introduce new products in a timely manner at favorable margins. The uncertainties associated with developing and introducing new products, such as market demand and costs of development and production, may impede the successful development and introduction of new products on a consistent basis. Introduction of new technology may result in higher costs to us than that of the technology replaced. That increase in costs, which may continue indefinitely or until increased demand and greater availability in the sources of the new technology drive down its cost, could adversely affect our results of operations. Market acceptance of the new products introduced in recent years and scheduled for introduction in future years may not meet sales expectations due to various factors, such as the failure to accurately predict market demand, end-user preferences, evolving industry standards, or the emergence of new or disruptive technologies. Moreover, the ultimate success and profitability of the new products may depend on our ability to resolve technical and technological challenges in a timely and cost-effective manner, and to achieve manufacturing efficiencies. Our investments in productive capacity and commitments to fund advertising and product promotions in connection with these new products could erode profits if those expectations are not met.

Our products could be recalled.

The Consumer Product Safety Commission or other applicable regulatory bodies may require the recall, repair or replacement of our products if those products are found not to be in compliance with applicable standards or regulations. A recall could increase costs and adversely impact our reputation.

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the novel respiratory illness coronavirus (“COVID-19”).

On March 11, 2020, the World Health Organization declared the outbreak of the novel respiratory illness COVID-19 a pandemic. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat. The outbreak of COVID-19 emerged in China, where many of the Company’s suppliers and customers are located. COVID-19 has been expanding within Asia and globally, such that the Company’s former operations in Asia were largely suspended during the calendar year 2020.

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Any outbreak of such epidemic illness or other adverse public health developments may materially and adversely affect the global economy, our markets and our business. In the first quarter of 2020, the COVID-19 outbreak caused disruptions in our manufacturing operations, which resulted in delays in the shipment of products to certain of our customers and ultimately, a suspension of our former Asian operations in January 2020.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for consumer sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

We face potential business disruptions and related risks resulting from the recent outbreak of the novel coronavirus, which could have a material adverse effect on our business, financial condition and results of operations.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. The COVID-19 outbreak has grown into a global pandemic that has impacted Asia, United States, Europe and other countries throughout the world. Financial markets have been experiencing extreme fluctuations that may cause a contraction in available liquidity globally as important segments of the credit markets react to the development. The pandemic may lead to a decline in business and consumer confidence. The global outbreak of COVID-19 continues to rapidly evolve. As a result, businesses have closed and limits have been placed on travel. The extent to which COVID-19 may impact our business, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

We are monitoring the potential impact of the COVID-19 outbreak, and if COVID-19 continues to spread globally, including in the United States, we may experience disruptions that could severely impact the development of our product candidates, including:

●	the uncertainty that our contractors, suppliers, and other business partners may be prevented from conducting business activities for an unknown period of time;

●	delays in receiving approval from local regulatory authorities to initiate our planned clinical trials;

●	the majority of our retail customers have been unable to sell our products in their stores due to government-mandated closures and have temporarily reduced orders for our products;

●	the pandemic has reduced foot traffic in the stores where our products are sold that remain open, and the global economic impact of the pandemic has reduced consumer demand for our products generally; and

Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at third-party suppliers in the United States and other countries, or the availability or cost of materials, which would disrupt our supply chain. Any manufacturing supply interruption of materials could adversely affect our ability to conduct ongoing and future research and testing activities.

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

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Risks Associated with an Investment in our Common Stock

Our executive officers, directors, and principal shareholders maintain the ability to control substantially all matters submitted to shareholders for approval.

As of September 28, 2021, our executive officers, directors, and shareholders who owned more than 5% of our outstanding common stock, in the aggregate, beneficially own 52,987,681 shares of common stock representing approximately 32.26% of our outstanding capital stock. As a result, if these shareholders were to choose to act together, they would be able to control substantially all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other shareholders may desire.

The market price of our shares may fluctuate significantly.

The capital and credit markets have recently experienced a period of extreme volatility and disruption. The market price and liquidity of the market for shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could negatively affect the market price of our shares include:

●	our actual or projected operating results, financial condition, cash flows, and liquidity, or changes in business strategy or prospects;

●	equity issuances by us, or share resales by our shareholders, or the perception that such issuances or resales may occur;

●	loss of a major funding source;

●	actual or anticipated accounting problems;

●	publication of research reports about us, or the industries in which we operate;

●	changes in market valuations of similar companies;

●	adverse market reaction to any indebtedness we incur in the future;

●	the announcement of our entrance into a business combination or acquisition of a second company that has a material effect on us;

●	speculation in the press or investment community;

●	price and volume fluctuations in the overall stock market from time to time;

●	general market and economic conditions, trends including inflationary concerns, and the current state of the credit and capital markets;

●	significant volatility in the market price and trading volume of securities of companies in our sector, which are not necessarily related to the operating performance of these companies;

●	changes in law, regulatory policies or tax guidelines, or interpretations thereof;

●	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

●	operating performance of companies comparable to us;

●	short-selling pressure with respect to shares of our shares generally;

●	uncertainty surrounding the strength of the United States economic recovery; and

●	concerns regarding the United Kingdom’s exit from the European Union.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our shares. One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities increase.

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Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

If we take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to shareholders may be different than they might receive from other public companies.

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. The Company has elected not to use the extended transition period for complying with new or revised financial accounting standards but does still have reduced reporting requirements. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

If we fail to comply with the rules and regulations under the Sarbanes-Oxley Act, our operating results, our ability to operate our business and investors’ views of us may be harmed.

Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. As of December 31, 2020, the Company’s Principal Executive Officer and Principal Financial and Accounting Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective to provide reasonable assurance that information that it is required to disclose in reports that the Company files with the SEC is recorded, processed, summarized, and reported within the time periods specified by the Exchange Act rules and regulations. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, our efforts to comply with the rules and regulations under the Sarbanes-Oxley or new or changed laws, regulations, and standards may differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice. Regulatory authorities may investigate transactions disclosed in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and if legal proceedings are initiated against us, it may harm our business.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We currently intend to retain all of our future earnings to finance the growth and development of our business, and therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that our board of directors will continue to conclude, that it is in the best interests of the Company and its shareholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

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The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Pursuant to the Articles of Merger, filed with the Nevada Secretary of State on September 7, 2019, our board of directors has the right, without shareholder approval, to issue preferred stock with voting, dividend, conversion, liquidation, or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying, or preventing a change of control. The possible negative impact on takeover attempts as a result of the issuance of such preferred stock could also adversely affect the price of our common stock.

On October 16, 2020, the Company filed a Certificate of Designation (the “Designation”) with the Secretary of State of Nevada, which designates 1,000,000 shares of the Company’s preferred stock, par value $0.001 per share, as Series B Convertible Preferred Stock (“Series B”). Pursuant to the terms of the Designation, holders of the Series B shall be entitled to dividends, a liquidation preference and shall have conversion rights. Each share of Series B shall be convertible into 1 share of Common Stock, on or after the twelve-month anniversary of the Original Issue Date at the option of the Holder thereof, for a total not to exceed 1,000,000 shares of Common Stock. The holders of the Series B shall have no voting rights.

On February 2, 2021, the Company filed an Amendment to the Certificate of Designation (the “Amendment”) for the Company’s Series B Convertible Preferred Stock (“Preferred Stock”). Under the Amendment, each share of Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock are then convertible (the “Conversion Shares”). Such right may be exercised at any annual meeting or special meeting, or pursuant to any written consent of stockholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price, and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no or too few securities or industry analysts commence coverage of us, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risk Related to this Offering

Future sales of additional shares of our common stock or securities convertible into shares of our common stock may dilute our shareholders’ ownership in us and may adversely affect us or the trading price of our common stock.

We are generally not restricted from issuing additional shares of our common stock up to the authorized number of shares set forth in our charter. We may issue additional shares of our common stock or securities convertible into our common stock in the future pursuant to current or future employee stock incentive plans, employee stock grants, or in connection with future acquisitions or financings. We cannot predict the size of any such future issuances or the effect, if any, that any such future issuances will have on the trading price of our common stock. Any such future issuances of shares of our common stock or securities convertible into common stock may have a dilutive effect on the holders of our common stock and could have a material negative effect on the trading price of our common stock.

Future sales of shares of our common stock could lower the trading price of our common stock, and any additional capital raised by us through the sale of additional equity or convertible debt securities may dilute our shareholders’ ownership in us and may adversely affect us or the trading price of our common stock.

We may issue additional shares of common stock or other securities in primary offerings and the Selling Shareholders may resell shares of our common stock in subsequent secondary offerings. We cannot predict the size of additional issuances or future resales of shares of our common stock or convertible securities, the offering price in any such issuance or resale or the effect, if any, that additional issuances or future resales will have on the trading price of our common stock. Additional issuances and resales of substantial amounts of our common stock or convertible securities, or the perception that such additional issuances or resales could occur, may adversely affect prevailing trading prices for our common stock.

The trading price of our common stock could be volatile.

The trading price of our common stock may be volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business and operations. If the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management, which could materially adversely affect our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and results of operations.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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USE OF PROCEEDS

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive the exercise price of the Warrants, if and when such warrants are exercised for cash by the holders of such warrants. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares.

We will pay the expenses of registration of the shares of our common stock covered by this prospectus, including legal and accounting fees.

PRIVATE PLACEMENT OF EQUITY SECURITIES

September 2021 Hudson Bay Warrant Exercise Agreement

On September 1, 2021, Vinco Ventures, Inc. (the “Company”) entered into a warrant exercise agreement (the “Agreement”) with Hudson Bay Master Fund Ltd (the “Investor”) whereby the parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Agreement: (i) the Investor shall exercise warrants that were issued on May 24, 2021 and are currently held by the Investor for 6,900,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the exercise price set on May 24, 2021; (ii) the Company shall issue and deliver to the Investor warrants to purchase an aggregate of 20,000,000 shares of Common Stock at an exercise price of $9.00 per share, subject to adjustments provided therein (the “September Series A Warrants”); and (iii) the Company shall issue and deliver to the Investor warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $9.00 per share, subject to adjustments provided therein (the “September Series B Warrants,” and together with the September Series A Warrants, the “September Warrants”). The terms of the September Series A Warrants and the September Series B Warrants are substantially identical, except that, upon stockholder approval, the September Series B Warrants will be subject to an Alternate Cashless Exercise, as defined therein.

At the Closing (as defined in Section 2(b) of the Agreement), the parties shall execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agrees to file an initial registration statement with respect to the shares of Common Stock underlying the September Warrants and certain other warrants and convertible notes previously issued by the Company by October 1, 2021.

Palladium Capital Group, LLC. (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received a Series A Warrant granting the Holder the right to purchase 1,600,000 shares of the Company’s common stock at an exercise price of $9.00 and a Series B Warrant granting the Holder the right to purchase 160,000 shares of the Company’s common stock at an exercise price of $9.00 both with an expiration date of September 1, 2026.

August 2021 Hudson Bay Warrant Exercise Agreement

On August 18, 2021, the Company entered into a warrant exercise agreement (the “Agreement”) with Hudson Bay Master Fund Ltd (the “Investor”) whereby the Parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Agreement: (i) the Investor shall pay to the Company an amount equal to the Exercise Price (as defined in the Existing Warrants) in effect as of the date of such exercise multiplied by the Existing Warrant Shares (as defined in the Agreement); (ii) the Company shall issue and deliver to the Investor the Existing Warrant Shares as set forth in Section 1 of the Existing Warrants; (iii) the Company shall issue and deliver to the Investor additional warrants to purchase an aggregate of 20,500,000 shares of Common Stock at an exercise price of $2.655 per share, subject to adjustments provided therein (the “August Series A Warrants”); and (iv) the Company shall issue and deliver to the Investor additional warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $2.655 per share, subject to adjustments provided therein (the “August Series B Warrants,” and together with the August Series A Warrants, the “August Warrants”). The terms of the August Series A Warrants and the August Series B Warrants are substantially identical, except that, upon stockholder approval, the August Series B Warrants will be subject to an Alternate Cashless Exercise, as defined therein.

In addition, pursuant to the Agreement, the Parties also agreed, among other things, that (i) upon entering into the Agreement, the exercise price of the July Warrants is reduced to $2.655 per share; and (ii) the definition of “Initial Exercisability Date” (as defined in the June Incentive Warrant) is amended to mean August 18, 2021. The Parties to the Agreement acknowledge and agree that the transactions contemplated by each of the Agreement and July SPA are and were permitted under each of the currently outstanding warrants and notes issued by the Company to the Investor.

At the Closing (as defined in Section 2(b) of the Agreement), the Parties shall execute and deliver a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agrees to register the shares of Common Stock underlying the August Warrants by October 1, 2021.

Palladium Capital Group, LLC. (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received a Series A Warrant granting the Holder the right to purchase 1,640,000 shares of the Company’s common stock at an exercise price of $2.65 and a Series B Warrant granting the Holder the right to purchase 160,000 shares of the Company’s common stock at an exercise price of $2.65 both with an expiration date of August 18, 2026.

July 2021 BHP Capital NY Financing

On July 23, 2021, Vinco Ventures, Inc. entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the BHP Capital NY Inc. (the “Purchaser”) whereby Vinco agreed to (i) issue and sell to the Purchaser up to 1,007,194 shares of Vinco’s common stock, par value $0.001 per share (the “Purchased Shares”) at a purchase price of $2.78 per share and (ii) issue warrants (the “Warrants”) to purchase up to 1,007,194 shares of Vinco’s Common Stock (the “Warrant Shares”) with an exercise price of $2.78 per share, resulting in an aggregate of $2,800,000 of Purchased Shares and Warrants. The Warrants are immediately exercisable and have a term of exercise equal to three (3) years.

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In connection with the Purchase Agreement, Vinco and the Purchaser also entered into a Registration Rights Agreement, dated as of July 23, 2021, whereby Vinco agree to prepare and file, within 40 days of the closing, with the SEC a registration statement covering the resale of all Purchased Shares and Warrant Shares issued and sold to the Purchaser pursuant to the Purchase Agreement. In the event that such registration statement is not filed within 40 days of the closing, or if such registration statement does not become effective within 80 days of its filing, Vinco shall issue an additional 50,360 shares of Common Stock and warrants to purchase an additional 50,360 shares of Common Stock to the Purchaser.

July 2021 Hudson Bay Senior Secured Convertible Note

On July 22, 2021 (the “Effective Date”), Vinco Ventures, Inc. (the “Company”) consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on July 22, 2021 with Hudson Bay Master Fund Ltd (the “Investor”), the Company issued a Senior Secured Convertible Note in the amount of $120,000,000 for the purchase price of $100,000,000 ($20,000,000 OID)(the “Note”) and five (5) year warrants (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Note shall carry no interest unless and until an event of default shall occur and matures on July 22, 2022. The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Issuance Date, in whole or in part, the outstanding principal and interest under the Note into shares of the Common Stock at a conversion price of $4.00 per share (the “Conversion Shares”). The Note shall be a senior secured obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of twelve percent (18%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note.

Pursuant to the Purchase Agreement, the Investor received a Warrant in an amount equal to 100% of the shares of Common Stock initially issuable to the Investor pursuant to the conversion terms of the Investor’s Note. The Warrant contains an exercise price of $4.00 per share, subject to adjustments as provided under the terms of the Warrant. In connection with the closing of the Offering, the Warrant was issued for an aggregate of 32,697,548 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date  of the Purchase Agreement to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Palladium Capital Group, LLC. (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $1,000,000 plus a Note of $8,000,000 which is deferred and only due upon the closing of the merger (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses).

June 2021 BHP Capital NY Warrant Exercise

In January 2021, the Company sold a total of 1,500,000 shares of common stock at a purchase price of $2.20 per share (the “SPA Shares”) to BHP Capital NY Inc. (the “Investor). The aggregate amount sold in the private placement (the “SPA Financing”) was $3,300,000. Pursuant to the January SPA, the Company issued five (5) year warrants (the “January Warrants”) to the Investor representing the right to acquire an aggregate of 1,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The January Warrants contain an exercise price of $2.20 per share.

On June 4, 2021, the Company entered into a warrant exercise agreement (the “Agreement”) with BHP Capital NY Inc. (“BHP”) who agreed to exercise a portion of the January Warrants and the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.20 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the Agreement. At the Closing (as defined in Section 2(b) of the Agreement), the Parties shall execute and deliver a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants.

Subject to the terms of Agreement, (i) BHP shall pay to the Company an amount equal to the exercise price in effect as of the date of such exercise multiplied by 1,500,000 shares (as adjusted for any share split or similar transaction after the date hereof) (the “Exercised Warrant Shares”) and (ii) the Company shall issue and deliver Incentive Warrants to BHP to initially purchase an aggregate number of shares equal to the number of Exercised Warrant Shares, which number of shares shall be subject to adjustment upon the exercise of further shares pursuant to the January Warrants.

The June 2021 Warrant Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

June 2021 Hudson Bay Warrant Exercise

On January 21, 2021, the Company entered into that certain securities purchase agreement dated January 21, 2021 (the “January SPA”) with Hudson Bay Master Fund Ltd (the “Investor” and, together with the Company, the “Parties”). Pursuant to the January SPA, the Company issued five (5) year warrants (the “January Warrants”) to the Investor representing the right to acquire an aggregate of 15,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The January Warrants contain an exercise price of $2.00 per share.

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On February 23, 2021, the Company entered into that certain securities purchase agreement dated February 18, 2021 (the “February SPA”) with the Investor. Pursuant to the February SPA, the Company issued five (5) year warrants (the “February Warrants” and together with the January Warrants, the “Existing Warrants”) to the Investor representing the right to acquire an aggregate of 18,568,188 shares of Common Stock. The February Warrants contain an exercise price of $3.722 per share.

On June 4, 2021, the Company entered into a warrant exercise agreement (the “June 2021 Warrant Agreement”) with the Investor whereby the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.30 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the June 2021 Warrant Agreement. At the Closing (as defined in Section 2 of the June 2021 Agreement), the parties shall execute and deliver a registration rights agreement, (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants.

Subject to the terms of June 2021 Agreement, the Company shall issue and deliver Incentive Warrants to the Investor to initially purchase zero shares of Common Stock, which number of shares shall be subject to adjustment, including the provision of Incentive Warrants on a 1.75-for-one basis for the additional exercise of each Existing Warrant on or prior to July 7, 2021.

The June 2021 Warrant Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

On July 7, 2021, the Company entered into an Amendment to the June 2021 Warrant Agreement (the “Amendment Agreement”). Under the terms of the Amendment Agreement, the exercise date for the June Warrants has been extended to August 9, 2021 (the “Adjustment Date”).

May 2021 Hudson Bay Warrant Exercise

On January 21, 2021, the Company entered into that certain securities purchase agreement dated January 21, 2021 (the “January SPA”) with Hudson Bay Master Fund Ltd (the “Investor” and, together with the Company, the “Parties”). Pursuant to the January SPA, the Company issued five (5) year warrants (the “January Warrants”) to the Investor representing the right to acquire an aggregate of 15,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The January Warrants contain an exercise price of $2.00 per share.

On May 24, 2021, the Company entered into a warrant exercise agreement (the “May 2021 Warrant Agreement”) with the Investor who agreed to exercise 2,870,000 shares of Common Stock underlying the January Warrants and the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.20 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the May 2021 Warrant Agreement. At the Closing (as defined in Section 2(b) of the May 2021 Warrant Agreement), the parties shall execute and deliver a registration rights agreement, (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants.

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Subject to the terms of May 2021 Warrant Agreement, (i) the Investor shall pay to the Company an amount equal to the exercise price of the January Warrants in effect as of the date of such exercise multiplied by 2,870,000 shares (as adjusted for any share split or similar transaction after the date hereof) (the “Exercised Warrant Shares”) and (ii) the Company shall issue and deliver Incentive Warrants to the Investor to initially purchase an aggregate number of shares equal to the number of Exercised Warrant Shares, which number of shares shall be subject to adjustment, including the provision of Incentive Warrants on a one-for-one basis for the additional exercise of each January Warrant on or prior to June 1, 2021.

The May 2021 Warrant Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

February 2021 Hudson Bay Senior Convertible Note

On February 23, 2021, the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on February 18, 2021 with Hudson Bay Master Fund Ltd (the “Investor”), the Company issued a Senior Convertible Note for the purchase price of $10,000,000 (the “Note”) and a five (5) year warrant (the “Warrant”) to purchase 18,568,188 shares of the Company’s common stock at an exercise price of $3.722 per share. The Warrant expires on the five-year anniversary of the issuance date of the Warrant.

As discussed further below, the Company issued a warrant to the placement agent granting the Holder the right to purchase 1,650,346 shares of the Company’s common stock at an exercise price of $3.722 with an expiration date of February 23, 2026.

Registration Rights

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Placement Agreement

Palladium Capital Group, LLC (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $900,000 (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses). The Placement Agent also received a Warrant granting the Holder the right to purchase 1,650,346 shares of the Company’s common stock at an exercise price of $3.722 with an expiration date of February 23, 2026.

January 2021 Hudson Bay Senior Convertible Note

On January 25, 2021, the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on January 21, 2021 with Hudson Bay Master Fund Ltd (the “Investor”), the Company issued a Senior Convertible Note for the purchase price of $12,000,000 (the “Note”) and a five (5) year warrant (the “Warrant”) to purchase 15,000,000 shares of the Company’s common stock at an exercise price of $2.00 per share. The Warrant expires on the five-year anniversary of the issuance date of the Warrant.

As discussed further below, the Company issued a warrant to the placement granting the Holder the right to purchase 480,000 shares of the Company’s common stock at an exercise price of $2.00 with an expiration date of January 25, 2026.

Registration Rights

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Placement Agreement

Palladium Capital Group, LLC (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $1,080,000 (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses). The Placement Agent also received a Warrant in an amount equal to 8% of the shares of Common Stock initially issuable to each Investor pursuant to the Investor’s Note.

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2021 BHP Capital NYSecurities Purchase Agreement

In January 2021, the Company sold a total of 1,500,000 shares of common stock at a purchase price of $2.20 per share (the “SPA Shares”) to BHP Capital NY Inc. (the “Investor). The aggregate amount sold in the private placement (the “SPA Financing”) was $3,300,000. Pursuant to the January SPA, the Company issued five (5) year warrants (the “January Warrants”) to the Investor representing the right to acquire an aggregate of 1,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The January Warrants contain an exercise price of $2.20 per share.

Registration Rights

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

DIVIDEND POLICY

We have not historically declared dividends on our common stock, and we do not currently intend to pay dividends on our common stock. The declaration, amount, and payment of any future dividends on shares of our common stock, if any, will be at the sole discretion of our board of directors, out of funds legally available for dividends. As a Nevada corporation, we are not permitted to pay dividends if, after giving effect to such payment, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts needed to satisfy any preferential rights if we were dissolving.

Our ability to pay dividends to our shareholders in the future will depend upon our liquidity and capital requirements, as well as our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by our board of directors.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock are covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

On May 3, 2018, our common stock began trading on The Nasdaq Capital Market under the symbol of “XSPL”, which was subsequently changed to “EDNT” on September 13, 2018 and ‘BBIG” on November 12, 2020.

Holders of Record

The Company had approximately 337 holders of record of our common stock as of September 28, 2021.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)(2)(3)	80,000	$7.01	466,035
Equity compensation plans not approved by shareholders (1)	-	$-	-
Total	80,000	$7.01	466,035

(1)	The information presented in this table is as of September 28, 2021.

(2)

We originally adopted the Vinco Ventures, Inc. Omnibus Incentive Plan (the “Plan”) in December 2017, which was amended on February 9, 2018, provides for up to 1,764,705 (17,220 remaining as of September 28, 2021) shares of common stock to be issued as stock-based incentives. Stock incentive awards under the Plan can be in the form of stock options, restricted stock units, performance awards, and restricted stock that are made to employees, directors, and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. We believe awards to our executive officers help align the interests of management and our shareholders and reward our executive officers for improved Company performance.

(3)

On July 15, 2020, the Company filed a Registration Statement on Form S-8 registering 1,764,705 (258,376 remaining as of September 28, 2021) shares of common stock to be issued as stock-based incentives under the Company’s Amended and Restated Vinco Ventures, Inc. Omnibus Incentive Plan.

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PLAN OF DISTRIBUTION

Each Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Company will not receive any of the proceeds from the sale by the Selling Shareholders. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be freely resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, under circumstances in which any legend borne by such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the securities by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser of the securities at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING SHAREHOLDERS FOR WHOSE ACCOUNTS WE ARE REGISTERING SHARES

This prospectus covers the resale from time to time by the selling shareholders and future shareholders identified in the table below of up to 117,574,040 shares of our common stock, which were issued in various transactions exempt from registration under the Securities Act, as follows:

●	Includes 30,000,000 issuable upon conversion of a promissory note issued in the July 2021 Hudson Bay Financing;
●	Includes 32,697,548 shares of common stock underlying a warrant issued in the July 2021 Hudson Bay financing;
●	Includes 2,615,804 shares of common stock underlying a warrant issued in connection with the placement of the July 2021 Hudson Bay financing;
●	Includes 16,961,300 shares of common stock underlying an August Series A warrant issued and issuable in connection with the August 2021 Hudson Bay warrant exercise;
●	Includes 2,000,000 shares of common stock underlying an August Series B warrant issued in connection with the August 2021 Hudson Bay warrant exercise;
●	Includes 1,640,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise;
●	Includes 160,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise;
●	Includes 20,000,000 shares of common stock underlying a September Series A warrant originally issued in connection with the September 2021 Hudson Bay warrant exercise;
●	Includes 2,000,000 shares of common stock underlying a September Series B warrant issued in connection with the September 2021 Hudson Bay warrant exercise;
●	Includes 1,600,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise;
●	Includes 160,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise;
●	Includes 1,007,194 shares of common stock issued in connection with the BHP Securities Purchase Agreement;
●	Includes 1,007,194 shares of common stock underlying a warrant issued in connection with the July BHP financing,
●	Includes 225,000 shares of common stock issued in connection with the PPE Brickell Settlement Agreement; and
●	Includes 5,500,000 shares of common stock issued in connection with the Zhiwen Note.

The shares to be offered by the Selling Shareholders named in this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give those Selling Shareholders the opportunity to publicly sell these shares, if they elect to do so. The registration of these shares does not require that any of the shares be offered or sold by the Selling Shareholders. We are registering the shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. For additional information regarding these shares, see “Private Placement of Securities” above.

This prospectus generally covers the maximum number of shares of Common Stock issuable upon exercise of the Warrants, without regard to any limitations on the exercise of the of the Warrants.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of shares of common stock by each of the Selling Shareholders. The first column in the table below lists the name of each Selling Shareholder. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of common stock, as of September 28, 2021.

The fourth column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement between the Company and the Selling Shareholders, this prospectus generally covers the resale of all shares of common stock held by the Selling Shareholders. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

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The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Stockholder	Beneficial Ownership Before Offering (i)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (ii)	Percentage of Common Stock Owned After the Offering (ii)
Hudson Bay Master Fund, Ltd (iii)	54,641,646	95,658,848	0	*
Palladium Capital Group, LLC (iv)	6,175,804	6,175,804	0	*
Paul Yang Zhiwen (v)	5,500,000	5,500,000	0	*
Armistice Capital Master Fund Ltd (vi)	5,000,000	5,000,000	0	*
CVI Investments, Inc. (vii)	3,000,000	3,000,000	0	*
BHP Capital NY Inc. (viii)	2,014,388	2,014,388	0	*
PPE Brickell Supplies, LLC (ix)	225,000	225,000	0	*
TOTAL	76,556,838	117,574,040	0	*

* Less than 1%

(i) The percentage of beneficial ownership is based on 107,021,381 shares of common stock outstanding.

(ii) Assumes that all securities registered within this offering will be sold and that all securities registered for Hudson Bay Master Fund, Ltd and Palladium Capital Group, LLC in the Registration Statement on Form S-1 dated July 23, 2021, will be sold.

(iii) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The second column includes 1,409,940 shares of common stock, 20,270,406 shares of common stock issuable upon exercise of the June 2021 Hudson Bay incentive warrant, 16,961,300 shares of common stock issued and issuable upon exercise of the August 2021 Series A warrants, 2,000,000 shares of common stock issuable upon exercise of the August 2021 Series B warrants, 12,000,000 shares of common stock issuable upon exercise of the September 2021 Series A warrants and 2,000,000 shares of common stock issuable upon exercise of the September 2021 Series B warrants. However, pursuant to the terms of the aforementioned warrants, Hudson Bay Master Fund Ltd. may not exercise such warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares in the second column does not reflect these limitations. The second column does not include (i) 30,000,000 shares of common stock issuable under a Senior Secured Convertible Note issued in the July 2021 Hudson Bay financing and (ii) 32,697,548 shares of common stock issuable under a warrant issued in connection with the July 2021 Hudson Bay financing. Such Senior Secured Convertible Note will not become convertible into the 30,000,000 shares of common stock and such warrant will not be exercisable for 32,697,548 shares of common stock until such transactions are approved by the Company’s shareholders.

(iv) Joel Padowitz is the Managing Member of Palladium Capital Group, LLC. Includes, 1,640,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise, 160,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise, 1,600,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise, 160,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise and 2,615,804 shares of common stock underlying a warrant issued in connection with the placement of the July 2021 Hudson Bay financing. The warrant will not be exercisable for 2,615,804 shares of common stock until such transaction is approved by the Company’s shareholders.

(v) Includes 5,500,000 shares of common stock held by Mr. Zhiwen.

(vi) Steven Boyd is the CIO of Armistice Capital, LLC, the investment manager of Armistice Capital Master Fund Ltd. (“Armistice”). Includes 5,000,000 shares of common stock underlying a warrant issued in connection with the September 2021 Hudson Bay warrant exercise and subsequently purchased by Armistice through a Securities Purchase Agreement dated September 8, 2021.

(vii) Martin Kobinger is the Investment Manager of Heights Capital Management, Inc., the investment manager of CVI Investments, Inc. (“CVI”). Includes 3,000,000 shares of common stock underlying a warrant issued in connection with the September 2021 Hudson Bay warrant exercise and subsequently purchased by CVI through a Securities Purchase Agreement dated September 14, 2021.

(viii) Bryan Pantofel is the President of BHP Capital NY Inc. Includes 1,007,194 shares of common stock issued in connection with the BHP Securities Purchase Agreement and 1,007,194 shares of common stock underlying a warrant issued in connection with the July BHP financing.

(ix) Matthew Pantofel is the Managing Member of PPE Brickell Supplies, LLC. Includes 225,000 shares of common stock issued to PPE Brickell as per the terms of the Settlement Agreement.

Relationship with Selling Shareholders

To our knowledge, none of the Selling Shareholders had any position, office, or other material relationship with us or any of our affiliates within the past three years.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the three and six months ended June 30, 2021 and years ended December 31, 2020 and 2019 should be read in conjunction with the information included under “Business,” “Selected Consolidated Financial Data” and our consolidated financial statements and the accompanying notes included elsewhere in this registration statement. The discussion and analysis below are based on comparisons between our historical financial data for different periods and include certain forward-looking statements about our business, operations and financial performance. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors described in “Risk Factors.” Our actual results may differ materially from those expressed in, or implied by, those forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Overview

As used herein, the terms the “Company,” “Vinco Ventures” “we,” “us,” “our” and similar refer to Vinco Ventures, Inc. (f/k/a Edison Nation, Inc.), a Nevada corporation incorporated on July 18, 2017 under the laws of the State of Nevada as Idea Lab X Products, Inc. and also formerly known as Xspand Products Lab, Inc. prior to its name change on September 12, 2018, and/or its wholly-owned and majority-owned operating subsidiaries. On November 5, 2020, the Company (the “Parent”) and its wholly owned subsidiary, Vinco Ventures, Inc. (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, the Merger Sub merged with and into the Parent and the Parent became the surviving corporation of the Merger (the “Surviving Corporation”). The name of the Surviving Corporation became Vinco Ventures, Inc. The transaction closed on November 10, 2020.

Vinco Ventures is a vertically-integrated, end-to-end, consumer product research & development, manufacturing, sales and fulfillment company. The Company’s proprietary web-enabled platform provides a low risk, high reward platform and process to connect innovators of new product ideas with potential licensees.

As of December 31, 2020, Vinco Ventures had six wholly-owned subsidiaries: TBD Safety, LLC (“TBD”), Scalematix, LLC (“Scalematix”), Ferguson Containers, Inc. (“Fergco”), CBAV1, LLC (“CB1”), Pirasta, LLC (“Pirasta”) and Edison Nation Holdings, LLC. Vinco Ventures owns 50% of Best Party Concepts, LLC, Ed Roses, LLC and Global Clean Solutions, LLC, all of which are consolidated as VIE’s with noncontrolling interests. Edison Nation Holdings, LLC is the single member of Edison Nation, LLC and Everyday Edisons, LLC. Edison Nation, LLC is the single member of Safe TV Shop, LLC.

COVID-19

COVID-19 has caused and continues to cause significant loss of life and disruption to the global economy, including the curtailment of activities by businesses and consumers in much of the world as governments and others seek to limit the spread of the disease, and through business and transportation shutdowns and restrictions on people’s movement and congregation.

As a result of the pandemic, we have experienced, and continue to experience, weakened demand for our traditional products. Many of our customers have been unable to sell our products in their stores due to government-mandated closures and have deferred or significantly reduced orders for our products. We expect these trends to continue until such closures are significantly curtailed or lifted. In addition, the pandemic has reduced foot traffic in the stores where our products are sold that remain open, and the global economic impact of the pandemic has temporarily reduced consumer demand for our products as they focus on purchasing essential goods.

In the United States and Asia, many of our key accounts remain closed or are operating at significantly reduced volumes. As a result, we have made the strategic decision to expand our operations through our Edison Nation Medical (“Ed Med”) division. Through Ed Med, the Company wholesales Personal Protective Equipment (“PPE”) products through an online portal for hospitals, government agencies and distributors.

Given these factors, the Company anticipates that the greatest impact from the COVID-19 pandemic in fiscal 2020 occurred in the first quarter of 2020 and resulted in a net sales decline as compared to the first quarter of 2019. The Company was able to recover in the second quarter and third quarter of 2020 related to sales of personal protective equipment and a rebound of some of our legacy product business.

In addition, certain of our suppliers and the manufacturers of certain of our products were adversely impacted by COVID-19. As a result, we faced delays or difficulty sourcing products, which negatively affected our business and financial results. Even if we are able to find alternate sources for such products, they may cost more and cause delays in our supply chain, which could adversely impact our profitability and financial condition.

We have taken actions to protect our employees in response to the pandemic, including closing our corporate offices and requiring our office employees to work from home. At our distribution centers, certain practices are in effect to safeguard workers, including a staggered work schedule, and we are continuing to monitor direction from local and national governments carefully. Additionally, our two retail locations have been closed until further notice.

As a result of the impact of COVID-19 on our financial results, and the anticipated future impact of the pandemic, we have implemented cost control measures and cash management actions, including:

● Furloughing a significant portion of our employees; and

● Implementing 20% salary reductions across our executive team and other members of upper-level management; and

● Executing reductions in operating expenses, planned inventory levels and non-product development capital expenditures; and

● Proactively managing working capital, including reducing incoming inventory to align with anticipated sales.

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Components of our Results of Operations

Revenues

We sell consumer products across a variety of categories, including toys, plush, homewares and electronics, to retailers, distributors and manufacturers. We also sell consumer products directly to consumers through e-commerce channels. Our Edison Nation Medical operation sells Personal Protective Equipment (“PPE”) to governmental agencies, medical institutions and to distributors.

Cost of Revenues

Our cost of revenues includes inventory costs, materials and supplies costs, internal labor costs and related benefits, subcontractor costs, depreciation, overhead and shipping and handling costs. Our Edison Nation Medical operation sells Personal Protective Equipment (“PPE”) to governmental agencies, medical institutions and to distributors.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses.

Rental Income

We earn rental income from a month-to-month lease on a portion of the building located in Washington, New Jersey that we own.

Interest Expense, Net

Interest expense includes the cost of our borrowings under our debt arrangements.

Results of Operations

Three Months Ended June 30, 2021 versus Three Months Ended June 30, 2020

The following table sets forth information comparing the components of net (loss) income for the three months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Period over Period Change
	2021	2020	$	%

Revenues, net	$2,691,811	$5,173,982	$(2,482,171)	-47.97%
Cost of revenues	1,721,189	4,004,936	(2,283,747)	-57.02%
Gross profit	970,622	1,169,046	(198,424)	-16.97%

Operating expenses:
Selling, general and administrative	5,941,652	2,377,853	3,563,799	149.87%
Operating (loss)	(4,971,030)	(1,208,807)	(3,762,223)	-311.23%

Other (expense) income:
Rental income	28,703	25,703	3,000	11.67%
Interest (expense)	(2,715,481)	(847,154)	(1,868,327)	-220.54%
Loss on issuance of warrants	(133,699,181)	-	(133,699,181)	-100.00%
Change in fair value of warrant liability	(37,154,989)	-	(37,154,989)	-100.00%
Change in fair value of short-term investment	(52,000)	-	(52,000)	-100.00%
Loss on disposal of assets and interests in joint venture	(301,645)	-	(301,645)	-100.00%
Total other (expense), net	(173,894,593)	(821,451)	(173,073,142)	-21,069.20%
Loss before income taxes	(178,865,623)	(2,030,258)	(176,835,365)	-8,709.99%
Income tax expense	-	-	-	-%
Net loss from continuing operations	(178,865,623)	(2,030,258)	(176,835,365)	-8,709.99%
Net income attributable to noncontrolling interests	22,543	22,241	5,793	26.05%
Net loss from continuing operations attributable to Vinco Ventures, Inc.	(178,888,166)	(2,052,499)	(176,841,158)	-8,615.90%
Net income (loss) from discontinued operations	(4,780,580)	428,119	606,319	-141.62%
Net (loss) income attributable to Vinco Ventures, Inc.	$(183,668,746)	$(1,624,380)	$(177,447,477)	-10,924.01%

49

Revenue

For the three months ended June 30, 2021, revenues decreased by $2,482,171 or 47.97%, as compared to the three months ended June 30, 2020. The decrease was primarily the result of a decrease in revenues from the Edison Nation Medical division.

Cost of Revenues

For the three months ended June 30, 2021, cost of revenues decreased by $2,283,747 or 57.02%, as compared to the three months ended June 30, 2020. The decrease was primarily attributable to the decrease in total consolidated revenues.

Gross Profit

For the three months ended June 30, 2021, gross profit decreased by $198,424, or 16.97%, as compared to the three months ended June 30, 2020. The decrease was primarily a result of the decrease in revenues.

Operating Expenses

Selling, general and administrative expenses were $5,941,652 and $2,377,853 for the three months ended June 30, 2021 and 2020, respectively, representing an increase of $3,563,799, or 149.87%. The increase was primarily the result of an increase in stock-based compensation of $1,037,351, profession fees of $897,021, depreciation and amortization of $326,316 and payroll and related benefits of $702,150.

Rental Income

Rental income was $28,703 and $25,703 for the three months ended June 30, 2021 and 2020, respectively.

Interest expense

Interest expense was $2,715,481 for the three months ended June 30, 2021 versus $847,154 in the previous three months ended June 30, 2020. The increase in interest expense was related to the two financings in the first quarter of $22,000,000 which included the issuance of warrants and beneficial conversion features that were amortized and included as part of interest expense.

Loss on issuance of warrants and change in fair value of warrants

Loss on issuance of warrants was $133,699,181 and $0 for the three months ended June 30, 2021 and 2020, respectively. The issuance of warrants was related to the issuance of warrants in connection with the three private placements completed in the second quarter of 2021. Change in fair value of warrants was a loss of $37,154,989 and $0 for the three months ended June 30, 2021 and 2020, respectively. The change in fair value of warrants was related to a reduction in the warrant liability due to a change in the underlying assumptions of the Black-Scholes model, mostly related to a decrease in the Company’s share price.

Income tax expense

Income tax expense was $0 and $0 for the three months ended June 30, 2021 and 2020, respectively.

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Six Months Ended June 30, 2021 versus Six Months Ended June 30, 2020

The following table sets forth information comparing the components of net (loss) income for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Period over Period Change
	2021	2020	$	%

Revenues, net	$5,256,973	$7,127,328	$(1,870,355)	-26.24%
Cost of revenues	3,374,570	5,368,655	(1,994,085)	-37.14%
Gross profit	1,882,403	1,758,673	123,730	7.04%

Operating expenses:
Selling, general and administrative	17,602,532	5,567,516	12,035,016	216.16%
Operating (loss)	(15,720,129)	(3,808,843)	(11,911,286)	-312.73%

Other (expense) income:
Rental income	54,407	51,407	3,000	5.84%
Interest (expense)	(15,410,414)	(1,571,111)	(13,839,303)	-880.86%
Loss on issuance of warrants	(208,855,715)	-	(208,855,715)	-100.00%
Change in fair value of warrant liability	(773,447)	-	(773,447)	-100.00%
Change in fair value of short-term investment	(122,000)	-	(122,000)	-100.00%
Loss on disposal of assets and interest in joint venture	(301,645)	-	(301,645)	-100.00%
Gain on divestirure	-	-	-	-%
Total other (expense), net	(225,408,814)	(1,519,704)	(223,889,110)	-14,732.42%
Loss before income taxes	(241,128,943)	(5,328,547)	(236,279,596)	-4,434.22%
Income tax expense	-	-	-	-%
Net loss from continuing operations	(241,608,143)	(5,328,547)	(236,279,596)	-4,434.22%
Net income attributable to noncontrolling interests	50,577	22,241	28,366	127.40%
Net loss from continuing operations attributable to Vinco Ventures, Inc.	(241,179,520)	(5,350,788)	(235,828,732)	-4,407.36%
Net income (loss) from discontinued operations attributable to Vinco Ventures, Inc.	(4,958,780)	4,995,900	(9,914,680)	-200.06%
Net (loss) income attributable to Vinco Ventures, Inc.	$(246,138,300)	$(354,888)	$(245,783,412)	-69,256.61%

Revenue

For the six months ended June 30, 2021, revenues decreased by $1,870,355 or 26.24%, as compared to the six months ended June 30, 2020. The decrease was primarily the result of a decrease in business operations from the Edison Nation Medical division.

Cost of Revenues

For the six months ended June 30, 2021, cost of revenues decreased by $1,994,085 or 37.14%, as compared to the six months ended June 30, 2020. The decrease was primarily attributable to the decrease in total consolidated revenues.

Gross Profit

For the six months ended June 30, 2021, gross profit increased by $123,730, or 7.04%, as compared to the six months ended June 30, 2020. The increase was primarily a result of higher margin revenues in 2021 due to less revenues from the Edison Nation Medical division.

Operating Expenses

Selling, general and administrative expenses were $17,602,532 and $5,567,516 for the six months ended June 30, 2021 and 2020, respectively, representing an increase of $12,035,016, or 216.16%. The increase was primarily the result of an increase in stock-based compensation of $8,415,342, professional fees of $1,452,916, depreciation and amortization of $452,458 and payroll and related benefits of $412,367.

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Rental Income

Rental income was $54,407 and $51,407 for the six months ended June 30, 2021 and 2020, respectively.

Interest expense

Interest expense was $15,410,414 for the six months ended June 30, 2021 versus $1,571,111 in the previous six months ended June 30, 2020. The increase in interest expense was related to the two financings in the first quarter of $22,000,000 which included the issuance of warrants and beneficial conversion features that were amortized and included as part of interest expense.

Loss on issuance of warrants and change in fair value of warrants

Loss on issuance of warrants was $208,855,715 and $0 for the six months ended June 30, 2021 and 2020, respectively. The issuance of warrants was related to the issuance of warrants in connection with the three private placements completed in the first six months of 2021. Change in fair value of warrants was a loss of $773,447 and $0 for the six months ended June 30, 2021 and 2020, respectively. The change in fair value of warrants was related to a reduction in the warrant liability due to a change in the underlying assumptions of the Black-Scholes model, mostly related to a decrease in the Company’s share price.

Income tax expense

Income tax expense was $0 and $0 for the six months ended June 30, 2021 and 2020, respectively.

Non-GAAP Measures

EBITDA and Adjusted EBITDA

The Company defines EBITDA as net loss before interest, taxes and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to eliminate the impact of certain non-recurring items and other items that we do not consider in our evaluation of our ongoing operating performance from period to period. These items will include stock-based compensation, restructuring and severance costs, transaction costs, acquisition costs, certain other non-recurring charges and gains that the Company does not believe reflects the underlying business performance.

52

For the three and six months ended June 30, 2021 and 2020, EBITDA and Adjusted EBITDA consisted of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$(178,865,623)	$(1,602,139)	$(241,128,943)	$(332,647)
Net income (loss) from discontinued operations	(4,780,580)		(4,958,780)
Interest expense, net	2,715,481	841,529	15,410,414	1,571,111
Income tax expense	-	-	-	-
Depreciation and amortization	636,082	296,108	1,081,623	612,406
EBITDA	(180,294,640)	(464,502)	(229,595,686)	1,850,870
Stock-based compensation	1,306,267	268,916	10,003,769	1,588,427
Loss on issuance of warrant liability	133,699,181	-	208,855,715	-
Change in fair value of warrant liability	37,154,989	-	773,447	-
Restructuring and severance costs	-	189,009	-	431,145
Transaction and acquisition costs	723,760	-	1,428,325	82,736
Other non-recurring costs	-	-	-	40,860
Loss (gain) on divestiture	4,130,580	-	4,130,580	(4,911,760)
Adjusted EBITDA (1)	$(3,279,863)	$(6,577)	$(4,403,850)	$(917,722)

EBITDA and Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (a) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (b) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company’s management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are (a) they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt, (b) they do not reflect future requirements for capital expenditures or contractual commitments, and (c) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

53

Year Ended December 31, 2020 versus Year Ended December 31, 2019

The following table sets forth information comparing the components of net loss for the years ended December 31, 2020 and 2019:

	Years Ended December 31,		Period over Period Change
	2020	2019	$	%
Revenues, net	$15,781,319	$12,523,432	$3,257,887	26.01%
Cost of revenues	11,403,474	7,523,669	3,879,805	51.57%
Gross profit	4,377,845	4,990,763	(612,918)	-12.28%

Operating expenses:
Selling, general and administrative	12,280,192	14,085,195	(1,805,003)	-12.81%
Impairment	-	4,443,000	(4,443,000)	-100.00%
Gain on change in fair value of earnout liability	-	(520,000)	520,000	100.00%
Total operating expenses	12,280,192	18,008,195	(5,728,003)	-31.81%
Operating loss	(7,902,347)	(13,017,432)	(5,115,085)	-39.29%

Other (expense) income:
Rental income	102,815	102,815	-	0.00%
Interest expense	(3,378,131)	(1,299,153)	(2,078,978)	160.03%
Change in fair value of investment	(22,000)	-	(22,000)	-100.00%
Gain on divestiture	4,911,760	-	4,911,760	100.00%
Other income	-	3,054	(3,054)	-100.00%
Total other income (expense)	1,614,444	(1,193,284)	2,807,728	-235.29%
Loss before income taxes	(6,287,903)	(14,210,716)	7,922,813	-64.49%
Income tax (expense) benefit	(19,197)	22,373	(41,552)	-185.72%
Net loss from continuing operations	(6,307,100)	(14,188,343)	9,123,157	-55.75%
Net loss attributable to noncontrolling interests	(554,382)	(1,269,274)	714,892	-56.32%
Net loss from continuing operations attributable to Vinco Ventures, Inc.	(5,752,718)	(12,919,069)	7,166,351	-55.47%
Net loss from discontinued operations attributable to Vinco Ventures, Inc.	(642,632)	(7,811)	(634,821)	8,127.27%
Gain on divestiture from discontinued operations	1,241,914	-	1,241,914	100.00%
Net loss attributable to Vinco Ventures, Inc.	$(5,153,436)	$(12,929,706)	$7,776,270	-60.14%

54

Revenue

For the year ended December 31, 2020, revenues increased by $3,257,887 or 26.01%, as compared to the year ended December 31, 2019. The increase was primarily attributable to increases in the sale of personal protective equipment due to the COVID-19 pandemic and Corrugated through our Ferguson Containers, Inc.

Cost of Revenues

For the year ended December 31, 2020, cost of revenues increased by $3,879,805 or 51.57%, as compared to the year ended December 31, 2019. The increase was primarily attributable to the increase in total consolidated revenues. The increase was primarily attributable to the increase in revenues.

Gross Profit

For the year ended December 31, 2020, gross profit decreased by $612,918, or 12.28%, as compared to the year ended December 31, 2019. The decrease was primarily attributable to the lower margin products during 2020 related to the sale of personal protective equipment. The Company’s higher margin branded business was down during the year due to the impacts of COVID-19.

Operating Expenses

Selling, general and administrative expenses were $12,280,192 and $14,085,195 for the years ended December 31, 2020 and 2019, respectively, representing a decrease of $1,805,003, or 12.81%. The decrease was primarily attributable to reductions in workforce and reduced spending due to cost controlling measures. Decreases included payroll and related costs of $692,443, travel of $295,122, freight and postage of 131,152 and professional fees of $2,199,605. The expense was offset by increases in stock-based compensation expense of $1,166,848, bad debts of $123,385 and selling expenses of $384,039.

Impairment

For the year ended December 31, 2019, impairment charges of $4,443,000 relate to an impairment charge related to our annual impairment assessment. The amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. There were no impairment charges for the year ended December 31, 2020.

Gain on Change in Fair Value of Earnout

For the year ended December 31, 2019, a gain of $520,000 was recognized related to a change in fair value of the earnout liability. The decrease in the earnout is due to decreased actual revenues as compared to anticipated revenues at the time of acquisition of the Cloud B business in 2019 and going forward. The impairment above was attributable to the lower than anticipated revenues going forward.

Rental Income

Rental income was $102,815 for both the years ended December 31, 2020 and 2019.

Interest expense

Interest expense was $3,378,131 for the year ended December 31, 2020 versus $1,299,153 in the previous year ended December 31, 2019. The increase in interest expense was related to increased borrowings of debt during 2020.

Income tax expense

Income tax expense was $19,197 for the year ended December 31, 2020, an increase of $41,552 or 185.72%, compared to a benefit of $22,373 for the year ended December 31, 2019. The increase from an income tax benefit to income tax expense is due to current year state income taxes in 2020 versus current year state income taxes in 2019 offset by a refund for required payments for estimated foreign income taxes.

Net Income (Loss) from discontinued operations

Income (loss) from discontinued operations represents the operations of divestiture of SRM Entertainment Limited. Income (Loss) from discontinued operations increased to a $0.6 million loss in Fiscal 2020, compared to a loss of $0.008 million in Fiscal 2019.

Gain on Divestiture from discontinued operations

Gain from divestiture from discontinued operations represents the gain recognized on the sale of SRM Entertainment Limited, which consisted of 200,000 shares of common stock of a NASDAQ listed company and the net liabilities disposed of due to the sale.

55

Non-GAAP Measures

EBITDA and Adjusted EBITDA

The Company defines EBITDA as net loss before interest, taxes and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to eliminate the impact of certain non-recurring items and other items that we do not consider in our evaluation of our ongoing operating performance from period to period. These items will include stock-based compensation, restructuring and severance costs, transaction costs, acquisition costs, certain other non-recurring charges and gains that the Company does not believe reflects the underlying business performance.

For the years ended December 31, 2020 and 2019, EBITDA and Adjusted EBITDA consisted of the following:

	For the Years Ended December 31,
	2020	2019
Net loss from continuing operations	$(6,307,100)	$(14,188,343)
Net loss from discontinued operations	599,282	(10,637)
Interest expense, net	3,378,131	1,298,168
Income tax expense (benefit)	19,197	(22,373)
Income tax expense (benefit) from discontinued operations	12,940	2,826
Depreciation and amortization	1,381,366	1,321,186
EBITDA	(916,184)	(11,599,173)
Stock-based compensation	3,241,764	2,299,915
Impairment	-	4,443,000
Restructuring and severance costs	765,867	446,114
Transaction and acquisition costs	258,639	447,908
Other non-recurring costs	107,469	1,520,777
Gain on divestiture	(6,153,674)	-
Adjusted EBITDA	$(2,696,119)	$(2,441,459)

EBITDA and Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (a) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (b) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company’s management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are (a) they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt, (b) they do not reflect future requirements for capital expenditures or contractual commitments, and (c) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Liquidity and Capital Resources

For the six months ended June 30, 2021, our operations lost approximately $15,720,129, of which approximately $11,085,000 was non-cash and approximately $1,428,000 was related to transaction costs and other non-recurring items.

At June 30, 2021, we had total current assets of approximately $80,620,757 and current liabilities of approximately $8,829,464 resulting in working capital of approximately $71,791,293, of which $3,333,333 was convertible notes payable. At June 30, 2021, we had total assets of $121,276,499 and total liabilities of $148,820,211, of which 139,695,115 related to the warrant liabilities, resulting in stockholders’ deficit of $27,543,712.

For the year ended December 31, 2020, our operations lost $7,902,347 of which $4,623,130 was non-cash and $1,131,975 related to transaction costs and non-recurring items.

At December 31, 2020, we had total current assets of $5,342,183 and current liabilities of $11,285,663 resulting in negative working capital of $5,943,480. At December 31, 2020, we had total assets of $28,028,207 and total liabilities of $14,505,506 resulting in stockholders’ equity of $13,522,701.

56

The Company believes it has sufficient cash for at least the next twelve months from the date of issuance of these condensed financial statements. The ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations from the sale of its products.

Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize our products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

Cash Flows

During the six months ended June 30, 2021 and 2020, our sources and uses of cash were as follows:

Cash Flows from Operating Activities

Net cash used in operating activities for the six months ended June 30, 2021 was $9,791,988 which included net loss from continuing operations of $241,128,943 that included $3,465,708 of cash used by changes in operating assets and liabilities, stock-based compensation of $10,003,767, loss on issuance of warrants of $208,855,715, depreciation and amortization of $1,081,623, amortization of financing costs of $15,597,936, gain on debt extinguishment of $852,352 and amortization of right of use assets of $48,327. Net cash used in operating activities for the six months ended June 30, 2020 was $2,487,898 which included a net loss of $332,647 that included $825,190 of cash used by changes in operating assets and liabilities, stock-based compensation of $1,588,427, depreciation and amortization of $612,406, amortization of financing costs of $1,227,046 and amortization of right of use assets of $153,820 which was offset by a gain on divestiture of a subsidiary of $4,911,760.

Cash Flows from Investing Activities

Net cash used in investing activities was $14,559,069 and $61,917 for the six months ended June 30, 2021 and 2020, respectively. Net cash used in investing activities was largely attributable to the Company’s equity method investment and funding of loan receivable offset by the receipt of funds related to the sale of the assets of CBAV 1, LLC.

Cash Flows from Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2021 totaled $98,858,274 which related mostly to borrowings under convertible notes and proceeds from the exercise of warrants. Net cash provided by financing activities for the three months ended June 30, 2020 totaled $3,899,433 which related mostly to borrowings under convertible notes and borrowings under notes payable.

57

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any relationships with any organizations or financial partnerships, such as structured finance or special purpose entities, that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported expenses during the reporting periods. The accounting estimates that require our most significant, difficult, and subjective judgments have an impact on revenue recognition, the determination of share-based compensation, and financial instruments. We evaluate our estimates and judgments on an ongoing basis. Actual results may differ materially from these estimates under different assumptions or conditions.

Our significant accounting policies are more fully described in Note 2 to our annual financial statements and as updated in Note 2 to our unaudited condensed consolidated financial statements as appropriate included elsewhere in this registration statement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

BUSINESS

Overview

Formed in July 2017 under the laws of the State of Nevada, Vinco Ventures, Inc. seeks to be involved with every step of the consumer product life cycle- from ideation, to research and development, manufacturing, sales, packaging and fulfillment. The Company also seeks to raise awareness of the Vinco Ventures brand name as a diversified consumer products business through a number of media channels.

The first stage of development for any consumer product is the impetus to turn an idea into a salable commodity. Considered to be the “go-to” resource for independent innovators with great consumer product invention ideas, Vinco Ventures maintains a consumer-facing online presence whereby innovators can submit ideas for consideration by us. If an idea is successfully chosen, Vinco Ventures will apply its proprietary, web-enabled new product development (“NPD”) and commercialization platform that can take a product from idea through e-commerce final sale in a matter of months versus a year or more for capital intensive and inefficient new product development protocols traditionally used by legacy manufacturers serving “big box” retailers. Vinco Ventures presently engages with over 180,000 registered online innovators and entrepreneurs interested in accessing the Company’s NPD platform to bring innovative, new products to market focusing on high-interest, high-velocity consumer categories. The Company generates revenue from its web presence by charging a fee for each idea submission, and also through subscription-based plans for innovators that wish to submit high volumes of ideas.

Since its inception, Vinco Ventures has received over 200,000 idea submissions, with products selling in excess of $250 million at retail through the management of over 300 client product campaigns with distribution across diverse channels including e-commerce, mass merchandisers, specialty product chains, entertainment venues, national drug chains, and tele-shopping. These clients include many of the largest manufacturers and retailers in the world including Amazon, Bed Bath and Beyond, HSN, Rite Aid, P&G, and Black & Decker. The Company generates revenue from licensing agreements with such manufacturers and retailers, which such agreements are entered into when innovators submit their ideas through Vinco Ventures’ web portal. Occasionally, the Company also generates revenue from innovators that wish to use the Company’s product development resources, but license or distribute products themselves.

Vinco Ventures has a number of internally developed brands “EN Brands” which act as a launchpad for new innovative items that have matriculated through the innovation portal. These EN Brands include Cloud B, Pirasta, Uber Mom, Best Party Concepts, Lily and Grey, Sol and Salud, Trillion Trees, Eco Quest, Smarter Specs, Barkley Lane, and Ngenious Fun. Additionally, the Company offers a partnership model for entrepreneurs and businesses that are seeking to elevate their existing brands. Recent partnerships for Vinco Ventures include 4Keeps Roses and Mother K. Within the partnership model, the Company seeks to identify new lines of distribution and provide innovation through development of new item that enhance the brands overall image and consumer adoption.

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Once most consumer products are ideated, developed, manufactured, and possibly even licensed, they must be packaged and distributed. Therefore, we lease a packaging and logistics center in Alpha, New Jersey. The Company generates revenue from the sale of custom packaging for many of the products that have run through our NPD or in-house product development process. The Company also sells packaging products to a number of other entities that are not related to the Company’s product development process, including pharmaceutical and e-commerce companies. When packaging of products is complete, we typically ship products using our own trucks rather than relying on a common carrier. For packaging products, the Company does not have long-term agreements with customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers.

Once a product is ready for distribution, consumer awareness must be raised in order to the sell the product. Accordingly, the Company has begun to pursue a three-prong media strategy. First, the Company is seeking to re-release episodes of the ‘Everyday Edisons’ television program, while simultaneously seeking a distribution partner for forthcoming episodes. The Company intends to generate revenue from the Everyday Edisons brand by entering into a contract with a broadcast network or online streaming service. Second, the Company is developing a proprietary e-learning platform. The Company intends to generate revenue from the e-learning platform through the sale of subscription-based plans. Third, the Company is seeking to expand its web presence by acquiring or creating other innovator-facing internet media properties. The Company intends to generate revenue from such internet media through the display of paid advertisements on its properties.

COVID-19

COVID-19 has caused and continues to cause significant loss of life and disruption to the global economy, including the curtailment of activities by businesses and consumers in much of the world as governments and others seek to limit the spread of the disease, and through business and transportation shutdowns and restrictions on people’s movement and congregation.

As a result of the pandemic, we have experienced, and continue to experience, weakened demand for our traditional products. Many of our customers have been unable to sell our products in their stores due to government-mandated closures and have deferred or significantly reduced orders for our products. We expect these trends to continue until such closures are significantly curtailed or lifted. In addition, the pandemic has reduced foot traffic in the stores where our products are sold that remain open, and the global economic impact of the pandemic has temporarily reduced consumer demand for our products as they focus on purchasing essential goods.

In the United States and Asia, many of our key accounts remain closed or are operating at significantly reduced volumes. As a result, we have made the strategic decision to expand our operations through our Edison Nation Medical (“Ed Med”) division. Through Ed Med, the Company wholesales Personal Protective Equipment (“PPE”) products and proprietary branded hand sanitizer through an online portal for hospitals, government agencies and distributors.

Given these factors, the Company anticipates that the greatest impact from the COVID-19 pandemic in fiscal 2020 occurred in the first quarter of 2020 and resulted in a net sales decline as compared to the first quarter of 2019.

In addition, certain of our suppliers and the manufacturers of certain of our products were adversely impacted by COVID-19. As a result, we faced delays or difficulty sourcing products, which negatively affected our business and financial results. Even if we are able to find alternate sources for such products, they may cost more and cause delays in our supply chain, which could adversely impact our profitability and financial condition.

We have taken actions to protect our employees in response to the pandemic, including closing our corporate offices and requiring our office employees to work from home. At our distribution centers, certain practices are in effect to safeguard workers, including a staggered work schedule, and we are continuing to monitor direction from local and national governments carefully. Additionally, our two retail locations have been closed until further notice.

As a result of the impact of COVID-19 on our financial results, and the anticipated future impact of the pandemic, we have implemented cost control measures and cash management actions, including:

● Furloughing a significant portion of our employees; and

● Implementing 20% salary reductions across our executive team and other members of upper level management; and

● Executing reductions in operating expenses, planned inventory levels and non-product development capital expenditures; and

● Proactively managing working capital, including reducing incoming inventory to align with anticipated sales.

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Market Strategy

The process for developing and launching consumer products has changed significantly in recent years. Previously, Fortune 500 and other companies maintained multimillion-dollar research and development divisions to develop and launch products to be sold primarily on retail shelves and supported by large television and print advertising investment. The emergence of e-commerce giants, including Amazon.com, has caused retail shelf space to no longer be a requirement to launch a new product. Crowdfunding sites like Kickstarter enable solo entrepreneurs to inexpensively produce an advertising video and quickly introduce a new product to many millions of potential customers, and to quickly gain those customers for a low cost of acquisition relative to the cost and time required in prior years as expensive advertising investment is no longer required to gain market awareness. For example, according to Statista.com, crowdfunded sales of products will exceed $18.9 billion in 2021. The consumer shift away from brick and mortar retailers toward e-commerce has resulted in the bankruptcy or downsizing of many iconic retailers which sold toys, including Toys R Us, Sears, Kmart, and K-B Toys, with the resultant loss in shelf space and available locations helping to drive our market opportunity. By utilizing the opportunities to market products over the internet, rather than through traditional, commercial channels, we believe we can reach a much broader market for our brands and products.

Leveraging Evolving Market Opportunities for Growth

The Company believes that its anticipated growth will be driven by five macroeconomic factors:

●	The significant growth of ecommerce (14% compound annual growth rate, estimated to reach $4.9 trillion by 2021 (eMarketer 2018));
●	The increasing velocity of “brick and mortar” retail closures, now surpassing Great Recession levels (Cushman & Wakefield/Moody’s Analytics 2018);
●	Product innovation and immediate delivery gratification driving consumer desire for next-generation products with distinctive sets of features and benefits without a reliance on brand awareness and familiarity;
●	The marriage of media-based entertainment and consumer goods;
●	The rapid adoption of crowdsourcing to expedite successful new product launches; and
●	The opportunity to market products over the internet and television, rather than through traditional, commercial channels, to reach a much broader, higher qualified target market for brands, and products.

In addition, we intend to acquire more small brands that have achieved approximately $1 million in retail sales over the trailing twelve-month period with a track record of generating free cash flow. By leveraging our expertise in helping companies launch thousands of new products and our ability to create unique, customized packaging, we will seek to elevate the value of these acquired brands by improving each part of their launch process, based on our own marketing methodologies.

We believe our acquisition strategy will allow us to acquire small brands using a combination of shares of our common stock, cash and other consideration, such as earn-outs. We intend to use our acquisition strategy in order to acquire up to ten or more small brands per year for the next three years. In situations where we deem that a brand is not a “fit” for acquisition or partnership, we may provide the brand with certain manufacturing or consulting services that will assist the brand to achieve its goals.

One example of a brand that we have recently acquired is Cloud B, Inc. (“Cloud B”), a leading manufacturer of products and accessories that help parents and children sleep better. Cloud B distributes its products nationally and in over 100 countries worldwide.

Founded in 2002 and acquired by Vinco Ventures in October 2018, Cloud B’s highly regarded, award-winning products are developed in consultation with an advisory board of pediatricians and specialists. Cloud B recently won the Toy of the Year award from The Toy Association. Cloud B’s best-known products are Twilight Turtle™ and Sleep Sheep™.

Cloud B’s products can be purchased online (through its own e-commerce site and other online retailers), in specialty boutiques, gift stores, and worldwide at major retailers including Barnes & Noble, Bloomingdale’s, Dillard’s, Nordstrom, Von Maur, Harrods, and Fnac in France.

Immediate synergies include expanding Vinco Ventures’ West Coast footprint by leveraging Cloud B’s sizable distribution, sales and fulfillment operations. The initial focus for Cloud B has been to optimize existing product performance while helping to develop new product lines leveraging the Vinco Ventures NPD platform. In addition, Cloud B is leveraging Vinco Ventures’ Hong Kong-based manufacturer sourcing and management capabilities, as well as the Company’s marketing and packaging resources.

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Business

One Company Initiative

During the first quarter of 2019, the Company began the process of consolidating all of its operating companies into distinct business units, which allows the Company to focus on growing sales and leveraging operations. The units consist of:

● Innovate. The Vinco Ventures New Product Development (“NPD”) platform helps inventors go from idea to reality. This is accomplished by optimizing the Company’s new product election process through deeper analytics to predict success on platforms like crowdfunding and web marketplaces like Amazon. The Company drives brand awareness of the platform by producing content for inventors and innovators on media platforms including our own Everyday Edison’s television show.

● Build and Launch. Distributed by geography, industry skillset and expertise in the development process to ensure efficient product build and launch our teams of product designers and developers take the product from the concept to the consumers’ hand. The bulk of the Company’s operations are part of this business unit, and the Company will continue to develop this unit to meet the needs of our product launch schedule.

● Sell. Our omni-channel sales effort is divided into three groups: (1) business-to-business revenue opportunities including traditional brick and mortar retailers, (2) online marketplaces and direct-to-consumer revenue opportunities, and (3) our NiTRO Team (Near Term Revenue Opportunities). NiTRO, identifies brands and products lines that would benefit from being part of Vinco Ventures.

Innovate: The Vinco Ventures New Product Development & Commercialization Platform

New product ideas have little value without the ability and skill required to commercialize them. The considerable investment and executional “know how” needed to initiate a process - from idea to product distribution - has always been a challenge for the individual innovator. Vinco Ventures’ web presence is designed to take advantage of online marketplace and crowdfunding momentum for our future growth mitigating new product development risk while allowing for optimized product monetization based on a product’s likelihood to succeed. To that end, Vinco Ventures empowers and enables innovators and entrepreneurs to develop and launch products, gain consumer adoption and achieve commercial scale efficiently at little to no cost.

The cornerstone of Vinco Ventures’ competitive advantage is its NPD platform, which is designed to optimize product licensing and commercialization through best-in-class digital technologies, sourcing / manufacturing expertise and one of the largest sets of go-to-market solutions. The NPD platform can take a product from idea through ecommerce final sale in a matter of months versus a year or more for capital intensive and inefficient new product development protocols traditionally used by legacy manufacturers serving “big box” retailers.

Product Submission Aggregation

Interested innovators enter the Vinco Ventures web site to register for a free account by providing one’s name and email address. The member then creates a username and password to use on the site. Once registered, the member is provided with their own unique, password protected dashboard by which they can begin submitting ideas and join online member forums to learn about industry trends, common questions, engage in member chats, and stay informed of the latest happenings at Vinco Ventures. They can also track the review progress of ideas they submit through their dashboard.

Vinco Ventures accepts ideas through a secure online submission process. Once a member explores the active searches in different product categories being run on the platform for potential licensees seeking new product ideas to be commercialized, the member can submit their new product ideas for processing. Vinco Ventures regularly works with different companies and retailers in various product categories to help them find new product ideas.

Registered members pay $25 to submit an idea. This submission fee covers a portion of the cost to review each idea submitted to the platform. There are no additional fees after the submission fee.

Although the platform might not have an active search that matches the innovator’s idea, the Vinco Ventures Licensing Team hosts an ongoing search for new consumer product ideas in all categories.

“Insider Membership” is Vinco Ventures’ premium level of membership. Insiders receive feedback on all their ideas submitted and gain access to online features that aren’t available to registered members. In addition, Insiders pay $20 for each idea submitted (20% discount vs. a registered member), can opt-in ideas for free, as well as receive other benefits. An annual membership costs $99, or $9.25 / month automatically debited from a credit card each month. Also included online is feedback to the innovator on the status of each stage of the process and notification when ideas are not selected to move forward during any stage in the review process.

Insiders also have access to the Insider Licensing Program (the “ILP”). The primary benefit of the ILP is having the Vinco Ventures Licensing Team working directly on an innovator’s behalf to help secure a licensing agreement with one of the company’s manufacturing partners. If an idea is selected for commercialization by a retail partner, Edison Nation will invest in any necessary patent applications, filings and maintenance. The innovator’s name is included on any patent or patent application that Edison Nation files on the member’s behalf after the idea has been selected.

In addition to the above member programs, Vinco Ventures ASOTV (“As Seen on TV”) Team hosts a search for new products suitable for marketing via DRTV (“Direct Response TV”) and subsequent distribution in national retail chains including mass merchandisers, specialty retail, drug chains and department stores.

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Product Submission Review

Led by the Company’s Licensing Team (which has over 150 years of combined experience in a variety of industries and product categories), all ideas submitted by innovators through the Company’s website are reviewed and assessed through an 8-stage process. Vinco Ventures’ product idea review process is confidential with non-disclosure agreements executed with every participating registered or “Insider” member.

The NPD platform’s database of over 85,000 product ideas helps determine which inventions have a substantial market opportunity quickly through proprietary algorithms that have been developed incorporating continuous learning from marketplace experience and changes in category requirements.

Selected ideas are assessed by the Licensing Team based on nine key factors: competing products, uniqueness, retail pricing, liability & safety, marketability, manufacturing cost, patentability, consumer relevant features and benefits, and potential for commercialization.

The time required to review ideas depends upon different variables, such as: the number of searches concurrently running on Vinco Ventures platform, idea volume and complexity of the search, how many presentation dates to licensees are pending, the date an idea is submitted, etc.

Presentation dates to potential licensees are usually set a few weeks following the close of the search. After the presentation has been given to a licensing / retail partner, the partner has 45 days to 6 months to select ideas on which they will move forward.

The ILP incorporates a four-stage process:

●	Stage #1 — Preliminary Review: The Licensing Team performs a preliminary review to ensure an invention meets the program criteria. Factors that might stall an idea from moving forward include: an invention is cost-prohibitive, has engineering challenges, and/or major players in the marketplace have already launched products like it. If none of these apply, an idea will be approved and move on to the preparation phase.

●	Stage #2 — Preparation: The Licensing Team performs a best partner review. Vinco Ventures’ retail and manufacturing contacts are assessed, and the team begins to plan which licensors would be the best fit for an idea. A gap analysis and visits the store shelves are executed to gain greater understanding of marketplace potential.

●	Stage #3 — Pitching: At this phase, an idea can become a “Finalist.” The Licensing Team begins to proactively pitch an idea to potential licensees using a proprietary presentation system. When a company expresses interest, the team proceeds into term sheets and negotiations while staying in constant contact with the prospect until the best possible deal is struck for the innovator.

●	Stage #4 — Outcome: In the end, the market decides what products will be successful. There are no guarantees. If for some reason Edison Nation is not successful in finding a licensing partner, a complete debrief is given to the Insider.

Due to the public nature of licensing, Vinco Ventures only accepts ideas from Insiders that are patented or patent-pending. A valid provisional patent application is required. The cost of submitting an idea to the ILP is $100, and a member must be an “Insider” to be considered.

The Vinco Ventures ASOTV new product development process follows a six-stage protocol appropriate for the broadcast-based sales channel. For more information regarding the ASOTV process, the Vinco Ventures NPD platform, its features and member benefits, visit https://app.edisonnation.com/faq.

Acquisition of Intellectual Property

Once an innovator’s idea is judged to be a potentially viable, commercial product and selected for potential commercialization, the Company acquires intellectual property rights from the innovator.

Once an innovator’s intellectual property is secured, the innovator’s product idea can then either be licensed to a manufacturer or retailer or developed and marketed directly by Vinco Ventures. In either case, Vinco Ventures serves as the point-of-contact with the innovator for term sheets, royalty negotiation and concluding licensing agreements. Vinco Ventures also maintains contact with the innovator to keep them engaged during product development.

In general, innovators are paid a percentage of the Company’s revenue from the commercialization of the innovator’s intellectual property. This percentage varies with the Company’s investment in the development of the intellectual property, including whether the Company decides to license the innovator’s idea for commercialization or instead, to directly develop and market the innovator’s idea.

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Build and Launch: Product Design and Development

With product design, product prototyping and creation of marketing assets all resourced with expert Vinco Ventures in-house capabilities, we have made protracted, high-cost, high-risk research and development models obsolete.

Vinco Ventures custom designs most products in-house for specific customers and their needs. We utilize our existing tooling to produce samples and prototypes for customer reviews, refinement and approval, as well as our in-house packaging design and fabrication resources.

The Company’s design and product development professionals are dedicated to the commercialization and marketability of new product concepts advanced through the company’s NPD platform and for licensors / partners like Disney World and Universal Studios.

No matter the product, Vinco Ventures’ objective is to optimize its marketability, function, value and appearance for the benefit of the consumer end user. From concept and prototyping, through design-for-manufacture, special attention is paid to a product’s utility, ease of use, lowest cost bill of materials, and how it “communicates” its features and benefits through design.

The combined experience and expertise of the Company’s team spans many high-demand categories including household items, small appliances, kitchenware, and toys. The Company’s in-house capabilities are complimented by third-party engineering and prototyping contractors, and category-specific expert resources within select manufacturers.

Manufacturing, Materials, and Logistics

To provide greater flexibility in the manufacturing and delivery of products, and as part of a continuing effort to reduce manufacturing costs, Vinco Ventures has concentrated production of most of the Company’s products in third-party manufacturers located in China and Hong Kong. The Company maintains a fully staffed Hong Kong office for sourcing, overseeing manufacturing and quality assurance.

Vinco Ventures’ contracted manufacturing base continues to expand, from two manufacturing facilities as of October 31, 2018 to a total of five manufacturing facilities as of February 12, 2020. These include three manufacturers required to produce Cloud B children’s sleep products. Based on anticipated manufacturing requirements, this footprint may expand significantly by the end of 2019. The Company also continues to explore more efficient and expert manufacturing partners to gain greater economies of scale, potential consolidation, and cost savings on an on-going basis.

Products are also purchased from unrelated enterprises with specific expertise in the design, development, and manufacture those specialty products.

We base our production schedules on customer orders and forecasts, considering historical trends, results of market research, and current market information. Actual shipments of ordered products and order cancellation rates are affected by consumer acceptance of product lines, strength of competing products, marketing strategies of retailers, changes in buying patterns of both retailers and consumers, and overall economic conditions. Unexpected changes in these factors could result in a lack of product availability or excess inventory in a product line.

Most of our raw materials are available from numerous suppliers but may be subject to fluctuations in price.

Sell: Paths to Market

Vinco Ventures partners with many of the biggest and most well-known online entities, consumer products companies and retailers. They use the Company’s platform as a “think engine” to develop targeted products, significantly reduce research and development expense, and expedite time to market.

Each potential licensee of an innovator’s idea publishes an exclusive page on the Vinco Ventures web site with innovation goals and timeline for their search. Appropriate new product ideas are submitted in 100% confidence with all intellectual property safely guarded.

Once the search concludes, Vinco Ventures presents each with the best patent protected, or patentable ideas that can be selected for development.

Licensing partners and customers include Amazon, Bed, Bath & Beyond, Church & Dwight, Black & Decker, HSN, Worthington Industries, Pampered Chef, Boston America Corp., Walmart, Target, PetSmart, “As Seen on TV,” Sunbeam, Home Depot, and Apothecary Products.

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Online Marketplace and Crowdfunding

Vinco Ventures has established a commercialization path to include the development and management of crowdfunding campaigns. This is evolving to be an engine for future growth. The benefits of crowdfunding include increased product testing efficiency, decreased financial risk, and the ability to get closer to the end consumer, simultaneously.

The ability for consumers to re-order product not only gauges marketplace demand, but it can also be leveraged as a quantitative “proof point” for potential sales to licensees. Most importantly, the money pledged for orders can be used to finance manufacturing and ecommerce launch marketing costs as negative working capital.

Sales, Marketing, and Advertising

Our Omni-channel sales effort is divided into three groups: (1) business-to-business revenue opportunities including traditional brick and mortar retailers, (2) online marketplaces and direct-to-consumer revenue opportunities, and (3) our NiTRO Team (Near Term Revenue Opportunities). NiTRO, identifies brands and products lines that would benefit from being part of Vinco Ventures.

Vinco Ventures’ business to business team sells products through a diverse network of manufacturers, distributors and retailers. New customer prospects are gained through outbound sales calls, trade show participation, web searches, referrals from existing customers.

The online team for the company has expertise in selling products on platforms such as the Amazon marketplace as well as portals like Walmart.com and “crowd-funded” websites such as Kickstarter and Indiegogo.

The NiTRO team identifies small, unique brands that could benefit from becoming part of a larger consumer products organization with more resources. The team seeks to negotiate a mutually beneficial agreement whereby the respective branded products become part of Vinco Ventures’ portfolio of consumer products.

Media Strategy

In order to expand the Company’s universe of registered innovators and entrepreneurs submitting ideas on the Vinco Ventures NPD web platform, the Company has entered a global agreement for distribution of two existing 13-episode seasons of the Company’s Everyday Edison TV series with a leading digital media service company. The series will be available in its original English version as well as voiceover adaptations in German, French, and Spanish. Distribution is planned for Europe and the Middle East through digital content providers such as Amazon Prime Video.

Sources of Revenue

The Company pursues the following six sources of sales volume:

●	Our branded products sold through traditional retail channels of distribution and other channels of business to business distribution;

●	Our branded products sold through direct to consumer platforms such as the Amazon marketplace as well as portals like Walmart.com and “crowd-funded” websites such as Kickstarter and Indiegogo;

●	Custom products and packaging solutions that the Company develops and manufactures for partners such as Disney, Marvel, Madison Square Garden, and Universal Studios;

●	Member idea submission and ILP program fees: $25 per submission (registered members); $20 per submission (Insider members); $100 per submission (ILP members);

●	Licensing agents: We match an innovator’s intellectual property with vertical product category leaders in a licensing structure whereby the innovator can earn up to 50% of the contracted licensing fee. Product categories include kitchenware, small appliances, toys, pet care, baby products, health & beauty aids, entertainment venue merchandise, and housewares; and

●	Product principals: We work with innovators directly, providing such innovators direct access to all of Vinco Ventures’ resources. Depending on case-by-case factors, innovators may receive a range of up to 35% - 50% of profits.

Employees

As of September 28, 2021, we had 17 employees, 15 of whom were full-time employees. None of our employees are represented by a union or parties to a collective bargaining agreement. We believe our employee relations to be in good standing.

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Properties

The following table summarizes pertinent details of our properties as of September 28, 2021:

Location	Owned or Leased	Lease Expiration	Type of Property
1 West Broad Street, Suite 1004 Bethlehem, PA 18018	Leased	July 31, 2022	Principal Executive Office
909 New Brunswick Avenue Phillipsburg, NJ 08865	Leased	Month-to-Month	Office Space
20 Industrial Road Alpha, NJ 08865	Leased	Month-to-Month	Packaging and Logistics Center
2100 Palmetto St, Unit C Clearwater, FL 33765	Leased	August 2022	Packaging and Logistics Center
8345 West Sunset Road Suite 140 Las Vegas, Nevada	Leased	May 2022	Office Space
51 South Lincoln Avenue Washington, NJ 07882	Owned	Month-to-Month	Rental Property

Legal Proceedings

From time to time, we may be subject to various legal proceedings and claims that are routine and incidental to our business. Although some of these legal proceedings may result in adverse decisions or settlements, management believes that the final disposition of such matters will not have a material adverse effect on our business, financial position, results of operations or cash flows.

Gerald Whitt, et al. v. Vinco Ventures, CBAV1, LLC, et al.

On October 27, 2020, Gerald Whitt, et al, the minority shareholders of Cloud b Inc. (“Whitt Plaintiffs”) filed a civil complaint in the Superior Court of the State of California against Vinco Ventures, Inc., CBAV1, LLC and other parties, alleging fraudulent concealment, breach of fiduciary duty, breach of contract, breach of confidence, intentional misrepresentation, negligent misrepresentation, unfair business practices and civil conspiracy (the “Whitt Complaint”). The Whitt Plaintiffs seek “in excess of $8,000,000” in damages. Defendants’ position is that the Whitt Complaint is frivolous and the filing of same was an abuse of process. Defendants have not been served with the Whitt Complaint. On or about June 4, 2021, CBAV1 entered into a settlement agreement with the trustee for Cloud b, Inc., whereby CBAV1 paid $500,000 to the Cloud b Estate for distribution to its unsecured creditors.  As part of the settlement, all derivative claims on behalf of Cloud b, Inc. in the Whitt Complaint were released as to CBAV1 and its affiliates, shareholders, officers, directors, employees and other parties. There are a limited number of non-derivative claims that were not released.

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In re CBAV1, LLC, Debtor, Chapter 11 Bankruptcy/In re Cloud b, Inc., Debtor Chapter 7 Bankruptcy

On October 30, 2020, CBAV1, LLC filed a voluntary petition under Chapter 11 of title 11 of the United States Code, as amended, and Cloud b, Inc. filed a voluntary petition under Chapter 7 title 11 of the United States Code. On March 12, 2021, the court approved the sale of the CBAV1 Assets to the winning bidder at the auction held on March 10, 2021 and March 11, 2021 for the total sum of $3,000,000 US. A cash payment in the amount of $2,650,000, less certain credits, was made at closing on April 21, 2021 with additional payments in the amounts of $150,000 US due on April 15, 2022 and $200,000 US on April 15, 2023. In addition, CBAV1, LLC entered into a settlement agreement with the trustee for Cloud b, which included a release of all claims by and on behalf of Cloud b, Inc. The CBAV1, LLC is closed subject to the approved distributions.

Vinco Ventures, Inc., et al. v. Milam Knecht & Warner, LLP, Michael D. Milam, Gerald Whitt, Alexander Whitt, et al.

On December 31, 2020, Vinco Ventures, Inc., and other parties, filed a complaint against the Whitt Plaintiffs, and other parties, with the United States District Court for Eastern District of Pennsylvania, alleging intentional misrepresentation, negligent misrepresentation, negligence, conspiracy, unfair business practices, abuse of process, civil extortion, trade libel and defamation. Defendants entered their appearances, Plaintiffs filed an amended complaint and Defendants filed motions to dismiss the complaint, which are currently pending before the Court. All defendants are being dismissed pursuant to court order and settlement agreements.

MANAGEMENT

None of our directors or executive officers has been involved in any of the following events during the past ten years.

●	Any bankruptcy petition filed by or against any officer or director or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Directors and Executive Officers

The following table sets forth information about our directors and executive officers as of September 28, 2021:

Name	Age	Position(s)
Executive Officers
Christopher B. Ferguson	52	Chief Executive Officer and Chairman
Kevin Ferguson	60	President and Treasurer
Brett Vroman	41	Chief Financial Officer and Corporate Secretary
Brian McFadden	35	Chief Strategy Officer
Non-Employee Directors
Frank Jennings (1)(2)(3)	51	Director
Louis Foreman	51	Director
Kevin O’Donnell (1)(2)(3)	44	Director
Mary Ann Halford (1)(2)(3)	62	Director

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Corporate Governance and Nominating Committee

Executive Officers

Christopher B. Ferguson has acted as our Chief Executive Officer, as well as Chairman of our board of directors since July 2017. From July 2013 until July 2017, Mr. Ferguson served as Chief Executive Officer of SRM and Fergco. In 2010, Mr. Ferguson co-founded a company in the fiber network industry, FTE Networks. Inc. (FTNW:NYSEAMERICAN), and served as CEO of the company until June 2013. In August 2001, Mr. Ferguson co-founded Mercer Staffing, and acted as its president until December 2007. In June 1995, Mr. Ferguson founded The Florio Group, a private equity investment company, with former New Jersey governor James J. Florio. From June 1995 to October 2001, Mr. Ferguson served as Managing Director of The Florio Group. From May 1995 until August 1999, Mr. Ferguson also acted as Chief Financial Officer for Cabot Marsh Corporation, a healthcare consulting firm. Mr. Ferguson holds a Bachelor of Arts degree from Villanova University and a Juris Doctor degree from Widener University School of Law. Mr. Ferguson offers executive decision-making and risk assessment skills as a result of his previous experiences and services as Chief Executive Officer of a public company. Our nominating and corporate governance committee and board of directors considered Mr. Ferguson’s 12 years of experience as a founder and senior executive officer of public and private corporations, and his current services as our Chief Executive Officer and determined that his vast experience in the role as a leader and executive and his direct involvement and understanding of both SRM and Fergco’s ongoing operations should facilitate the board of directors in its evaluation of strategic initiatives and operational performance.

Kevin J. Ferguson has acted as our President and Treasurer since July 2017 and acted as a member of our board of directors from July 2017 until April 2019. Mr. Ferguson acted as a member of the board of directors of Fergco from June 1995 until July 2017 and was employed as Fergco’s president from June 1999 to July 2017. Between June 1995 and May 1999, he worked as head of sales for Fergco. Mr. Ferguson holds a Bachelor of Science degree in business administration from Villanova University.

Brett Vroman has served as our Chief Financial Officer since June 2019 and previously served as our Controller from May 2018 through May 2019. Prior to joining the Company, from October 2014 to May 2018, Mr. Vroman was Director of Financial Reporting at Avantor, Inc., a global manufacturer and distributor of high-quality products, services and solutions to customers and suppliers in the life science, advanced technology and applied materials industries. From March 2011 to October 2014, Mr. Vroman was employed as an Assurance Senior Manager at BDO USA, LLP, a public accounting, tax, consulting and business advisory firm and from December 2005 to February 2011, Mr. Vroman last held the position of Audit Manager at Smart and Associates, LLP, a business advisory and consulting firm. Mr. Vroman is a certified public accountant and holds a Bachelor of Science in Accounting from York College of Pennsylvania.

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Brian Mc Fadden has been our Chief Strategy Officer since November 2020. A serial entrepreneur himself, Mr. McFadden is charged with identifying and targeting company acquisitions to ensure long term growth and scale. Mr. McFadden brings with him a wealth of knowledge in the consumer products space, specifically the live shopping and e-commerce markets. In previous roles, Mr. McFadden oversaw development efforts to secure several cellular communications patents for products in the safety and security market. He was also responsible for the implementation of the individual product launches, specifically focused on the home shopping outlets.  A Hamilton College graduate, Mr. McFadden supports entrepreneurs in their early-stage growth efforts in the pursuit to BE BIG.

Non-Employee Directors

Frank Jennings has been a member of our board of directors since June 2018 and brings over 26 years of experience in business development and management of sales professionals in a variety of technology-adjacent industries. From August 2014 to present, Mr. Jennings has been employed as the Vice President of Sales, North America by Doctor on Demand, Inc., a telemedicine provider. From August 2011 to August 2014, he was employed as Assistant Vice President of New Business Development by Castlight Health, a technology company focused on employee health benefits solutions. Mr. Jennings holds a Bachelor of Arts from Ohio State University. Mr. Jenning’s service in both operational and leadership roles provides a significant benefit to our audit, nominating and corporate governance, and compensation committees, as well as to our board of directors.

Louis Foreman has been a member of our board of directors since March 2019 and has served as the Preferred Designee and a member of the Board of Managers of Edison Nation Holdings, LLC, a wholly owned subsidiary of the Company, since September 2018. From May 2005 to the present, Mr. Foreman has worked as the Creator and Executive Producer of the television show Everyday Edisons. In addition to his role as a founder of the Edison Nation brand, from November 2001 to the present, Mr. Foreman has served as the Chief Executive Officer of Enventys Partners, an integrated product development firm. From May 2012 to the present, Mr. Foreman has also served as Chief Executive Officer of Edison Nation Medical, a healthcare innovation portal. From June 2010 to December 2017, Mr. Foreman served as President of the Intellectual Property Owners Education Foundation, a non-profit organization devoted to educational and charitable activities designed to promote the value of intellectual property rights. Mr. Foreman holds a Bachelor of Arts degree in Economics from the University of Illinois at Urbana-Champaign. His experience in prior leadership roles as well as his operational experience as founder of Edison Nation provide a significant benefit to our board of directors.

Kevin J. O’Donnell has been a member of our board of directors since March 2019, and founded PopTop Partners, LLC, a boutique investment firm specializing in small to mid-market companies with an emphasis on the retail and restaurant sector in April 2011 and continues to serve as the firm’s Managing Partner to the present day. Mr. O’Donnell brings close to 20 years of strategic corporate growth, financial structuring, and business development initiatives to emerging growth companies. From May 2007 to June 2010, Mr. O’Donnell served as the Founder/President of KOR Capital, LLC, a private equity and consulting firm specializing in turn around management of mid-market companies. From December 1999 to February 2007, Mr. O’Donnell was a Co-Founder and Principal of ALS, LLC, a human resources management organization. Mr. O’Donnell holds a Bachelor of Arts from the University of Central Florida. Mr. O’Donnell’s service in both operational and leadership roles provides a significant benefit to our audit, nominating and corporate governance, and compensation committees, as well as to our board of directors.

Mary Ann Halford has served as a member of our board of directors since April 2020. From December 2017 to the present, Mary Ann Halford has served as a Senior Advisor with OC&C Strategy Consultants, supporting the growth and development of their media and entertainment practice in the U.S. In addition, from May 2017 to the present, Ms. Halford has been an Executive in Residence with Progress Partners, a media and tech financial advisory business, supporting the firm on advising clients as well as supporting the development their recent Progress Ventures raise.  From March 2012 to April 2017, Ms. Halford served initially as a Managing Director and then a Senior Managing Director at FTI Consulting’s TMT Group where she significantly expanded the firm’s media and entertainment practice globally with a focus on broadcasters and content companies. Ms. Halford’s clients included RTL, CME, MediaWorks, Fox, Disney, Media General, TEGNA, Cox, Raycom, Townsquare, NBC/Universal, Gray Broadcasting, Pearl TV, as well as private equity firms investing in the industry. In addition, Ms. Halford has founded and developed two consulting firms, BizWorks360 and Global Media Strategies, working with clients such as Viacom, Scholastic Corporation, HIT Entertainment, National Public Media, Rainbow Media, Gaiam, The Weinstein Company, amongst others. On the operational side, Ms. Halford built out the digital operations for ITN Networks from 2008 – 2009 and from 1997 through 2002, Ms. Halford built and developed the platform for the Fox International Channels Group. In addition, from 2007 through 2014, Ms. Halford served on the Board of Directors of Triton Digital.  Ms. Halford received her Bachelor of Arts degree in Government and Economics from Georgetown University and her Master’s in Business Administration from Harvard University.

Family Relationships

Other than Messrs. Christopher B. Ferguson and Kevin J. Ferguson, who are brothers, there are no family relationships among any of our executive officers or directors.

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Corporate Governance Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board determines that it would benefit our Company and our shareholders.

In this section, we describe the roles and responsibilities of our board of directors and its committees and describe our corporate governance policies, procedures and related documents. The charters of the audit, nominating and corporate governance, and compensation committees of our board of directors, our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be accessed electronically under the “Governance” link on the Investor Relations page of our website at https://www.edisonnation.com. (The inclusion of our website address in this section does not include or incorporate by reference the information on our website into this prospectus.) We will also provide a copy of the audit and compensation committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics without charge upon written request sent to our Investor Relations department at Investor Relations, 1 West Broad Street, Suite 1004, Bethlehem, Pennsylvania 18018 or (866) 900-0992.

Board Composition and Leadership Structure

Five (5) directors comprise our board of directors: Christopher B. Ferguson, Louis Foreman, Frank Jennings, Kevin J. O’Donnell and Mary Ann Halford.

Christopher Ferguson serves as our Chief Executive Officer and our Chairman. Although the roles of our Chief Executive Officer and Chairman of our board of directors are currently performed by the same person, we do not have a policy regarding the separation of these roles, as our board of directors believes that it is in the best interests of the Company and our shareholders to make that determination from time to time based upon the position and direction of the Company and the membership of our board of directors.

Our board of directors has determined that our leadership structure is appropriate for the Company and our shareholders as it helps to ensure that the board of directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our board of directors believes that a combined role of Chief Executive Officer and Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. Our board of directors also believes that it is advantageous to have a Chairman with an extensive knowledge of our industry.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one (1) year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees, that neither the director nor any of his family members has engaged in various types of business dealings with us and that the director is not associated with the holders of more than five percent (5%) of our common stock. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. Frank Jennings, Kevin O’Donnell and Toper Taylor and independent do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director.

Board’s Role in Risk Oversight and Management

Our board of directors, as a whole and through its committees, is responsible for the oversight of risk management, while our management is responsible for the day-to-day management of risks faced by us. The board of directors receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks as more fully discussed in the section titled “Risk Factors” appearing elsewhere in this prospectus. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire board of directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks. In addition, appropriate committees of the board of directors receive reports from senior management within the organization in order to enable the board of directors to understand risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board of directors meeting. This enables the board of directors and its committees to coordinate the risk oversight role.

Audit Committee

The members of our audit committee are Frank Jennings, Kevin J. O’Donnell and Mary Ann Halford. Mr. O’Donnell chairs the audit committee. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The committee’s responsibilities include, among other things:

●	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	overseeing our internal audit function;

●	overseeing our risk assessment and risk management policies;

●	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

●	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

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Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Frank Jennings, Kevin J. O’Donnell and Mary Ann Halford. Ms. Halford chairs the nominating and corporate governance committee. This committee’s responsibilities include, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by shareholders, to serve on our board of directors;

●	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

●	developing and recommending to our board of directors, corporate governance principles, codes of conduct and compliance mechanisms; and

●	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

When evaluating director candidates, the nominating and corporate governance committee may consider several factors, including relevant experience, independence, commitment, compatibility with the Chief Executive Officer and the board of directors’ culture, prominence and understanding of the Company’s business, as well as any other factors the corporate governance and nominating committee deems relevant at the time. The corporate governance and nominating committee make a recommendation to the full board of directors as to any person it believes should be nominated by our board of directors, and our board of directors determines the nominees after considering the recommendation and report of the corporate governance and nominating committee.

Any director or executive officer of the Company may recommend a candidate to the nominating and corporate governance committee for its consideration. The nominating and corporate governance committee will also consider nominees to our board of directors recommended by shareholders if shareholders comply with the advance notice requirements in our Second Amended and Restated Bylaws. Our Second Amended and Restated Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver timely written notice to our Corporate Secretary at the following address:

Board of Directors

c/o Corporate Secretary

Vinco Ventures, Inc.

1 West Broad Street, Suite 1004

Bethlehem, Pennsylvania 18018

This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act and certain other information, including: the name and address of the shareholder delivering the notice as it appears on our books; the class and number of shares owned beneficially and of record by such shareholder; information about derivative instruments beneficially owned by such shareholder and any opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of our stock; any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has a right to vote any shares of our stock; any short interest in any of our securities held by such shareholder; any rights to dividends on shares of our stock owned beneficially or of record by such shareholder that are separated or separable from the underlying shares of stock; any proportionate interest in shares of our stock or derivative instruments held by a general or limited partnership in which such shareholder is, or owns a beneficial interest in, the general partner; any performance-related fees to which such shareholder is entitled based on the value of our securities; any arrangement or understanding between such shareholder and the proposed nominee; and whether such shareholder intends to deliver a solicitation notice, as more fully described in our Second Amended and Restated Bylaws. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate to our board of directors. Shareholders who wish to recommend a nominee to our board of directors should carefully read our Second Amended and Restated Bylaws, which are available at www.vincoventures.com. (The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.)

Compensation Committee

The members of our compensation committee are Frank Jennings, Kevin J. O’Donnell and Mary Ann Halford. Mr. Jennings chairs the compensation committee. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include, among other things:

●	reviewing and recommending corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;

●	making recommendations to our board of directors with respect to, the compensation level of our executive officers;

●	reviewing and recommending to our board of directors employment agreements and significant arrangements or transactions with executive officers;

●	reviewing and recommending to our board of directors with respect to director compensation; and

●	overseeing and administering our equity-based incentive plan or plans.

Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code.”

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With respect to director compensation, our compensation committee is responsible for reviewing the compensation paid to members of the board of directors and recommending modifications to the compensation of members of the board of directors that the compensation committee determines are appropriate and advisable to the board of directors for its approval from time to time. In this regard, the compensation committee may request that management report to the compensation committee periodically on the status of the compensation of board of directors in relation to other similarly situated companies.

In determining compensation for our executive officers, the compensation committee typically considers, but is not required to accept, the recommendations of our Chief Executive Officer regarding the performance and proposed base salary and bonus and equity awards for the other executive officers, as well as himself. The compensation committee may also request the assistance of our Chief Financial Officer in evaluating the financial, accounting and tax implications of various compensation awards paid to the executive officers. However, our Chief Financial Officer does not determine the amounts or types of compensation paid to the executive officers. Our Chief Executive Officer and certain of our other executive officers may attend compensation committee meetings, as requested by the compensation committee. None of our executive officers, including our Chief Executive Officer, attend any portion of the compensation committee meetings during which the executive officer’s compensation is established and approved.

Compensation Committee Interlocks and Insider Participation

Not applicable to smaller reporting companies.

Compensation Committee Report

Not applicable to smaller reporting companies.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

●	development or commercialization experience in large consumer products companies;

●	experience as a board member or executive officer of another publicly-held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;

●	conflicts of interest; and

●	practical and mature business judgment.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

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Director Nomination Process

Our board of directors believes that its directors should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our board of directors also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our board of directors. Our board of directors believe that diversity is an important attribute of the members who comprise our board of directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Our board of directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her record of professional and personal experiences and expertise relevant to our business.

Shareholder Nominations to the Board of Directors

Article II, Section 2.5 of our Second Amended and Restated Bylaws provides that our board of directors will accept for consideration submissions from shareholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the board of directors will nominate the recommended candidate. Director nominations by a shareholder or group of shareholders for consideration by our shareholders at our annual meeting of shareholders, or at a special meeting of our shareholders that includes on its agenda the election of one or more directors, may only be made pursuant to Article II, Section 2.5 of our Second Amended and Restated Bylaws or as otherwise provided by law. Nominations pursuant to our Second Amended and Restated Bylaws are made by delivering to our Corporate Secretary, within the time frame described in our Second Amended and Restated Bylaws, all of the materials and information that our bylaws require for director nominations by shareholders.

No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Article II, Section 2.5 of our Second Amended and Restated Bylaws and any nominee proposed by a shareholder not nominated in accordance with Article II, Section 2.5 shall not be considered or acted upon for execution at such meeting. Shareholders’ notice for any proposals requested to be included in our prospectus pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from our committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, www.vincoventures.com. In addition, we post on our website all disclosures that are required by law or the listing standards of the Nasdaq Capital Market concerning any amendments to, or waivers from, any provision of the code. (Reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.)

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EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two (2) other most highly compensated named executive officers.

Summary Compensation Table

The following table provides information regarding the compensation awarded to or earned during 2020 and 2019, as applicable, by our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(2)	All Other Compensation ($)	Total ($)
Christopher B. Ferguson	2020	160,963		—	—	—	—	160,963
Chief Executive Officer	2019	175,000	(4)	—	—	—	—	175,000

Philip Anderson (3)	2020	—		—	—	—	—	—
Chief Strategy Officer, former Chief Financial Officer	2019	105,769		—	65,626	—	59,245	230,640

Bruce Bennett (6)	2020	69,622		—	—	—	2,211	71,833
EVP and Chief Product Officer	2019	170,019		—	—	—	8,844	178,863

Brett Vroman	2020	176,924		—	—	—	—	176,924
Chief Financial Officer and Corporate Secretary	2019	180,000	(5)	—	—	—	—	180,000

Brian Mc Fadden (7)	2020	—		—	—	—	—	—
Chief Strategy Officer

(1) The dollar amounts shown in this column represent the fair value of shares on their respective grant dates. The grant date fair value was computed in accordance with ASC 718. Refer to Note 14 to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and contained herein for a discussion of the relevant assumption used to determine the grant date fair value of these awards.

(2) The dollar amounts shown in this column represent the fair value of shares on their respective grant dates. The grant date fair value was computed in accordance with ASC 718. Refer to Note 14 to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and contained herein for a discussion of the relevant assumption used to determine the grant date fair value of these awards.

(3) Mr. Anderson received $59,254 and $52,254, respectively, for his services as a consultant before his employment by the Company. On June 7, 2019, Mr. Anderson changed roles from the Company’s Chief Financial Officer to its Chief Strategy Officer. On December 2, 2019, Mr. Anderson separated from any employment with the Company.

(4) Mr. Ferguson was only paid $112,385 during 2019 and the remaining $62,615 has been voluntarily deferred until an undetermined future date.

(5) Mr. Vroman served as the Company’s Controller until June 6, 2019 and was appointed Chief Financial Officer on June 7, 2019. Mr. Vroman was only paid $160,000 during 2019 and the remaining $20,000 has been voluntarily deferred until an undetermined future date.

(6) Mr. Bennett received $2,211 and $8,844 for the years ended 2020 and 2019, respectively, as an allowance for his automobile. On June 30, 2020, Mr. Bennett separated from any employment with the Company.

(7) Mr. Mc Fadden was retained as the Company’s Chief Strategy Officer on November 10, 2020. Mr. Mc Fadden received no compensation during fiscal 2020.

Narrative to Summary Compensation Table

General

During 2020 and 2019, we compensated our named executive officers through a combination of base salary, cash bonuses and other benefits including car allowances. Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of our Company. Since we were recently formed, the amounts indicated in the table above reflect compensation paid or accrued directly by our operating subsidiaries for these individuals prior to the formation of the Company.

Base Salary

The base salaries of our named executive officers were historically reviewed and set annually by the board of directors of SRM and Fergco; base salaries were also reviewed upon the promotion of an executive officer to a new position or another change in job responsibility. In establishing base salaries for our named executive officers for 2019, 2020 and into the future, our compensation committee relied and will continue to rely on external market data and peer data obtained from outside sources. In addition to considering the information obtained from such sources, our compensation committee will consider:

●	each named executive officer’s scope of responsibility;

●	each named executive officer’s years of experience and experience in our industry;

●	the types and amount of the elements of compensation to be paid to each named executive officer;

●	our financial performance and performance with respect to other aspects of our operations, such as our growth and profitability; and

●	each named executive officer’s individual performance and contributions to our performance, including leadership and teamwork.

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Cash Bonuses

Our named executive officers are also eligible to receive an annual cash bonus as a percentage of base salary based on our achievement of various metrics. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. These bonuses are subject to the discretion of the compensation committee each year as to whether and in what amounts they will be paid.

Stock Awards

Our stock incentive awards are issued under the Edison Nation, Inc. Omnibus Incentive Plan (the “Plan”) originally adopted by our board of directors in December 2017 and amended and restated on September 6, 2018. The Plan provides for up to 1,764,705 (17,220 remaining as of September 28, 2021) shares of our common stock, or approximately 15% of our outstanding shares calculated on a fully diluted basis, to be issued as stock-based incentives. Stock incentive awards under the Plan can be in the form of stock options, restricted stock units, performance awards and restricted stock that are made to employees, directors and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. We believe awards to our executive officers help align the interests of management and our shareholders and reward our executive officers for improved Company performance.

On July 15, 2020, the Company filed a Registration Statement on Form S-8 registering 1,764,705 (258,376 remaining as of September 28, 2021) shares of common stock to be issued as stock-based incentives under the Company’s Amended and Restated Edison Nation, Inc. Omnibus Incentive Plan.

On September 4, 2021, the Company’s board of directors approved the Vinco Ventures, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides for the issuance of up to 9,000,000 (9,000,000 remaining as of September 22, 2021) shares of common stock to help align the interests of management and our shareholders and reward our executive officers for improved Company performance. Stock incentive awards under the Plan can be in the form of stock options, restricted stock units, performance awards and restricted stock that are made to employees, directors and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. The exercise price of stock options is equal to the fair market value of the underlying Company common stock on the date of grant. The 2021 Plan has been brought before shareholders for approval. Please see the Company’s DEF 14A as filed with the Securities and Exchange Commission on September 21, 2021 for further information.

Section 162(m) of the Code

Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our named executive officers. Section 162(m) of the Code was amended by the Tax Cut and Jobs Act of 2018 so that the exceptions for payment of “performance-based compensation” or commissions have been eliminated. However, because we recently became a publicly-held corporation in connection with an initial public offering, the $1 million annual deduction limit does not apply during a limited “transition period” for compensation paid under our Plan. This relief applies to stock incentive awards of that are outstanding as well as future awards granted with respect to shares available under the Plan. The compensation committee intends to continue to rely on the transition relief until it expires at our annual meeting of shareholders in 2021 or, if sooner, when the shares currently available for awards at the time of the initial public offering have been depleted.

Employment Agreements

On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Christopher Ferguson (the “Executive”) for the role of Chief Executive Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time. The Base Salary due of shares, shall be payable within the first 30 days of the year. On each anniversary of the Agreement, the base salary will increase no less than $15,000 (“minimum”). For 2021, the Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. The Executive shall be entitled to 150,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value on a 5-day closing average from the effectiveness of the Agreement. For clarification, the Enterprise Value as of the Company at the effective date was $25,042,464. The Agreement may be terminated by the Company for Cause provided that any such breach, if curable, shall not constitute Cause unless the Company has provided the Executive with (x) written notice of the acts or omissions giving rise to a termination of his employment for Cause; (y) the opportunity to correct the act or omission within 30 days after receiving the Company’s notice (the “Cure Period”); and (z) an opportunity to be heard before the Board with the Executive’s counsel present prior to the expiration of the Cure Period. The Company may not terminate the Executive’s employment during any Term or Renewal Term without Cause. The Executive may terminate his employment for Good Reason by providing written notice.

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On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Brett Vroman (the “Executive”) for the role of Chief Financial Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time. The Base Salary due of shares, shall be payable within the first 30 days of the year. On each anniversary of the Agreement, the base salary will increase no less than $15,000 (“minimum”). For 2021, Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. Upon the execution of this agreement, the Executive is entitled to a one-time past performance bonus for the work completed in fiscal years 2018, 2019 and 2020 of 150,000 shares of the Company’s common stock, which shall vest in their entirety on issuance. The Executive shall be entitled to100,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value on a 5-day closing average from the effectiveness of the Agreement. For clarification, the Enterprise Value as of the Company at the effective date was $25,042,464. The Agreement may be terminated by the Company for Cause provided that any such breach, if curable, shall not constitute Cause unless the Company has provided the Executive with (x) written notice of the acts or omissions giving rise to a termination of his employment for Cause; (y) the opportunity to correct the act or omission within 30 days after receiving the Company’s notice (the “Cure Period”); and (z) an opportunity to be heard before the Board with the Executive’s counsel present prior to the expiration of the Cure Period. The Company may not terminate the Executive’s employment during any Term or Renewal Term without Cause. The Executive may terminate his employment for Good Reason by providing written notice.

On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Brian Mc Fadden (the “Executive”) for the role of Chief Strategy Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time. The Base Salary due of shares, shall be payable within the first 30 days of the year. On each anniversary of the Agreement, the base salary will increase no less than $15,000 (“minimum”). For 2021, the Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. Upon the execution of the Agreement, the Executive is entitled to a one-time signing bonus of 150,000 shares of the Company’s common stock, which shall vest in their entirety on issuance. The Executive shall be entitled to100,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value on a 5-day closing average from the effectiveness of the Agreement. For clarification, the Enterprise Value as of the Company at the effective date was $25,042,464. The Agreement may be terminated by the Company for Cause provided that any such breach, if curable, shall not constitute Cause unless the Company has provided the Executive with (x) written notice of the acts or omissions giving rise to a termination of his employment for Cause; (y) the opportunity to correct the act or omission within 30 days after receiving the Company’s notice (the “Cure Period”); and (z) an opportunity to be heard before the Board with the Executive’s counsel present prior to the expiration of the Cure Period. The Company may not terminate the Executive’s employment during any Term or Renewal Term without Cause. The Executive may terminate his employment for Good Reason by providing written notice.

Outstanding Equity Awards at September 28, 2021

The following table provides information with respect to holdings of unvested options and stock awards held by our named executive officers, at September 28, 2021.

Option Awards
Name	Number of securities underlying unexercised option exercisable (#)	Number of securities underlying unexercised option unexercisable (#)	Option exercise price ($)	Option expiration date
Christopher B. Ferguson	-	-	$-	-
Philip Anderson (1)	-	-	$-	-
Bruce Bennett	-	-	$-	-
Brett Vroman	80,000	-	$7.01	9/26/2023
Brian Mc Fadden	-	-	$-	-

(1) Mr. Anderson previously held 210,000 options pursuant to his original employment agreement with the Company, which were surrendered to the Company on January 7, 2020 in exchange for the issuance of 100,000 shares of our restricted common stock, pursuant to Mr. Anderson’s Separation and Release Agreement, dated June 7, 2019, which was further amended by that certain Amendment and Release Agreement between the Company and Mr. Anderson, dated December 2, 2019.

Non-Employee Director Compensation

We do not have a formal policy with respect to compensation payable to our non-employee directors for service as directors. The table below shows the equity and other compensation granted to our non-employee directors during fiscal 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Louis Foreman	40,000	60,450	-	-	100,450
Frank Jennings	40,000	60,450	-	-	100,450
Kevin O’Donnell	40,000	60,450	-	-	100,450
Toper Taylor (1)	20,000	120,000	-	-	140,000
Mary Ann Halford (2)	30,000	60,450	-	-	90,450

(1)	On April 14, 2020, Toper Taylor provided notice of his intention to resign as a member of the Board of Directors (the “Board”) of Vinco Ventures, Inc. (the “Company”), effective as of April 14, 2020 (the “Taylor Resignation”). Mr. Taylor served as the chairman of the Board’s nominating and corporate governance committee and as a member of the Board’s audit committee and compensation committee. Mr. Taylor’s resignation was not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

(2)	On April 14, 2020, the Board appointed Mary Ann Halford to serve as a member of the Company’s Board and to serve as the chairman of the nominating and corporate governance committee, as well as a member of the Board’s audit committee and compensation committee.

(3)	On November 15, 2019, in lieu of granting the Options, the Company granted the board of directors restricted stock units of 20,000 shares which vested immediately. In addition, on November 15, 2019, the Company granted each non-employee director restricted stock units of 30,000 shares, which vested on January 1, 2020.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% shareholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party; and

●	the purpose of, and the potential benefits to us of, the transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our articles of incorporation, as amended and restated, or Second Amended and Restated Bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

We have a written policy regarding the review and approval of related person transactions. With respect to such transactions, it is our policy for our board of directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our board of directors.

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Related Party Transactions

Forever 8 Fund, LLC

On November 17, 2020, the Company, through its subsidiary, Edison Nation, LLC (the “Vendor”), entered into an Inventory Management Agreement (the “Agreement”) with the Forever 8 Fund, LLC (“F8”), an entity which our President holds a 45% ownership interest. Under the terms of the Agreement, F8 desires to maintain inventory of and sell to Vendor certain products pursuant to the terms and conditions set forth in the Agreement. As consideration for the inventory management services provided under the Agreement, Vendor agreed to pay F8 a fee for each unit of each product sold on a platform determined in accordance with the fee schedule set forth in the applicable product schedule (the “Fee Schedule”) based on the Age of Inventory Sold set forth on the Fee Schedule (the “F8 Fees”). Prior to the signing of the Agreement, F8 advanced the Vendor $239,283 that was utilized to pay for deposits with the Vendors factories. The Agreement commenced on the Effective Date (as defined in the Agreement) and shall continue in full force and effect until January 31, 2022, unless terminated earlier as provided in the Agreement. There is no balance outstanding as of June 30, 2021.

NL Penn Capital, LP and SRM Entertainment Group LLC

As of March 31, 2021 and December 31, 2020, due to related party consists of net amounts due to SRM Entertainment Group LLC (“SRM LLC”) and NL Penn Capital, LP (“NL Penn”), the majority owner of both, which are owned by Christopher B. Ferguson, our Chairman and Chief Executive Officer. The amount due to NL Penn was assigned to TXC Services, LLC. The amount due to related parties is related to the acquisitions of Pirasta, LLC and Best Party Concepts, LLC offset by operating expenses that were paid by SRM and Vinco Ventures on behalf of SRM LLC and NL Penn. As of March 31, 2021 and December 31, 2020, the net amount due to related parties was $15,450 and $32,452, respectively. Such amounts are due currently. NL Penn and affiliated entities may lend additional capital to Vinco Ventures, pursuant to terms and conditions similar to the current working capital lenders to Vinco Ventures, such as Franklin Capital. In addition, Vinco Ventures borrows working capital from Franklin Capital, and Mr. Ferguson is a personal guarantor on the working capital facility provided to Vinco Ventures by Franklin Capital.

Former Stockholders of Ferguson Containers

On September 30, 2018, a note was issued to the stockholders of Ferguson Containers, Inc., one of which was Christopher B. Ferguson, our Chairman and Chief Executive Officer, in the amount of $876,500. The note bears interest at a rate of six percent (6%) per annum and has an effective interest rate of six percent (6%) per annum. The Company is required to make monthly payments comprised of principal and interest. The stockholders deferred principal and interest payments on the note until which time the Company’s liquidity was sufficient to resume monthly payments of principal and interest.

Stock Option and Other Compensation Plans

On September 6, 2018, the Company’s board of directors approved an amendment and restatement of the Company’s omnibus incentive plan solely to reflect the Company’s name change to Edison Nation, Inc. Thus, the Edison Nation, Inc. Omnibus Incentive Plan (the “Plan”) which remains effective as of February 9, 2018, provides for the issuance of up to 1,764,705 (17,220 remaining as of September 28, 2021) shares of common stock to help align the interests of management and our shareholders and reward our executive officers for improved Company performance. Stock incentive awards under the Plan can be in the form of stock options, restricted stock units, performance awards and restricted stock that are made to employees, directors and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. The exercise price of stock options are equal to the fair market value of the underlying Company common stock on the date of grant.

On July 15, 2020, the Company filed a Registration Statement on Form S-8 registering 1,764,705 (258,376 remaining as of September 28, 2021) shares of common stock to be issued as stock-based incentives under the Company’s Amended and Restated Vinco Ventures, Inc. Omnibus Incentive Plan.

On September 4, 2021, the Company’s board of directors approved the Vinco Ventures, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides for the issuance of up to 9,000,000 (9,000,000 remaining as of September 22, 2021) shares of common stock to help align the interests of management and our shareholders and reward our executive officers for improved Company performance. Stock incentive awards under the Plan can be in the form of stock options, restricted stock units, performance awards and restricted stock that are made to employees, directors and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. The exercise price of stock options is equal to the fair market value of the underlying Company common stock on the date of grant. The 2021 Plan has been brought before shareholders for approval. Please see the Company’s DEF 14A as filed with the Securities and Exchange Commission on September 21, 2021 for further information.

On September 26, 2018, the Compensation Committee of the board of directors approved the terms of compensation to be paid to non-employee directors for fiscal year 2018. Compensation for non-employee directors includes an annual retainer of $20,000, an annual committee meeting fee of $5,000, if such director chairs a committee of the board of directors, and an award of options to purchase 20,000 shares of the Company’s common stock (the “Options”). The restricted stock underlying such Options were to vest one year after the grant date. However, the Options were never granted. Accordingly, On November 15, 2019, in lieu of granting the Options, the Company granted each member of the board of directors restricted stock units of 20,000 shares which vested immediately, except for Toper Taylor who received 30,000 shares in November 2019, related to the share amounts due to him under the terms of his agreement with us. In addition, the Company granted each non-employee director restricted stock units of 30,000 shares, which vested on January 1, 2020.

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PRINCIPAL SHAREHOLDERS

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock as of September 28, 2021 by:

●	each stockholder known by us to beneficially own more than 5% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 107,021,381 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares	Percentage
5% Stockholders (1)
Hudson Bay Master Limited Fund, Ltd. (2)	54,641,646	9.99%
Current Executive Officers and Directors
Christopher B. Ferguson (3)	2,444,291	1.49%
Kevin Ferguson (4)	363,500	*	%
Brett Vroman (5)	708,540	*	%
Frank Jennings (6)	185,450	*	%
Louis Foreman (7)	669,080	*	%
Kevin O’Donnell (8)	194,558	*	%
Mary Ann Halford (9)	76,667	*	%
Brian McFadden (10)	1,373,957	*	%
Incoming Executive Officers and Directors
Lisa King	-	-
Brett Vroman (see above)
Stephen Garrow	-	-
Roderick Vanderbilt	-	-
Elliot Goldstein	-	-
Michael DiStasio	-	-
Phillip A. McFillin (11)	129,756	*	%
Total Executive Officers and Directors	6,145,799	3.74%

*Represents beneficial ownership of less than one percent (1%).

(1) Except for Hudson Bay Master Limited Fund, Ltd., whose address is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830, the address for each stockholder listed in the table above is: c/o Vinco Ventures, Inc. 1 West Broad Street, Suite 1004, Bethlehem, Pennsylvania 18018.

(2) Includes 1,409,940 shares of common stock, 20,270,406 shares of common stock issuable upon exercise of the June 2021 Hudson Bay incentive warrant, 16,961,300 shares of common stock issued and issuable upon exercise of the August 2021 Series A warrants, 2,000,000 shares of common stock issuable upon exercise of the August 2021 Series B warrants, 12,000,000 shares of common stock issuable upon exercise of the September 2021 Series A warrants and 2,000,000 shares of common stock issuable upon exercise of the September 2021 Series B warrants. However, pursuant to the terms of the aforementioned warrants, Hudson Bay Master Fund Ltd. may not exercise such warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares in the second column does not reflect these limitations, but the percentage in the third column does reflect this limitation. Does not include (i) 30,000,000 shares of common stock issuable under a Senior Secured Convertible Note issued in the July 2021 Hudson Bay financing (ii) 32,697,548 shares of common stock issuable under a warrant issued in connection with the July 2021 Hudson Bay financing. Such Senior Secured Convertible Note will not become convertible into the 30,000,000 shares of common stock and such warrant will not be exercisable for 32,697,548 shares of common stock until such transactions are approved by the Company’s shareholders.

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(3) Includes 1,455,750 shares of common stock held by Mr. Ferguson’s spouse, Lelainya D. Ferguson, 13,000 shares of common stock held by FergcoBros, LLC and 975,541 shares of common stock individually. Mr. Ferguson disclaims beneficial ownership of the shares held in the name of FergcoBros, LLC.

(4) Includes 13,000 shares of common stock held by FergcoBros, LLC and 350,500 shares of common stock individually by Mr. Ferguson. Mr. Ferguson disclaims beneficial ownership of the shares held in the name of FergcoBros, LLC.

(5) Includes 628,540 shares of common stock held by Mr. Vroman and 80,000 shares of common stock issuable under the option held by Mr. Vroman.

(6) Includes 185,450 shares of common stock held by Mr. Jennings.

(7) Includes 390,538 shares of common stock held by Mr. Foreman and 278,542 shares of common stock held in the name of Venture Six, LLC. Mr. Foreman is the managing member of Venture Six, LLC and disclaims beneficial ownership of the Venture Six Shares reported.

(8) Includes 193,568 shares of common stock held by Mr. O’Donnell,325 shares of common stock held in Mr. O’Donnell’s spouse and 575 shares of common stock held by Mr. O’Donnell’s children.

(9) Includes 76,667 shares of common stock held by Ms. Halford.

(10) Includes 1,373,957 shares of common stock held by Mr. McFadden.

(11) Includes 125,575 shares of common stock currently held by Mr. McFillin and 4,181 held by Mr. McFillin’s spouse.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated articles of incorporation and Second Amended and Restated Bylaws are summaries and are qualified by reference to such amended and restated articles of incorporation and bylaws that will be in effect upon the closing of this offering. By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our amended and restated articles of incorporation and Second Amended and Restated Bylaws.

We have two authorized classes of stock: common stock (250,000,000 shares authorized) and preferred stock (30,000,000 shares authorized).

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

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In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

As of September 28, 2021, there were 107,021,381 shares of our Common Stock outstanding, which excludes:

●	30,000,000 shares of common stock issuable upon conversion of the note issued in connection with the July 2021 Hudson Bay financing;
●	32,697,548 shares of common stock issuable under a warrant issued in connection with the July 2021 Hudson Bay financing;
●	2,615,804 shares of common stock underlying a warrant issued in connection with the placement of the July 2021 Hudson Bay financing;
●	1,764,705 (17,220 remaining as of September 28, 2021) shares of common stock reserved for future issuance under the Vinco Ventures, Inc. Omnibus Incentive Plan (the “Plan”);
●	1,764,705 (258,376 remaining as of September 28, 2021) shares of common stock reserved for future issuance under the Company’s Amended and Restated Vinco Ventures, Inc. Omnibus Incentive Plan (the “Amended Plan”) registered on Form S-8 on July 15, 2020;
●	80,000 shares issuable under an option granted to one of our executives as of September 28, 2021;
●	80,000 shares of common stock issuable upon conversion of the 4%, 5-year senior convertible notes in connection with the Edison Nation Holdings, LLC acquisition; and
●	30,000 shares of common stock issuable upon exchange of a Restricted Stock Unit.

Preferred Stock

Under our amended and restated articles of incorporation, we have 30,000,000 shares of preferred stock authorized presently. However, our board of directors has the authority, without further action by the stockholders, to issue up to that number of shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

On March 25, 2020, Edison Nation, Inc. (the “Company”) filed a certificate of amendment to the Company’s articles of incorporation with the Secretary of State of the State of Nevada in order to: (i) increase the number of shares of the Company’s authorized preferred stock, par value $0.001 per share, from 0 shares to 30,000,000 shares of preferred stock; (ii) clarify the application of the forum selection clause in the Company’s amended and restated articles of incorporation, specifically that such clause does not apply to federal causes of actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) include affirmative changes to correspond to the Company’s First Amended and Restated Bylaws, confirming that the Company’s shareholders may vote by written consent.

On October 16, 2020, the Company filed a Certificate of Designation (the “Designation”) with the Secretary of State of Nevada, which designates 1,000,000 shares of the Company’s preferred stock, par value $0.001 per share, as Series B Convertible Preferred Stock (“Series B”). Pursuant to the terms of the Designation, holders of the Series B shall be entitled to dividends, a liquidation preference and shall have conversion rights. Each share of Series B shall be convertible into 1 share of Common Stock, on or after the twelve-month anniversary of the Original Issue Date at the option of the Holder thereof, for a total not to exceed 1,000,000 shares of Common Stock. The holders of the Series B shall have no voting rights.

On February 2, 2021, the Company filed an Amendment (the “Amendment”) to its Designation for the Company’s Series B Convertible Preferred Stock (“Series B”). Under the Amendment, the holders of the Series B shall have voting rights whereby each share of Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock are then convertible (the “Conversion Shares”). Such right may be exercised at any annual meeting or special meeting, or pursuant to any written consent of stockholders.

Anti-Takeover Provisions

We are governed by the provisions of Nevada Revised Statutes 78.378 to 78.3793 because we are incorporated in Nevada, which prohibits a person who owns in excess of ten percent (10%) of our outstanding voting stock from merging, consolidating or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of ten percent (10%) of our outstanding voting stock, unless the merger, consolidation or combination is approved in a prescribed manner. Any provision in our amended and restated articles of incorporation or our Second Amended and Restated Bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our Shareholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

Removal of Directors

A director may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our shareholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

79

Warrants

As of September 28, 2021, there were 73,441,846 shares of our common stock issuable upon exercise of outstanding Warrants, including 32,697,548 shares of common stock underlying a warrant issued in connection with the July Hudson Bay financing, 2,615,804 shares of common stock underlying a warrant issued in connection with the placement of the July 2021 Hudson Bay financing, 9,561,300 shares of common stock underlying an August Series A warrant issued in connection with the August 2021 Hudson Bay warrant exercise, 2,000,000 shares of common stock underlying an August Series B warrant issued in connection with the August 2021 Hudson Bay warrant exercise, 1,640,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise, 160,000 shares of common stock underlying a warrant issued in connection with the placement of the August 2021 Hudson Bay warrant exercise, 20,000,000 shares of common stock underlying an September Series A warrant originally issued in connection with the September 2021 Hudson Bay warrant exercise, 2,000,000 shares of common stock underlying an September Series B warrant issued in connection with the September 2021 Hudson Bay warrant exercise, 1,600,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise, 160,000 shares of common stock underlying a warrant issued in connection with the placement of the September 2021 Hudson Bay warrant exercise and 1,007,194 shares of common stock underlying a warrant issued in connection with the July BHP financing,.

Options

As of September 28, 2021, there were 80,000 shares of our common stock issuable upon exercise of outstanding stock options pursuant to our equity plans with a weighted average exercise price of $7.01 per share.

Restricted Stock Units

As of September 28, 2021, there were 30,000 Restricted Stock Units outstanding.

Registration Rights

See the section entitled “Recent Developments—32 Entertainment, LLC Financing” relating to the registration rights granted to investors in the Greentree Financing.

See the section entitled “Private Placement of Securities—Registration Rights” relating to the registration rights granted to investors in the PIPE Financing.

See the section entitled “Recent Developments—Greentree Financing” relating to the registration rights granted to investors in the Greentree Financing.

See the section entitled “Recent Developments—Hudson Bay Financing” relating to the registration rights granted to investors in the Hudson Bay Financing.

See the section entitled “Recent Developments—BHP Financing” relating to the registration rights granted to investors in the BHP Financing.

See the section entitled “Recent Developments—May 2021 Hudson Bay Financing” relating to the registration rights granted to investors in the May 2021 Hudson Bay Financing.

See the section entitled “Recent Developments—June 2021 Hudson Bay Financing” relating to the registration rights granted to investors in the June 2021 Hudson Bay Financing.

See the section entitled “Recent Developments—July 2021 Hudson Bay Financing” relating to the registration rights granted to investors in the July 2021 Hudson Bay Financing.

See the section entitled “Recent Developments—August 2021 Hudson Bay Warrant Exercise Agreement” relating to the registration rights granted to investors in the August 2021 Hudson Bay Financing.

See the section entitled “Recent Developments—September 2021 Hudson Bay Warrant Exercise Agreement” relating to the registration rights granted to investors in the September 2021 Hudson Bay Financing.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency & Transfer Company, which is located at 50 W. Liberty Street, #880, Reno, Nevada 89501 and the telephone number is (775) 322-0626.

The Nasdaq Capital Market

Our common stock trades on The Nasdaq Capital Market under the symbol “BBIG.”

80

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Lucosky Brookman LLP, New York, NY.

EXPERTS

The financial statements of Vinco Ventures, Inc. as of December 31, 2020 and 2019 appearing in this prospectus and Registration Statement, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to Vinco Ventures, Inc. and the common stock offered by this prospectus, we refer you to the Registration Statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.edisonnation.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits that we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to those documents. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

●	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, September 30, 2020, March 31, 2021 and June 30, 2021;
●	Annual report on Form 10-K for the year ended December 31, 2020;
●	Current Reports on Form 8-K, filed on January 29, 2020, February 21, 2020, March 12, 2020, March 26, 2020, April 17, 2020, April 27, 2020, May 13, 2020, May 26, 2020, August 18, 2020, August 24, 2020, October 1, 2020, October 16, 2020, October 22, 2020, November 3, 2020, November 12, 2020 (3), November 30, 2020, December 3, 2020, January 21, 2021, January 25, 2021, February 4, 2021, February 8, 2021, February 23, 2021, April 9, 2021, April 12, 2021, April 21, 2021, May 25, 2021, May 28, 2021, June 7, 2021, June 10, 2021, June 24, 2021, July 23, 2021, July 28, 2021. July 29, 2021, August 19, 2021, September 1, 2021, September 13, 2021 and September 29, 2021 as well as the Current Reports on Form 8-K/A filed on October 8, 2019, October 2, 2020 and January 6, 2021;
●	Definitive Proxy Statement on Schedule 14A, filed on September 11, 2020 and Preliminary Proxy Statement on Schedule 14A, filed on September 8, 2021; and
●	Registration Statements on Form S-8, filed on July 16, 2020, Form S-1, filed on February 5, 2021, Form S-1/A, filed on February 12, 2021, Form S-1, filed on April 30, 2021, Form S-1, filed on July 23, 2021, and Form S-1/A, filed on August 11, 2021.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, shall be incorporated by reference into this prospectus.

You may request a copy of any of the reports or documents incorporated by reference into this prospectus, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus), by writing or calling us at the following address: Investor Relations, 1 West Broad Street, Suite 1004, Bethlehem, Pennsylvania 18018 or (866) 900-0992.

81

PART I

F-1

Vinco Ventures, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$74,756,573	$249,356
Accounts receivable, net	2,907,002	1,382,163
Short-term investments	895,600	1,018,000
Inventory	852,147	1,127,725
Prepaid expenses and other current assets	1,209,435	522,259
Current assets of discontinued operations	-	1,042,680
Total current assets	80,620,757	5,342,183
Property and equipment, net	1,033,810	1,010,801
Right of use assets, net	104,707	153,034
Loan receivable	5,000,000	-
Equity method investment	12,000,000	-
Intangible assets, net	16,533,373	9,798,813
Goodwill	5,983,852	5,983,852
Non-current assets of discontinued operations	-	5,739,524
Total assets	$121,276,499	$28,028,207

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,791,982	$3,618,339
Accrued expenses and other current liabilities	1,284,168	2,101,610
Deferred revenues	131,578	152,040
Current portion of operating leases liabilities	99,293	96,777
Income tax payable	27,643	27,643
Line of credit, net of debt issuance costs of $0 and $15,573, respectively	1,133,652	1,500,953
Current portion of convertible notes payable, net of debt issuance costs of $6,666,667 and $0, respectively	3,333,333	577,260
Current portion of notes payable, net of debt issuance costs of $0 and $212,848, respectively	15,185	1,301,212
Current portion of notes payable – related parties	876,500	1,389,923
Due to related party	15,401	32,452
Current liabilities of discontinued operations	120,729	487,454
Total current liabilities	8,829,464	11,285,663
Operating leases liabilities –net of current portion	8,483	58,713
Convertible notes payable – related parties, net of current portion, net of debt discount of $172,984 and $366,666, respectively	267,183	1,161,495
Notes payable, net of current portion	19,966	595,879
Notes payable – related parties, net of current portion	-	1,403,756
Warrant liability	139,695,115	-
Total liabilities	$148,820,211	$14,505,506
Commitments and Contingencies (Note 12)		-

Stockholders’ equity
Preferred stock, $0.001 par value, 30,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively	$-	$-
Series B Preferred Stock, $0.001 par value, 1,000,000 shares authorized; 0 and 764,618 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	765
Common stock, $0.001 par value, 250,000,000 shares authorized 59,927,241 and 14,471,403 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	59,927	14,471
Additional paid-in-capital	244,026,879	39,050,260
Accumulated deficit	(269,787,198)	(23,648,898)
Total stockholders’ (deficit) equity attributable to Vinco Ventures, Inc.	(25,700,392)	15,416,598
Noncontrolling interests	(1,843,320)	(1,893,897)
Total stockholders’ equity	(27,543,712)	13,522,701
Total liabilities and stockholders’ equity	$121,276,499	$28,028,207

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

Vinco Ventures, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021 (Unaudited)	2020 (Unaudited)	2021 (Unaudited)	2020 (Unaudited)
Revenues, net	$2,691,811	$5,173,982	$5,256,973	$7,127,328
Cost of revenues	1,721,189	4,004,936	3,374,570	5,368,655
Gross profit	970,622	1,169,046	1,882,403	1,758,673

Operating expenses:
Selling, general and administrative	5,941,652	2,377,853	17,602,532	5,567,516
Operating loss	(4,971,030)	(1,208,807)	(15,720,129)	(3,808,843)

Other (expense) income:
Rental income	28,703	25,703	54,407	51,407
Interest expense	(2,715,481)	(847,154)	(15,410,414)	(1,571,111)
Loss on issuance of warrants	(133,699,181)	-	(208,855,715)	-
Change in fair value of warrant liability	(37,154,989)	-	(773,447)	-
Change in fair value of short-term investment	(52,000)	-	(122,000)	-
Loss on disposal of interest in joint venture	(301,645)	-	(301,645)	-
Gain on divestiture	-	-	-	-
Total other (expense) income	(173,894,593)	(821,451)	(225,408,814)	(1,519,704)
Loss before income taxes	(178,865,623)	(2,030,258)	(241,128,943)	(5,328,547)
Income tax expense	-	-	-	-
Net loss from continuing operations	$(178,865,623)	$(2,030,258)	$(241,128,943)	$(5,328,547)
Net income (loss) attributable to noncontrolling interests	22,543	22,241	50,577	22,241
Net loss from continuing operations attributable to Vinco Ventures, Inc.	(178,888,166)	(2,052,499)	(241,179,520)	(5,350,788)
Net loss from discontinued operations	(4,780,580)	428,119	(4,958,780)	4,995,900
Provision for income taxes for discontinued operations	-	-	-	-
Net loss attributable to Vinco Ventures, Inc.	$(183,668,746)	$(1,624,380)	$(246,138,300)	$(354,888)
Net loss per share:
Net (loss) income per share - basic	$(5.13)	$(0.18)	$(8.95)	$(0.04)
Net (loss) income per share - diluted	$(5.13)	$(0.18)	$(8.95)	$(0.04)
Weighted average number of common shares outstanding – basic and diluted	35,831,466	8,920,554	27,489,580	8,551,012

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

Vinco Ventures, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the six months ended June 30, 2021 and 2020:
	Preferred stock		Common Stock		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity

Balance, January 1, 2021	764,618	765	14,471,403	$14,471	$39,050,260	$(23,648,898)	$(1,893,897)	$13,522,701
Issuance of common stock to noteholders	-	-	303,483	304	422,368	-	-	422,672
Issuance of common stock to investors	-	-	1,500,000	1,500	3,253,500	-	-	3,255,000
Issuance of common stock to consultants	-	-	1,394,272	1,394	2,034,941	-	-	2,036,335
Issuance of common stock to employees	-	-	2,861,227	2,861	3,289,329	-	-	3,292,190
Issuance of common stock upon exercise of warrants	-	-	31,742,986	31,743	87,753,676	-	-	87,785,419
Offering costs – exercise of warrants	-	-	-	-	(7,379,064)	-	-	(7,379,064)
Conversion under notes payable	-	-	6,139,252	6,139	12,242,368	-	-	12,248,507
Exercise of warrant liabilities	-	-	-	-	89,654,047	-	-	89,654,047
Stock-based compensation			-	-	5,053,704	-	-	5,053,704
Issuance of common stock acquisitions	-	-	750,000	750	1,251,750	-	-	1,252,500
Conversion of preferred stock to common	(764,618)	(765)	764,618	765	-	-	-	-
Shares reserved for future issuance of common stock as consideration for the Emmersive asset acquisition	-	-	-	-	7,400,000	-	-	7,400,000
Net income	-	-	-	-	-	(246,138,300)	50,577	(246,087,723)
Balance, June 30, 2021 (Unaudited)	-	$-	59,927,241	$59,927	$244,026,879	$(269,787,198)	$(1,843,320)	$(27,543,712)

Balance, January 1, 2020	-	-	8,015,756	$8,016	$26,259,576	$(18,495,462)	$(317,698)	$7,454,432
Issuance of common stock to note holders	-	-	439,400	439	789,575	-	-	790,014
Returned common stock from noteholder	-	-	(153,005)	(153)	153	-	-	-
Issuance of common stock to consultants	-	-	866,250	866	561,896	-	-	562,762
Issuance of warrants to noteholders and beneficial conversion option	-	-	-	-	1,018,953	-	-	1,018,953
Divestiture of Cloud B	-	-	-	-	-	-	(26,392)	(26,392)
Issuance of common stock for divestiture	-	-	150,000	150	404,850	-	-	405,000
Stock-based compensation	-	-	-	-	1,068,380	-	-	1,068,380
Issuance of common stock for Global Clean Solutions, LLC acquisition	-	-	300,000	300	698,700	-	-	699,000
Distributions	-	-	-	-	-	-	(699,000)	(699,000)
Net (loss) income	-	-	-	-	-	(354,888)	22,241	(332,647)
Balance, June 30, 2020 (Unaudited)	-	$-	9,618,401	$9,618	$30,802,083	$(18,850,350)	$(1,020,849)	$10,940,502

	For the three months ended June 30, 2021 and 2020:
	Preferred stock		Common Stock		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity

Balance, March 31, 2021 (Unaudited)	764,618	765	25,685,981	$25,686	$66,002,229	$(86,118,452)	$(1,865,863)	$(21,955,635)
Issuance of common stock to consultants	-	-	451,272	451	(451)	-	-	-
Issuance of common stock to employees	-	-	1,598,355	1,598	(1,598)	-	-	-
Issuance of common stock upon exercise of warrants	-	-	30,862,188	30,862	86,063,953	-	-	86,094,815
Offering costs – exercise of warrants	-	-	-	-	(7,379,064)	-	-	(7,379,064)
Conversions under notes payable	-	-	564,827	565	1,153,922	-	-	1,154,487
Conversion of preferred stock into common stock	(764,618)	(765)	764,618	765	-	-	-	-
Exercise of warrant liabilities	-	-	-	-	89,394,620	-	-	89,394,620
Stock-based compensation	-	-	-	-	1,393,268	-	-	1,393,268
Shares reserved for future issuance of common stock as consideration for the Emmersive asset acquisition	-	-	-	-	7,400,000	-	-	7,400,000
Net income (loss)	-	-	-	-	-	(183,668,746)	22,543	(183,646,203)
Balance, June 30, 2021 (Unaudited)	-	$-	59,927,241	$59,927	$244,026,879	$(269,787,198)	$(1,843,320)	$(27,543,712)

Balance, March 31, 2020 (Unaudited)	-	$-	8,676,501	$8,677	$28,790,704	$(17,225,970)	$(344,090)	$11,229,321
Issuance of common stock to note holders	-	-	279,400	279	588,411	-	-	588,690
Issuance of common stock for divestiture	-	-	150,00	150	404,850	-	-	405,000
Issuance of common stock to consultants	-	-	212,500	212	(212)	-	-	-
Stock-based compensation	-	-	-	-	319,630	-	-	319,630
Issuance of common stock for Global Clean Solutions, LLC acquisition	-	-	300,000	300	698,700	-	-	699,000
Distributions	-	-	-	-	-	-	(699,000)	(699,000)
Net (loss) income	-	-	-	-	-	(1,624,380)	22,241	(1,602,139)
Balance, June 30, 2020 (Unaudited)	-	-	9,618,401	9,618	30,802,083	(18,850,350)	(1,020,849)	10,940,502

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

Vinco Ventures, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2021 (Unaudited)	2020 (Unaudited)
Cash Flow from Operating Activities
Net loss from continuing operations attributable to Vinco Ventures, Inc.	$(241,179,520)	$(5,350,788)
Net income attributable to noncontrolling interests	50,577	22,241
Net loss from continuing operations	(241,128,943)	(5,328,547)
Adjustments to reconcile net (income) loss to net cash used in operating activities:
Discontinued operations	(4,958,780)	4,995,900
Depreciation and amortization	1,081,623	612,406
Amortization of financing costs	15,597,936	1,227,046
Stock-based compensation	10,003,767	1,588,427
Amortization of right of use asset	48,327	153,820
Gain on debt extinguishment	(852,352)	-
Loss on disposal of discontinued operations	4,130,580	(4,911,760)
Change in fair value of short-term investments	122,400	-
Loss on issuance of warrants	208,855,715	-
Change in fair value of warrant liability	773,447	-
Changes in assets and liabilities:
Accounts receivable	(1,596,881)	(978,097)
Inventory	169,793	178,227
Prepaid expenses and other current assets	(378,831)	(967,109)
Accounts payable	(819,943)	(344,847)
Accrued expenses and other current liabilities	(775,082)	1,425,622
Operating lease liabilities	(47,714)	(148,518)
Due from related party	(17,050)	9,532
Net cash used in operating activities	(9,791,988)	(2,487,898)

Cash Flows from Investing Activities
Purchase of property and equipment	(88,633)	(61,917)
Cash received from sale of assets of CBAV 1, LLC	2,529,564	-
Equity method investment	(12,000,000)	-
Funding of loan receivable	(5,000,000)	-
Net cash used in investing activities	(14,559,069)	(61,917)

Cash Flows from Financing Activities
(Repayments) borrowings under line of credit	(379,333)	1,678,540
Borrowings under convertible notes payable	19,720,000	1,436,000
Borrowings under notes payable	73,000	1,767,352
Repayments under notes payable	(2,145,475)	(824,472)
Repayments under notes payable- related parties	(1,951,012)	(14,508)
Fees paid for financing costs	(120,261)	(143,479)
Net proceeds from issuance of common stock	3,255,000	-
Net proceeds from exercise of warrants	80,406,355	-
Net cash provided by financing activities	98,858,274	3,899,433
Net increase (decrease) in cash and cash equivalents	74,507,217	1,349,618
Cash and cash equivalents - beginning of period	249,356	412,719
Cash and cash equivalents - end of period	$74,756,573	1,762,337

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$858,388	$144,740
Income taxes	$(14,738)	$235,725
Noncash investing and financing activity:
Shares issued to note holders	$422,672	$-
Conversions under notes payable	$12,248,507	$424,000
Issuance of warrants to note holders	$208,855,715	$-
Shares reserved for EVNT, LLC	$7,400,000	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Nature of Operations

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements and with Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. The condensed consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2021 and the results of operations, changes in stockholders’ equity, and cash flows for the periods presented. The results of operations for the three and six months ended June 30, 2021 are not necessarily indicative of the operating results for the full fiscal year for any future period.

These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company’s accounting policies are described in the Notes to Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2020, and updated, as necessary, in this Quarterly Report on Form 10-Q.

As used herein, the terms the “Company,” “Vinco Ventures” “we,” “us,” “our” and similar refer to Vinco Ventures, Inc. (f/k/a Edison Nation, Inc.), a Nevada corporation incorporated on July 18, 2017 under the laws of the State of Nevada as Idea Lab X Products, Inc. and also formerly known as Xspand Products Lab, Inc. prior to its name change on September 12, 2018, and/or its wholly-owned and majority-owned operating subsidiaries. On November 5, 2020, the Company (the “Parent”) and its wholly owned subsidiary, Vinco Ventures, Inc. (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, the Merger Sub merged with and into the Parent and the Parent became the surviving corporation of the Merger (the “Surviving Corporation”). The name of the Surviving Corporation became Vinco Ventures, Inc. The transaction closed on November 10, 2020.

Vinco Ventures is a vertically-integrated, end-to-end, consumer product research & development, manufacturing, sales and fulfillment company. The Company’s proprietary web-enabled platform provides a low risk, high reward platform and process to connect innovators of new product ideas with potential licensees.

As of June 30, 2021, Vinco Ventures had eight wholly-owned subsidiaries: TBD Safety, LLC (“TBD”), Vinco Ventures Shared Services LLC (“Vinco Shared”), Ferguson Containers, Inc. (“Fergco”), CBAV1, LLC (“CB1”), Pirasta, LLC (“Pirasta”), Honey Badger Media LLC (“Honey Badger”), EVNT Platform LLC (“Emmersive Entertainment”) and Edison Nation Holdings, LLC. Vinco Ventures owns 50% of Best Party Concepts, LLC and Global Clean Solutions, LLC, all of which are consolidated as VIE’s with noncontrolling interests. Edison Nation Holdings, LLC is the single member of Edison Nation, LLC and Everyday Edisons, LLC. Edison Nation, LLC is the single member of Safe TV Shop, LLC.

In April 2021, the Company agreed to unwind the joint venture of Ed Roses, LLC and recognized a loss of $301,645.

Liquidity

For the six months ended June 30, 2021, our operations lost approximately $15,720,129, of which approximately $11,085,000 was non-cash and approximately $1,428,000 was related to transaction costs and other non-recurring items.

At June 30, 2021, we had total current assets of approximately $80,620,757 and current liabilities of approximately $8,829,464 resulting in working capital of approximately $71,791,293, of which $3,333,333 was convertible notes payable. At June 30, 2021, we had total assets of $121,276,499 and total liabilities of $148,820,211, of which 139,695,115 related to the warrant liabilities, resulting in stockholders’ deficit of $27,543,712.

The Company believes it has sufficient cash for at least the next twelve months from the date of issuance of these condensed financial statements. The ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations from the sale of its products.

Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize our products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

F-6

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Vinco Ventures, Inc. and its wholly-owned and majority owned subsidiaries. All intercompany balances and transactions have been eliminated.

Reclassifications

Certain amounts previously presented in the consolidated financial statements have been reclassified to conform to the current year presentation. Such reclassifications had no effect on the previously reported net loss, Stockholders’ equity or cash flows.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements.

The Company’s significant estimates used in these financial statements include, but are not limited to, accounts receivable reserves, the valuation allowance related to the Company’s deferred tax assets, the recoverability and useful lives of long-lived assets, debt conversion features, stock-based compensation, certain assumptions related to the valuation of the reserved shares and the assets acquired and liabilities assumed related to the Company’s acquisitions. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Discontinued Operations

A component of an entity that is disposed of by sale or abandonment is reported as discontinued operations if the transaction represents a strategic shift that will have a major effect on an entity’s operations and financial results. The results of discontinued operations are aggregated and presented separately in the Consolidated Statement of Operations. Assets and liabilities of the discontinued operations are aggregated and reported separately as assets and liabilities of discontinued operations in the Consolidated Balance Sheet, including the comparative prior year period. The Company’s cash flows are reflected as cash flows from discontinued operations within the Company’s Consolidated Statements of Cash Flows for each period presented.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents in the consolidated financial statements.

F-7

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

The Company has cash on deposit in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. The Company reduces its credit risk by placing its cash and cash equivalents with major financial institutions. The Company had approximately $74,756,573 of cash and cash equivalents at June 30, 2021 of which none was held in foreign bank accounts not covered by FDIC insurance limits as of June 30, 2021.

Accounts Receivable

Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

No customers represented more than 10% of total accounts receivable.

Inventory

Inventory is recorded at the lower of cost or net realizable value on a first-in, first-out basis. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors.

Short-Term Investments

Short-term investments consisted of equity securities. The Company classified its investments as trading securities. Accordingly, such investments were reported at fair market value, with the resultant unrealized gains and losses reported as a component of the consolidated statements of operations. Fair value for trading securities was determined by reference to quoted market prices.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment, 5 to 7 years for furniture and fixtures, 6 to 10 years for machinery and equipment, 10 to 15 years for building improvements, 5 years for software, 5 years for molds, 5 to 7 years for vehicles and 40 years for buildings.

Equity Method Investments

We apply the equity method of accounting to investments when we have significant influence, but not controlling interest in the investee. Judgment regarding the level of influence over each equity method investment includes considering key factors such as ownership interest, representation on the board of directors, participation in policy-making decisions and material intercompany transactions. The Company’s proportionate share of the net income (loss) resulting from these investments will be reported under a line-item captioned equity method investment income in our Consolidated Statements of Operations. The carrying value of our equity method investments is reported in equity method investments in the Consolidated Balance Sheets. The Company’s equity method investments are reported at cost and adjusted each period for the Company’s share of the investee’s income or loss and dividend paid, if any. The Company classifies distributions received from equity-method investments using the cumulative earnings approach on the Consolidated Statements of Cash Flows. The Company assesses investments for impairment whenever events or changes in circumstances indicate that the carrying value of an investment may not be recoverable. The Company did not record any impairments related to its investments in 2021. For the six months ended June 30, 2021, there was no income or loss.

Revenue Recognition

Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probable that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

F-8

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

Substantially all of the Company’s revenues continue to be recognized when control of the goods is transferred to the customer, which is upon shipment of the finished goods to the customer. All sales have fixed pricing and there are currently no material variable components included in the Company’s revenue. Additionally, the Company will issue credits for defective merchandise, historically these credits for defective merchandise have not been material.

Disaggregation of Revenue

The Company’s primary revenue streams include the sale and/or licensing of consumer goods and packaging materials for innovative products. The Company’s licensing business is not material and has not been separately disaggregated for segment purposes. The Company’s disaggregated revenues for the three and six months ended June 30, 2021 and 2020 was as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Product sales	$2,626,689	$5,123,067	$5,114,558	$7,036,204
Service	-	-	-	-
Licensing	65,122	50,915	142,415	91,124
Total revenues, net	$2,691,811	$5,173,982	$5,256,973	$7,127,328

F-9

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

For the three and six months ended June 30, 2021 and 2020, the following customer represented more than 10% of total net revenues:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Customer:
Customer A	11%	*	11%	*
Customer B	*	11%	*	*
Customer C	*	11%	*	*

*	Customer did not represent greater than 10% of total net revenue.

For the three and six months ended June 30, 2021 and 2020, the following geographical regions represented more than 10% of total net revenues:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Region:
North America	100%	98%	100%	93%

*	Region did not represent greater than 10% of total net revenue.

F-10

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable and accounts payable, approximate fair values due to the short-term nature of these instruments. The carrying amount of the Company’s notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk. The loan held for investment was acquired at fair value, which resulted in a discount.

The following fair value of financial assets and liabilities and the input level used to determine the fair value at June 30, 2021 is presented below:

	Fair Value Measurements as of June 30, 2021
	Level 1	Level 2	Level 3

Assets:
Short-term investments	$895,600	$-	$-

Liabilities:
Warrant liability	-	-	139,695,115
Total	895,600	-	139,695,115

The following fair value of financial assets and liabilities and the input level used to determine the fair value at December 31, 2020 is presented below:

	Fair Value Measurements as of December 31, 2021
	Level 1	Level 2	Level 3

Assets:
Short-term investments	$1,018,000	$-	$-

Liabilities:
Warrant liability	-	-	-
Total	1,018,000	-	-

The following table presents a reconciliation of the Company’s liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the six months ended June 30, 2021:

Warrant Liability (Level 3)
Balance, December 31, 2020	$-
Issuance of warrants	228,575,715
Change in fair value	773,447
Exercise of warrants	(89,654,047)
Balance, June 30, 2021	$139,695,115

U.S. equity stocks represent investment in stocks of U.S. based companies. The valuation inputs for U.S. equity stocks are based on the last published price reported on the major stock market on which the securities are traded and are primarily classified as Level 1. Securities whose valuation inputs are not based on observable market information are classified as Level 3.

Warrant Accounting

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”.

The Company classifies a warrant to purchase shares of its common stock as a liability on its consolidated balance sheets as this warrant is a free-standing financial instrument that may require the Company to transfer consideration upon exercise (Please see Note 11 — Warrant Liability for further information). Each warrant is initially recorded at fair value on date of grant using the Black-Scholes model and net of issuance costs, and it is subsequently re-measured to fair value at each subsequent balance sheet date. Changes in fair value of the warrant are recognized as a component of other income (expense), net in the consolidated statement of operations and comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrant.

Sequencing Policy

Under ASC 815-40-35, the Company follows a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company’s employees or directors are not subject to the sequencing policy.

F-11

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

Foreign Currency Translation

The Company uses the United States dollar as its functional and reporting currency since the majority of the Company’s revenues, expenses, assets and liabilities are in the United States. Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the year. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for the three and six months ended June 30, 2021 and 2020 and the cumulative translation gains and losses as of June 30, 2021 and December 31, 2020 were not material.

Net Earnings or Loss per Share

Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted average number vested of common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of dilutive securities. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

As of June 30, 2021 and 2020, the Company excluded the common stock equivalents summarized below, which entitled the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

	June 30,	June 30,
	2021	2020
Selling Agent Warrants	-	160,492
Shares reserved in exchange for the cancellation of certain non-voting membership interest in Edison Nation Holdings, LLC	-	990,000
Shares reserved in exchange for the cancellation of certain non-voting membership interest in EVNT, LLC	1,000,000	-
Placement Agent Warrants	4,911,692	-
Options	80,000	80,000
Convertible shares under notes payable	2,700,587	999,536
Warrants for noteholders	45,491,829	750,000
Warrants for investors	1,500,000	-
Restricted stock units	-	270,000
Series B Convertible Stock	-	-
Shares to be issued	-	46,500
Total	$55,684,108	$3,296,528

F-12

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

Subsequent Events

The Company has evaluated subsequent events through the date which the financial statements were issued. Based upon such evaluation, except for items described in Note 15, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Segment Reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company deploys resources on a consolidated level to all brands of the Company and therefore the Company only identifies one reportable operating segment with multiple product offerings.

F-13

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Acquisitions and Divestitures

Divestiture of Subsidiary

On March 12, 2021, the bankruptcy court approved the sale of the CBAV1, LLC Assets to BTL Diffusion SARL, the winning bidder, at the auction held on March 10, 2021 and March 11, 2021 for a total sum of $3,000,000, which includes a cash payment at closing in the amount of $2,650,000, less certain closing costs and credits, and additional royalty payments in the amount of $150,000 on April 15, 2022 and in the amount of $200,000 on April 15, 2023 (“CBAV1-BTL Transaction”).

A first closing of the CBAV1-BTL Transaction occurred on April 16, 2021, with the transfer of assets and release of funds completed on April 21, 2021 (“Final Closing”). Contemporaneously with the Final Closing, a certain license agreement between CBAV1 and Edison Nation, LLC (“Edison Nation”) terminated and any remaining operational assets of Edison Nation were transferred to BTL.

The table below shows the assets that the Company transferred to BTL and the components of the loss on discontinued operations:

June 30, 2021
Cash received from buyer	2,529,565

Accounts receivable	(293,005)
Inventory	(665,522)
Prepaid expenses	(160,666)
Intangible assets	(5,540,952)
Loss on divestiture	4,130,580
Operating loss of discontinued operations	178,200
Bankruptcy costs	650,000
Loss on discontinued operations	4,958,780

On February 17, 2020, the Company divested its Cloud B, Inc. subsidiary and entered into an Agreement for the Purchase and Sale of Cloud B, Inc.(the “Purchase Agreement”), with Pearl 33 Holdings, LLC (the “Buyer”), pursuant to which the Buyer purchased from the Company (and the Company sold and assigned) 80,065 shares of common stock of Cloud B (the “Cloud B Shares”) for $1.00 and an indemnification agreement as described below, constituting a 72.15% ownership interest in Cloud B, based on 110,964 shares of Cloud B’s common stock outstanding as of February 17, 2020. In accordance with the agreement, all of the liabilities of Cloud B were assumed by Pearl 33.

On February 17, 2020, as part of the sale of Cloud B, Inc., the Company entered into an indemnification agreement with Pearl 33 Holdings, LLC in connection with the divestiture of Cloud B, Inc., whereby pursuant to such agreement the Company is limited to the issuance of 150,000 shares of the Company’s common stock to the Buyer for indemnification of claims against Cloud B Inc. In addition, the Company shall indemnify the Buyer for expenses (including attorneys’ fees and all other costs, expenses and obligations) in connection with defending any Claim in connection with the Cloud B. The Company has recorded $405,000 related to the fair value of the 150,000 shares of common stock which will be issued to the Buyer.

The table below shows the assets and liabilities that the Company was relieved of in the transaction:

February 17, 2020
Accounts payable	4,005,605
Accrued Expenses	370,289
Income Tax Payable	14,473
Notes Payable	900,000
Non-Controlling Interest	26,393
Shares to be issued to Buyer	(405,000)
Gain on divestiture	$4,911,760

Please see Note 15 — Discontinued Operations for further information.

Divestiture of Subsidiary- SRM Entertainment, LTD

On November 30, 2020, the Company and its wholly owned subsidiary, SRM Entertainment, LTD entered into a Stock Exchange Agreement with Jupiter Wellness, Inc. (“Jupiter”). Under the terms of the Exchange Agreement, Jupiter agreed to purchase all outstanding shares of common stock (the “Exchange Shares”) issued by SRM from the Company. As consideration for the purchase of the Exchange Shares, Jupiter issued the Company 200,000 shares of its restricted common stock, symbol JUPW as listed on NASDAQ Capital Markets. Please see Note 15 — Discontinued Operations for further information.

Acquisitions

On September 29, 2020, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”) to acquire all outstanding Membership Units (the “Units”) of TBD Safety, LLC (“TBD”). Collectively, the Sellers owned all outstanding Units of TBD. Under the terms of the Agreement, the Company issued a total of Two Million Two Hundred Ten Thousand Three Hundred Eighty-Two (2,210,382) shares of the Company’s common stock and a total of Seven Hundred Sixty-Four Thousand Six Hundred Eighteen (764,618) shares of a newly designated Preferred Stock (the “Preferred”). In addition, the Company and Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Sellers obligating the Company to register such common stock and shares of common stock to be issued upon conversion of the Preferred within 120 days after the Closing. The Sellers also had an Earn Out Consideration, which provides that at such time as the assets purchased in the Agreement achieve cumulative revenue of $10,000,000, the Sellers will earn a total of One Hundred Twenty-Five Thousand (125,000) shares of common stock. The closing of the transaction occurred on October 16, 2020.

Asset Acquisitions

Emmersive Entertainment

On April 17, 2021, Vinco Ventures, Inc. (“Vinco”) and EVNT Platform, LLC, a wholly owned subsidiary of Vinco (“the Company” or “Buyer”), entered into (and closed on) a certain Asset Contribution Agreement (“Asset Contribution Agreement”) with Emmersive Entertainment, Inc. (“Emmersive” or “Seller”), pursuant to which Emmersive contributed/transferred to the Company the assets used for Emmersive’s business, which include digital assets, software and certain physical assets (the “Contributed Assets”) in consideration for, among other things, the Company assuming certain obligations of Emmersive, hiring certain employees, and issuing 1,000,000 preferred membership units (“Preferred Units”) in the Company to Emmersive and/or its shareholders (“Preferred Members”) pursuant to a First Amended and Restated Operating Agreement for the Company dated as of April 17, 2021(“Amended Operating Agreement”). Certain put rights are associated with Preferred Units, which if exercised by the Preferred Members, obligates Vinco to purchase the Preferred Units in exchange for 1,000,000 shares of Vinco Venture’s common stock (“Put Rights”). In addition, the Preferred Members have the opportunity to earn up to 4,000,000 Conditional Preferred Units if certain conditions are satisfied for each of the four earn out targets (“Earn-Out Targets”). The Earn-Out Targets are described below:

Earn-Out Target 1: In the event that the Company (1) develops a minimally viable product for the NFT Technology to validate the utility of the product/platform with features to attract and transact with customers and (2) is successful on-boarding a minimum of 10 approved influential celebrities on or before December 31, 2021, the Company shall issue to Emmersive and/or Emmersive’s Shareholders, 1,000,000 Conditional Preferred Units, with Put Rights.

Earn-Out Target 2: In the event that the Company generates a minimum of $7,000,000 in annualized booked revenues inclusive of revenues generated from the celebrities onboarded by the Company (collectively “Attributed Revenue”) in any three-calendar-month period ending on or before March 31, 2022 (i.e. more than $1,750,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with the Put Rights.

Earn-Out Target 3: In the event that the Company generates a minimum of $28,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before December 31, 2022 (i.e. more than $7,000,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with Put Rights.

Earn Out Target 4: In the event that the Company generates a minimum of $62,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before December 31, 2023 (i.e. more than $15,500,000 in Attributed Revenue in a period of three consecutive calendar months), the Company shall issue to Emmersive and/or Emmersive’s Shareholders 1,000,000 Conditional Preferred Units, with Put Rights.

On April 17, 2021, the transactions under both the Asset Contribution Agreement and Amended Operating Agreement closed. The Preferred Units and Conditional Preferred Units were valued at $2,100,00 and $5,300,000, respectively, and recorded as an intangible asset.

Honey Badger

On November 10, 2020, the Company, through its wholly owned subsidiary, Honey Badger Media, LLC, entered into a series of transactions to acquire certain assets and license a platform with Honey Badger Media, LLC, a Delaware limited liability company, for $300,000 and 750,000 shares of common stock. The transaction was treated as an asset purchase and not accounted for as a business combination due to substantially all of the fair value of gross assets acquired were concentrated to a group of similar identifiable assets which was media licensing assets. In addition, there was limited inputs, processes and outputs, which did not meet the requirements to be a business. On January 5, 2021, the Company issued 750,000 shares of our common stock in connection with the asset acquisition.

F-14

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Acquisitions and Divestitures (continued)

HMNRTH

On March 11, 2020, the Company issued 238,750 shares of our common stock to acquire the assets of HMNRTH, LLC. On July 1, 2020, the Company made payment in the amount of $70,850 to the principals of HMNRTH, LLC. The transaction was treated as an asset purchase and not accounted for as a business combination due to the limited inputs, processes and outputs, which did not meet the requirements to be a business.

Note 4 — Variable Interest Entities

The Company is involved in the formation of various entities considered to be Variable Interest Entities (“VIEs”). The Company evaluates the consolidation of these entities as required pursuant to ASC Topic 810 relating to the consolidation of VIEs. These VIEs are primarily partnerships formed to supply consumer goods to through various distribution and retail channels.

The Company’s determination of whether it is the primary beneficiary of VIE is based in part on an assessment of whether or not the Company and its related parties are exposed to the majority of the risks and rewards of the entity. Typically, the Company is entitled to substantially all or portion of the economics of these VIEs. The Company is the primary beneficiary of the VIE entities.

In April 2021, the Company agreed to unwind the joint venture of Ed Roses, LLC and recognized a loss of $301,645.

The following table presents the carrying values of the assets and liabilities of entities that are VIEs and consolidated by the Company at June 30, 2021:

	June 30, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$3,845	$10,481
Accounts receivable, net	-	94,195
Inventory	-	240,158
Prepaid expenses and other current assets	-	-
Total current assets	3,845	344,834
Property and equipment, net	-	-
Total assets	$3,845	$344,834

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,164	$217,558
Accrued expenses and other current liabilities	43,473	113,576
Line of credit, net of debt issuance costs of $0 and $15,573, respectively	1,133,652	1,133,652
Notes payable, current	-	150,000
Due to related party	315,666	315,666
Total current liabilities	1,521,955	1,930,452

F-15

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Variable Interest Entities — (Continued)

The following table presents the operations of entities that are VIEs and consolidated by the Company at June 30, 2021:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues, net	$92,945	$1,051,945	$307,339	$1,274,477
Cost of revenues	9,530	789,000	93,685	994,923
Gross profit	83,415	262,945	213,654	279,554

Operating expenses:
Selling, general and administrative	4,320	136,648	104,741	203,562
Operating income	79,095	126,297	108,913	75,992

Other (expense) income:
Interest expense	(34,010)	(21,331)	(7,760)	(56,956)
Total other (expense) income	(34,010)	(21,331)	(7,760)	(56,956)
Loss before income taxes	45,085	104,966	101,153	19,036
Income tax expense	-	-	-	-
Net income	$45,085	$104,966	$101,153	$19,036

At June 30, 2021, the Company had one unconsolidated VIE, ZVV Media Partners, LLC (“ZVV”), for which the Company held a variable interest.

Global Clean Solutions, LLC

On May 20, 2020 (the “Effective Date”), the Company entered into an Agreement and Plan of Share Exchange (the “Share Exchange Agreement”) with PPE Brickell Supplies, LLC, a Florida limited liability company (“PPE”), and Graphene Holdings, LLC, a Wyoming limited liability company (“Graphene”, and together with PPE, the “Sellers”), whereby the Company purchased 25 membership units of Global Clean Solutions, LLC, a Nevada limited liability company (“Global”) from each of PPE and Graphene, for a total of fifty (50) units, representing fifty percent (50%) of the issued and outstanding units of Global (the “Purchase Units”). The Company issued 250,000 shares of its restricted common stock, $0.001 par value per share (the “Common Stock”) to PPE, and 50,000 shares of Common Stock to Graphene, in consideration for the Purchase Units. Global Clean Solutions, LLC is a VIE. The fair value of the shares of $699,000 was treated as a distribution to the noncontrolling interest members.

Pursuant to the terms of the Share Exchange Agreement, the Sellers may earn additional shares of Common Stock upon Global realizing the following revenue targets: (i) In the event that Global’s total orders equal or exceed $1,000,000, Graphene shall receive 200,000 shares of Common Stock; (ii) In the event that Global’s total orders equal or exceed $10,000,000, PPE shall receive 100,000 shares of restricted Common Stock; and (iii) In the event that Global’s total orders equal or exceed $25,000,000, Graphene shall receive 125,000 shares of restricted Common Stock. Additionally, the Company shall be entitled to appoint two managers to the Board of Managers of Global. The fair value of the shares is expensed over the estimated vesting period and is adjusted based on the number of shares that vest.

F-16

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Variable Interest Entities — (Continued)

On the Effective Date, the Company entered into an Amended Limited Liability Company Agreement of Global (the “Amended LLC Agreement”). The Amended LLC Agreement amends the original Limited Liability Company Agreement of Global, dated May 13, 2020. The Amended LLC defines the operating rules of Global and the ownership percentage of each member: Vinco Ventures, Inc. 50%, PPE 25% and Graphene 25%.

On the Effective Date, the Company (as “Guarantor”) entered into a Secured Line of Credit Agreement (the “Credit Agreement”) with Global and PPE. Under the terms of the Credit Agreement, PPE is to make available to Global a revolving credit loan in a principal aggregate amount at any one time not to exceed $2,500,000. Upon each drawdown of funds against the credit line, Global shall issue a Promissory Note (the “Note”) to PPE. The Note shall accrue interest at 3% per annum and have a maturity date of six (6) months. In the event of a default, any and all amounts due to PPE by Global, including principal and accrued but unpaid interest, shall increase by forty (40%) percent and the interest shall increase to five (5%) percent (the “Default Interest”).

On the Effective Date, the Company (as “Guarantor”) entered into a Security Agreement (the “Security Agreement”) with Global (as “Borrower”) and PPE as the secured party, whereby the Company placed 1,800,000 shares of Common Stock (the “Reserve Shares”) in reserve with its transfer agent in the event of default under the Credit Agreement. In the event of a default that is not cured by the defined cure period, the PPE may liquidate the Reserve Shares until the Global’s principal, interest and associated expenses are recovered. The number of Reserve Shares may be increased through the issuance of True-Up shares in the event the original number of Reserve Shares is insufficient.

F-17

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Short-Term Investments

As of June 30, 2021 and December 31, 2020, short-term investments consisted of the following:

	June 30,	December 31,
	2021	2020
Jupiter Wellness, Inc. (JUPW) (i)	$1,040,000	$1,040,000
Unrealized losses	(144,400)	(22,000)
Total short-term investments	$895,600	$1,018,000

(i)	On November 30, 2020, the Company and its wholly owned subsidiary, SRM Entertainment, LTD entered into a Stock Exchange Agreement with Jupiter Wellness, Inc. (“Jupiter”). Under the terms of the Exchange Agreement, Jupiter purchased all outstanding shares of common stock (the “Exchange Shares”) issued by SRM from the Company. As consideration for the purchase of the Exchange Shares, Jupiter issued the Company 200,000 shares of its restricted common stock, symbol JUPW as listed on NASDAQ Capital Markets. On June 30, 2021, the closing price of JUPW was $4.48 on the Nasdaq.

Note 6 — Property and Equipment, net

As of June 30, 2021 and December 31, 2020, property and equipment consisted of the following:

	June 30,	December 31,
	2021	2020
Land	$79,100	$79,100
Buildings – rental property	463,635	463,635
Building improvements	800,225	800,225
Equipment and machinery	4,144,145	4,122,917
Furniture and fixtures	368,137	368,137
Computer software	55,500	-
Molds	79,300	79,300
Vehicles	533,866	521,962
	6,523,908	6,435,276
Less: accumulated depreciation	(5,490,098)	(5,424,475)
Total property and equipment, net	$1,033,810	$1,010,801

Depreciation expense for the six months ended June 30, 2021 and 2020 was $65,623 and $169,141, respectively.

Note 7 — Loan Receivable

As of June 30, 2021 and December 31, 2020, loan receivable consisted of the following:

	June 30,	December 31,
	2021	2020
Loan to Zash Global Media and Entertainment Corporation (i)	$5,000,000	$-

(i)	On February 18, 2021, the Company loaned $5,000,000 to ZASH Global Media and Entertainment Corporation (“ZASH”). The interest rate on the note is 3% per annum. The maturity date of the loan is August 17, 2023. The purpose of the loan is to engage in the acquisition, development and production of consumer facing content and related activities.

Note 8 — Equity Method Investments

As of June 30, 2021 and December 31, 2020, the carrying amount of equity method investments consisted of the following:

	June 30,	December 31,
	2021	2020
Investment in ZVV Media Partners, LLC (i)	$12,000,000	$-

(i)	On January 19, 2021, the Company, ZVV Media Partners, LLC (“ZVV”) and ZASH entered into a Contribution Agreement (the “Agreement”). The Company and ZASH established the newly formed entity, ZVV, in order to engage in the development and production of consumer facing content and related activities.

Note 9 — Goodwill

For the six months ended June 30, 2021, there was no change in the carrying amount of goodwill.

The Company utilized the simplified test for goodwill impairment. The amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The valuation methods used in the quantitative fair value assessment was a discounted cash flow method and required management to make certain assumptions and estimates regarding certain industry trends and future profitability of our reporting units.

Note 10 — Debt

As of June 30, 2021 and December 31, 2020, debt consisted of the following:

	June 30,	December 31,
	2021	2020
Line of credit:
Lines of credit	$1,133,652	$1,133,652
Receivable financing	-	367,301
Total lines of credit	1,133,652	1,500,953

Senior convertible notes payable:
Senior convertible notes payable– related parties	422,272	1,428,161
Convertible notes payable	10,000,000	591,104
Debt issuance costs	(6,821,756)	(280,511)
Total long-term senior convertible notes payable	3,600,516	1,738,754
Less: current portion of long-term notes payable	(3,333,333)	(577,260)
Noncurrent portion of long-term convertible notes payable	267,183	1,161,494

Notes payable:
Notes payable	35,151	1,932,088
Debt issuance costs	-	(34,997)
Total long-term debt	35,151	1,897,091
Less: current portion of long-term debt	(15,185)	(1,301,212)
Noncurrent portion of long-term debt	19,966	595,879

Notes payable – related parties:
Notes payable	876,500	2,827,512
Debt issuance costs	-	(33,833)
Total notes payable – related parties:	876,500	2,793,679
Less: current portion of long-term debt – related parties	(876,500)	(1,389,922)
Noncurrent portion of long-term debt – related parties	$-	$1,403,757

F-18

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Debt — (Continued)

Convertible Notes Payable

Hudson Bay Financing- February 2021

On February 23, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on February 18, 2021 with one accredited investor (the “Investor”), the Company issued a Senior Convertible Note for the purchase price of $10,000,000 (the “Note”) and five (5) year warrants (the “February Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Company issued the February Warrants to the Investor representing the right to acquire an aggregate of 18,568,188 shares of Common Stock. The February Warrants contain an exercise price of $3.722 per share.

The Note carries an interest rate of 6% per annum compounding monthly and matures on February 23, 2022. The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Issuance Date, in whole or in part, the outstanding principal and interest under the Note into shares of the Common Stock at a conversion price of $4.847 per share (the “Conversion Shares”). The Note shall be a senior unsecured obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of twelve percent (12%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note.

F-19

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Debt — (Continued)

Pursuant to the Purchase Agreement, the Investor received a Warrant in an amount equal to 900% of the shares of Common Stock initially issuable to the Investor pursuant to the conversion terms of the Investor’s Note. The Warrant contains an exercise price of $3.722 per share, subject to adjustments as provided under the terms of the Warrant. In connection with the closing of the Offering, the Warrant was exercisable for an aggregate of 18,568,188 shares of Common Stock (the “Warrant Shares”). As of June 30, 2021, the Investor has exercised 13,968,188 warrants.

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date of the Purchase Agreement to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Palladium Capital Group, LLC. (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $900,000 (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses). The Placement Agent also received a Warrant granting the Holder the right to purchase 1,650,346 shares of the Company’s common stock at an exercise price of $3.722 with an expiration date of February 23, 2026.

On June 4, 2021, the Company entered into a warrant exercise agreement (the “June 2021 Warrant Agreement”) with the Investor whereby the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.30 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the June 2021 Warrant Agreement. At the Closing (as defined in Section 2 of the June 2021 Agreement), the parties shall execute and deliver a registration rights agreement, (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants.

Subject to the terms of June 2021 Warrant Agreement, the Company shall issue and deliver Incentive Warrants to the Investor to initially purchase zero shares of Common Stock, which number of shares shall be subject to adjustment, including the provision of Incentive Warrants on a 1.75-for-one basis for the additional exercise of each Existing Warrant on or prior to July 7, 2021. During the six months ended June 30, 2021, the Investor exercised 15,898,188 warrants and received 27,821,829 incentive warrants.

The June 2021 Warrant Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

On July 7, 2021, the Company entered into an Amendment to the June 2021 Warrant Agreement (the “Amendment Agreement”). Under the terms of the Amendment Agreement, the exercise date for the June Warrants has been extended to August 9, 2021 (the “Adjustment Date”).

Hudson Bay Financing- January 2021

On January 25, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on January 21, 2021 with Hudson Bay Master Fund, Ltd (the “Investor”), the Company issued a Senior Convertible Note for the purchase price of $12,000,000 (the “Note”) and a five (5) year warrant (the “January Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Company issued the January Warrants to the Investor representing the right to acquire an aggregate of 15,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The January Warrants contain an exercise price of $2.00 per share.

The Investor converted $11,000,000 of principal and $39,190 of interest into 5,519,595 of the Company’s common shares.

The Note carries an interest rate of 6% per annum and matures on the 12-month anniversary of the Issuance Date (as defined in the Note). The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Issuance Date, in whole or in part, the outstanding balance of the Note into shares of the Common Stock at a conversion price of $2.00 per share (the “Conversion Shares”). The Note shall be a senior obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of twelve percent (12%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note.

Pursuant to the Purchase Agreement, the Investor received a Warrant in an amount equal to 250% of the shares of Common Stock initially issuable to each Investor pursuant to the Investor’s Note. The Warrant contains an exercise price of $2.00 per share. In connection with the closing of the Offering, the Warrant was issued to purchase an aggregate of 15,000,000 shares of Common Stock (the “Warrant Shares”). As of June 30, 2021, the Investor has exercised 15,000,000 warrants.

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Palladium Capital Group, LLC (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $1,080,000 (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses). The Placement Agent also received a Warrant dated January 25, 2021 granting the Holder the right to purchase 480,000 shares of the Company’s common stock at an exercise price of $2.00 with an expiration date of January 25, 2026.

On May 24, 2021, the Company entered into a warrant exercise agreement (the “May 2021 Warrant Agreement”) with the Investor who agreed to exercise 2,870,000 shares of Common Stock underlying the January Warrants and the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.20 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the May 2021 Warrant Agreement. At the Closing (as defined in Section 2(b) of the May 2021 Warrant Agreement), the parties shall execute and deliver a registration rights agreement, (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants. During the six months ended June 30, 2021, the Investor exercised 13,070,000 warrants and received 13,070,000 incentive warrants.

Subject to the terms of May 2021 Warrant Agreement, (i) the Investor shall pay to the Company an amount equal to the exercise price of the January Warrants in effect as of the date of such exercise multiplied by 2,870,000 shares (as adjusted for any share split or similar transaction after the date hereof) (the “Exercised Warrant Shares”) and (ii) the Company shall issue and deliver Incentive Warrants to the Investor to initially purchase an aggregate number of shares equal to the number of Exercised Warrant Shares, which number of shares shall be subject to adjustment, including the provision of Incentive Warrants on a one-for-one basis for the additional exercise of each January Warrant on or prior to June 1, 2021.

The May 2021 Warrant Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

Jefferson Street Capital Financing

On July 29, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jefferson Street Capital, LLC (the “Investor”) wherein the Company issued the Investor a Convertible Promissory Note (the “Note”) in the amount of $224,000 ($24,000 OID). The Note has a term of six (6) months, is due on January 29, 2021 and has a one-time interest charge of 2%. In addition, the Company issued the Investor 14,266 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on July 29, 2020. On January 28, 2021, the Company paid all outstanding principal and interest in the amount of $260,233.

F-20

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Debt — (Continued)

On April 7, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jefferson Street Capital, LLC (the “Investor”) wherein the Company issued the Investor a Convertible Promissory Note (the “Note”) in the amount of $168,000 ($18,000 OID). The Note has a term of six (6) months, is due on October 7, 2020 and has a one-time interest charge of 2%. In addition, the Company issued the Investor 10,700 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on April 9, 2020. On October 7, 2020, the Company and Investor entered into a Forbearance Agreement (the “Forbearance Agreement”). Under the terms of the Forbearance Agreement, the Company requested and the Investor agreed to temporarily forebear, until the earlier of (i) December 9, 2020 or (ii) at such time as a default shall occur under and pursuant to the Purchase Agreement, the Note or the Agreement, from exercising its right to convert amounts due under the Note into Common Stock of the Company, in exchange for a one-time cash payment forbearance fee equal to $12,500 paid upon execution of the Agreement. On December 23, 2020, the Investor submitted a Notice of Conversion for $45,000 in principal and $750 in fees. On December 29, 2020, the Company issued 41,730 shares to satisfy the conversion obligation. The Investor converted $54,830 of principal into 54,830 of the Company’s common shares. The Note was paid in full on February 1, 2021.

BHP Capital Financing

On April 7, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with BHP Capital NY Inc. (the “Investor”) wherein the Company issued the Investor a Convertible Promissory Note (the “Note”) in the amount of $168,000 ($18,000 OID). The Note has a term of six (6) months, is due on October 7, 2020 and has a one-time interest charge of 2%. In addition, the Company issued the Investor 10,700 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on April 9, 2020. The note was paid in full on January 29, 2021.

F-21

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Debt — (Continued)

32E Financing

On December 4, 2019, the Company agreed to issue and sell to 32 Entertainment LLC (“32E”) a 10% Senior Secured Note (the “32E Note”), in the principal amount of $250,000. The maturity date of the 32E Note is December 4, 2020. In addition, the Company issued to 32E 10,000 shares of common stock as an inducement to 32E to purchase the 32E Note. The fees were recorded as a debt discount and amortized over the term of the note. The $250,000 of proceeds from the 32E Note was used for general working capital needs of the Company and the repayment of debt related to Horberg Enterprises. On May 19, 2020, the Company entered into an Amendment (the “Amendment”) to the 32E Note. Under the terms of the Amendment, the Company issued to 32E an Amended Subordinate Secured Note (the “Replacement Note”) in the principal amount of $200,000 that accrued interest at 16% annually and matured on May 21, 2021. On May 28, 2020, the Company paid $50,000 toward the principal plus interest in the amount of $6,250 for a total of $56,250. 32E also received 40,000 restricted stock units and surrendered the warrant issued to it in the December 4, 2019 financing transaction. The note was paid in full on January 28, 2021.

Promissory Notes

On January 2, 2020, Ed Roses, LLC (the “Partnership”) entered into a Loan Agreement (the “Agreement”) with Sook Hyun Lee (the “Lender”). Under the terms of the Agreement, the Lender agreed to lend $150,000 to the Partnership for general working capital. The Loan is due on April 15, 2020 (the “Maturity Date”) and accrues interest at 15% per annum. The Agreement shall automatically renew at the Maturity date for successive 90-day periods unless written notice is remitted by either party. On the Maturity date, the Partnership shall pay the Lender all unpaid principal and interest and a $30,000 commitment fee. The Lender shall have a collateral interest in the accounts receivable of the Partnership, including but not limited to 7 Eleven receivables. As collateral, Edison Nation, Inc. placed 75,000 shares of common stock in reserve. The note was paid in full on March 11, 2021.

F-22

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Debt — (Continued)

On January 10, 2020, the Company entered into a 5% Promissory Note Agreement with Equity Trust Company on behalf of Rawleigh Ralls (“Ralls”) for an aggregate principal amount of $267,000 (the “Ralls Note”), pursuant to which Ralls purchased the Ralls Note from the Company for $250,000 and an original issue discount of $17,000, and the Company issued to Ralls a warrant (the “Ralls Warrant”) to purchase 125,000 shares of the Company’s common stock valued at $86,725 estimated using the Black-Scholes option-valuation model. The Company paid the Note in full on January 27, 2021.

On January 15, 2020, the Company entered into a 5% Promissory Note Agreement with Paul J. Solit & Julie B. Solit (“Solits”) for an aggregate principal amount of $107,000 (the “Solit Note”), pursuant to which the Solits purchased the Solit Note from the Company for $100,000 and an original issue discount of $7,000, and the Company issued to the Solits a warrant (the “Solit Warrant”) to purchase 50,000 shares of the Company’s common stock valued at $31,755 estimated using the Black-Scholes option-valuation model. The Company paid the Note in full on January 27, 2021. The Solit Warrant was exercised on January 22, 2021.

On January 17, 2020, the Company entered into a 5% Promissory Note Agreement with Richard O’Leary (“O’Leary”) (“Lender”) for an aggregate principal amount of $53,500 (the “O’Leary Note”), pursuant to which O’Leary purchased the O’Leary Note from the Company for $50,000 and an original issue discount of $3,500, and the Company issued to O’Leary a warrant (the “O’Leary Warrant”) to purchase 25,000 shares of the Company’s common stock valued at $16,797 estimated using the Black-Scholes option-valuation model. The Company paid the Note in full on January 27, 2021. The O’Leary Warrant was exercised on February 18, 2021.

F-23

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Debt — (Continued)

Paycheck Protection Program

On April 15, 2020, the Company entered into a loan agreement (“PPP Loan”) with First Choice Bank under the Paycheck Protection Program (the “PPP”), which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (“SBA”). The Company received proceeds of $789,852 from the PPP Loan. In accordance with the requirements of the PPP, the Company intends to use proceeds from the PPP Loan primarily for payroll costs, subject to thresholds, rent and utilities. The PPP Loan has a 1.00% interest rate per annum and matures on April 15, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The PPP Loan is included in notes payable on the consolidated balance sheet. On May 4, 2021, the Company’s PPP loan was forgiven and the carrying value of $789,852 was recorded as a gain on extinguishment as part of interest expense.

On May 4, 2020, TBD Safety, LLC, the Company’s wholly owned subsidiary, entered into a loan agreement (“PPP Loan”) with First Home Bank under the Paycheck Protection Program (the “PPP”), which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (“SBA”). The Company received proceeds of $62,500 from the PPP Loan. In accordance with the requirements of the PPP, the Company intends to use proceeds from the PPP Loan primarily for payroll costs, subject to thresholds, rent and utilities. The PPP Loan has a 1.00% interest rate per annum and matures on May 4, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The PPP Loan is included in notes payable on the consolidated balance sheet. On April 16, 2021, the TBD Safety PPP loan was forgiven the carrying value of $62,500 was recorded as a gain on extinguishment as part of interest expense.

Receivables Financing

On February 21, 2020, the Company entered into a receivables financing arrangement for certain receivables of the Company not to exceed $1,250,000 at any one time. The agreement allows for borrowings up to 85% of the outstanding receivable based on the credit quality of the customer. The fee is between 1% and 2% of the total invoices financed.

On November 12, 2019, the Company entered into a Receivables Purchase Agreement with a financial institution (the “Receivables Purchase Agreement”), whereby the Company agreed to the sale of $250,000 of receivables for $200,000. The proceeds were used for general working capital. The note was paid in full on February 1, 2021.

In April 2019, we entered into a receivables financing arrangement for certain receivables of the Company. The agreement allows for borrowings up to 80% of the outstanding receivable based on the credit quality of the customer. The fee is between 1% and 2% of the total invoices financed. The receivables financing arrangement was paid in full and terminated on March 30, 2021.

Line of Credit

On the Effective Date, the Company (as “Guarantor”) entered into a Secured Line of Credit Agreement (the “Credit Agreement”) with Global and PPE. Under the terms of the Credit Agreement, PPE is to make available to Global a revolving credit loan in a principal aggregate amount at any one time not to exceed $2,500,000. Upon each drawdown of funds against the credit line, Global shall issue a Promissory Note (the “Note”) to PPE. The Note shall accrue interest at 3% per annum and have a maturity date of six (6) months. In the event of a default, any and all amounts due to PPE by Global, including principal and accrued but unpaid interest, shall increase by forty (40%) percent and the interest shall increase to five (5%) percent (the “Default Interest”). The balance at June 30, 2021 is $1,133,652.

The scheduled maturities of the debt for the next five years as of June 30, 2021, are as follows:

For the Years Ended December 31,	Amount
2021 (excluding the six months ended June 30, 2021)	2,017,659
2022	10,015,530
2023	434,386
2024	-
2025	-
Thereafter	-
12,467,575
Less: debt discount	(6,821,756)
$5,645,819

For the three and six months ended June 30, 2021, interest expense was $2,715,481 and $15,410,414, respectively, of which $277,083 and $190,549 was related party interest expense. For the three and six months ended June 30, 2020, interest expense was $847,154 and $1,571,111, respectively of which $75,692 and $152,326 were related party interest expense.

F-24

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Warrant Liability

For the six months ended June 30, 2021, the Company issued warrants to purchase shares of the Company’s common stock related to multiple private placements. The warrants are as follows:

	Warrant Shares	Exercise Price
Hudson Bay Warrant; January 25, 2021	15,000,000	$2.000
Palladium Capital Warrant; January 25, 2021	480,000	$2.000
BHP Capital NY Warrant; January 28, 2021	1,500,000	$2.200
Hudson Bay Warrant; February 23, 2021	18,568,188	$3.722
Palladium Capital Warrant; February 23, 2021	1,650,346	$3.722
Hudson Bay Warrant; May 24, 2021	13,070,000	$3.200
Palladium Capital Warrant; May 24, 2021	1,200,000	$3.200
BHP Capital Warrant; June 4, 2021	1,500,000	$3.200
Hudson Bay Warrant; June 4, 2021	27,821,829	$3.300
Palladium Capital Warrant; June 4, 2021	2,071,346	$3.300

The warrants are subject to anti-dilution adjustments outlined in the Agreement. The warrants issued in the first quarter were classified as a liability with an initial fair value of $94,876,534, of which $75,156,534 was immediately expensed and $19,720,000 was recorded as a deferred debt discount. The warrants issued in the second quarter were classified as a liability with an initial fair value of $133,699,181 which was immediately expensed. In addition, the warrants must be valued every reporting period and adjusted to market with the increase or decrease being adjusted through earnings. The change in fair value of the warrant liability for the three and six months ended June 30, 2021 was a loss of 773,447 and 37,154,989, respectively. As of June 30, 2021, the fair value of the warrant liability was $139,695,115.

The warrants were valued using the Black-Scholes pricing model to calculate the grant-date fair value upon issuance of the warrants with the following assumptions:

	Dividend Yield	Expected Volatility	Risk-free Interest Rate	Expected Life
Hudson Bay Warrant; January 25, 2021	0.00%	109.95%	0.13%	2.5 years
Palladium Capital Warrant; January 25, 2021	0.00%	109.95%	0.13%	2.5 years
BHP Capital NY Warrant; January 28, 2021	0.00%	110.00%	0.12%	2.5 years
Hudson Bay Warrant; February 23, 2021	0.00%	110.94%	0.11%	2.5 years
Palladium Capital Warrant; February 23, 2021	0.00%	110.94%	0.11%	2.5 years
Hudson Bay Warrant; May 24, 2021	0.00%	115.38%	0.14%	2.5 years
Palladium Capital Warrant; May 24, 2021	0.00%	115.38%	0.14%	2.5 years
BHP Capital Warrant; June 4, 2021	0.00%	117.11%	0.16%	2.5 years
Hudson Bay Warrant; June 4, 2021	0.00%	117.14%	0.16%	2.5 years
Palladium Capital Warrant; June 4, 2021	0.00%	117.14%	0.16%

The warrants were valued using the Black-Scholes pricing model to calculate the June 30, 2021 fair value of the warrants with the following assumptions:

	Dividend Yield	Expected Volatility	Risk-free Interest Rate	Expected Life
Hudson Bay Warrant; January 25, 2021	0.00%	118.33%	0.25%	2.5 years
Palladium Capital Warrant; January 25, 2021	0.00%	118.33%	0.25%	2.5 years
BHP Capital NY Warrant; January 28, 2021	0.00%	118.33%	0.25%	2.5 years
Hudson Bay Warrant; February 23, 2021	0.00%	118.33%	0.25%	2.5 years
Palladium Capital Warrant; February 23, 2021	0.00%	118.33%	0.25%	2.5 years
Hudson Bay Warrant; May 24, 2021	0.00%	118.33%	0.25%	2.5 years
Palladium Capital Warrant; May 24, 2021	0.00%	118.33%	0.25%	2.5 years
BHP Capital Warrant; June 4, 2021	0.00%	118.33%	0.25%	2.5 years
Hudson Bay Warrant; June 4, 2021	0.00%	118.33%	0.25%	2.5 years
Palladium Capital Warrant; June 4, 2021	0.00%	118.33%	0.25%	2.5 years

Note 12 — Related Party Transactions

Forever 8 Fund, LLC

On November 17, 2020, the Company, through its subsidiary, Edison Nation, LLC (the “Vendor”), entered into an Inventory Management Agreement (the “Agreement”) with the Forever 8 Fund, LLC (“F8”), an entity which our President holds a 45% ownership interest. Under the terms of the Agreement, F8 desires to maintain inventory of and sell to Vendor certain Products pursuant to the terms and conditions set forth in the Agreement. As consideration for the inventory management services provided under this Agreement, Vendor agrees to pay F8 a fee for each unit of each Product sold on a Platform determined in accordance with the fee schedule set forth in the applicable Product Schedule (the “Fee Schedule”) based on the Age of Inventory Sold set forth on the Fee Schedule (the “F8 Fees”). Prior to the signing of the agreement, F8 advanced the Vendor $239,283 that was utilized to pay for deposits with the Vendors factories. This Agreement shall commence on the Effective Date and shall continue in full force and effect until January 31, 2022 (the “Initial Term”), unless terminated earlier as provided in this Agreement. The balance outstanding at June 30, 2021 is $0.

NL Penn Capital, LP and SRM Entertainment Group LLC

As of June 30, 2021 and December 31, 2020, due to related party consists of net amounts due to SRM Entertainment Group LLC (“SRM LLC”) and NL Penn Capital, LP (“NL Penn”), the majority owner of both, which are owned by Chris Ferguson, our Chairman and Chief Executive Officer. The amount due to NL Penn was assigned to TXC Services, LLC. The amount due to related parties is related to the acquisitions of Pirasta, LLC and Best Party Concepts, LLC offset by operating expenses that were paid by SRM and Edison Nation on behalf of SRM LLC and NL Penn. As of June 30, 2021 and December 31, 2020, the net amount due to related parties was $15,401 and $32,452, respectively. Such amounts are due currently. NL Penn and affiliated entities may lend additional capital to Edison Nation pursuant to terms and conditions similar to the current working capital lenders to Edison Nation such as Franklin Capital. In addition, Edison Nation borrows working capital from Franklin Capital, and Mr. Ferguson is a personal guarantor on the working capital facility provided to Edison Nation by Franklin Capital.

Note 13— Commitments and Contingencies

Employment Agreements

On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Christopher Ferguson (the “Executive”) for the role of Chief Executive Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. For 2021, the Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. The Executive shall be entitled to 150,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value of the Company on a 5-day closing average from the effectiveness of the Agreement. As of June 30, 2021, the Enterprise Value has been achieved.

On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Brett Vroman (the “Executive”) for the role of Chief Financial Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. For 2021, Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. Upon the execution of this agreement, the Executive is entitled to a one-time past performance bonus for the work completed in fiscal years 2018, 2019 and 2020 of 150,000 shares of the Company’s common stock, which shall vest in their entirety on issuance. The Executive shall be entitled to 100,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value of the Company on a 5-day closing average from the effectiveness of the Agreement. As of June 30, 2021, the Enterprise Value has been achieved.

On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Brian Mc Fadden (the “Executive”) for the role of Chief Strategy Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. For 2021, the Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. Upon the execution of the Agreement, the Executive is entitled to a one-time signing bonus of 150,000 shares of the Company’s common stock, which shall vest in their entirety on issuance. The Executive shall be entitled to 100,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value of the Company on a 5-day closing average from the effectiveness of the Agreement. As of June 30, 2021, the Enterprise Value has been achieved.

Operating Lease

The Company has entered into non-cancellable operating leases for office, warehouse, and distribution facilities, with original lease periods expiring through 2022. In addition to minimum rent, certain of the leases require payment of real estate taxes, insurance, common area maintenance charges, and other executory costs. Differences between rent expense and rent paid are recognized as adjustments to operating lease right-of-use assets on the consolidated balance sheets.

Total rent expense for the three and six months ended June 30, 2021 was $32.724 and $59,277, respectively. Total rent expense for the three and six months ended June 30, 2020 was $122,943 and $269,709, respectively. Rent expense is included in general and administrative expense on the consolidated statements of operations.

As of June 30, 2021, the Company had operating lease liabilities of $107,776 and right of use assets for operating leases of $104,707. During the three and six months ended June 30, 2021 and 2020, operating cash outflows relating to operating lease liabilities was $23,723 and $74,776, respectively, and the expense for right of use assets for operating leases was $24,163 and $77,823, respectively. As of June 30, 2021, the Company’s operating leases had a weighted-average remaining term of 1.6 years and weighted-average discount rate of 4.5%. Excluded from the measurement of operating lease liabilities and operating lease right-of-use assets were certain office, warehouse and distribution contracts that qualify for the short-term lease recognition exception.

F-25

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13— Commitments and Contingencies — (Continued)

Rental Income

Fergco leases a portion of the building located in Washington, New Jersey that it owns under a month-to-month lease. Total rental income related to the leased space for both the three and six months ended June 30, 2021 was $28,703 and $54,407, respectively, and is included in other income on the consolidated statements of operations. Total rental income related to the leased space for both the three and six months ended June 30, 2020 was $25,703 and $51,407, respectively, and is included in other income on the consolidated statements of operations.

Legal Contingencies

The Company is involved in claims and litigation in the ordinary course of business, some of which seek monetary damages, including claims for punitive damages, which are not covered by insurance. For certain pending matters, accruals have not been established because such matters have not progressed sufficiently through discovery, and/or development of important factual information and legal information is insufficient to enable the Company to estimate a range of possible loss, if any. An adverse determination in one or more of these pending matters could have an adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

We are, and may in the future become, subject to various legal proceedings and claims that arise in or outside the ordinary course of business.

Oceanside Traders, LLC v. Cloud b, Inc. and Vinco Ventures, Inc. f/k/a Edison Nation, Inc.

On April 14, 2020, Oceanside Traders, LLC filed a complaint against Cloud B, Inc. and Vinco Ventures, Inc. with the Superior Court of Ocean County, State of New Jersey, alleging breach of contract and other claims resulting in total damages in the amount of $440,383, consisting of $141,007 for failure to pay plaintiff for goods sold, for $138,180 for overpayments and $161,196 for lost profits. On November 9, 2020, Plaintiff filed an amended complaint, adding other defendants, alleging breach of contract, breach of covenant of good faith and fair dealing, quasi-contract/unjust enrichment, conversion, fraud, negligent misrepresentation, fraudulent transfer, and piercing the corporate veil. On December 4, 2020, Vinco Ventures, Inc. filed its amended answer. On December 28, 2020, the other defendants filed a motion to dismiss on jurisdictional grounds which is currently pending before the court. On February 24, 2021, the Company entered into a Settlement Agreement and General Release of All Claims (the “Settlement Agreement”) with Edison Nation, LLC, Pearl 33 Holdings, LLC and Christopher Ferguson (collectively, the “Settling Defendants”) and Oceanside Traders, LLC (the “Plaintiff”). Under the terms of the Settlement Agreement, the Settling Defendants agreed to pay the Plaintiff the sum of $150,000 within one business day of execution of the Settlement Agreement. In exchange, the Plaintiff agreed to dismiss the Amended Complaint in its entirety and with prejudice against the Settling Defendants. The Company made payment in the amount of $150,000 on February 25, 2021.

Rosenberg Fortuna & Laitman, LLP and Mark Principe v. Safe TV, LLC

On March 13, 2019, Rosenberg Fortuna & Laitman, LLP and Mark Principe filed a complaint against Safe TV Shop, LLC with the Supreme Court of the State of New York, County of Nassau alleging a breach of indemnification arising out of the use of a certain packaging material. On February 12, 2020, the parties entered a Stipulation and Settlement and Consent Agreement for a Consent Judgment in the amount of $50,000. Safe TV, LLC has no assets and there have been no operations by Safe TV, LLC since the date of acquisition by Vinco Ventures, Inc. On April 5, 2021, the Company, through Safe TV Shop, LLC, entered into a Settlement Agreement and Release of Claims (the “Settlement”). Under the terms of the Settlement, the Company is to make payment in the amount of $25,000 on or before April 9, 2021. The Company made payment in the amount of $25,000 on April 8, 2021.

Gerald Whitt, et al. v. Vinco Ventures, CBAV1, LLC, et al.

On October 27, 2020, Gerald Whitt, et al, the minority shareholders of Cloud b Inc. (“Whitt Plaintiffs”) filed a civil complaint in the Superior Court of the State of California against Vinco Ventures, Inc., CBAV1, LLC and other parties, alleging fraudulent concealment, breach of fiduciary duty, breach of contract, breach of confidence, intentional misrepresentation, negligent misrepresentation, unfair business practices and civil conspiracy (the “Whitt Complaint”). The Whitt Plaintiffs seek “in excess of $8,000,000” in damages. Defendants’ position is that the Whitt Complaint is frivolous and the filing of same was an abuse of process. Defendants have not been served with the Whitt Complaint. On or about June 4, 2021, CBAV1 entered into a settlement agreement with the trustee for Cloud b, Inc., whereby CBAV1 paid $500,000 to the Cloud b Estate for distribution to its unsecured creditors.  As part of the settlement, all derivative claims on behalf of Cloud b, Inc. in the Whitt Complaint were released as to CBAV1 and its affiliates, shareholders, officers, directors, employees and other parties. There are a limited number of non-derivative claims that were not released. All defendants are being dismissed pursuant to court order and settlement agreements.

In re CBAV1, LLC, Debtor, Chapter 11 Bankruptcy/In re Cloud b, Inc., Debtor Chapter 7 Bankruptcy

On October 30, 2020, CBAV1, LLC filed a voluntary petition under Chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”). On October 30, 2020, Cloud b filed a voluntary petition under Chapter 7 of the Bankruptcy Code. On November 15, 2020, a prospective buyer entered into a non-binding letter of intent to purchase the CBAV1 Assets for $2,250,000. On December 18, 2020, CBAV1, LLC filed a motion to sell substantially of the CBAV1 Assets free and clear of all interests, liens, claims and encumbrances. On that same date, CBAV1, LLC also filed a motion to approve (i) certain procedures for the submission of bids in connection with the sale of substantially all of the assets, (ii) the break-up fee and expense reimbursement, (iii) scheduling an auction and (iv) scheduling a sale hearing. On January 21, 2021, the prospective buyer entered into an asset purchase agreement to buy the CBAV1 Assets for $2,250,000, on terms and conditions set forth therein. On March 12, 2021, the court approved the sale of the CBAV1 Assets to the winning bidder at the auction held on March 10, 2021 and March 11, 2021 for the total sum of $3,000,000 US. A cash payment in the amount of $2,650,000, less certain credits, was made at closing on April 21, 2021 with additional payments in the amounts of $150,000 US due on April 15, 2022 and $200,000 US on April 15, 2023.

Vinco Ventures, Inc., et al. v. Milam Knecht & Warner, LLP, Michael D. Milam, Gerald Whitt, Alexander Whitt, et al.

On December 31, 2020, Vinco Ventures, Inc., and other parties, filed a complaint against the Whitt Plaintiffs, and other parties, with the United States District Court for Eastern District of Pennsylvania, alleging intentional misrepresentation, negligent misrepresentation, negligence, conspiracy, unfair business practices, abuse of process, civil extortion, trade libel and defamation. Defendants entered their appearances, Plaintiffs filed an amended complaint and Defendants filed motions to dismiss the complaint, which are currently pending before the Court.

F-26

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Stockholders’ Equity

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock. As of June 30, 2021 and December 31, 2020, there were 59,927,241 and 14,471,403 shares of common stock issued and outstanding, respectively.

On January 29, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering of $3,300,000 whereby pursuant to the Securities Purchase Agreement entered into by the Company on January 28, 2021 with BHP Capital NY Inc (the “Investor”), the Company issued 1,500,000 shares of restricted common stock and a five (5) year warrant to purchase shares of the Company’s common stock.

During the six months ended June 30, 2021, warrant shares of 31,742,986 were exercised and the Company received net proceeds of $87,785,419.

Preferred Stock

On October 16, 2020, the Company filed a Certificate of Designation (the “Designation”) with the Secretary of State of Nevada, which designates 1,000,000 shares of the Company’s preferred stock, par value $0.001 per share, as Series B Convertible Preferred Stock (“Series B”). Pursuant to the terms of the Designation, holders of the Series B shall be entitled to dividends, a liquidation preference and shall have conversion rights. Each share of Series B shall be convertible into 1 share of Common Stock, on or after the twelve-month anniversary of the Original Issue Date at the option of the Holder thereof, for a total not to exceed 1,000,000 shares of Common Stock. The holders of the Series B shall have no voting rights.

On February 2, 2021, the Company filed an Amendment to the Certificate of Designation (the “Amendment”) for the Company’s Series B Convertible Preferred Stock (“Preferred Stock”). Under the Amendment, each share of Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock are then convertible (the “Conversion Shares”). Such right may be exercised at any annual meeting or special meeting, or pursuant to any written consent of stockholders.

On March 25, 2020, the Company filed a certificate of amendment to the Company’s articles of incorporation with the Secretary of State of the State of Nevada in order to: (i) increase the number of shares of the Company’s authorized preferred stock, par value $0.001 per share, from 0 shares to 30,000,000 shares of preferred stock; (ii) clarify the application of the forum selection clause in the Company’s amended and restated articles of incorporation, specifically that such clause does not apply to federal causes of actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) include affirmative changes to correspond to the Company’s First Amended and Restated Bylaws, confirming that the Company’s shareholders may vote by written consent.

On May 26, 2021, the Company issued 764,618 shares of common stock valued at $1,276,912 upon conversion of the Company’s Series B Preferred Stock.

The Company is authorized to issue 30,000,000 shares of preferred stock. As of June 30, 2021 and December 31, 2020, there were 0 and 764,618 shares of Series B Preferred Stock issued and outstanding, respectively.

Stock-Based Compensation

On September 6, 2018, the Company’s board of directors approved an amendment and restatement of the Company’s omnibus incentive plan solely to reflect the Company’s name change to Edison Nation, Inc. Thus, the Edison Nation, Inc. Omnibus Incentive Plan (the “Plan”) which remains effective as of February 9, 2018, provides for the issuance of up to 1,764,705 (287,659 remaining as of June 30, 2021) shares of common stock to help align the interests of management and our stockholders and reward our executive officers for improved Company performance. Stock incentive awards under the Plan can be in the form of stock options, restricted stock units, performance awards and restricted stock that are made to employees, directors and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. The exercise price of stock options is equal to the fair market value of the underlying Company common stock on the date of grant.

The following table summarizes stock option awards outstanding at June 30, 2021:

	Shares	Weighted Average Exercise Price	Remaining Contractual Life in Years	Aggregate Intrinsic Value
Balance, December 31, 2020	80,000	$7.01	3.2	-
Granted	-	-	-	-
Balance, June 30, 2021	80,000	$7.01	2.9	-
Exercisable, June 30, 2021	80,000	$7.01	2.9	-

As of June 30, 2021, there were no unvested options to purchase shares of the Company’s common stock and there was no unrecognized equity-based compensation expense that the Company expected to recognize over a remaining weighted-average period.

Other Stock Awards

The Company issued 2,861,227 shares of common stock to employees for services valued at $7,495,864 for the six months ended June 30, 2021.

The Company issued 1,457,849 shares of common stock to vendors for services valued at $3,365,840 for the six months ended June 30, 2021.

From time to time, the Company grants shares of common stock to consultants and non-employee vendors for services performed. The awards are valued at the market value of the underlying common stock at the date of grant and vest based on the terms of the contract which is usually upon grant.

F-27

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Stockholders’ Equity (continued)

BHP Capital NY Inc. Private Placement – January 2021

On January 28, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “SPA”) entered into by the Company on January 28, 2021 with BHP Capital NY Inc (the “Investor”), the Company issued 1,500,000 shares of restricted common stock and a five (5) year warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

Pursuant to the SPA, the Investor received a Warrant in an amount equal to 100% of the shares of Common Stock issued to the Investor under the SPA. The Warrant contains an exercise price of $2.20 per share. In connection with the closing of the Offering, the Warrant was issued to purchase an aggregate of 1,500,000 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

On January 28, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “SPA”) entered into by the Company on January 28, 2021 with BHP Capital NY Inc (the “Investor”), the Company issued 1,500,000 shares of restricted common stock and a five (5) year warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

Pursuant to the SPA, the Investor received a Warrant in an amount equal to 100% of the shares of Common Stock issued to the Investor under the SPA. The Warrant contains an exercise price of $2.20 per share. In connection with the closing of the Offering, the Warrant was issued to purchase an aggregate of 1,500,000 shares of Common Stock (the “Warrant Shares”).

On June 4, 2021, the Company entered into a warrant exercise agreement (the “Agreement”) with BHP Capital NY Inc. (“BHP”) who agreed to exercise a portion of the January Warrants and the Company agreed to issue additional warrants, to purchase shares of Common Stock at a per-share exercise price equal to $3.20 (the “Incentive Warrants”, all pursuant to the terms and conditions set forth in the Agreement. At the Closing (as defined in Section 2(b) of the Agreement), the Parties shall execute and deliver a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to register the shares of Common Stock underlying the Incentive Warrants. Subject to the terms of Agreement, (i) BHP shall pay to the Company an amount equal to the exercise price in effect as of the date of such exercise multiplied by 1,500,000 shares (as adjusted for any share split or similar transaction after the date hereof) (the “Exercised Warrant Shares”) and (ii) the Company shall issue and deliver Incentive Warrants to BHP to initially purchase an aggregate number of shares equal to the number of Exercised Warrant Shares, which number of shares shall be subject to adjustment upon the exercise of further shares pursuant to the January Warrants. During the six months ended June 30, 2021, the Investor exercised 1,500,000 warrants and received 1,500,000 incentive warrants.

F-28

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Discontinued Operations

Discontinued operations are accounted for in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 360-10-35 Property, Plant and Equipment. In accordance with FASB ASC Section 360-10-35, the net assets of discontinued operations are recorded on our consolidated balance sheets at carrying value. The results of operations of discontinued operations are segregated from continuing operations and reported separately as discontinued operations in our consolidated statements of loss and comprehensive loss.

On March 12, 2021, the bankruptcy court approved the sale of the CBAV1, LLC Assets to BTL Diffusion SARL, the winning bidder, at the auction held on March 10, 2021 and March 11, 2021 for a total sum of $3,000,000, which includes a cash payment at closing in the amount of $2,650,000, less certain closing costs and credits, and additional royalty payments in the amount of $150,000 on April 15, 2022 and in the amount of $200,000 on April 15, 2023 (“CBAV1-BTL Transaction”).

A first closing of the CBAV1-BTL Transaction occurred on April 16, 2021, with the transfer of assets and release of funds completed on April 21, 2021 (“Final Closing”). Contemporaneously with the Final Closing, a certain license agreement between CBAV1 and Edison Nation, LLC (“Edison Nation”) terminated and any remaining operational assets of Edison Nation were transferred to BTL.

On November 30, 2020, the Company (the “Seller”) and its wholly owned subsidiary, SRM Entertainment, LTD (“SRM”) entered into a Stock Exchange Agreement (the “Exchange Agreement”) with Jupiter Wellness, Inc. (“Jupiter”)(the “Buyer”). Under the terms of the Exchange Agreement, the Buyer agreed to purchase all outstanding shares of common stock (the “Exchange Shares”) issued by SRM from the Seller. As consideration for the purchase of the Exchange Shares, the Buyer agreed to exchange 200,000 shares of its restricted common stock (the “Consideration Shares”), symbol JUPW as listed on NASDAQ Capital Markets. The Company made the decision to divest the amusement park business due to the slow re-openings of amusement parks around the world and the investment that would have been needed to remain open and the investment required to relaunch as the amusement parks begin to get back to full capacity.

The following table presents the carrying values of the assets and liabilities of our discontinued operations at June 30, 2021 and December 31, 2020, respectively:

	June 30, 2021	December 31, 2020

Assets
Current assets:
Accounts receivable, net	$-	$220,964
Inventory	-	559,737
Prepaid expenses and other current assets	-	261,980
Total current assets	-	1,042,680
Intangible assets, net	-	5,739,524
Total assets	$-	$6,782,204

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$120,729	$487,454
Total current liabilities	$120,729	$487,454

The following table presents the summary results of operations of our discontinued operations for the three and six months ended June 30, 2021 and 2020, respectively:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues, net	$-	$1,706,044	697,883	3,419,808
Cost of revenues	-	884,848	490,195	1,939,541
Gross profit	-	821,196	207,688	1,480,267

Operating expenses:
Selling, general and administrative	99,286	393,077	385,888	1,396,127
Operating income	(99,286)	428,119	178,200	84,140

Other (expense) income:
(Loss) gain on disposal	(4,308,780)	-	(4,308,780)	4,911,760
Total other (expense) income	(4,308,780)	-	(4,308,780)	4,911,760
(Loss) income before income taxes	(4,408,066)	428,119	(4,486,980)	4,995,900
Income tax expense	-	-	-	-
Net (loss) income	$(4,408,066)	$428,119	(4,486,980)	4,995,900

F-29

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Subsequent Events

On July 7, 2021, the Company entered into an amendment agreement with Hudson Bay in connection with the January warrants and February warrants which extended the exercise period of the warrant exercise agreement dated June 4, 2021 to August 9, 2021.

On July 23, 2021, Vinco entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BHP Capital NY Inc. (the “Purchaser”) whereby Vinco agreed to (i) issue and sell to the Purchaser up to 1,007,194 shares of Vinco’s common stock, par value $0.001 per share (the “Purchased Shares”) at a purchase price of $2.78 per share and (ii) issue warrants (the “Warrants”) to purchase up to 1,007,194 shares of Vinco’s Common Stock (the “Warrant Shares”) with an exercise price of $2.78 per share, resulting in an aggregate of $2,800,000 of Purchased Shares and Warrants. The Warrants are immediately exercisable and have a term of exercise equal to three (3) years. In connection with the Purchase Agreement, Vinco and the Purchaser also entered into a Registration Rights Agreement, dated as of July 23, 2021, whereby Vinco agree to prepare and file, within 40 days of the closing, with the SEC a registration statement covering the resale of all Purchased Shares and Warrant Shares issued and sold to the Purchaser pursuant to the Purchase Agreement. In the event that such registration statement is not filed within 40 days of the closing, or if such registration statement does not become effective within 80 days of its filing, Vinco shall issue an additional 50,360 shares of Common Stock and warrants to purchase an additional 50,360 shares of Common Stock to the Purchaser.

On July 22, 2021 (the “Effective Date”), Vinco Ventures, Inc. (the “Company”) consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on July 22, 2021 with one accredited investor (the “Investor”), the Company issued a Senior Secured Convertible Note in the amount of $120,000,000 for the purchase price of $100,000,000 ($20,000,000 OID)(the “Note”) and five (5) year warrants (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Note shall carry no interest unless and until an event of default shall occur and matures on July 22, 2022. The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Issuance Date, in whole or in part, the outstanding principal and interest under the Note into shares of the Common Stock at a conversion price of $4.00 per share (the “Conversion Shares”). The Note shall be a senior secured obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of twelve percent (18%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note.

Pursuant to the Purchase Agreement, the Investor received a Warrant in an amount equal to 100% of the shares of Common Stock initially issuable to the Investor pursuant to the conversion terms of the Investor’s Note. The Warrant contains an exercise price of $4.00 per share, subject to adjustments as provided under the terms of the Warrant. In connection with the closing of the Offering, the Warrant was issued for an aggregate of 32,697,548 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date  of the Purchase Agreement to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Palladium Capital Group, LLC. (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $1,000,000 plus a Note of $8,000,000 which is deferred and only due upon the closing of the merger with Zash (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses).

On July 19, 2021, Zash, Lomotif Private Limited (“Lomotif”), the Lomotif selling shareholders and ZVV, entered into a Deed of Variation and Supplement (the “Deed of Variation”) whereby, among other things, Zash novated all of its rights and obligations under the Lomotif SPA to ZVV and ZVV assumed all of Zash’s rights and obligations under the Lomotif SPA as if ZVV had been a party to the Lomotif SPA in place of Zash. On July 23, 2021, ZVV paid as consideration $100 million from the Senior Secured Convertible Note that closed on July 22, 2021, which resulted in ZVV acquiring an 80% interest in Lomotif.

On July 1, 2021, the Company issued a total of 30,000 shares valued at $94,800 to an employee for severance.

On August 18, 2021, the Company entered into a warrant exercise agreement (the “Agreement”) with the Investor whereby the Parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Agreement: (i) the Investor shall pay to the Company an amount equal to the Exercise Price as defined in the January Warrants and February Warrants (the “Existing Warrants”) in effect as of the date of such exercise multiplied by the Existing Warrant shares as defined in the Agreement; (ii) the Company shall issue and deliver to the Investor the Existing Warrant shares as set forth in Section 1 of the Existing Warrants; (iii) the Company shall issue and deliver to the Investor additional warrants to purchase an aggregate of 20,500,000 shares of Common Stock at an exercise price of $2.655 per share, subject to adjustments provided therein (the “August Series A Warrants”); and (iv) the Company shall issue and deliver to the Investor additional warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $2.655 per share, subject to adjustments provided therein (the “August Series B Warrants,” and together with the August Series A Warrants, the “August Warrants”). The terms of the August Series A Warrants and the August Series B Warrants are substantially identical, except that, upon stockholder approval, the August Series B Warrants will be subject to an Alternate Cashless Exercise, as defined therein.

In addition, pursuant to the Agreement, the Parties also agreed, among other things, that (i) upon entering into the Agreement, the exercise price of the July Warrants is reduced to $2.655 per share; and (ii) the definition of “Initial Exercisability Date” (as defined in the June Incentive Warrant) is amended to mean August 18, 2021.

On August 18, 2021, the Investor exercised the remaining 4,600,000 warrants under the February Warrants at a price of $3.722 for a total amount of $17,121,200. The shares were issued on August 19, 2021

On July 30, 2021, the Company issued 1,007,194 shares of common stock valued at $2,799,999 as per the terms of the Securities Purchase Agreement.

On August 30, 2021, the Company issued 1,955,546 shares of common stock valued at $6,453,302 upon exercise of a warrant.

On August 31, 2021, the Company issued 200,000 shares of common stock valued at $505,500 for consulting services.

On August 31, 2021, the Company issued 1,800,000 shares of common stock valued at $6,334,200 upon exercise of a warrant.

On September 1, 2021, Vinco Ventures, Inc. (the “Company”) entered into a warrant exercise agreement (the “Agreement”) with Hudson Bay Master Fund Ltd (the “Investor”) whereby the parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Agreement: (i) the Investor shall exercise warrants that were issued on May 24, 2021 and are currently held by the Investor for 6,900,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the exercise price set on May 24, 2021; (ii) the Company shall issue and deliver to the Investor warrants to purchase an aggregate of 20,000,000 shares of Common Stock at an exercise price of $9.00 per share, subject to adjustments provided therein (the “September Series A Warrants”); and (iii) the Company shall issue and deliver to the Investor warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $9.00 per share, subject to adjustments provided therein (the “September Series B Warrants,” and together with the September Series A Warrants, the “September Warrants”). The terms of the September Series A Warrants and the September Series B Warrants are substantially identical, except that, upon stockholder approval, the September Series B Warrants will be subject to an Alternate Cashless Exercise, as defined therein.

At the Closing (as defined in Section 2(b) of the Agreement), the parties executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file an initial registration statement with respect to the shares of Common Stock underlying the September Warrants and certain other warrants and convertible notes previously issued by the Company by October 1, 2021.

On September 8, 2021, the Investor entered into a Securities Purchase Agreement (the “SPA”) with Armistice Capital Master Fund Ltd. (the “Buyer”), whereby the Investor sold 5,000,000 of the Series A Warrants to the Buyer. On September 8, 2021, the Investor entered into a Securities Purchase Agreement (the “SPA”) with CVI Investments, Inc. (the “Buyer”), whereby the Investor sold 3,000,000 of the Series A Warrants to the Buyer.

On September 1, 2021, the Company issued 24,000 shares of common stock valued at $120,000 to a noteholder for conversion against a convertible note.

On September 2, 2021, the Company issued 6,900,000 shares of common stock valued at $22,080,000 upon exercise of a warrant.

On September 2, 2021, the Company issued 594,560 shares of common stock valued at $1,951,952 upon exercise of a warrant.

On September 3, 2021, the Company issued 1,500,000 shares of common stock valued at $4,800,000 upon exercise of a warrant.

On September 3, 2021, the Company issued 2,063,132 shares of common stock valued at $10,000,001 to a noteholder for conversion against a convertible note.

On September 7, 2021, the Company issued 575,000 shares of common stock valued at $1,178,750 to a noteholder for conversion against a convertible note.

On September 10, 2021, the Company issued 3,100,000 shares of common stock valued at $10,230,000 upon exercise of a warrant.

On September 12, 2021, the Company filed Articles of Incorporation with the State of Nevada for a new wholly owned subsidiary, Cryptyde, Inc.

On September 13, 2021, the Company issued 5,500,000 shares of common stock valued at $18,535,000 to a noteholder as per terms of the Side Agreement.

On September 14, 2021, the Company issued 5,331,250 shares of common stock valued at $17,060,000 upon exercise of a warrant.

On September 14, 2021, the Company issued 445,786 shares of common stock valued at $1,659,215 upon exercise of a warrant.

On September 15, 2021, the Company issued 1,500,000 shares of common stock valued at $4,866,125 upon exercise of a warrant.

On September 15, 2021, the Company issued 225,000 shares of common stock valued at $1,833,750 upon the terms of the Settlement Agreement.

On September 20, 2021, the Company issued 7,742,672 shares of common stock valued at $22,067,818 upon exercise of a warrant.

On September 20, 2021, the Company issued 5,400,000 shares of common stock valued at $14,337,000 upon exercise of a warrant.

On September 22, 2021, the Company issued 2,000,000 shares of common stock valued at $5,310,000 upon exercise of a warrant.

On September 23, 2021, Brian McFadden submitted his resignation effective immediately as the Company’s Chief Strategy Officer in order to accept the role as President of the Company’s newly formed subsidiary, Cryptyde, Inc. The Company and Mr. McFadden shall enter into a new Employment Agreement on terms to be agreed upon within 30 days of his acceptance of the role as President of Cryptyde, Inc.

F-30

F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Vinco Ventures, Inc. (f/k/a Edison Nation, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vinco Ventures, Inc. (f/k/a Edison Nation, Inc.) (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Assets and Liabilities Assumed in the Acquisition of TBD Safety LLC

Critical Audit Matter Description

As discussed in Note 3 to the consolidated financial statements, the Company completed its acquisition of TBD Safety LLC (TBD Safety) for $5.1 million on October 16, 2020. The Company accounted for this transaction under the acquisition method of accounting for business combinations. Accordingly, the purchase price was allocated, to the assets acquired and liabilities assumed based on their respective fair values, including identified intangible assets of $3.6 million and resulting goodwill of $0.2 million. The Company estimated the fair value of the intangible assets using the income approach method (valuation method), which is a specific discounted cash flow method that required management to make significant estimates and assumptions related to future cash flows and the selection of implied rate of return and discount rates.

Auditing management’s assessment of fair value of the acquired assets and assumed liabilities is highly subjective and judgmental. Further changes in either the assumptions or method utilized may have a material impact on the fair value assigned to the acquired assets and liabilities assumed in the TBD Safety acquisition. This required a high degree of auditor judgment and an increased extent of effort, including the need to involve our valuation specialists, when performing audit procedures to evaluate the reasonableness of management’s key assumptions used in developing the fair value estimates, such as: (i) Forecasted revenue growth rates (ii) Future cash flows and (iii) Weighted-average cost of capital (WACC) and (iv) Discount rate.

How We Addressed the Matter in Our Audit

Our audit procedures included, amongst others:

●	We evaluated the reasonableness of management’s forecasts of future revenue growth rates and cash flows by comparing the projections to historical results and certain peer companies.
●	We compared the Company’s (1) forecasted revenue growth rates and EBITDA margins to TBD Safety’s historical actual results to assess the Company’s ability to accurately forecast.
●	With the assistance of our valuation specialists, we evaluated the reasonableness of the valuation methodology and discount rates by:

○	Testing the source information underlying the determination of the valuation method and discount rates and testing the mathematical accuracy of the calculations.
○	Developing a range of independent estimates for the discount rates and comparing those to the discount rates selected by management.

/s/ Marcum llp
Marcum llp

We have served as the Company’s auditor since 2017.

New York, NY
April 15, 2021

F-32

Vinco Ventures, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019

Assets
Current assets:
Cash and cash equivalents	$249,356	$234,234
Accounts receivable, net	1,603,127	1,304,783
Short-term investments	1,018,000	-
Inventory	1,687,462	1,242,486
Prepaid expenses and other current assets	784,238	885,766
Current assets of discontinued operation	-	1,288,096
Total current assets	5,342,183	4,955,365
Property and equipment, net	1,010,801	875,919
Right of use assets, net	153,034	732,100
Intangible assets, net	15,538,337	11,598,063
Goodwill	5,983,852	5,392,123
Non-current assets of discontinued operation	-	56,049
Total assets	$28,028,207	$23,609,619

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,105,794	$6,015,595
Accrued expenses and other current liabilities	2,101,610	1,485,062
Deferred revenues	152,040	159,591
Current portion of operating leases liabilities	96,777	272,215
Income tax payable	27,643	22,919
Line of credit, net of debt issuance costs of $0 and $15,573, respectively	1,500,953	456,995
Current portion of convertible notes payable, net of debt issuance costs of $13,844 and $0, respectively	577,260	-
Current portion of notes payable, net of debt issuance costs of $34,997 and $212,848, respectively	1,301,212	1,365,675
Current portion of notes payable – related parties	1,389,923	1,686,352
Due to related party	32,452	17,253
Current liabilities of discontinued operation	-	1,491,662
Total current liabilities	11,285,663	12,973,319
Operating leases liabilities –net of current portion	58,713	482,212
Convertible notes payable – related parties, net of current portion, net of debt discount of $266,667 and $366,666, respectively	1,161,495	1,061,495
Notes payable, net of current portion	595,879	42,492
Notes payable – related parties, net of current portion	1,403,756	1,595,669
Total liabilities	$14,505,506	$16,155,187
Commitments and Contingencies (Note 16)

Stockholders’ equity
Preferred stock, $0.001 par value, 30,000,000 shares authorized as of December 31, 2020 and December 31, 2019, respectively	-	-
Series B Preferred Stock, $0.001 par value, 1,000,000 shares authorized; 764,618 and 0 shares issued and outstanding as of December 31, 2020 and 2019, respectively	$765	$-
Common stock, $0.001 par value, 250,000,000 shares authorized 14,471,403 and 8,015,756 shares issued and outstanding as of December 31, 2020 and 2019, respectively	14,471	8,016
Additional paid-in-capital	39,050,260	26,259,575
Accumulated deficit	(23,648,898)	(18,495,461)
Total stockholders’ equity attributable to Vinco Ventures, Inc.	15,416,598	7,772,130
Noncontrolling interests	(1,893,897)	(317,698)
Total stockholders’ equity	13,522,701	7,454,432
Total liabilities and stockholders’ equity	$28,028,207	$23,609,619

The accompanying notes are an integral part of these consolidated financial statements.

F-33

Vinco Ventures, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2020	2019

Revenues, net	$15,781,319	$12,523,432
Cost of revenues	11,403,474	7,523,669
Gross profit	4,377,845	4,990,763

Operating expenses:
Selling, general and administrative	12,280,192	14,085,195
Gain on change in fair value of earnout liability	-	(520,000)
Impairment of goodwill	-	4,443,000
Total operating expenses	12,280,192	18,008,195
Operating loss	(7,902,347)	(13,017,432)

Other income (expense):
Rental income	102,815	102,815
Interest expense	(3,378,131)	(1,299,153)
Change in fair value of short-term investments	(22,000)	-
Gain on divestiture	4,911,760	-
Other income	-	3,054
Total other income (expense)	1,614,444	(1,193,284)
Loss before income taxes	(6,287,903)	(14,210,716)
Income tax expense (benefit)	19,197	(22,373)
Net loss from continuing operations	(6,307,100)	(14,188,343)
Net loss attributable to noncontrolling interests	(554,382)	(1,269,274)
Net loss attributable to Vinco Ventures, Inc. from continuing operations	(5,752,718)	(12,919,069)
Loss from discontinued operations before income taxes	(629,692)	(7,811)
Provision for income taxes for discontinued operations	12,940	2,826
Net loss from discontinued operations	(642,632)	(10,637)
Gain on divestiture from discontinued operations	1,241,914	-
Income from discontinued operations	599,282	-
Net loss attributable to Vinco Ventures, Inc.	$(5,153,436)	$(12,929,706)
Net loss per share – basic and diluted:
Net loss per share – continuing operations	$(0.55)	$(2.14)
Net loss per share – discontinued operations	(0.06)	(0.01)
Net loss per share – gain on divestiture from discontinued operations	0.12
Income (loss) per share – discontinued operations	$0.06	$(0.01)
Net loss per share	$(0.49)	$(2.15)
Weighted average number of common shares outstanding – basic and diluted	10,514,010	6,026,049

The accompanying notes are an integral part of these consolidated financial statements.

F-34

Vinco Ventures, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred stock		Common Stock		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity

Balance, January 1, 2019			5,654,830	5,655	20,548,164	(5,565,756)	951,576	15,939,639
Sale of common stock – investors, net of offering costs of $310,697			1,175,000	1,175	2,038,128	-	-	2,039,303
Issuance of common stock for services			291,736	292	738,008			738,300
Issuance of common stock to note holders			286,005	286	386,994	-	-	387,280
Issuance of common stock to employees			3,000	3	8,847	-	-	8,850
Issuance of common stock – Uber Mom in connection with acquisition of assets			45,000	45	98,568	-	-	98,613
Issuance of common stock upon the conversion of debt			560,185	560	1,119,810	-	-	1,120,370
Issuance of warrants – note holders			-	-	72,936	-	-	72,936
Share-based compensation			-	-	1,248,121	-	-	1,248,121
Net loss			-	-	-	(12,929,706)	(1,269,274)	(14,198,980)
Balance, December 31, 2019			8,015,756	8,016	26,259,576	(18,495,462)	(317,698)	7,454,432
Issuance of common stock – note holders			1,284,396	1,284	2,541,174			2,542,458

Issuance of common stock – divestiture			150,000	150	404,850			405,000
Returned common stock from noteholder			(153,005)	(153)	153			-
Issuance of common stock – employees			250,000	250	54,950			55,200
Issuance of common stock – consultants			1,298,874	1,299	2,415,031			2,979,114
Issuance of common stock – joint venture			300,000	300	698,700			699,000
Issuance of preferred stock - Acquisitions	764,618	765	-	-	1,276,147			1,276,912
Issuance of common stock - Acquisitions			2,210,382	2,210	3,689,127			3,691,338
Conversion option			990,000	990	(990)			-
Issuance of warrants - note holders					852,277			852,277
Exercise of warrants – note holders			125,000	125	249,875			250,000
Share-based compensation					609,390			609,390
Divestiture of Cloud B Inc.							(26,392)	(26,392)
Distributions							(995,425)	(995,425)
Net loss						(5,153,436)	(554,382)	(5,707,818)
Balance, December 31, 2020	764,618	765	14,471,403	14,471	39,050,260	(23,648,898)	(1,893,897)	13,522,701

The accompanying notes are an integral part of these consolidated financial statements.

F-35

Vinco Ventures, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
Cash Flows from Continuing Operations
Cash Flow from Operating Activities
Net loss attributable to Vinco Ventures, Inc.	$(5,752,718)	$(12,919,069)
Net loss attributable to noncontrolling interests	(554,382)	(1,269,274)
Net loss	(6,307,100)	(14,188,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,353,822	1,284,251
Amortization of debt issuance costs	2,357,879	944,437
Stock-based compensation	3,241,554	2,299,915
Change in fair value of earnout	-	(520,000)
Change in fair value of short-term investment	22,000	-
Impairment of goodwill	-	4,443,000)
Deferred tax liability	-	(341)
Amortization of right of use asset	579,066	295,106
Reserve for bad debts	145,690	-
Reserve for obsolescence	166,560	-
Gain on divestiture of Cloud B	(4,911,761)	-
Changes in assets and liabilities:
Accounts receivable	(444,687)	(73,437)
Inventory	(97,873)	(397,673)
Prepaid expenses and other current assets	7,276	(720,240)
Accounts payable	2,055,055	1,356,873
Accrued expenses and other current liabilities	155,815	511,842
Operating lease liabilities	(598,937)	(272,779)
Due to/from related party	15,200	395,300
Net cash provided by (used in) operating activities from continuing operations	(2,260,441)	(4,641,748)
Net cash provided by (used in) operating activities in discontinued operations	(178,485)	(394,707)
Total Net cash provided by (used in) operating activities	(2,438,926)	(5,036,455)

Cash Flows from Investing Activities
Purchases of property and equipment	(276,478)	(151,502)
Acquisitions, net of cash	180,489	-
Purchase of licensing agreement	(1,552,500)	-
Net cash used in investing activities from continuing operations	(1,648,489)	(151,502)
Net cash used in investing activities from discontinued operations	-	(8,436)
Total Net cash used in investing activities	(1,648,489)	(159,938)

Cash Flows from Financing Activities
Net borrowings under line of credit	1,028,385	-
Borrowings under convertible notes payable	2,067,123	1,111,111
Borrowings under notes payable	1,944,479	2,482,500
Borrowings under notes payable – related parties	250,000	-
Repayments under line of credit	-	(90,382)
Repayments under notes payable	(1,042,946)	(1,231,744)
Repayments under notes payable – related parties	(119,509)	(182,170)
Fees paid for financing costs	(157,055)	(581,496)
Net proceeds from issuance of common stock – net of offering costs of $310,697	-	2,048,562
Net proceeds from exercise of warrants	250,000	-
Distributions	(296,425)	-
Net cash provided by financing activities from continuing operations	3,924,052	3,556,381
Net cash provided by financing activities from discontinued operations	-	-
Total Net cash provided by financing activities	3,924,052	3,556,381
Net increase (decrease) in cash and cash equivalents from continuing operations	15,122	(1,236,869)
Net increase (decrease) in cash and cash equivalents from discontinued operations	(178,485)	(403,143)
Cash and cash equivalents - beginning of year	412,719	2,052,731
Cash and cash equivalents - end of year	$249,356	$412,719

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$218,038	$260,444
Income taxes	$-	$235,275
Supplemental Non-Cash Investing and Financing Activity
Shares issued to note holders	$1,409,396	$-
Shares issued for the asset acquisition of Uber Mom	$-	$98,613
Shares issued for the acquisition of TBD Safety, LLC	4,968,250	-
Shares issued for the divestiture of Cloud B, Inc.	$405,000	$-
Conversions under notes payable	$1,524,000	$-
Issuance of warrants to note holders	$852,277	$-
Change in fair value of earnout	$200,000	$(520,000)
Distribution for issuance of shares to noncontrolling interest members of Global Clean Solutions, LLC	$699,000	$-
Right of use assets	$-	$943,997
Operating lease liabilities	$-	$943,997

The accompanying notes are an integral part of these consolidated financial statements.

F-36

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Nature of Operations

As used herein, the terms the “Company,” “Vinco Ventures” “we,” “us,” “our” and similar refer to Vinco Ventures, Inc. (f/k/a Edison Nation, Inc.), a Nevada corporation incorporated on July 18, 2017 under the laws of the State of Nevada as Idea Lab X Products, Inc. and also formerly known as Xspand Products Lab, Inc. prior to its name change on September 12, 2018, and/or its wholly-owned and majority-owned operating subsidiaries. On November 5, 2020, the Company (the “Parent”) and its wholly owned subsidiary, Vinco Ventures, Inc. (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, the Merger Sub merged with and into the Parent and the Parent became the surviving corporation of the Merger (the “Surviving Corporation”). The name of the Surviving Corporation became Vinco Ventures, Inc. The transaction closed on November 10, 2020.

Vinco Ventures is a vertically-integrated, end-to-end, consumer product research & development, manufacturing, sales and fulfillment company. The Company’s proprietary web-enabled platform provides a low risk, high reward platform and process to connect innovators of new product ideas with potential licensees.

As of December 31, 2020, Vinco Ventures had six wholly-owned subsidiaries: TBD Safety, LLC (“TBD”), Scalematix, LLC (“Scalematix”), Ferguson Containers, Inc. (“Fergco”), CBAV1, LLC (“CB1”), Pirasta, LLC (“Pirasta”) and Edison Nation Holdings, LLC. Vinco Ventures owns 50% of Best Party Concepts, LLC, Ed Roses, LLC and Global Clean Solutions, LLC, all of which are consolidated as VIE’s with noncontrolling interests. Edison Nation Holdings, LLC is the single member of Edison Nation, LLC and Everyday Edisons, LLC. Edison Nation, LLC is the single member of Safe TV Shop, LLC.

Liquidity

For the year ended December 31, 2020, our operations lost $7,902,347 of which approximately $4,623,130 was non-cash and approximately $1,131,975 related to restructuring, severance, transaction costs and non-recurring items.

At December 31, 2020, we had total current assets of $5,342,183 and current liabilities of $11,285,663 resulting in negative working capital of $5,943,480. At December 31, 2020, we had total assets of $28,028,207 and total liabilities of $14,505,506 resulting in stockholders’ equity of $13,522,701.

The foregoing factors raise substantial doubt about the Company’s ability to continue as a going concern for at least the next twelve months from the date of issuance of these financial statements. The ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations from the sale of its products.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-37

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Nature of Operations – (Continued)

Subsequent to December 31, 2020, the Company mitigated any substantial doubt about the Company’s ability to continue as a going concern through the raise of additional funds of $25,300,000 through 3 separate private placements. The following are the amounts raised under each private placement:

●	In January 2021, the Company completed closing of a debt private placement offering of $12,000,000, receiving net proceeds of $10,770,000.

●	In January 2021, the Company completed closing of a equity private placement offering of $3,300,000, receiving net proceeds of $3,255,000.

●	In February 2021, the Company completed the closing of a debt private placement offering of $10,000,000, receiving net proceeds of 8,950,000.

Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize our products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

At December 31, 2020, we had a cash and cash equivalents balance of $249,356. The Company believes through the subsequent capital raise that the funds available to it are adequate to meet its working capital needs, debt service and capital requirements for the next 12 months from the date of this filing.

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Vinco Ventures, Inc. and its wholly-owned and majority owned subsidiaries. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in US dollars. All intercompany balances and transactions have been eliminated.

Reclassifications

Certain amounts previously presented in the consolidated financial statements have been reclassified to conform to the current year presentation. Such reclassifications had no effect on the previously reported net loss, Stockholders’ equity or cash flows.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements.

The Company’s significant estimates used in these financial statements include, but are not limited to, accounts receivable reserves, the valuation allowance related to the Company’s deferred tax assets, the recoverability and useful lives of long-lived assets, debt conversion features, stock-based compensation, certain assumptions related to the valuation of the reserved shares and the assets acquired and liabilities assumed related to the Company’s acquisitions. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Discontinued Operations

A component of an entity that is disposed of by sale or abandonment is reported as discontinued operations if the transaction represents a strategic shift that will have a major effect on an entity’s operations and financial results. The results of discontinued operations are aggregated and presented separately in the Consolidated Statement of Operations. Assets and liabilities of the discontinued operations are aggregated and reported separately as assets and liabilities of discontinued operations in the Consolidated Balance Sheet, including the comparative prior year period. The Company’s cash flows are reflected as cash flows from discontinued operations within the Company’s Consolidated Statements of Cash Flows for each period presented.

F-38

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents in the consolidated financial statements.

The Company has cash on deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. The Company reduces its credit risk by placing its cash and cash equivalents with major financial institutions. The Company did not have any cash and cash equivalents uninsured at December 31, 2020 not covered by FDIC insurance limits as of December 31, 2020.

Accounts Receivable

Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

As of December 31, 2020, the largest customer represented 18% of total accounts receivable.

Inventory

Inventory is recorded at the lower of cost or net realizable value on a first-in, first-out basis. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors.

Short-Term Investments

Short-term investments consisted of equity securities. The Company classified its investments as Trading securities. Accordingly, such investments were reported at fair market value, with the resultant unrealized gains and losses reported as a component of the consolidated statements of operations. Fair value for Trading securities was determined by reference to quoted market prices.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment, 5 to 7 years for furniture and fixtures, 6 to 10 years for machinery and equipment, 10 to 15 years for building improvements, 5 years for software, 5 years for molds, 5 to 7 years for vehicles and 40 years for buildings.

F-39

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statements of operations for the respective period. Minor additions and repairs are expensed in the period incurred. Major additions and repairs which extend the useful life of existing assets are capitalized and depreciated using the straight-line method over their remaining estimated useful lives.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses the recoverability of its long-lived assets using undiscounted cash flows. If an asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The Company did not record any impairment charges related to long-lived assets during the years ended December 31, 2020 and 2019.

Goodwill and Intangible Assets

We record intangible assets based on their fair value on the date of acquisition. Goodwill is recorded for the difference between the fair value of the purchase consideration over the fair value of the net identifiable tangible and intangible assets acquired. We perform an impairment assessment of goodwill on an annual basis, or whenever impairment indicators exist. In the absence of any impairment indicators, goodwill is assessed for impairment during the fourth quarter of each fiscal year. Judgments regarding the existence of impairment indicators are based on market conditions and operational performance of the business.

We may assess our goodwill for impairment initially using a qualitative approach to determine whether it is more likely than not that the fair value of these assets is greater than their carrying value. When performing a qualitative test, we assess various factors including industry and market conditions, macroeconomic conditions and performance of our businesses. If the results of the qualitative assessment indicate that it is more likely than not that our goodwill and other indefinite-lived intangible assets are impaired, a quantitative impairment analysis would be performed to determine if impairment is required. We may also elect to perform a quantitative analysis of goodwill initially rather than using a qualitative approach.

The impairment testing for goodwill is performed at the reporting unit level. The valuation methods used in the quantitative fair value assessment, discounted cash flow and market multiples method, requires our management to make certain assumptions and estimates regarding certain industry trends and future profitability of our reporting units. If the fair value of a reporting unit exceeds the related carrying value, the reporting unit’s goodwill is considered not to be impaired and no further testing is performed. If the carrying value of a reporting unit exceeds its fair value, an impairment loss is recorded for the difference. The valuation of goodwill is affected by, among other things, our business plan for the future and estimated results of future operations. Future events could cause us to conclude that impairment indicators exist, and, therefore, that goodwill may be impaired.

Intangible assets include the cost of patents or patent rights (hereinafter, collectively “patents”) and trademarks. Patent and trademark costs are amortized utilizing the straight-line method over their remaining economic useful lives. Costs incurred related to patents prior to issuance are included in prepaid patent expense until the time the patent is issued and amortization begins or until management determines it is no longer likely the patent will be issued and amounts are expensed. Vinco Ventures reviews long-lived assets and intangible assets for potential impairment annually and when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In the event the expected undiscounted future cash flows resulting from the use of the asset is less than the carrying amount of the asset, an impairment loss is recorded equal to the excess of the asset’s carrying value over its fair value. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows. In the event that management decides to no longer allocate resources to a patent portfolio, an impairment loss equal to the remaining carrying value of the asset is recorded.

F-40

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

Revenue Recognition

Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probably that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

Substantially all of the Company’s revenues continue to be recognized when control of the goods are transferred to the customer, which is upon shipment of the finished goods to the customer. All sales have fixed pricing and there are currently no material variable components included in the Company’s revenue. Additionally, the Company will issue credits for defective merchandise, historically these credits for defective merchandise have not been material. Based on the Company’s analysis of the new revenue standards, revenue recognition from the sale of finished goods to customers, which represents substantially all of the Company’s revenues, was not impacted by the adoption of the new revenue standards.

Disaggregation of Revenue

The Company’s primary revenue streams include the sale and/or licensing of consumer goods and packaging materials for innovative products. The Company’s licensing business is not material and has not been separately disaggregated for segment purposes. The disaggregated Company’s revenues for the years ended December 31, 2020 and 2019 was as follows:

	For the Years Ended December 31,
	2020	2019

Revenues:
Product sales	$15,522,649	$12,078,798
Licensing revenues	258,670	444,634
Total revenues, net	$15,781,319	$12,523,432

F-41

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

For the years ended December 31, 2020 and 2019, the following customers represented more than 10% of total net revenues:

	For the years ended December 31,
	2020	2019
Customer:
Customer A	-%	14%

For the years ended December 31, 2020 and 2019, the following geographical regions represented more than 10% of total net revenues:

	For the Years Ended December 31,
	2020	2019
Region:
North America	87%	76%
Asia-Pacific	2%	9%
Europe	11%	15%

Cost of Revenues

Cost of revenues includes freight charges, purchasing and receiving costs, depreciation and inspection costs.

Shipping and Handling Costs

Shipping and handling costs include inbound freight costs and the cost to ship product to the customer and are included in cost of sales.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying amount of the Company’s notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk. The loan held for investment was acquired at fair value, which resulted in a discount.

The following fair value of the short-term investment held and the input level used to determine the fair value at December 31, 2020 is presented below:

Level 1
U.S. equity stock	$1,018,000

There were no short-term investments held at December 31, 2019.

U.S. equity stocks represent investment in stocks of U.S. based companies. The valuation inputs for U.S. equity stocks are based on the last published price reported on the major stock market on which the securities are traded and are primarily classified as Level 1. Securities whose valuation inputs are not based on observable market information are classified as Level 3.

F-42

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

The following changes in level 3 instruments for the year ended December 31, 2020 are presented below:

Contingent Consideration Earnout
Balance, January 1, 2019	$(520,000)
Change in fair value of earnout	520,000
Balance, December 31, 2019	-
TBD Safety, LLC’s sellers earnout	(200,000)
Balance, December 31, 2020	$(200,000)

Income Taxes

The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board (“FASB”) ASC Topic 740 “Income Taxes” (“ASC Topic 740”).

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2020 and 2019. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations.

F-43

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

Net Earnings or Loss per Share

Basic net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of vested common shares outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted average number vested of common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of dilutive securities. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of December 31, 2020 and 2019, the Company excluded the common stock equivalents summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

	For the Years Ended December 31,
	2020	2019

Selling Agent Warrants	160,492	160,492
Shares reserved in exchange for the cancellation of certain non-voting membership interest in Edison Nation Holdings, LLC	-	990,000
Options	80,000	80,000
Convertible shares under notes payable	517,073	285,632
Warrants for noteholders	625,000	50,000
Restricted stock units	30,000	210,000
Series B Convertible Stock	764,618	-
Shares to be issued	1,071,483	412,500
Total	3,248,666	2,188,624

Deferred Financing Costs

Deferred financing costs include debt discounts and debt issuance costs related to a recognized debt liability and are presented in the balance sheet as a direct deduction from the carrying value of the debt liability. Amortization of deferred financing costs are included as a component of interest expense. Deferred financing costs are amortized using the straight-line method over the term of the recognized debt liability which approximates the effective interest method.

F-44

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

Recent Accounting Pronouncements

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 (ASU 2017-04), “Simplifying the Test for Goodwill Impairment”, which removes Step 2 from the goodwill impairment test. ASU 2017-04 requires that if a reporting unit’s carrying value exceeds its fair value, an impairment charge would be recognized for the excess amount, not to exceed the carrying amount of goodwill. ASU 2017-04 will be effective for interim and annual reporting periods beginning after December 15, 2019. Early application is permitted after January 1, 2017. The Company early adopted ASU 2017-04 in the third quarter of 2018. The Company recognized an impairment charge of $4,443,000 under the simplified test for goodwill impairment.

In June 2018, the FASB issued an amendment to the accounting guidance related to accounting for employee share-based payments which clarifies that an entity should recognize excess tax benefits in the period in which the amount of the deduction is determined. This amendment is effective for annual periods beginning after December 15, 2018. The Company adopted this accounting guidance in the first quarter of 2019 with no impact on our financial statements.

F-45

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies — (Continued)

In August 2018, the FASB issued new accounting guidance that eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, an entity will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption is permitted. Since this accounting guidance only revises disclosure requirements, the adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In October 2018, the FASB issued new accounting guidance for Variable Interest Entities, which requires indirect interests held through related parties in common control arrangements be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. The guidance is effective for the Company’s interim and annual reporting periods during the year ending December 31, 2020. Early adoption is permitted. The adoption of this accounting guidance did not have a impact on its consolidated financial statements and related disclosures.

Subsequent Events

The Company has evaluated subsequent events through the date which the financial statements were issued. Based upon the evaluation, except for items described in Note 18, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Segment Reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company deploys resources on a consolidated level to all brands of the Company and therefore the Company only identifies one reportable operating segment with multiple product offerings.

F-46

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Acquisitions and Divestitures

Divestiture of Subsidiary - Cloud B

On February 17, 2020, the Company divested its Cloud B, Inc. subsidiary and entered into an Agreement for the Purchase and Sale of Cloud B, Inc.(the “Purchase Agreement”), with Pearl 33 Holdings, LLC (the “Buyer”), pursuant to which the Buyer purchased from the Company (and the Company sold and assigned) 80,065 shares of common stock of Cloud B (the “Cloud B Shares”) for $1.00 and an indemnification agreement as described below, constituting a 72.15% ownership interest in Cloud B, based on 110,964 shares of Cloud B’s common stock outstanding as of February 17, 2020. In accordance with the agreement, all of the liabilities of Cloud B were assumed by Pearl 33.

On February 17, 2020, as part of the sale of Cloud B, Inc., the Company entered into an indemnification agreement with Pearl 33 Holdings, LLC in connection with the divestiture of Cloud B, Inc., whereby pursuant to such agreement the Company is limited to the issuance of 150,000 shares of the Company’s common stock to the Buyer for indemnification of claims against Cloud B Inc. In addition, the Company shall indemnify the Buyer for expenses (including attorneys’ fees and all other costs, expenses and obligations) in connection with defending any Claim in connection with the Cloud B. The Company has recorded $405,000 related to the fair value of the 150,000 shares of common stock which were issued to the Buyer on June 30, 2020.

The table below shows the assets and liabilities that the Company was relieved of in the transaction:

February 17, 2020
Accounts payable	4,005,605
Accrued Expenses	370,289
Income Tax Payable	14,473
Notes Payable	900,000
Non-Controlling Interest	26,393
Shares to be issued to Buyer	(405,000)
Gain on divestiture	$4,911,760

Divestiture of Subsidiary- SRM Entertainment, LTD

On November 30, 2020, the Company and its wholly owned subsidiary, SRM Entertainment, LTD entered into a Stock Exchange Agreement with Jupiter Wellness, Inc. (“Jupiter”). Under the terms of the Exchange Agreement, Jupiter agreed to purchase all outstanding shares of common stock (the “Exchange Shares”) issued by SRM from the Company. As consideration for the purchase of the Exchange Shares, Jupiter issued the Company 200,000 shares of its restricted common stock, symbol JUPW as listed on NASDAQ Capital Markets. Please see Note 18 — Discontinued Operations for further information.

Acquisitions

On September 29, 2020, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”) to acquire all outstanding Membership Units (the “Units”) of TBD Safety, LLC (“TBD”). Collectively, the Sellers owned all outstanding Units of TBD. Under the terms of the Agreement, the Company issued a total of Two Million Two Hundred Ten Thousand Three Hundred Eighty-Two (2,210,382) shares of the Company’s common stock and a total of Seven Hundred Sixty-Four Thousand Six Hundred Eighteen (764,618) shares of a newly designated Preferred Stock (the “Preferred”). In addition, the Company and Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Sellers obligating the Company to register such common stock and shares of common stock to be issued upon conversion of the Preferred within 120 days after the Closing. The Sellers also had an Earn Out Consideration, which provides that at such time as the assets purchased in the Agreement achieve cumulative revenue of $10,000,000, the Sellers will earn a total of One Hundred Twenty-Five Thousand (125,000) shares of common stock. The closing of the transaction occurred on October 16, 2020.

F-47

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Acquisitions and Divestitures — (Continued)

Asset Acquisition

On March 11, 2020, the Company issued 238,750 shares of our common stock to acquire the assets of HMNRTH, LLC. On July 1, 2020, the Company made payment in the amount of $70,850 to the principals of HMNRTH, LLC. The transaction was treated as an asset purchase and not accounted for as a business combination due to the limited inputs, processes and outputs, which did not meet the requirements to be a business.

On November 6, 2019, the Company issued 45,000 shares of our common stock to acquire the assets of Uber Mom, LLC for $52,352, which was the approximate value of Uber Mom, LLC’s inventory.

Joint Venture

On August 23, 2019, the Company formed Ed Roses, LLC, a 50% joint venture with 4Keeps Roses, Inc., to distribute preserved roses, flowers and associated gift products. The operations are currently not material.

The following table summarizes the preliminary purchase price allocation of fair values of the assets acquired and liabilities assumed during 2019 at the date of acquisition:

Uber Mom
Inventory	$52,352
Goodwill	98,613
Total assets acquired	$150,965

The following table summarizes the aggregate purchase price consideration paid for acquisitions during 2020:

TBD Safety, LLC
Fair value of issued common shares	$4,203,632
Fair value of issued preferred shares	764,618
Fair value of contingent consideration	200,000
Purchase consideration	$5,168,250

The following table summarizes the purchase price allocation of fair values of the assets acquired and liabilities assumed during 2020 at the date of acquisition:

TBD Safety, LLC
Cash and cash equivalents	$180,489
Accounts receivable	20,217
Inventory	492,793
Other current assets	346,095
Goodwill	591,729
Intangible assets	3,600,000
Total assets acquired	$5,231,323
Notes payable	62,500
Current liabilities	573
Total liabilities assumed	63,073
Total net assets acquired	5,168,250

F-48

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Acquisitions and Divestitures — (Continued)

The following represents the unaudited pro forma consolidated income statement as if the acquisitions had been included in the consolidated results of the Company for the entire years ending December 31, 2020:

	Year Ended December 31, 2020	Year Ended December 31, 2019

Revenues, net	$16,801,734	$13,197,684
Cost of revenues	11,994,549	8,095,723
Gross profit	4,807,185	5,101,961

Operating expenses:
Selling, general and administrative	12,589,513	14,900,658
Impairment	-	4,443,000
Change in fair value of earnout	-	(520,000)
Operating loss	(7,782,328)	(13,721,697)

Other income (expense):
Other income (expense)	1,615,016	(1,189,966)
Loss before income taxes	(6,167,312)	(14,911,663)
Income tax expense (benefit)	19,197	(22,373)
Net loss from continuing operations	$(6,186,509)	$(14,889,290)

The following table summarizes the aggregate purchase price consideration paid for acquisitions during 2019:

Uber Mom
Cash paid	$52,352
Fair value of issued common shares	98,613
Purchase consideration	$150,965

The Company believes that these combinations will further strengthen its future growth opportunities while also increasing product diversification. The Company accounted for these acquisitions as a business combination under the acquisition method of accounting.

Note 4 — Variable Interest Entities

The Company is involved in the formation of various entities considered to be Variable Interest Entities (“VIEs”). The Company evaluates the consolidation of these entities as required pursuant to ASC Topic 810 relating to the consolidation of VIEs. These VIEs are primarily partnerships formed to supply consumer goods to through various distribution and retail channels.

The Company’s determination of whether it is the primary beneficiary of VIE is based in part on an assessment of whether or not the Company and its related parties are exposed to the majority of the risks and rewards of the entity. Typically, the Company is entitled to substantially all or portion of the economics of these VIEs. The Company is the primary beneficiary of the VIE entities.

F-49

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Variable Interest Entities — (Continued)

The following table presents the carrying values of the assets and liabilities of entities that are VIEs and consolidated by the Company at December 31, 2020:

	For the Twelve Months Ended December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$10,481	$6,234
Accounts receivable, net	94,195	21,697
Inventory	240,158	51,090
Prepaid expenses and other current assets	-	379,561
Total current assets	344,834	458,582
Property and equipment, net	-	32,661
Total assets	$344,834	$491,243

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$217,558	$337,648
Accrued expenses and other current liabilities	113,576	-
Line of credit	1,133,652	-
Notes payable, current	150,000	-
Due to related party	315,666	315,666
Total current liabilities	1,930,452	653,314

The following table presents the operations of entities that are VIEs and consolidated by the Company at December 31, 2020:

	For the Twelve Months Ended December 31,
	2020	2019
Revenues, net	$1,571,017	$352,523
Cost of revenues	2,092,167	204,943
Gross profit	(521,150)	147,580

Operating expenses:
Selling, general and administrative	413,217	450,693
Operating income	(934,367)	(303,113)

Other (expense) income:
Interest expense	(174,396)	-
Total other (expense) income	(174,396)	-
Loss before income taxes	(47,578)	(303,113)
Income tax expense	-	-
Net (loss) income	$(1,108,763)	$(303,113)

At December 31, 2020 and December 31, 2019, there were no unconsolidated VIEs for which the Company holds a variable interest.

On May 20, 2020 (the “Effective Date”), Edison Nation, Inc. (the “Company”) entered into an Agreement and Plan of Share Exchange (the “Share Exchange Agreement”) with PPE Brickell Supplies, LLC, a Florida limited liability company (“PPE”), and Graphene Holdings, LLC, a Wyoming limited liability company (“Graphene”, and together with PPE, the “Sellers”), whereby the Company purchased 25 membership units of Global Clean Solutions, LLC, a Nevada limited liability company (“Global”) from each of PPE and Graphene, for a total of fifty (50) units, representing fifty percent (50%) of the issued and outstanding units of Global (the “Purchase Units”). The Company issued 250,000 shares of its restricted common stock, $0.001 par value per share (the “Common Stock”) to PPE, and 50,000 shares of Common Stock to Graphene, in consideration for the Purchase Units. Global Clean Solutions, LLC is a VIE. The fair value of the shares of $699,000 was treated as a distribution to the noncontrolling interest members.

F-50

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Variable Interest Entities — (Continued)

Pursuant to the terms of the Share Exchange Agreement, the Sellers may earn additional shares of Common Stock upon Global realizing the following revenue targets: (i) In the event that Global’s total orders equal or exceed $1,000,000, Graphene shall receive 200,000 shares of Common Stock; (ii) In the event that Global’s total orders equal or exceed $10,000,000, PPE shall receive 100,000 shares of restricted Common Stock; and (iii) In the event that Global’s total orders equal or exceed $25,000,000, Graphene shall receive 125,000 shares of restricted Common Stock. Additionally, the Company shall be entitled to appoint two managers to the Board of Managers of Global. The fair value of the shares is expensed over the estimated vesting period and is adjusted based on the number of shares that vest.

Amended Limited Liability Company Agreement

On the Effective Date, the Company entered into an Amended Limited Liability Company Agreement of Global (the “Amended LLC Agreement”). The Amended LLC Agreement amends the original Limited Liability Company Agreement of Global, dated May 13, 2020. The Amended LLC defines the operating rules of Global and the ownership percentage of each member: Vinco Ventures, Inc. 50%, PPE 25% and Graphene 25%.

Secured Line of Credit Agreement

On the Effective Date, the Company (as “Guarantor”) entered into a Secured Line of Credit Agreement (the “Credit Agreement”) with Global and PPE. Under the terms of the Credit Agreement, PPE is to make available to Global a revolving credit loan in a principal aggregate amount at any one time not to exceed $2,500,000. Upon each drawdown of funds against the credit line, Global shall issue a Promissory Note (the “Note”) to PPE. The Note shall accrue interest at 3% per annum and have a maturity date of six (6) months. In the event of a default, any and all amounts due to PPE by Global, including principal and accrued but unpaid interest, shall increase by forty (40%) percent and the interest shall increase to five (5%) percent (the “Default Interest”).

Security Agreement

On the Effective Date, the Company (as “Guarantor”) entered into a Security Agreement (the “Security Agreement”) with Global (as “Borrower”) and PPE as the secured party, whereby the Company placed 1,800,000 shares of Common Stock (the “Reserve Shares”) in reserve with its transfer agent in the event of default under the Credit Agreement. In the event of a default that is not cured by the defined cure period, the PPE may liquidate the Reserve Shares until the Global’s principal, interest and associated expenses are recovered. The number of Reserve Shares may be increased through the issuance of True-Up shares in the event the original number of Reserve Shares is insufficient.

Note 5 — Accounts Receivable

As of December 31, 2020 and 2019, accounts receivable consisted of the following:

	December 31,	December 31,
	2020	2019
Accounts receivable	$1,781,448	$2,185,859
Less: Allowance for doubtful accounts	(178,321)	(77,760)
Total accounts receivable, net	$1,603,127	$2,108,099

Note 6 — Inventory

As of December 31, 2020 and 2019, inventory consisted of the following:

	December 31,	December 31,
	2020	2019
Raw materials	$71,484	$49,232
Finished goods	1,761,668	1,319,993
Reserve for obsolescence	(145,690)	-
Total inventory	$1,687,462	$1,369,225

Note 7 — Short-term investments

As of December 31, 2020 and 2019, short-term investments consisted of the following:

	December 31,	December 31,
	2020	2019
Jupiter Wellness, Inc. (JUPW)	$1,040,000	$-
Unrealized losses	(22,000)	-
Total short-term investments	$1,018,000	$-

F-51

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Prepaid expenses and other current assets

As of December 31, 2020 and 2019, prepaid expenses and other current assets consisted of the following:

	December 31,	December 31,
	2020	2019
Deposits on inventory	$678,531	$680,792
Deposits	54,598	11,409
Prepaid insurance	43,063	46,848
Other	7,866	41,056
Total prepaid expenses and other current assets	$784,238	$917,433

Note 9 — Property and equipment, net

As of December 31, 2020 and 2019, property and equipment consisted of the following:

	December 31,	December 31,
	2020	2019
Land	$79,100	$79,100
Buildings – rental property	463,635	445,635
Building improvements	800,225	766,859
Equipment and machinery	4,122,917	3,917,080
Furniture and fixtures	368,137	387,836
Computer software	-	23,518
Molds	79,300	4,651,889
Vehicles	521,962	521,962
	6,435,276	10,793,879
Less: accumulated depreciation	(5,424,475)	(9,861,911)
Total property and equipment, net	$1,010,801	$931,968

Depreciation expense for the years ended December 31, 2020 and 2019 was $169,141 and $231,518, respectively.

Note 10 — Goodwill

The changes in the carrying amount of goodwill for the year ended December 31, 2020 consisted of the following:

Total
Balance, January 1, 2019	$9,736,510
Acquisition of Uber Mom	98,613
Impairment	(4,443,000)
Balance, December 31, 2019	5,392,123
Acquisition of TBD Safety, LLC	591,729
Balance, December 31, 2020	$5,983,852

The Company recorded an impairment charge of $0 and $4,443,000 for the years ended December 31, 2020 and 2019, respectively, related to our annual impairment assessment. The impairment was a result of decreased profitability as compared to anticipated profitability in our businesses acquired in 2018. The Company utilized the simplified test for goodwill impairment. The amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The valuation methods used in the quantitative fair value assessment was a discounted cash flow method and required management to make certain assumptions and estimates regarding certain industry trends and future profitability of our reporting units.

F-52

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Intangible assets, net

As of December 31, 2020, intangible assets consisted of the following:

		Weighted	Gross		Net
		Average	Carrying	Accumulated	Carrying
	Life	Remaining	Amount	Amortization	Amount
Finite lived intangible assets:
Customer relationships	15 years	12.8 years	$4,270,000	$624,223	$3,645,777
Developed technology	7 years	5.9 years	7,400,000	1,330,476	6,069,524
Membership network	7 years	4.7 years	1,740,000	580,000	1,160,000
Digital media	7 years	6.9 years	1,552,500	29,464	1,523,036
Total finite lived intangible assets			$14,962,500	$2,564,163	$12,398,337

Indefinite lived intangible assets:
Trademarks and tradenames	Indefinite		$3,140,000	$-	$3,140,000
Total indefinite lived intangible assets			$3,140,000	$-	$3,140,000
Total intangible assets			$18,102,500	$2,564,163	$15,538,337

As of December 31, 2019, intangible assets consisted of the following:

		Weighted	Gross		Net
		Average	Carrying	Accumulated	Carrying
	Life	Remaining	Amount	Amortization	Amount
Finite lived intangible assets:
Customer relationships	15 years	13.8 years	$4,270,000	$339,556	$3,930,444
Developed technology	7 years	5.7 years	3,800,000	697,619	3,102,381
Membership network	7 years	5.7 years	1,740,000	331,429	1,408,571
Non-compete agreements	2 years	.7 years	50,000	33,333	16,667
Total finite lived intangible assets			$9,860,000	$1,401,937	$8,458,063

Indefinite lived intangible assets:
Trademarks and tradenames	Indefinite		$3,140,000	$-	$3,140,000
Total indefinite lived intangible assets			$3,140,000	$-	$3,140,000
Total intangible assets			$13,000,000	$1,401,937	$11,598,063

Amortization expense for the years ended December 31, 2020 and 2019 was $1,212,226 and $1,089,668, respectively.

The estimated future amortization of intangibles subject to amortization at December 31, 2020 was as follows:

For the Years Ended December 31,	Amount
2021	$1,657,881
2022	1,657,881
2023	1,657,881
2024	1,657,881
2025	1,446,452
Thereafter	4,320,361
Total	$12,398,337

Note 12 — Accrued expenses and other current liabilities

As of December 31, 2020 and 2019, accrued expenses and other current liabilities consisted of the following:

	December 31,	December 31,
	2020	2019
Accrued taxes - other	$211,421	$261,396
Accrued payroll and benefits	425,130	482,719
Accrued professional fees	443,084	201,318
Customer deposits	-	13,212
Accrued interest	463,489	341,559
Accrued legal contingencies	240,105	240,105
Earnout	200,000	-
Other	118,381	54,359
Total accrued expenses and other current liabilities	$2,101,610	$1,594,668

F-53

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Debt

As of December 31, 2020 and December 31, 2019, debt consisted of the following:

	December 31,	December 31,
	2020	2019
Line of credit:
Asset backed line of credit	$1,133,652	$472,567
Receivables financing	367,301	-
Debt issuance costs	-	(15,573)
Total line of credit	1,500,953	456,995

Senior convertible notes payable:
Senior convertible notes payable	1,428,161	1,428,161
Convertible notes payable	591,104	-
Debt issuance costs	(280,511)	(366,666)
Total long-term senior convertible notes payable	1,738,754	1,061,495
Less: current portion of long-term notes payable	(577,260)	-
Noncurrent portion of long-term convertible notes payable	1,161,494	1,061,495

Notes payable:
Notes payable	1,932,088	1,621,015
Debt issuance costs	(34,997)	(212,848)
Total long-term debt	1,897,091	1,408,167
Less: current portion of long-term debt	(1,301,212)	(1,365,675)
Noncurrent portion of long-term debt	595,879	42,492

Notes payable – related parties:
Notes payable	2,827,512	3,282,021
Debt issuance costs	(33,833)	(1,686,352)
Total notes payable – related parties:	2,793,679	1,595,669
Less: current portion of long-term debt – related parties	(1,389,922)	-
Noncurrent portion of long-term debt – related parties	$1,403,757	$1,595,669

Convertible Notes Payable

On January 23, 2020, the Company entered into a $1,100,000 loan agreement the (“Loan Agreement”) with Greentree Financial Group, Inc. (the “Investor”), pursuant to which the Investor purchased a 10% Convertible Promissory Note (the “Note”) from the Company, and the Company issued to the Investor a three-year warrant (the “Warrant”) to purchase 550,000 shares of the Company’s common stock, $0.001 per share (“Common Stock”). The Note is convertible at any time at a price of $2.00 per share, subject to certain adjustments to the conversion price set forth in the Note. The Note reiterates the registration rights set forth in the Loan Agreement and the Warrant. There is no prepayment penalty on the Note. The $1,100,000 of proceeds from the Note were used for general working capital purposes and for the repayment of debt. On January 24, 2020, the Company used $588,366 of the proceeds from the Note to pay off in full the 12% Convertible Promissory Note held by Labrys Fund, LP. Upon execution of the Loan Agreement, the Company issued to the Investor 100,000 shares of Common Stock (the “Origination Shares”) as an origination fee, plus an additional 60,000 shares of Common Stock as consideration for advisory services. Pursuant to the Loan Agreement, the Company agreed to issue and sell to the Investor the Note, in the principal amount of $1,100,000.

F-54

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Debt — (Continued)

On January 29, 2020, the Company and Greentree Financial Group, Inc. (the “Investor”), entered into an Amendment Agreement, amending the January 22, 2020 Loan Agreement, the Note, and the Warrant to: (i) correct the effective date set forth in the Loan Agreement, Note and Warrant to January 23, 2020 and the due date to October 23, 2020, (ii) clarify the terms of the registration right provision in the Loan Agreement such that the Company was required to register a total of 1,500,000 shares of Common Stock, which such amount of shares is the sum of 550,000 shares of Common Stock issuable upon conversion of the Note, 550,000 Warrant Shares, the 100,000 Origination Shares, and 300,000 shares of Common Stock to account for changes to the conversion and/or exercise price under the Note and Warrant, and (iii) to ensure that the total number of shares of Common Stock issued pursuant to the Loan Agreement, the Note, and/or the Warrant, each as amended, does not exceed 17.99% of the Company’s issued and outstanding Common Stock as of January 23, 2020. The Company recognized a beneficial conversion option of $586,785 related to the 550,000 shares of Common Stock issuable upon conversion of the Note, a debt discount of $296,891 based on the relative fair value related to the 550,000 Warrant Shares, a debt discount of $201,324 based on the relative fair value related to the 160,000 Origination and Advisory Shares. On July 23, 2020, the Company issued 320,000 shares of common stock valued at $1,158,400 to Greentree Financial Group, Inc. to satisfy $360,000 principal and $131,889 interest and fees and on August 4, 2020, the Company issued 370,000 shares of common stock valued at $1,394,900 to Greentree Financial Group, Inc. in satisfaction of $740,000 principal. The Note is paid in full.

On April 7, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jefferson Street Capital, LLC (the “Investor”) wherein the Company issued the Investor a Convertible Promissory Note (the “Note”) in the amount of $168,000 ($18,000 OID). The $150,000 of proceeds from the Note was used for general working capital purposes The Note has a term of six (6) months, is due on October 7, 2020 and has a one-time interest charge of 2%. In addition, the Company issued the Investor 10,700 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on April 9, 2020. The Investor shall have the right at any time to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to this Note into fully paid and non-assessable shares of Common Stock at a conversion price equal to $2.05 per share. Upon an Event of Default, the Conversion Price shall equal the Alternate Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Alternate Conversion Price” shall equal the lesser of (i) 80% multiplied by the average of the three lowest daily volume weighted average prices (“VWAP”) during the previous twenty (20) Trading Days (as defined below) before the Issue Date of this Note (representing a discount rate of 20%) or (ii) 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%). “Market Price” means the average of the three lowest daily VWAPs for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. On October 7, 2020, the Company and Investor entered into a Forbearance Agreement (the “Forbearance Agreement”) against the Note issued by the Company to the Investor. Under the terms of the Forbearance Agreement, the Investor has requested and the Company has agreed to temporarily forebear, until the earlier of (i) December 9, 2020 or (ii) at such time as a default shall occur under and pursuant to the Purchase Agreement, the Note or the Forbearance Agreement, from exercising its right to convert amounts due under the Note into Common Stock of the Company, in exchange for a one time cash payment forbearance fee equal to $12,500 paid upon execution of the Forbearance Agreement. On December 29, 2020, the Company issued the Investor 41,730 shares of common stock in satisfaction of $45,000 principal. Please see Note 19 — Subsequent Events for further information.

On April 7, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with BHP Capital NY Inc. (the “Investor”) wherein the Company issued the Investor a Convertible Promissory Note (the “Note”) in the amount of $168,000 ($18,000 OID). The $150,000 of proceeds from the Note will be used for general working capital purposes The Note has a term of six (6) months, is due on October 7, 2020 and has a one-time interest charge of 2%. In addition, the Company issued the Investor 10,700 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on April 9, 2020. The Investor shall have the right at any time to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to this Note into fully paid and non-assessable shares of Common Stock at a conversion price equal to $2.05 per share. Upon an Event of Default, the Conversion Price shall equal the Alternate Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Alternate Conversion Price” shall equal the lesser of (i) 80% multiplied by the average of the three lowest daily volume weighted average prices (“VWAP”) during the previous twenty (20) Trading Days (as defined below) before the Issue Date of this Note (representing a discount rate of 20%) or (ii) 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%). “Market Price” means the average of the three lowest daily VWAPs for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The Note increased 130% due to the occurrence of the default but was subsequently paid in full on February 26, 2021.

F-55

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Debt — (Continued)

On July 29, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jefferson Street Capital, LLC (the “Investor”) wherein the Company issued the Investor a Convertible Promissory Note (the “Note”) in the amount of $224,000 ($24,000 OID). The $200,000 of proceeds from the Note will be used for general working capital purposes The Note has a term of six (6) months, is due on January 29, 2021 and has a one-time interest charge of 2%. In addition, the Company issued the Investor 14,266 shares of Common Stock (the “Origination Shares”) as an origination fee. The transaction closed on July 29, 2020. The Investor shall not have the right to convert the Note into shares prior to 180 calendar days from the Issue Date. Provided that the Note remains unpaid, the Investor may elect to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to the Note into fully paid and non-assessable shares of Common Stock at a conversion price equal to $2.05 per share after 180 calendar Days from the Issue Date. Upon an Event of Default, the Conversion Price shall equal the Alternate Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Alternate Conversion Price” shall equal the lesser of (i) 80% multiplied by the average of the three lowest daily volume weighted average prices (“VWAP”) during the previous twenty (20) Trading Days (as defined below) before the Issue Date of this Note (representing a discount rate of 20%) or (ii) 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%). “Market Price” means the average of the three lowest daily VWAPs for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The note was paid in full on the January 28, 2021.

32E Financing

On December 4, 2019, the Company agreed to issue and sell to 32 Entertainment LLC (“32E”) a 10% Senior Secured Note (the “32E Note”), in the principal amount of $250,000. The maturity date of the 32E Note is December 4, 2020. In addition, the Company issued to 32E 10,000 shares of common stock as an inducement to 32E to purchase the 32E Note. The fees were recorded as a debt discount and amortized over the term of the note. The $250,000 of proceeds from the 32E Note was used for general working capital needs of the Company and the repayment of debt related to Horberg Enterprises.

Pursuant to the terms of the 32E Note, on December 4, 2019, the Company also issued 32E a Common Stock Purchase Warrant (the “32E Warrant”) to purchase 50,000 shares of common stock at an exercise price of $1.50 per share. The 32E Warrant expires on December 4, 2024. The 32E Warrant contains price protection provisions, as well as a provision allowing 32E to purchase the number of shares that 32E could have acquired if it held the number of shares of common stock acquirable upon complete exercise of the 32E Warrant, in the event that the Company grants, issues or sells common stock, common stock equivalents, rights to purchase common stock, warrants, securities or other property pro rate to holders of any class of the Company’s securities. If there is no effective registration statement registering the resale of the shares of common stock underlying the 32E Warrant, then the 32E Warrant may be exercised, based on a cashless exercise formula. The 32E Warrant also contains a conversion limitation provision, which prohibits 32E from exercising the 32E Warrant in an amount that would result in the beneficial ownership of greater than 4.9% of the total issued and outstanding shares of common stock, provided that (i) such exercise limitation may be waived by 32E with 61 days prior notice, and (ii) 32E cannot waive the exercise limitation if conversion of the 32E Warrant would result in 32E having beneficial ownership of greater than 9.9% of the total issued and outstanding shares of common stock.

In connection with the sale of the 32E Note, also on December 4, 2019, the Company entered into a registration rights agreement whereby the Company agreed to register the 10,000 shares of common stock issued to 32E as an inducement on a registration statement on Form S-1 with the SEC. The Company was required to have such registration statement declared effective by the SEC within 90 calendar days (or 180 calendar days in the event of a “full review” by the SEC) following the earlier of 30 days from December 4, 2019 or the filing date of the registration statement on Form S-1, which such registration statement has not been filed or timely declared effective. If the registration statement is not filed or declared effective within the timeframe set forth in the registration rights agreement, the Company was supposed to be obligated to pay to 32E a monthly amount equal to 1% of the total subscription amount paid by 32E until such failure is cured. The Company has not made any such payment 32E. The registration rights agreement also contains mutual indemnifications by the Company and each investor, which the Company believes are customary for transactions of this type.

F-56

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Debt — (Continued)

On May 19, 2020, the Company entered into an Amendment (the “Amendment”) to the 32E Note. Under the terms of the Amendment, the Company issued to 32E an Amended Subordinate Secured Note (the “Replacement Note”) in the principal amount of $200,000 that accrues interest at 16% annually and matures on May 21, 2021. On May 28, 2020, the Company paid $50,000 toward the principal plus interest in the amount of $6,250 for a total of $56,250. 32E shall also receive 40,000 restricted stock units and surrender the warrant issued to it in the December 4, 2019 financing transaction. The Company accounted for the Amendment as a modification.

Promissory Notes

On January 2, 2020, the Company entered into that certain Loan Agreement with Tiburon Opportunity Fund (the “Lender”), dated January 2, 2020 (the “Loan Agreement”). Pursuant to the terms of the Loan Agreement, the Lender agreed to loan the Company $400,000. The Loan is interest bearing at the rate of 1.5% per month through the term of the Loan. Additionally, the Loan Agreement provides that the Company shall pay the Lender the entire unpaid principal and all accrued interest upon thirty days’ notice to the Company, but in any event, the notice shall not be sooner than June 1, 2020. On April 24, 2020, the Company and Lender entered into a Debt Conversion Agreement whereby the Lender was given the right and elected to exercise that right to convert principal and interest of $424,000 of funds loaned to the Company into shares of the Company’s common stock. The fair value of the Company’s common stock was $2.08 on the date of conversion and the conversion price was $2.00 per share for a total of 212,000 shares of restricted common stock issued by the Company.

On January 2, 2020, Ed Roses, LLC (the “Partnership”) entered into a Loan Agreement (the “Agreement”) with Sook Hyun Lee (the “Lender”). Under the terms of the Agreement, the Lender agreed to lend $150,000 to the Partnership for general working capital. The Loan was due on April 15, 2020 (the “Maturity Date”) and accrues interest at 15% per annum. The Agreement shall automatically renew at the Maturity date for successive 90-day periods unless written notice is remitted by either party. On the Maturity date, the Partnership shall pay the Lender all unpaid principal and interest and a $30,000 commitment fee. The Lender shall have a collateral interest in the accounts receivable of the Partnership, including but not limited to 7 Eleven receivables. As collateral, the Company, Inc. placed 75,000 shares of common stock in reserve.

On January 10, 2020, the Company entered into a 5% Promissory Note Agreement with Equity Trust Company on behalf of Rawleigh Ralls (“Ralls”) for an aggregate principal amount of $267,000 (the “Ralls Note”), pursuant to which Ralls purchased the Ralls Note from the Company for $250,000 and an original issue discount of $17,000, and the Company issued to Ralls a warrant (the “Ralls Warrant”) to purchase 125,000 shares of the Company’s common stock valued at $86,725 estimated using the Black-Scholes option-valuation model. The proceeds from the Ralls Note will be used for general working capital needs of the Company. The Company issued 33,000 incentive shares to Ralls valued at $79,860 based on the closing stock price on January 10, 2020. The fair value of the warrants and incentive shares have been recorded as debt discount. The original maturity date of the Ralls Note was July 10, 2020. On July 14, 2020, the Company entered into an Amendment to Note Agreement and Common Stock Purchase Warrant (the “Amendment”) with Equity Trust Company, a Custodian FBO: Rawleigh H. Ralls IRA. Under the terms of the Amendment, the parties amended the terms of the January 10, 2020 Note Agreement (the “Agreement”) and Common Stock Purchase Warrant (the “Warrant”) such that; (i) the maturity date of the Agreement was extended to January 10, 2021, (ii) the Original Issue Discount (“OID”) shall be increased to $34,000, (iii) the Lender shall be issued 33,000 Additional Incentive Shares and (iv) the Company shall prepare and file with the United States Securities and Exchange Commission a registration statement on Form S-1 within 30 days of the Effective Date of the Amendment, that registers a total of 191,000 shares of Common Stock, which such amount of shares is the sum of 125,000 Warrant Shares, the 33,000 Incentive Shares, and 33,000 Additional Incentive Shares. The amendment was accounted for as an extinguishment with no gain or loss recognized. On July 14, 2020, the Company issued the 33,000 Additional Incentive Shares valued at $124,740. The Company paid the Note in full on January 27, 2021.

On January 15, 2020, the Company entered into a 5% Promissory Note Agreement with Paul J. Solit & Julie B. Solit (“Solits”) for an aggregate principal amount of $107,000 (the “Solit Note”), pursuant to which the Solits purchased the Solit Note from the Company for $100,000 and an original issue discount of $7,000, and the Company issued to the Solits a warrant (the “Solit Warrant”) to purchase 50,000 shares of the Company’s common stock valued at $31,755 estimated using the Black-Scholes option-valuation model. The proceeds from the Solit Note will be used for general working capital needs of the Company. The Company issued 13,000 incentive shares to the Solits valued at $30,420 based on the closing stock price on January 15, 2020. The fair value of the warrants and incentive shares have been recorded as debt discount. The original maturity date of the Solit Note was July 15, 2020. On July 14, 2020, the Company entered into an Amendment to Note Agreement and Common Stock Purchase Warrant (the “Amendment”) with Paul J. Solit and Julie B. Solit. Under the terms of the Amendment, the parties amended the terms of the January 15, 2020 Note Agreement (the “Agreement”) and Common Stock Purchase Warrant (the “Warrant”) such that; (i) the maturity date of the Agreement was extended to December 15, 2020, (ii) the Original Issue Discount (“OID”) shall be increased to $14,000 and (iii) the Lender shall be issued 13,000 Additional Incentive Shares. On July 14, 2020, the Company issued the 13,000 Additional Incentive Shares valued at $49,140. On December 15, 2020, the Company entered into a Second Amendment to Note Agreement (the “Second Amendment”) with the Solits. Under the terms of the Second Amendment, the Company is to issue the Solits 10,000 additional incentive shares and make payments of $10,000 per week beginning on January 18, 2021with the remaining principal and interest payable on or before February 22, 2021. In the event the Company fails to make any of the payments, the Company shall issue the Solits an additional 5,000 shares of restricted common stock. The amendment was accounted for as a modification. The Company paid the Note in full on January 27, 2021.

F-57

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Debt — (Continued)

On January 17, 2020, the Company entered into a 5% Promissory Note Agreement with Richard O’Leary (“O’Leary”) (“Lender”) for an aggregate principal amount of $53,500 (the “O’Leary Note”), pursuant to which O’Leary purchased the O’Leary Note from the Company for $50,000 and an original issue discount of $3,500, and the Company issued to O’Leary a warrant (the “O’Leary Warrant”) to purchase 25,000 shares of the Company’s common stock valued at $16,797 estimated using the Black-Scholes option-valuation model. The proceeds from the O’Leary Note will be used for general working capital needs of the Company. The Company issued 6,500 incentive shares to O’Leary valued at $15,535 based on the closing stock price on January 17, 2020. The fair value of the warrants and incentive shares have been recorded as debt discount. The original maturity date of the O’Leary Note was July 17, 2020. On July 14, 2020, the Company entered into an Amendment to the O’Leary Note and O’Leary Warrant (the “Amendment”) with Richard O’Leary. Under the terms of the Amendment, the parties amended the terms such that; (i) the maturity date of the O’Leary Note was extended to January 17, 2021, (ii) the Original Issue Discount (“OID”) shall be increased to $7,000, (iii) the Lender shall be issued 6,500 Additional Incentive Shares and (iv) the expiration date of the Warrant shall be extended to June 30, 2021. On July 14, 2020, the Company issued the 6,500 Additional Incentive Shares valued at $24,570. The amendment was accounted for as an extinguishment with no gain or loss recognized. The Company paid the Note in full on January 27, 2021.

On March 6, 2019, Edison Nation, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an accredited investor (the “Investor”) pursuant to which the Investor purchased a 2% unsecured, senior convertible promissory note (the “Note”) from the Company. The Note was in the amount of $560,000 with an original issue discount of $60,000. The Company issued 15,000 shares of its common stock (“Common Stock”) valued at $74,100 based on the share price on the date of issuance to the Investor as additional consideration for the purchase of the Note. The Under the terms of the SPA, the Investor will have piggyback registration rights in the event the Company files a Form S-1 or Form S-3 within six months from March 6, 2019, as well as a pro rata right of first refusal in respect of participation in any debt or equity financings undertaken by the Company during the 18 months following March 6, 2019. The Company is also subject to certain customary negative covenants under the SPA, including but not limited to, the requirement to maintain its corporate existence and assets subject to certain exceptions, and to not to make any offers or sales of any security under circumstances that would have the effect of establishing rights or otherwise benefitting other investors in a manner more favorable in any material respect than those rights and benefits established in favor of the Investor under the terms of the SPA and the Note. The maturity date of the Note is six months from March 6, 2019. All principal amounts and the interest thereon are convertible into shares Common Stock only in the event that an Event of Default occurs. On January 24, 2020, the Company paid the Investor $588,366 to pay the Note in full.

Paycheck Protection Program

On April 15, 2020, Edison Nation, Inc. (the “Company”) entered into a loan agreement (“PPP Loan”) with First Choice Bank under the Paycheck Protection Program (the “PPP”), which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (“SBA”). The Company received proceeds of $789,852 from the PPP Loan. In accordance with the requirements of the PPP, the Company intends to use proceeds from the PPP Loan primarily for payroll costs, subject to thresholds, rent and utilities. The PPP Loan has a 1.00% interest rate per annum and matures on April 15, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The PPP Loan is included in notes payable on the consolidated balance sheet.

On May 4, 2020, TBD Safety, LLC, the Company’s wholly owned subsidiary, entered into a loan agreement (“PPP Loan”) with First Home Bank under the Paycheck Protection Program (the “PPP”), which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (“SBA”). The Company received proceeds of $62,500 from the PPP Loan. In accordance with the requirements of the PPP, the Company intends to use proceeds from the PPP Loan primarily for payroll costs, subject to thresholds, rent and utilities. The PPP Loan has a 1.00% interest rate per annum and matures on May 4, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The PPP Loan is included in notes payable on the consolidated balance sheet.

F-58

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Debt — (Continued)

Receivables Financing

On February 21, 2020, the Company entered into a receivables financing arrangement for certain receivables of the Company not to exceed $1,250,000 at any one time. The agreement allows for borrowings up to 85% of the outstanding receivable based on the credit quality of the customer. The fee is between 1% and 2% of the total invoices financed. The balance at December 31, 2020 is $367,976. On March 31, 2021, the Company fully paid off the remaining balance.

In April 2019, the Company entered into a receivables financing arrangement for certain receivables of the Company. The agreement allows for borrowings up to 80% of the outstanding receivable based on the credit quality of the customer. The fee is between 1% and 2% of the total invoices financed. The balance at December 31, 2020 is $0.

On November 12, 2019, the Company entered into a Receivables Purchase Agreement with a financial institution (the “Receivables Purchase Agreement”), whereby the Company agreed to the sale of $250,000 of receivables for $200,000. The proceeds were used for general working capital. On August 12, 2020, the Company entered into an Amendment to the Purchase of Inventory and Repurchase Agreement (the “Amendment”). Under the terms of the Amendment, (i) the repurchase date is extended to December 10, 2020; and (ii) the Company agreed to pay the Purchaser-Assignee a commitment fee of $13,053, and (iii) the Company agreed to pay the Purchaser-Assignee 2% per month for extension periods commencing July 1, 2020 through December 10, 2020. The balance at December 31, 2020 is $128,077.

On November 18, 2019, the Company entered into a Future Receivables Purchase Agreement with a financial institution (the “Future Receivables Purchase Agreement”), whereby the Company agreed to the sale of $337,500 of receivables for $250,000. The proceeds were used to fund our receivables for overseas distributors. Christopher B. Ferguson, our Chairman and Chief Executive Officer, personally guaranteed the prompt and complete performance of the Company’s obligations under the Future Receivables Purchase Agreement. The balance at December 31, 2020 is $0.

Line of Credit

On the Effective Date, the Company (as “Guarantor”) entered into a Secured Line of Credit Agreement (the “Credit Agreement”) with Global and PPE. Under the terms of the Credit Agreement, PPE is to make available to Global a revolving credit loan in a principal aggregate amount at any one time not to exceed $2,500,000. Upon each drawdown of funds against the credit line, Global shall issue a Promissory Note (the “Note”) to PPE. The Note shall accrue interest at 3% per annum and have a maturity date of six (6) months. In the event of a default, any and all amounts due to PPE by Global, including principal and accrued but unpaid interest, shall increase by forty (40%) percent and the interest shall increase to five (5%) percent (the “Default Interest”). The balance at December 31, 2020 is $1,133,652.

F-59

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Debt — (Continued)

The scheduled maturities of the debt for the next five years as of December 31, 2020, are as follows:

For the Years Ended December 31,	Amount
2021	$4,852,023
2022	1,987,520
2023	1,440,275
2024	-
2025	-
Thereafter	-
Long-term Debt, Gross	$8,279,818
Less: debt discount	(349,341)
Long-term Debt	$7,930,477

For the year ended December 31, 2020, interest expense was $3,378,130 of which $314,415 was related party interest expense. For the year ended December 31, 2019 interest expense was $1,298,168 of which $320,781 was related party interest expense.

Note 14 — Income Taxes

Vinco Ventures, Inc. is taxed as a corporation and pays corporate federal, state and local taxes on income allocated to it from Fergco, Edison Nation Holdings, LLC, Edison Nation, LLC, Safe TV Shop, LLC, Everyday Edisons, LLC, Pirasta, LLC, Global Clean Solutions, LLC, TBD Safety, LLC and Honey Badger Media, LLC based upon Vinco Ventures, Inc.’s economic interest in those entities.

Edison Nation Holdings, LLC and its subsidiaries are disregarded limited liability corporation entities for income tax purposes. Accordingly, EN was not subject to income taxes prior to the acquisition on September 4, 2018 and the results of operations were not material therefore the tax provision related to the United States income is only for the post-acquisition period.

TBD Safety, LLC is a disregarded limited liability corporation entity for income tax purposes. Accordingly, TBD was not subject to income taxes prior to the acquisition on October 16, 2020 and the results of operations were not material therefore the tax provision related to the United States income is only for the post-acquisition period.

Global Clean Solutions, LLC and Honey Badger Media, LLC are disregarded limited liability corporation entities for income tax purposes. Global Clean Solutions, LLC and Honey Badger Media, LLC were newly formed entities in 2020 and therefore were not subject to income taxes prior to formation.

United States and foreign components of income before income taxes were as follows:

	For the Years Ended December 31,
	2020	2019
United States	$(6,287,903)	$(14,210,716)
Foreign	-	-
Income before income taxes	$(6,287,903)	$(14,210,716)

F-60

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Income Taxes — (Continued)

The tax effects of temporary differences that give rise to deferred tax assets or liabilities are presented below:

	For the Years Ended December 31,
	2020	2019
Deferred tax assets:
Stock-based compensation	$1,025,745	$987,747
Operating lease liabilities	32,653	158,430
Net operating loss carryforwards	3,567,490	2,324,863
Less: valuation allowance	(3,787,252)	(2,424,196)
Net deferred tax assets	$838,636	$1,046,844

Deferred tax liabilities:
Right of use assets	(32,137)	(153,741)
Goodwill and intangible assets	(724,395)	(811,000)
Property and equipment	$(82,103)	$(82,103)
Net deferred tax liabilities	$(838,636)	$(1,046,844)
Net deferred taxes	$-	$-

As of December 31, 2020 and 2019, the Company had $14,811,423 and $9,675,770 of federal net operating loss carryforwards and $12,911,504 and $7,532,274 of state net operating loss carryforwards for income tax purposes, respectively. In connection with the IPO the Company does not believe the ownership change resulted in the loss of past net operating loss carryforwards. The above net operating loss carryforwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experiences one or more ownership changes. The Company believes the goodwill acquired in the Edison Nation Holdings acquisition is deductible for tax purposes. The Company evaluates its ability to realize deferred tax assets on a quarterly basis and establishes a valuation allowance when it is more likely than not that all or a portion of a deferred tax asset may not be realized. As of December 31, 2020 and 2019, the Company has recorded a net deferred tax asset of $2,948,616 and $1,377,352, respectively. However, these net deferred tax assets will only be utilized to the extent the Company generates sufficient taxable income. As of December 31, 2020 and 2019, the Company established a valuation allowance in the amount of $3,787,252 and $2,424,196, respectively, against the net deferred tax asset as it is not more likely than not that it is realizable based on current available evidence.

The income tax provision (benefit) consists of the following:

	For the Years Ended December 31,
	2020	2019
Current:
Federal	$-	$-
Foreign	-	-
State and local	19,197	(22,373)
Total current	$19,197	$(22,373)

Deferred:
Federal	$(1,166,562)	$(896,468)
Foreign	-	-
State and local	(196,494)	(333,141)
Less: valuation allowance	1,363,056	1,229,609
Total deferred	$-	$-
Income tax provision (benefit)	$19,197	$(22,373)

F-61

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Income Taxes — (Continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For the Years Ended December 31,
	2020	2019
Tax at federal statutory rate	21.0%	21.0%
Effect of U.S. tax law change	0.0%	0.0%
U.S. income subject to valuation allowance	-20.9%	-14.6%
State and local income taxes	-0.3%	0.2%
Foreign income not subject to U.S. federal tax	0.0%	0.0%
Foreign tax	0.0%	0.0%
Nondeductible expenses	-0.1%	-6.5%
Other	0.0%	0.0%
Effective income tax rate	-0.3%	0.1%

The statutory federal income tax rate differs from the Company’s effective tax rate due to the valuation allowance related to deferred tax assets.

Note 15 — Related Party Transactions

Forever 8 Fund, LLC

On November 17, 2020, the Company, through its subsidiary, Edison Nation, LLC (the “Vendor”), entered into an Inventory Management Agreement (the “Agreement”) with the Forever 8 Fund, LLC (“F8”), an entity which our President holds a 45% ownership interest. Under the terms of the Agreement, F8 desires to maintain inventory of and sell to Vendor certain Products pursuant to the terms and conditions set forth in the Agreement. As consideration for the inventory management services provided under this Agreement, Vendor agrees to pay F8 a fee for each unit of each Product sold on a Platform determined in accordance with the fee schedule set forth in the applicable Product Schedule (the “Fee Schedule”) based on the Age of Inventory Sold set forth on the Fee Schedule (the “F8 Fees”). Prior to the signing of the agreement, F8 advanced the Vendor $239,283 that was utilized to pay for deposits with the Vendors factories. This Agreement shall commence on the Effective Date and shall continue in full force and effect until January 31, 2022 (the “Initial Term”), unless terminated earlier as provided in this Agreement. The balance outstanding at December 31, 2020 is $155,768.

NL Penn Capital, LP and SRM Entertainment Group LLC

As of December 31, 2020 and December 31, 2019, due to related party consists of net amounts due to SRM Entertainment Group LLC (“SRM LLC”) and NL Penn Capital, LP (“NL Penn”), the majority owner of both, which are owned by Chris Ferguson, our Chairman and Chief Executive Officer. The amount due to NL Penn was assigned to TXC Services, LLC. The amount due to related parties is related to the acquisitions of Pirasta, LLC and Best Party Concepts, LLC offset by operating expenses that were paid by SRM and the Company on behalf of SRM LLC and NL Penn. As of December 31, 2020 and December 31, 2019, the net amount due to related parties was $32,452 and $17,253, respectively. Such amounts are due currently. NL Penn and affiliated entities may lend additional capital to the Company pursuant to terms and conditions similar to the current working capital lenders to the Company such as Franklin Capital. In addition, the Company borrows working capital from Franklin Capital, and Mr. Ferguson is a personal guarantor on the working capital facility provided to the Company by Franklin Capital. Please see Note 17 — Discontinued Operations for further information.

Enventys Partners, LLC

On August 1, 2018, the Company entered into a one-year letter agreement with Enventys Partners, LLC, a North Carolina limited liability company (“Enventys”), whereby Enventys agreed to provide services to the Company as an independent contractor in the areas of product development and crowdfunding campaign marketing. During the term of the Enventys Agreement, the Company shall pay Enventys a fixed fee of $15,000 per month for product development assistance, including design research, mechanical engineering and quality control planning. Depending on the success of each campaign, the Company may also pay Enventys a commission of up to ten percent of the total funds raised in the applicable campaign. Louis Foreman, who is a member of the Company’s board of director, is also the Chief Executive Officer and the largest equity holder of Enventys. We incurred fees of approximately $97,500 related to the services performed by Enventys for the year ended December 31, 2019. During 2019, the Company and Enventys agreed to the cancellation of the agreement. The balance outstanding at December 31, 2020 is $105,424.

F-62

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Commitments and Contingencies

Operating Lease

The Company has entered into non-cancellable operating leases for office, warehouse, and distribution facilities, with original lease periods expiring through 2022. In addition to minimum rent, certain of the leases require payment of real estate taxes, insurance, common area maintenance charges, and other executory costs. Differences between rent expense and rent paid are recognized as adjustments to operating lease right-of-use assets on the consolidated balance sheets.

On June 6, 2018, the Company’s wholly owned subsidiary, Best Party Concepts, LLC, entered into a lease for office space in Newtown, PA, which expired on May 30, 2020.

On August 1, 2020, the Company entered into a lease for warehouse space in Clearwater, Florida, which expires on July 31, 2022. Monthly lease payments are approximately $5,994 for a total of approximately $137,836 for the total term of the lease.

On July 1, 2019, the Company entered into a lease for office space in Bethlehem, Pennsylvania, which expires on July 31, 2022. Monthly lease payments are $2,415 for a total of approximately $89,000 for the total term of the lease.

Total rent expense for the years ended December 31, 2020 and 2019 was $368,029 and $451,711, respectively. Rent expense is included in general and administrative expense on the consolidated statements of operations.

As of December 31, 2020, the Company recorded operating lease liabilities of $155,490 and right of use assets for operating leases of $153,034. During the year ended December 31, 2020 and 2019, operating cash outflows relating to operating lease liabilities was $345,628 and $307,478, respectively, and the expense for right of use assets for operating leases was $261,815 and $295,106, respectively, and a gain of $27,129 and $0 related to the termination of lease agreements in 2020. As of December 31, 2020, the Company’s operating leases had a weighted-average remaining term of 1.6 years and weighted-average discount rate of 4.5%. Excluded from the measurement of operating lease liabilities and operating lease right-of-use assets were certain office, warehouse and distribution contracts that qualify for the short-term lease recognition exception.

The following is a reconciliation of future undiscounted cash flows to the operating liabilities, and the related right of use assets, included in our Consolidated Balance Sheets as of December 31, 2020:

December 31, 2020
2021	101,798
2022	59,596
2023	-
2024	-
2025	-
2026 and thereafter	-
Total future lease payments	161,394
Less: imputed interest	(5,904)
Present value of future operating lease payments	155,490
Less: current portion of operating lease liabilities	(96,777)
Operating lease liabilities, net of current portion	58,713
Right of use assets – operating leases, net	153,035

F-63

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 16 — Commitments and Contingencies — (Continued)

Rental Income

Fergco leases a portion of the building located in Washington, New Jersey that it owns under a month to month lease. Total rental income related to the leased space for both the years ended December 31, 2020 and 2019 was $102,815 and $102,815, respectively, and is included in other income on the consolidated statements of operations.

Legal Contingencies

The Company is involved in claims and litigation in the ordinary course of business, some of which seek monetary damages, including claims for punitive damages, which are not covered by insurance. For certain pending matters, accruals have not been established because such matters have not progressed sufficiently through discovery, and/or development of important factual information and legal information is insufficient to enable the Company to estimate a range of possible loss, if any. An adverse determination in one or more of these pending matters could have an adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

We are, and may in the future become, subject to various legal proceedings and claims that arise in or outside the ordinary course of business.

Oceanside Traders, LLC v. Cloud b, Inc. and Vinco Ventures, Inc. f/k/a Edison Nation, Inc.

On April 14, 2020, Oceanside Traders, LLC filed a complaint against Cloud B, Inc. and Vinco Ventures, Inc. with the Superior Court of Ocean County, State of New Jersey, alleging breach of contract and other claims resulting in total damages in the amount of $440,383, consisting of $141,007 for failure to pay plaintiff for goods sold, for $138,180 for overpayments and $161,196 for lost profits. On November 9, 2020, Plaintiff filed an amended complaint, adding other defendants, alleging breach of contract, breach of covenant of good faith and fair dealing, quasi-contract/unjust enrichment, conversion, fraud, negligent misrepresentation, fraudulent transfer, and piercing the corporate veil. On December 4, 2020, Vinco Ventures, Inc. filed its amended answer. On December 28, 2020, the other defendants filed a motion to dismiss on jurisdictional grounds which is currently pending before the court. On February 24, 2021, the Company entered into a Settlement Agreement and General Release of All Claims (the “Settlement Agreement”) with Edison Nation, LLC, Pearl 33 Holdings, LLC and Christopher Ferguson (collectively, the “Settling Defendants”) and Oceanside Traders, LLC (the “Plaintiff”). Under the terms of the Settlement Agreement, the Settling Defendants agreed to pay the Plaintiff the sum of $150,000 within one business day of execution of the Settlement Agreement. In exchange, the Plaintiff agreed to dismiss the Amended Complaint in its entirety and with prejudice against the Settling Defendants. The Company made payment in the amount of $150,000 on February 25, 2021.

Rosenberg Fortuna & Laitman, LLP and Mark Principe v. Safe TV, LLC

On March 13, 2019, Rosenberg Fortuna & Laitman, LLP and Mark Principe filed a complaint against Safe TV Shop, LLC with the Supreme Court of the State of New York, County of Nassau alleging a breach of indemnification arising out of the use of a certain packaging material. On February 12, 2020, the parties entered a Stipulation and Settlement and Consent Agreement for a Consent Judgment in the amount of $50,000. Safe TV, LLC has no assets and there have been no operations by Safe TV, LLC since the date of acquisition by Vinco Ventures, Inc. On April 5, 2021, the Company, through Safe TV Shop, LLC, entered into a Settlement Agreement and Release of Claims (the “Settlement”). Under the terms of the Settlement, the Company is to make payment in the amount of $25,000 on or before April9, 2021. The Company made payment in the amount of $25,000 on April 8, 2021.

Gerald Whitt, et al. v. Vinco Ventures, CBAV1, LLC, et al.

On October 27, 2020, Gerald Whitt, et al, the minority shareholders of Cloud b Inc. (“Whitt Plaintiffs”) filed a civil complaint in the Superior Court of the State of California against Vinco Ventures, Inc., CBAV1, LLC and other parties, alleging fraudulent concealment, breach of fiduciary duty, breach of contract, breach of confidence, intentional misrepresentation, negligent misrepresentation, unfair business practices and civil conspiracy (the “Whitt Complaint”). The Whitt Plaintiffs seek “in excess of $8,000,000” in damages. Defendants’ position is that the Whitt Complaint is frivolous and the filing of same was an abuse of process. Defendants have not been served with the Whitt Complaint.

In re CBAV1, LLC, Debtor, Chapter 11 Bankruptcy/In re Cloud b, Inc., Debtor Chapter 7 Bankruptcy

On October 30, 2020, CBAV1, LLC filed a voluntary petition under Chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”). On October 30, 2020, Cloud b filed a voluntary petition under Chapter 7 of the Bankruptcy Code. On November 15, 2020, a prospective buyer entered into a non-binding letter of intent to purchase the CBAV1 Assets for $2,250,000. On December 18, 2020, CBAV1, LLC filed a motion to sell substantially of the CBAV1 Assets free and clear of all interests, liens, claims and encumbrances. On that same date, CBAV1, LLC also filed a motion to approve (i) certain procedures for the submission of bids in connection with the sale of substantially all of the assets, (ii) the break-up fee and expense reimbursement, (iii) scheduling an auction and (iv) scheduling a sale hearing. On January 21, 2021, the prospective buyer entered into an asset purchase agreement to buy the CBAV1 Assets for $2,250,000, on terms and conditions set forth therein. On March 18, 2021, the court entered an order approving the sale of the CBAV1 Assets to the winning bidder at the auction for the total sum of $3,000,000 US, which includes a cash payment at closing in the amount of $2,650,000 US and additional payments in the amounts of $150,000 US on April 15, 2022 and $200,000 US on April 15, 2023. The closing occurred on April 20, 2021.

Vinco Ventures, Inc., et al. v. Milam Knecht & Warner, LLP, Michael D. Milam, Gerald Whitt, Alexander Whitt, et al.

On December 31, 2020, Vinco Ventures, Inc., and other parties, filed a complaint against the Whitt Plaintiffs, and other parties, with the United States District Court for Eastern District of Pennsylvania, alleging intentional misrepresentation, negligent misrepresentation, negligence, conspiracy, unfair business practices, abuse of process, civil extortion, trade libel and defamation. Defendants entered their appearances, Plaintiffs filed an amended complaint and Defendants filed motions to dismiss the complaint, which are currently pending before the Court.

F-64

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Stockholders’ Equity

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock. As of December 31, 2020 and 2019, there were 14,471,403 and 8,015,756 shares of common stock issued and outstanding, respectively.

Preferred Stock

On March 25, 2020, the Company filed a certificate of amendment to the Company’s articles of incorporation with the Secretary of State of the State of Nevada in order to: (i) increase the number of shares of the Company’s authorized preferred stock, par value $0.001 per share, from 0 shares to 30,000,000 shares of preferred stock; (ii) clarify the application of the forum selection clause in the Company’s amended and restated articles of incorporation, specifically that such clause does not apply to federal causes of actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) include affirmative changes to correspond to the Company’s First Amended and Restated Bylaws, confirming that the Company’s shareholders may vote by written consent.

On October 16, 2020, the Company filed a Certificate of Designation (the “Designation”) with the Secretary of State of Nevada, which designates 1,000,000 shares of the Company’s preferred stock, par value $0.001 per share, as Series B Convertible Preferred Stock (“Series B”). Pursuant to the terms of the Designation, holders of the Series B shall be entitled to dividends, a liquidation preference and shall have conversion rights. Each share of Series B shall be convertible into 1 share of Common Stock, on or after the twelve-month anniversary of the Original Issue Date at the option of the Holder thereof, for a total not to exceed 1,000,000 shares of Common Stock. The holders of the Series B shall have no voting rights. As of December 31, 2020 and 2019, there were 764,618 and 0 shares of preferred stock issued and outstanding, respectively.

Stock-Based Compensation

On September 6, 2018, the Company’s board of directors approved an amendment and restatement of the Company’s omnibus incentive plan solely to reflect the Company’s name change to Edison Nation, Inc. Thus, the Edison Nation, Inc. Omnibus Incentive Plan (the “Plan”) which remains effective as of February 9, 2018, provides for the issuance of up to 1,764,705 (287,659 remaining as of April 29, 2021) shares of common stock to help align the interests of management and our stockholders and reward our executive officers for improved Company performance. Stock incentive awards under the Plan can be in the form of stock options, restricted stock units, performance awards and restricted stock that are made to employees, directors and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. The exercise price of stock options is equal to the fair market value of the underlying Company common stock on the date of grant.

On July 15, 2020, the Company filed a Registration Statement on Form S-8 registering 1,764,705 (258,376 remaining as of April 29, 2021) shares of common stock to be issued as stock-based incentives under the Company’s Amended and Restated Vinco Ventures, Inc. Omnibus Incentive Plan.

On September 26, 2018, the Compensation Committee of the board of directors approved the terms of compensation to be paid to non-employee directors for fiscal year 2018. Compensation for non-employee directors includes an annual retainer of $20,000, an annual committee meeting fee of $5,000, if such director chairs a committee of the board of directors, and an award of options to purchase 20,000 shares of the Company’s common stock (the “Options”). The restricted stock underlying such Options were to vest one year after the grant date. However, the Options were never granted. Accordingly, On November 15, 2019, in lieu of granting the Options, the Company granted each member of the board of directors restricted stock units of 20,000 shares which vested immediately, except for Toper Taylor who received 30,000 shares in November 2019, related to the share amounts due to him under the terms of his agreement with us. In addition, the Company granted each non-employee director restricted stock units of 30,000 shares, which vested on January 1, 2020.

	For the Twelve Months Ended December 31,
	2020	2019
Stock option awards	$46,605	$175,675
Non-employee awards	3,100,255	1,564,670
Restricted stock unit awards	68,400	447,300
Phantom stock awards	26,504	112,270
	$3,241,764	$2,299,915

The stock-based compensation is included in selling, general and administrative expense for the twelve months ended December 31, 2020 and 2019.

For the years ended December 31, 2020 and, the Company recorded stock-based compensation expense of $3,241,764 and $2,299,915, respectively,

The following table summarizes stock option award activity during 2020:

	Shares	Weighted Average Exercise Price	Remaining Contractual Life in Years	Aggregate Intrinsic Value
Balance, January 1, 2019	290,000	$5.55	4.2	-
Granted	-	-	-	-
Forfeited	(210,000)	5.00	-	-
Balance, December 31, 2019	80,000	$7.01	2.7	-
Exercisable, December 31, 2019	53,333	7.01	3.7	-
Granted	-	-	-	-
Forfeited	-	-	-	-
Balance, December 31, 2020	80,000	7.01	2.7	-
Exercisable, December 31, 2020	80,000	7.01	2.7	-

As of December 31, 2020, there were 0 unvested options to purchase shares of the Company’s common stock and $0 of total unrecognized equity-based compensation expense that the Company expected to recognize over a remaining weighted-average period of 1 year.

From time to time, the Company grants shares of common stock to consultants and non-employee vendors for services performed. The awards are valued at the market value of the underlying common stock at the date of grant and vest based on the terms of the contract which is usually upon grant.

F-65

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Stockholders’ Equity — (Continued)

Pipe Financing

On October 2, 2019, Edison Nation, Inc. (the “Company”) entered into a Share Purchase Agreement (the “PIPE Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) for the private placement of 1,175,000 shares of the Company’s common stock, $0.001 par value per share, at a purchase price of $2.00 per share (the “PIPE Transaction”). The PIPE Purchase Agreement contained certain closing conditions relating to the sale of securities, representations and warranties by the Company and the Investors, as well as covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), all of which the Company believes are customary for transactions of this type.

In a series of three closings conducted in October 2019, the Company received net proceeds of $2,039,303 which consisted of $2,350,000 of gross proceeds offset by $310,697 of fees to placement agent and their lawyers. Alexander Capital, LP (“Alexander Capital”), a FINRA registered broker dealer, acted as placement agent with respect to the PIPE Transaction. In connection with the PIPE Transaction, Alexander Capital received a commission of $141,000, a debt restructuring fee of $64,208, a debt conversion fee of 15,889, a placement fee of $33,600 and warrants to purchase 70,500 shares of the Company’s common stock, at an exercise price of $2.50 per share (the “Placement Agent Warrants”).

In connection with the PIPE Purchase Agreement, the Company entered into Registration Rights Agreements with each of the Investors (the “Registration Rights Agreement”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, covering the resale of the shares of common stock issued to the Investors under the PIPE Purchase Agreement, as well as the Placement Agent Warrants. The Company will be required to have such Registration Statement declared effective by the SEC within 90 calendar days (or 120 calendar days in the event of a “full review” by the SEC) following the applicable closing date of the PIPE Transaction. The registration statement was not filed or declared effective within the timeframe set forth in the Registration Rights Agreements, and the Company is obligated to pay the Investors an amount equal to 1% of the total purchase price of the common stock per month (up to a maximum of 8% in the aggregate) until such failure is cured. The Registration Rights Agreement also contains mutual indemnifications by the Company and each Investor, which the Company believes are customary for transactions of this type.

In connection with the PIPE transaction, the convertible notes entered into on May 13, 2019 were also converted at $2.00 per share into 560,185 shares of the Company’s common stock.

In addition, the Company issued warrants to the placement agent in the PIPE Financing of a value equal to six percent (6%) of the aggregate number of PIPE Shares, whereby the exercise price is 125% of the price at which the shares were issued in such offering.

F-66

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 18 — Discontinued Operations

Discontinued operations are accounted for in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 360-10-35 Property, Plant and Equipment. In accordance with FASB ASC Section 360-10-35, the net assets of discontinued operations are recorded on our consolidated balance sheets at carrying value. The results of operations of discontinued operations are segregated from continuing operations and reported separately as discontinued operations in our consolidated statements of loss and comprehensive loss.

On November 30, 2020, the Company (the “Seller”) and its wholly owned subsidiary, SRM Entertainment, LTD (“SRM”) entered into a Stock Exchange Agreement (the “Exchange Agreement”) with Jupiter Wellness, Inc. (“Jupiter”)(the “Buyer”). Under the terms of the Exchange Agreement, the Buyer agreed to purchase all outstanding shares of common stock (the “Exchange Shares”) issued by SRM from the Seller. As consideration for the purchase of the Exchange Shares, the Buyer agreed to exchange 200,000 shares of its restricted common stock (the “Consideration Shares”), symbol JUPW as listed on NASDAQ Capital Markets. The Company made the decision to divest the amusement park business due to the slow re-openings of amusement parks around the world and the investment that would have been needed to remain open and the investment required to relaunch as the amusement parks begin to get back to full capacity.

The following table presents the carrying values of the assets and liabilities of our discontinued operations at December 31, 2020 and 2019, respectively:

	For the Twelve Months Ended December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$43,405	$178,485
Accounts receivable, net	237,093	803,316
Inventory	77,710	126,739
Prepaid expenses and other current assets	42,104	31,667
Income tax receivable	120,211	147,889
Total current assets	520,523	1,288,096
Property and equipment, net	28,504	56,049
Total assets	$549,027	$1,344,145

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$677,326	$1,382,055
Accrued expenses and other current liabilities	73,615	109,607
Line of credit	-	-
Notes payable, current	-	-
Due to related party	-	-
Total current liabilities	$750,941	$1,491,662

The following table presents the summary results of operations of our discontinued operations for the years ended December 31, 2020 and 2019, respectively:

	For the Twelve Months Ended December 31,
	2020	2019
Revenues, net	$2,727,346	$7,105,630
Cost of revenues	2,145,989	5,289,781
Gross profit	581,357	1,815,849

Operating expenses:
Selling, general and administrative	1,211,050	1,824,645
Operating income	(629,693)	(8,796)

Other (expense) income:
Interest income	1	985
Total other (expense) income	1	985
Loss before income taxes	(629,692)	(7,811)
Income tax expense	(12,940)	(2,826)
Net (loss) income	$(642,632)	$(10,637)

F-67

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Subsequent Events

On January 5, 2021, the Company issued 750,000 shares of common stock valued at $1,125,000 as per the terms of the Platform License Agreement between the Company and Honey Badger Media, LLC dated November 10, 2020.

On January 5, 2021, the Company issued 150,000 shares of common stock valued at $225,000 under the Company’s 2020 Omnibus Plan to a consultant for services rendered on behalf of the Company.

On January 10, 2021, the Company entered into a Second Amendment to Note Agreement (the “Amendment”) with Equity Trust Company (the “Noteholder”). Under the terms of the Amendment, the Company is to issue the Noteholder 20,000 additional incentive shares and make payments of $20,000 on January 22, 2021 and $20,000 on February 12, 2021 with the remaining principal and interest payable on or before February 26, 2021. In the event the Company fails to make any of the payments, the Company shall issue the Noteholder an additional 15,000 shares of restricted common stock. The Company paid the Note in full on January 27, 2021.

On January 11, 2021, the Company issued 100,000 shares of common stock valued at $150,000 under the Company’s 2020 Omnibus Plan to a consultant for services rendered on behalf of the Company.

On January 19, 2021, the Company issued 200,000 shares of common stock valued at $300,000 for the partial exercise of the warrant issued in connection with the Greentree financing.

On January 10, 2021, the Company entered into a Second Amendment to Note Agreement (the “Amendment”) with Richard O’Leary (the “Noteholder”). Under the terms of the Amendment, the Company is to issue the Noteholder 5,000 additional incentive shares and make payments of $5,000 per week beginning on January 25, 2021with the remaining principal and interest payable on or before February 26, 2021. In the event the Company fails to make any of the payments, the Company shall issue the Noteholder an additional 5,000 shares of restricted common stock. The Company paid the Note in full on January 27, 2021.

On January 20, 2021, we entered into an Agreement to Complete a Plan of Merger (the “Merger Agreement”) with ZASH Global Media and Entertainment Corporation (“ZASH”) and Vinco Acquisition Corporation, a subsidiary of ours formed for the sole purpose of the merger contemplated by the Merger Agreement (the Merger Sub”). The Merger Agreement contemplates a reverse triangular merger of Merger Sub with and into ZASH in a transaction intended to qualify as a tax-free reorganization under Sections 368(a)(l)(A) and 368(a)(2)(E) of the Internal Revenue Code. Under the terms of the Merger Agreement, the holders of ZASH common stock will receive shares of the Company’s common stock (the “Merger Shares”) in exchange for all of their issued and outstanding ZASH shares of common stock. ZASH will then become an indirect wholly owned subsidiary of the Company. The merger will represent a change of control transaction as upon the completion of the merger, the shareholders of ZASH will own a controlling interest in the Company. The merger and the issuance of the Merger Shares are subject to adoption and approval by the holders of a majority of the outstanding shares of the Company’s common stock.

In connection with the merger, the certificate of incorporation of the Company will be amended and restated, and the name of the Company will be changed to “ZASH Global Media and Entertainment Corporation.” The bylaws of the Company will also be amended and restated to become the equivalent of the bylaws of ZASH immediately prior to the closing under the Merger Agreement (the “Closing”). At the Closing, certain officers and directors of the Company immediately prior to the effective time of the merger will resign and the officers and directors of ZASH immediately prior to the Closing will be appointed as officers and directors of the Company and the surviving corporation in the merger, in each case until their respective successors are duly elected or appointed and qualified; provided, however that the Company shall have the right to appoint two persons to serve as members of the board of directors of the Company and ZASH will have the right to appoint three persons to serve as members of the board of directors of the Company.

On January 20, 2021, the Company issued 27,415 shares of common stock valued at $43,041 to Jefferson Street Capital, LLC in satisfaction of its debt and accrued interest of the approximate same value against a note issued on April 7, 2020.

On January 21, 2021, the Company issued 58,000 shares of common stock valued at $87,000 to a consultant for services rendered on behalf of the Company.

On January 21, 2021, the Company issued 350,000 shares of common stock valued at $525,000 for the partial exercise of the warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 51,129 shares of common stock valued at $76,694 for the exercise of the placement agent warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 67,744 shares of common stock valued at $101,616 for the exercise of the placement agent warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 20,358 shares of common stock valued at $30,537 for the exercise of the placement agent warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 20,358 shares of common stock valued at $30,537 for the exercise of the placement agent warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 50,000 shares of common stock valued at $100,000 for the exercise of a warrant.

On January 25, 2021 (the “Effective Date”), Vinco Ventures Inc. (the “Company”) consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on January 21, 2021 with one accredited investor (the “Investor”), the Company issued a Senior Convertible Note for the purchase price of $12,000,000 (the “Note”) and a five (5) year warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Note carries an interest rate of 6% per annum and matures on the 12-month anniversary of the Issuance Date (as defined in the Note). The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Issuance Date, in whole or in part, the outstanding balance of the Note into shares of the Common Stock at a conversion price of $2.00 per share (the “Conversion Shares”). The Note shall be a senior obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of twelve percent (12%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note. Subsequent to the issuance of the Note, the Investor has converted $11,000,000 principal as of the date of this filing.

Pursuant to the Purchase Agreement, the Investor received a Warrant in an amount equal to 250% of the shares of Common Stock initially issuable to each Investor pursuant to the Investor’s Note. The Warrant contains an exercise price of $2.00 per share. In connection with the closing of the Offering, the Warrant was issued to purchase an aggregate of 15,000,000 shares of Common Stock (the “Warrant Shares”).

F-68

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Subsequent Events — (Continued)

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

Palladium Capital Group, LLC (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $1,080,000 (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses). The Placement Agent also received a Warrant in an amount equal to 8% of the shares of Common Stock initially issuable to each Investor pursuant to the Investor’s Note.

On January 29, 2021 (the “Effective Date”), the Company consummated the closing of a private placement offering of $3,300,000 (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “SPA”) entered into by the Company on January 28, 2021 with BHP Capital NY Inc (the “Investor”), the Company issued 1,500,000 shares of restricted common stock and a five (5) year warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

Pursuant to the SPA, the Investor received a Warrant in an amount equal to 100% of the shares of Common Stock issued to the Investor under the SPA. The Warrant contains an exercise price of $2.20 per share. In connection with the closing of the Offering, the Warrant was issued to purchase an aggregate of 1,500,000 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by 30 days following the Closing Date to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days following the Closing Date or at the earliest possible date, or 75 days following the Closing Date if the Registration Statement receives comments from the Commission.

On January 29, 2021, the Company issued 100,000 shares of common stock valued at $327,000 to a consultant for services rendered on behalf of the Company.

On February 1, 2021, the Company issued 27,415 shares of common stock valued at $87,454 to Jefferson Street Capital, LLC in satisfaction of its debt and accrued interest of the approximate same value against a note issued on April 7, 2020.

On February 2, 2021, the Company issued 100,000 shares of common stock valued at $319,000 for settlement of investment banking services.

On February 2, 2021, the Company issued 209 shares of common stock for a cashless exercise of a warrant.

On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Christopher Ferguson (the “Executive”) for the role of Chief Executive Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time. The Base Salary due of shares, shall be payable within the first 30 days of the year. On each anniversary of the Agreement, the base salary will increase no less than $15,000 (“minimum”). For 2021, the Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. The Executive shall be entitled to 150,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value on a 5-day closing average from the effectiveness of the Agreement. For clarification, the Enterprise Value as of the Company at the effective date was $25,042,464.

On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Brett Vroman (the “Executive”) for the role of Chief Financial Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time. The Base Salary due of shares, shall be payable within the first 30 days of the year. On each anniversary of the Agreement, the base salary will increase no less than $15,000 (“minimum”). For 2021, Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. Upon the execution of this agreement, the Executive is entitled to a one-time past performance bonus for the work completed in fiscal years 2018, 2019 and 2020 of 150,000 shares of the Company’s common stock, which shall vest in their entirety on issuance. The Executive shall be entitled to100,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value on a 5-day closing average from the effectiveness of the Agreement. For clarification, the Enterprise Value as of the Company at the effective date was $25,042,464.

F-69

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Subsequent Events — (Continued)

On February 2, 2021, the Company entered into an Employment Agreement (the “Agreement”) with Brian Mc Fadden (the “Executive”) for the role of Chief Strategy Officer. The Agreement is effective as of November 12, 2020 (the “Effective Date”) and has a term of three (3) years (the “Term”) from the Effective Date. Thereafter, the Agreement shall automatically be renewed and the Term shall be extended for additional consecutive terms of 1 year (each a “Renewal Term”), unless such renewal is objected to by either the Company or the Executive. The Executive’s initial annual base salary shall be $200,000, less applicable withholdings (the “Base Salary”) and 120,000 common shares that shall vest in their entirety on issuance. The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time. The Base Salary due of shares, shall be payable within the first 30 days of the year. On each anniversary of the Agreement, the base salary will increase no less than $15,000 (“minimum”). For 2021, the Executive shall receive a cash bonus in the amount equal to 30% of the annual Base Salary, and an award of 200% shares of the Company’s common stock, which shall vest in their entirety on issuance (the “Principal Market”), which shall be received by the Executive no later than the first 30 days of the current fiscal year. Upon the execution of the Agreement, the Executive is entitled to a one-time signing bonus of 150,000 shares of the Company’s common stock, which shall vest in their entirety on issuance. The Executive shall be entitled to100,000 shares of the Company’s common stock, due immediately upon an increase of 2.5 times the Enterprise Value on a 5-day closing average from the effectiveness of the Agreement. For clarification, the Enterprise Value as of the Company at the effective date was $25,042,464.

On February 2, 2021, the Company filed an Amendment to the Certificate of Designation (the “Amendment”) for the Company’s Series B Convertible Preferred Stock (“Preferred Stock”). Under the Amendment, each share of Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock are then convertible (the “Conversion Shares”). Such right may be exercised at any annual meeting or special meeting, or pursuant to any written consent of stockholders.

On February 4, 2021, the Company issued 243,483 shares of common stock valued at $486,966 as true up shares in connection with the Greentree financing.

On February 4, 2021, the Company issued 25,000 shares of common stock valued at $40,750 as incentive shares for a Note Agreement dated November 2, 2020.

On February 4, 2021, the Company issued 25,000 shares of common stock valued at $31,250 to a consultant for services rendered on behalf of the Company.

On February 4, 2021, the Company issued 255,000 shares of common stock valued at $351,900 to certain employees for services rendered on behalf of the Company.

On February 4, 2021, the Company issued 210,000 shares of common stock valued at $287,700 to Directors of the Company’s Board of Directors for services rendered.

On February 4, 2021, the Company issued 150,000 shares of common stock valued at $205,500 to a consultant for services rendered on behalf of the Company.

On February 18, 2021, the Company issued 13,705 shares of common stock valued at $52,764 to certain employees for services rendered on behalf of the Company.

On February 18, 2021, the Company issued 25,000 shares of common stock valued at $50,000 for the exercise of a warrant.

On February 19, 2021, the Company issued 25,000 shares of common stock valued at $99,750 for the extended use of a trademark.

On February 23, 2021, the Company issued 25,000 shares of common stock valued at $68,500 for expenses related to a joint venture.

On February 23, 2021, the Company issued 60,000 shares of common stock valued at $231,000 to the Company’s counsel for services rendered on behalf of the Company.

On February 23, 2021, the Company issued 450,000 shares of common stock valued at $792,000 to certain employees as per the terms of their employment agreements.

On February 23, 2021 (the “Effective Date”), Vinco Ventures, Inc. (the “Company”) consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on February 18, 2021 with one accredited investor (the “Investor”), the Company issued a Senior Convertible Note for the purchase price of $10,000,000 (the “Note”) and five (5) year warrants (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Note carries an interest rate of 6% per annum compounding monthly and matures on February 23, 2022. The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Issuance Date, in whole or in part, the outstanding principal and interest under the Note into shares of the Common Stock at a conversion price of $4.847 per share (the “Conversion Shares”). The Note shall be a senior unsecured obligation of the Company and its subsidiaries. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of twelve percent (12%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note.

On February 24, 2021, the Company entered into a Settlement Agreement and General Release of All Claims (the “Settlement Agreement”) with Edison Nation, LLC, Pearl 33 Holdings, LLC and Christopher Ferguson (collectively, the “Settling Defendants”) and Oceanside Traders, LLC (the “Plaintiff”). Under the terms of the Settlement Agreement, the Settling Defendants agreed to pay the Plaintiff the sum of $150,000 within one business day of execution of the Settlement Agreement. In exchange, the Plaintiff agreed to dismiss the Amended Complaint in its entirety and with prejudice against the Settling Defendants. The Company made payment in the amount of $150,000 on February 25, 2021.

F-70

Vinco Ventures, Inc. and Subsidiaries

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 19 — Subsequent Events — (Continued)

On March 2, 2021, the Company issued 1,505,502 shares of common stock valued at $3,011,004 to a noteholder for conversion against a convertible note.

On March 2, 2021, the Company issued 150,000 shares of common stock valued at $187,500 to a consultant for services rendered on behalf of the Company.

On March 2, 2021, the Company issued 16,667 shares of common stock valued at $20,000 to a director in satisfaction of compensation due for services as a director.

On March 2, 2021, the Company issued 79,167 shares of common stock valued at $95,000 to a director in satisfaction of compensation due for services as a director.

On March 2, 2021, the Company issued 83,333 shares of common stock valued at $100,000 to a director in satisfaction of compensation due for services as a director.

On March 2, 2021, the Company issued 75,000 shares of common stock valued at $90,000 to a director in satisfaction of compensation due for services as a director.

On March 2, 2021, the Company issued 5,000 shares of common stock valued at $7,850 to a noteholder as additional incentive shares as per terms of an amendment.

On March 2, 2021, the Company issued 20,000 shares of common stock valued at $26,600 to a noteholder as additional incentive shares as per terms of an amendment.

On March 2, 2021, the Company issued 10,000 shares of common stock valued at $13,900 to a noteholder as additional incentive shares as per terms of an amendment.

On March 2, 2021, the Company issued 30,000 shares of common stock valued at $40,800 to an employee for services rendered on behalf of the Company.

On March 2, 2021, the Company issued 50,000 shares of common stock valued at $68,000 to an employee for services rendered on behalf of the Company.

On March 10, 2021 and March 11, 2021, the Company’s Cloud B intellectual property was auctioned via a bankruptcy sale of CBAV 1, LLC. On March 12, 2021, the bankruptcy court approved the sale of the CBAV1, LLC Assets to the winning bidder at the auction held for a total sum of $3,000,000, contingent upon a cash payment at closing which is anticipated on April 15, 2021 in the amount of $2,650,000 and additional payments in the amount of $150,000 on April 15, 2022 and $200,000 on April 15, 2023. The winning bidder, BTL Diffusion SARL (“BTL”), entered into a certain asset purchase agreement with CBAV1 and an asset purchase agreement with Edison Nation, LLC (“Edison APA”). Both APAs were contingent upon a first closing which required, among other things, BTL making a deposit in the amount of $700,000 to be held in escrow. On April 8, 2021, the first closing occurred and those funds are held in escrow and the second closing is scheduled for April 15, 2021. A dry closing of the CBAV1-BTL Transaction occurred on April 16, 2021, with the transfer of assets and release of funds to be completed on April 21, 2021 (“Final Closing”). Contemporaneously with the Final Closing, a certain license agreement between CBAV1 and Edison Nation, LLC (“Edison Nation”) terminated and any remaining operational assets of Edison Nation were transferred to BTL.

On March 12, 2021 the Company issued 100,167 shares of common stock valued at $200,334 to a noteholder for conversion against a convertible note.

On March 18, 2021 the Company issued 150,425 shares of common stock valued at $300,850 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 250,750 shares of common stock valued at $501,500 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 501,750 shares of common stock valued at $1,003,500 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 1,003,667 shares of common stock valued at $2,007,334 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 1,003,667 shares of common stock valued at $2,007,334 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 1,003,667 shares of common stock valued at $2,007,334 to a noteholder for conversion against a convertible note.

On March 26, 2021, the Company issued 96,000 shares of common stock valued at $192,000 upon partial exercise of a warrant issued to a placement agent.

On March 30, 2021, the Company through its subsidiaries, Edison Nation, LLC CBAV1, LLC and Ferguson Containers (collectively, the “Obligors”), entered into a Termination Agreement (the “Agreement”) with CSNK Working Capital Finance (D/B/A Bay View Funding)(the “Buyer”). Under the terms of the Agreement, the Obligor shall remit payment in the amount of $14,135.05 to the Buyer as a Payout for early termination of the Factoring Agreement dated February 21, 2020.

On March 30, 2021, the Company, Vinco Acquisition Corporation and ZASH entered into that certain First Amendment to Agreement to Complete a Plan of Merger, which amends the Merger Agreement dated January 20, 2021 to extend the closing date of the merger to on or about May 28, 2021.

On March 31, 2021, the Company entered into three separate Consulting Agreements (the “Agreements”) with non-affiliated consultants to provide consulting services consisting of implementation of the Company’s business plan, investor relation services, introduction of potential investors, news distribution, markets and sales. Under the terms of the Agreements, each Consultant shall receive 50,000 shares of common stock upon execution of the Agreement and shall receive an additional 50,000 shares of common stock at the 60-day anniversary of each of the Agreements. The Agreements have a term of six (6) months.

On April 5, 2021, the Company, through Safe TV Shop, LLC, entered into a Settlement Agreement and Release of Claims (the “Settlement”). Under the terms of the Settlement, the Company is to make payment in the amount of $25,000 on or before April 9, 2021. The Company made the payment on April 8, 2021.

On April 7, 2021, the Company issued 150,000 shares of common stock valued at $382,500 for consulting services as per the Consulting Agreements entered into on March 31, 2021.

On April 7, 2021, the Company issued 525,541 shares of common stock valued at $924,952 to an employee as per the terms of an employment agreement.

On April 7, 2021, the Company issued 475,451 shares of common stock valued at $836,794 to an employee as per the terms of an employment agreement.

On April 7, 2021, the Company issued 597,273 shares of common stock valued at $1,051,200 to an employee as per the terms of an employment agreement.

F-71

117,574,040 Shares

PROSPECTUS

         , 2021

Through and including              , 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fees. Except as otherwise noted, all the expenses below will be paid by us.

SEC Registration Fees	$17,176.00
Legal Fees and Expenses	100,000.00	*
Accounting Fees and Expenses	20,000.00	*
Printing and Related Expenses	10,000.00	*
Miscellaneous	5,000.00	*
Total	$152,176.00	*

*         Estimated expenses not presently known.

Item 14. Indemnification of Directors and Officers

Our Second Amended and Restated Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated articles of incorporation, our Second Amended and Restated Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 15. Recent Sales of Unregistered Securities

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the following transactions under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, in that such sales and issuances did not involve a public offering, or under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions.

II-1

Issuance of common stock - 2021

On January 5, 2021, the Company issued 750,000 shares of common stock valued at $1,125,000 as per the terms of the Platform License Agreement between the Company and Honey Badger Media, LLC dated November 10, 2020.

On January 5, 2021, the Company issued 150,000 shares of common stock valued at $225,000 under the Company’s 2020 Omnibus Plan to a consultant for services rendered on behalf of the Company.

On January 11, 2021, the Company issued 100,000 shares of common stock valued at $150,000 to a consultant for services rendered on behalf of the Company.

On January 19, 2021, the Company issued 200,000 shares of common stock valued at $300,000 for the partial exercise of the warrant issued in connection with the Greentree financing.

On January 20, 2021, the Company issued 27,415 shares of common stock valued at $41,123 to Jefferson Street Capital, LLC in satisfaction of $740,000 principal against a note issued on April 7, 2020.

On January 21, 2021, the Company issued 58,000 shares of common stock valued at $87,000 to a consultant for services rendered on behalf of the Company.

On January 21, 2021, the Company issued 350,000 shares of common stock valued at $525,000 for the partial exercise of the warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 51,129 shares of common stock valued at $76,694 for the exercise of the placement agent warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 67,744 shares of common stock valued at $101,616 for the exercise of the placement agent warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 20,358 shares of common stock valued at $30,537 for the exercise of the placement agent warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 20,358 shares of common stock valued at $30,537 for the exercise of the placement agent warrant issued in connection with the Greentree financing.

On January 22, 2021, the Company issued 50,000 shares of common stock valued at $75,000 for the exercise of a warrant.

On February 1, 2021, the Company issued 27,415 shares of common stock valued at $27,515 to Jefferson Street Capital, LLC in satisfaction of $26,766 principal against a note issued on April 7, 2020.

On February 2, 2021, the Company issued 100,000 shares of common stock valued at $319,000 for settlement of investment banking services.

On February 2, 2021, the Company issued 209 shares of common stock for a cashless exercise of a warrant.

On February 4, 2021, the Company issued 243,483 shares of common stock valued at $486,966 as true up shares in connection with the Greentree financing.

II-2

On February 4, 2021, the Company issued 25,000 shares of common stock valued at $40,750 as incentive shares for a Note Agreement dated November 2, 2020.

On February 4, 2021, the Company issued 25,000 shares of common stock valued at $31,250 to a consultant for services rendered on behalf of the Company.

On February 4, 2021, the Company issued 255,000 shares of common stock valued at $351,900 to certain employees for services rendered on behalf of the Company.

On February 4, 2021, the Company issued 210,000 shares of common stock valued at $287,700 to Directors of the Company’s Board of Directors for services rendered.

On February 4, 2021, the Company issued 150,000 shares of common stock valued at $205,500 to a consultant for services rendered on behalf of the Company.

On February 18, 2021, the Company issued 13,705 shares of common stock valued at $52,764 to certain employees for services rendered on behalf of the Company.

On February 18, 2021, the Company issued 25,000 shares of common stock valued at $50,000 for the exercise of a warrant.

On February 19, 2021, the Company issued 25,000 shares of common stock valued at $99,750 for the extended use of a trademark.

On February 23, 2021, the Company issued 25,000 shares of common stock valued at $68,500 for expenses related to a joint venture.

On February 23, 2021, the Company issued 60,000 shares of common stock valued at $231,000 to the Company’s counsel for services rendered on behalf of the Company.

On February 23, 2021, the Company issued 450,000 shares of common stock valued at $792,000 to certain employees as per the terms of their employment agreements.

On March 2, 2021, the Company issued 1,505,502 shares of common stock valued at $3,011,004 to a noteholder for conversion against a convertible note.

On March 2, 2021, the Company issued 150,000 shares of common stock valued at $187,500 to a consultant for services rendered on behalf of the Company.

On March 2, 2021, the Company issued 16,667 shares of common stock valued at $20,000 to a director in satisfaction of compensation due for services as a director.

On March 2, 2021, the Company issued 79,167 shares of common stock valued at $95,000 to a director in satisfaction of compensation due for services as a director.

On March 2, 2021, the Company issued 83,333 shares of common stock valued at $100,000 to a director in satisfaction of compensation due for services as a director.

II-3

On March 2, 2021, the Company issued 75,000 shares of common stock valued at $90,000 to a director in satisfaction of compensation due for services as a director.

On March 2, 2021, the Company issued 5,000 shares of common stock valued at $7,850 to a noteholder as additional incentive shares as per terms of an amendment.

On March 2, 2021, the Company issued 20,000 shares of common stock valued at $26,600 to a noteholder as additional incentive shares as per terms of an amendment.

On March 2, 2021, the Company issued 10,000 shares of common stock valued at $13,900 to a noteholder as additional incentive shares as per terms of an amendment.

On March 2, 2021, the Company issued 30,000 shares of common stock valued at $40,800 to an employee for services rendered on behalf of the Company.

On March 2, 2021, the Company issued 50,000 shares of common stock valued at $68,000 to an employee for services rendered on behalf of the Company.

On March 12, 2021 the Company issued 100,167 shares of common stock valued at $200,334 to a noteholder for conversion against a convertible note.

On March 18, 2021 the Company issued 150,425 shares of common stock valued at $300,850 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 250,750 shares of common stock valued at $501,500 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 501,750 shares of common stock valued at $1,003,500 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 1,003,667 shares of common stock valued at $2,007,334 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 1,003,667 shares of common stock valued at $2,007,334 to a noteholder for conversion against a convertible note.

On March 19, 2021 the Company issued 1,003,667 shares of common stock valued at $2,007,334 to a noteholder for conversion against a convertible note.

On March 26, 2021, the Company issued 96,000 shares of common stock valued at $192,000 upon partial exercise of a warrant issued to a placement agent.

On April 7, 2021, the Company issued 150,000 shares of common stock valued at $382,500 for consulting services as per the Consulting Agreements entered into on March 31, 2021.

On April 7, 2021, the Company issued 525,541 shares of common stock valued at $924,952 to an employee as per the terms of an employment agreement.

On April 7, 2021, the Company issued 475,541 shares of common stock valued at $836,794 to an employee as per the terms of an employment agreement.

On April 7, 2021, the Company issued 597,273 shares of common stock valued at $1,051,200 to an employee as per the terms of an employment agreement.

II-4

On May 19, 2021, the Company issued 501,250 shares of common stock to a noteholder in satisfaction of $1,000,000 principal and $2,500 in accrued interest.

On May 26, 2021, the Company issued 764,618 shares of common stock valued at $1,276,912 upon conversion of the Company’s Series B Preferred Stock.

During May and June 2021, the Company issued a total of 13,070,000 shares of common stock valued at $26,140,000 upon exercise of a warrant.

On June 7, 2021, the Company issued 384,000 shares of common stock valued at $768,000 upon exercise of a warrant.

On June 7, 2021 the Company issued a total of 10,000 shares of common stock valued at $44,100 as compensation for inventor advisory services for Edison Nation, LLC.

On June 9, 2021, the Company issued 1,930,000 shares of common stock valued at $3,860,000 upon exercise of a warrant.

On June 9, 2021, the Company issued 1,200,000 shares of common stock valued at $4,466,400 upon exercise of a warrant.

On June 9, 2021, the Company issued a total of 150,000 shares of common stock valued at $382,500 for consulting services.

On June 9, 2021, the Company issued a total of 63,577 shares of common stock valued at $151,987 for the conversion of debt assumed as per the terms of the Asset Contribution Agreement with Emmersive Entertainment, Inc.

On June 9, 2021, the Company issued 10,000 shares of common stock valued at $20,000 upon exercise of a warrant.

On June 9, 2021, the Company issued 1,500,000 shares of common stock valued at $3,300,000 upon exercise of a warrant.

On June 10, 2021, the Company issued 3,000,000 shares of common stock valued at $11,166,000 upon exercise of a warrant.

On June 11, 2021, the Company issued 3,500,000 shares of common stock valued at $13,027,000 upon exercise of a warrant.

On June 11, 2021, the Company issued 100,000 shares of common stock valued at $246,000 for consulting services.

On June 15, 2021, the Company issued 2,368,188 shares of common stock valued at $8,814,396 upon exercise of a warrant.

On June 15, 2021, the Company issued 2,868,188 shares of common stock valued at $10,675,396 upon exercise of a warrant.

On June 16, 2021, the Company issued 1,000,000 shares of common stock valued at $3,722,000 upon exercise of a warrant.

On June 18, 2021, the Company issued 1,400,000 shares of common stock valued at $5,210,800 upon exercise of a warrant.

On June 21, 2021, the Company issued 1,000,000 shares of common stock valued at $3,722,000 upon exercise of a warrant.

On June 30, 2021, the Company issued a total of 41,272 shares of common stock valued at $127,943 for consulting services.

On July 1, 2021, the Company issued a total of 30,000 shares valued at $94,800 to an employee for severance.

II-5

On July 30, 2021, the Company issued 1,007,194 shares of common stock valued at $2,799,999 as per the terms of the Securities Purchase Agreement.

On August 19, 2021, the Company issued 4,600,000 shares of common stock valued at $17,121,200 upon exercise of a warrant.

On August 30, 2021, the Company issued 1,955,546 shares of common stock valued at $6,453,302 upon exercise of a warrant.

On August 31, 2021, the Company issued 200,000 shares of common stock valued at $505,500 for consulting services.

On August 31, 2021, the Company issued 1,800,000 shares of common stock valued at $6,334,200 upon exercise of a warrant.

On September 1, 2021, the Company issued 24,000 shares of common stock valued at $120,000 to a noteholder for conversion against a convertible note.

On September 2, 2021, the Company issued 6,900,000 shares of common stock valued at $22,080,000 upon exercise of a warrant.

On September 2, 2021, the Company issued 594,560 shares of common stock valued at $1,951,952 upon exercise of a warrant.

On September 3, 2021, the Company issued 1,500,000 shares of common stock valued at $4,800,000 upon exercise of a warrant.

On September 3, 2021, the Company issued 2,063,132 shares of common stock valued at $10,000,000 to a noteholder for conversion against a convertible note.

On September 7, 2021, the Company issued 575,000 shares of common stock valued at $1,178,750 to a noteholder for conversion against a convertible note.

On September 10, 2021, the Company issued 3,100,000 shares of common stock valued at $10,230,000 upon exercise of a warrant.

On September 13, 2021, the Company issued 5,500,000 shares of common stock valued at $18,535,000 to a noteholder as per terms of the Side Agreement.

On September 14, 2021, the Company issued 5,331,250 shares of common stock valued at $17,060,000 upon exercise of a warrant.

On September 14, 2021, the Company issued 445,786 shares of common stock valued at $1,659,215 upon exercise of a warrant.

On September 15, 2021, the Company issued 1,500,000 shares of common stock valued at $4,866,125 upon exercise of a warrant.

On September 15, 2021, the Company issued 225,000 shares of common stock valued at $1,833,750 upon the terms of the Settlement Agreement.

On September 20, 2021, the Company issued 7,742,672 shares of common stock valued at $22,067,818 upon exercise of a warrant.

On September 20, 2021, the Company issued 5,400,000 shares of common stock valued at $14,337,000 upon exercise of a warrant.

On September 20, 2021, the Company issued 2,342,672 shares of common stock valued at $7,730,818 upon exercise of a warrant.

On September 22, 2021, the Company issued 2,000,000 shares of common stock valued at $5,310,000 upon exercise of a warrant.

II-6

Issuance of common stock - 2020

On January 23, 2020, the Company issued 160,000 shares of our common stock to Greentree valued at $374,400 in connection with the Greentree Financing.

On March 16, 2020, the Company issued 238,750 shares of common stock valued at $477,500 as per the terms of the Asset Purchase Agreement dated March 11, 2020.

On April 24, 2020, we issued 10,700 shares of our common stock valued at $21,935 to BHP Capital NY Inc. as origination shares as per the terms of the Securities Purchase Agreement dated April 7, 2020.

On April 24, 2020, we issued 10,700 shares of our common stock valued at $21,935 to Jefferson Street Capital, LLC as origination shares as per the terms of the Securities Purchase Agreement dated April 7, 2020.

On May 21, 2020, the Company issued 200,000 shares of common stock valued at $456,000 to PPE Brickell Supplies, LLC as per the terms of the Agreement and Plan of Share Exchange dated May 20, 2020.

On May 21, 2020, the Company issued 50,000 shares of common stock valued at $114,000 to Graphene Holdings, LLC as per the terms of the Agreement and Plan of Share Exchange dated May 20, 2020.

On May 21, 2020, the Company issued 50,000 shares of common stock valued at $114,000 to a Consultant for consulting services.

On June 30, 2020, the Company issued 212,000 shares of common stock valued at $440,960 to Tiburon Opportunity Fund in satisfaction of a note payable.

On June 30, 2020, the Company issued 150,000 shares of common stock valued at $405,000 to a designee of the Buyer of the Company’s former subsidiary, Cloud B, Inc.

On June 30, 2020, the Company issued 33,000 shares of common stock valued at $79,860 as incentive shares in connection with the Ralls financing.

On June 30, 2020, the Company issued 13,000 shares of common stock valued at $30,420 as incentive shares in connection with the Solit financing.

On July 2, 2020, the Company issued 6,500 shares of common stock valued at $15,535 as incentive shares in connection with the O’Leary financing.

On July 6, 2020, the Company issued 25,000 shares of common stock valued at $61,000 to a Consultant for consulting services.

On July 14, 2020, the Company issued 6,500 shares of common stock valued at $24,570 as Additional Incentive shares in connection with the O’Leary financing.

On July 14, 2020, the Company issued 33,000 shares of common stock valued at $124,740 as Additional Incentive shares in connection with the Ralls financing.

On July 14, 2020, the Company issued 13,000 shares of common stock valued at $49,140 as Additional Incentive shares in connection with the Solit financing.

On July 23, 2020, the Company issued 320,000 shares of common stock valued at $1,158,400 to Greentree Financial Group, Inc. to satisfy $360,000 principal and $131,889 interest and fees against a note issued on January 23, 2020.

On August 4, 2020, the Company issued 370,000 shares of common stock valued at $1,394,900 to Greentree Financial Group, Inc. in satisfaction of $740,000 principal against a note issued on January 23, 2020.

II-7

On August 19, 2020, the Company issued 990,000 shares of common stock valued at $3,168,000 to the members of Edison Nation Holdings, LLC (“EN”) in exchange for the redemption of certain non-voting membership interests of EN as per the terms of the transaction dated September 4, 2018, resulting in the Company owning 100% of EN.

On September 2, 2020, the Company issued 30,000 shares of common stock valued at $61,500 to a Consultant for advisory services.

On October 12, 2020, the Company issued 125,000 shares of common stock to Ralls, valued at $250,000, related to the exercise of the Common Stock Purchase Warrant dated January 10, 2020.

On November 19, 2020, the Company issued 40,000 shares of common stock valued at $59,600 to a note holder for conversion of a restricted stock unit into shares of common stock.

On December 29, 2020, the Company issued 41,730 shares of common stock valued at $62,595 to Jefferson Street Capital, LLC in satisfaction of $740,000 principal against a note issued on April 7, 2020.

Issuance of common stock - 2019

On March 6, 2019, we issued 15,000 shares of our common stock valued at $74,100 related to the borrowing of funds under a note payable.

On May 24, 2019, we issued 20,000 shares of our common stock valued at $62,000 to a note holder related to the borrowing of funds.

On June 18, 2019, we issued 15,000 shares of our common stock valued at $37,200 to a note holder to satisfy a portion of the payoff of one of our notes.

On July 16, 2019, we issued 20,000 shares of our common stock valued at $70,920 to note holders related to the borrowing of funds.

On August 26, 2019, we issued 181,005 shares of our common stock, of which 153,005 shares were reserved shares which were returnable upon repayment, valued at $713,159.70 to a note holder related to the borrowing of funds. These shares were returned in 2020 and are no longer outstanding.

On November 4, 2019, we issued 15,000 shares of our common stock valued at $29,880 to one of our note holders related to our borrowing of funds.

On November 21, 2019, we issued 1,175,000 shares of our common stock to investors at a purchase price of $2.00 per share in connection with the PIPE Transaction.

On December 5, 2019, we issued 45,000 shares of our common stock valued at $90,000 related to the acquisition of the assets of Uber Mom, LLC.

On December 19, 2019, we issued 10,000 shares of our common stock valued at $20,000 to 32 Entertainment, LLC, related to the borrowing of funds.

On December 31, 2019, we issued 10,000 shares of our common stock valued at $20,000 to Joseph Tropea, a note holder, related to the borrowing of funds.

II-8

Issuance of common stock under the Company’s Equity Compensation Plan:

On May 8, 2018, we issued 61,900 shares of our common stock valued at $306,000 to various employees.

On August 17, 2018, we issued 50,000 shares of our common stock valued at $250,000 to a consultant for services provided.

On September 10, 2018, we issued 20,000 shares of our common stock valued at $100,000 to a consultant for services performed.

On September 20, 2018, we issued 5,000 shares of our common stock valued at $25,000 to a consultant for services performed.

On October 23, 2018, we issued 10,000 shares of our common stock valued at $50,000 to a consultant for services performed.

On November 6, 2018, we issued 2,000 shares of our common stock valued at $10,000 to a consultant for services performed.

On December 21, 2018, we issued 50,000 shares of our common stock valued at $251,000 to a consultant for services performed.

On December 27, 2018, we issued 18,797 shares of our common stock valued at $100,000 to a consultant for services performed.

On December 27, 2018, we issued 41,736 shares of our common stock valued at $250,000 to 2 employees.

On December 28, 2018, we issued 3,000 shares of our common stock valued at $15,000 to a consultant for services performed.

On March 13, 2019, we issued 10,500 shares of our common stock valued at $52,500 to two consultants for services performed.

On May 6, 2019, we issued 12,500 shares of our common stock valued at $47,625 to an innovator for the licensing of their product.

On May 24, 2019, we issued 10,000 shares of our common stock valued at $30,000 to a consultant for strategic consulting services.

On July 16, 2019, we issued 25,000 shares of our common stock valued at $98,500 to a consultant for strategic consulting services.

On July 16, 2019, we issued 50,000 shares of our common stock valued at $197,000 to a consultant for investor relations services.

On September 4, 2019, we issued 17,000 shares of our common stock under our plan valued at $54,250 to consultants for strategic consulting services.

On September 4, 2019, we issued 3,000 shares of our common stock under our plan valued at $8,850 to an employee.

On December 17, 2019, we issued 10,000 shares of our common stock valued at $20,000 to a consultant for strategic consulting services for our Amazon.com business.

II-9

On January 7, 2020, we issued 100,000 shares of our common stock valued at $200,000 to Phil Anderson, former Chief Strategic Officer, for satisfaction of surrendering his outstanding options.

On January 7, 2020, we issued 32,813 shares of our common stock valued at $65,626 to Phil Anderson, our former Chief Financial Officer and Chief Strategic Officer, for satisfaction of his remaining payments under his strategic consulting contract.

On December 31, 2019, we issued 23,923 shares of our common stock valued at $47,846 to 4 Keeps Roses, Inc, related to the joint venture of Ed Roses, LLC.

On January 13, 2020, we issued 50,000 shares of our common stock valued at $100,000 to Ridgewood LLC, a consultant for strategic consulting services for assistance with sales on Amazon.com.

On February 7, 2020, we issued 15,000 shares of our common stock to MZHCI, LLC valued at $40,350 in connection with the satisfaction of outstanding amounts due under a settlement agreement.

On March 16, 2020, the Company issued 300,000 shares of our common stock valued at $600,000 to a Consultant as per the terms of the Consulting Agreement dated September 12, 2019.

On March 16, 2020, the Company issued 50,000 shares of our common stock valued at $100,000 to a Consultant as per the terms of the Consulting Agreement dated September 12, 2019.

On April 13, 2020, we issued 12,500 shares of 12,500 shares of our common stock valued at $31,625 to Caro Partners, LLC for consulting services.

On May 22, 2020, the Company issued 200,000 shares of common stock valued at $466,000 to Graphene Holdings as per the terms of the Agreement and Plan of Share Exchange dated May 20, 2020.

On July 24, 2020, the Company issued 113,312 shares of common stock valued at $379,595 to a Consultant for consulting services based on achieving set revenue targets within the agreement.

On July 24, 2020, the Company issued 113,312 shares of common stock valued at $379,595 to a Consultant for consulting services based on achieving set revenue targets within the agreement.

On August 3, 2020, the Company issued 30,000 shares of common stock valued at $116,700 to a Consultant for advisory services.

On August 4, 2020, the Company issued 20,000 shares of common stock valued at $75,400 to a Consultant for advisory services.

On September 2, 2020, the Company issued 25,000 shares of common stock valued at $61,000 to a Consultant for advisory services.

On September 2, 2020, the Company issued 15,000 shares of common stock valued at $32,400 to a Consultant for advisory services.

On September 29, 2020, the Company issued 50,000 shares of common stock valued at $106,500 to Louis Foreman, a director of the Company, in exchange for a Restricted Stock Unit.

On September 29, 2020, the Company issued 50,000 shares of common stock valued at $106,500 to Kevin O’Donnell, a director of the Company, in exchange for a Restricted Stock Unit.

On September 29, 2020, the Company issued 50,000 shares of common stock valued at $106,500 to Frank Jennings, a director of the Company, in exchange for a Restricted Stock Unit.

On December 14, 2020, the Company issued 10,000 shares of common stock valued at $15,000 to an employee for services rendered on behalf of the Company.

II-10

On December 14, 2020, the Company issued 11,000 shares of common stock valued at $16,500 to a consultant for services rendered on behalf of the Company.

On December 14, 2020, the Company issued 30,000 shares of common stock valued at $45,000 to a director as compensation.

On December 16, 2020, the Company issued 60,000 shares of common stock valued at $90,000 to a director as compensation.

On December 31, 2020, the Company issued 50,000 shares of common stock valued at $75,000 to a consultant for services rendered on behalf of the Company.

On January 5, 2021, the Company issued 150,000 shares of common stock valued at $225,000 to a consultant for services rendered on behalf of the Company.

On January 29, 2021, the Company issued 100,000 shares of common stock valued at $327,000 under the Company’s Omnibus Plan to a consultant for services rendered on behalf of the Company.

On February 4, 2021, the Company issued 25,000 shares of common stock valued at $31,250 to a consultant for services rendered on behalf of the Company.

On February 4, 2021, the Company issued 255,000 shares of common stock valued at $351,900 to certain employees for services rendered on behalf of the Company.

On February 4, 2021, the Company issued 210,000 shares of common stock valued at $287,700 to Directors of the Company’s Board of Directors for services rendered.

On February 4, 2021, the Company issued 150,000 shares of common stock valued at $205,500 to a consultant for services rendered on behalf of the Company.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit		Incorporated By Reference to			Filed
Number	Description	Form	Exhibit	Filing Date	Herewith
3.1	Articles of Merger, filed with the Secretary of State of Nevada effective September 7, 2018	8-K	3.1	September 12, 2018
3.2	Second Amended and Restated Bylaws of Edison Nation, Inc.	8-K	3.2	September 12, 2018
3.3	Second Amended and Restated Articles of Incorporation of Edison Nation, Inc.	8-K	3.1	March 26, 2020
10.1	Form of Senior Convertible Promissory Note	8-K	2.1	July 6, 2018
10.2	Membership Interest Purchase Agreement dated June 29, 2018	8-K	10.1	July 6, 2018
10.3	Fifth Amended and Restated Operating Agreement of Edison Nation Holdings, LLC, dated September 4, 2018	8-K	10.2	September 6, 2018
10.4	Registration Rights Agreement dated September 4, 2018	8-K	10.3	September 6, 2018
10.5+	Amended and Restated Edison Nation, Inc. Omnibus Incentive Plan	8-K	3.3	September 12, 2018
10.6	Securities Purchase Agreement, dated March 6, 2019	8-K	10.1	March 13, 2019
10.7	Senior Convertible Promissory Note, dated March 6, 2019	8-K	10.2	March 13, 2019
10.8	Pledge Agreement, dated March 12, 2019	8-K	10.3	March 13, 2019
10.9	Form of Securities Purchase Agreement dated May 13, 2019	8-K	10.1	May 17, 2019
10.10	Form of Senior Convertible Promissory Note dated May 13, 2019	8-K	10.2	May 17, 2019
10.11	Settlement and Release Agreement dated June 17, 2019 with FirstFire Global Opportunities Fund, LLC	8-K	10.1	June 19, 2019
10.12	Loan Agreement with Tiburon Opportunity Fund, dated June 14, 2019	8-K	10.1	June 20, 2019
10.13	Operating Agreement of Ed Roses, LLC, dated August 23, 2019	S-1	10.18	February 12, 2020
10.14	Securities Purchase Agreement with Labrys Fund, LP, dated August 26, 2019	8-K	10.1	August 29, 2019
10.15	12% Convertible Promissory Note, dated August 26, 2019	8-K	10.2	August 29, 2019
10.16	Form of Share Purchase Agreement, dated October 2, 2019	8-K	10.1	October 4, 2019
10.17	Form of Registration Rights Agreement, dated October 2, 2019	8-K	10.2	October 4, 2019
10.18	Uber Mom Asset Purchase Agreement, dated November 6, 2019	S-1	10.23	February 12, 2020
10.19	Purchase of Inventory and Repurchase Agreement with Claudia McFillin and Joseph Tropea, dated November 12, 2019	S-1	10.24	February 12, 2020
10.20	Future Receivables Sale and Purchase Agreement with Velocity Group USA Inc., dated November 18, 2019	S-1	10.25	February 12, 2020
10.21	10% Senior Secured Note with 32 Entertainment LLC, dated December 4, 2019	S-1	10.26	February 12, 2020
10.22	Common Stock Purchase Warrant with 32 Entertainment LLC, dated December 4, 2019	S-1	10.27	February 12, 2020

II-11

Exhibit		Incorporated By Reference to			Filed
Number	Description	Form	Exhibit	Filing Date	Herewith
10.23	Registration Rights Agreement with 32 Entertainment LLC, dated December 4, 2019	S-1	10.28	February 12, 2020
10.24	Loan Agreement with Tiburon Opportunity Fund, dated January 2, 2020	S-1	10.29	February 12, 2020
10.25	5% Note Agreement with Equity Trust Company, Custodian FBO: Rawleigh H. Ralls, dated January 10, 2020	S-1	10.30	February 12, 2020
10.26	Common Stock Purchase Warrant with Equity Trust Company, Custodian FBO: Rawleigh H. Ralls, dated January 10, 2020	S-1	10.31	February 12, 2020
10.27	5% Note Agreement with Paul J. Solit and Julie B. Solit, dated January 15, 2020	S-1	10.32	February 12, 2020
10.28	Common Stock Purchase Warrant with Paul J. Solit and Julie B. Solit, dated January 15, 2020	S-1	10.33	February 12, 2020
10.29	5% Note Agreement with Richard O’Leary, dated January 17, 2020	S-1	10.34	February 12, 2020
10.30	Common Stock Purchase Warrant with Richard O’Leary, dated January 15, 2020	S-1	10.35	February 12, 2020
10.31	Loan Agreement with Greentree Financial Group, Inc., dated January 23, 2020	8-K	10.1	January 29, 2020
10.32	10% Convertible Promissory Note with Greentree Financial Group, Inc., dated January 23, 2020	8-K	10.2	January 29, 2020
10.33	Common Stock Purchase Warrant with Greentree Financial Group, Inc., dated January 23, 2020	8-K	10.3	January 29, 2020
10.34	Amendment Agreement with Greentree Financial Group, Inc., dated January 29, 2020	8-K	10.4	January 29, 2020
10.35	Asset Purchase Agreement between HMNRTH, LLC, TCBM Holdings, LLC and Edison Nation, Inc. and Scalematix, LLC dated March 11, 2020	8-K	10.1	March 12, 2020
10.36	Securities Purchase Agreement between Edison Nation, Inc. and Jefferson Street Capital, LLC dated April 7, 2020	8-K	10.3	April 27, 2020
10.37	Convertible Promissory Note between Edison Nation, Inc. and Jefferson Street Capital, LLC dated April 7, 2020	8-K	10.4	April 27, 2020
10.38	Securities Purchase Agreement between Edison Nation, Inc. and BHP Capital NY Inc. dated April 7, 2020	8-K	10.1	April 27, 2020
10.39	Convertible Promissory Note between Edison Nation, Inc. and BHP Capital NY Inc dated April 7, 2020	8-K	10.2	April 27, 2020
10.40	Promissory Note Small Business Administration-Paycheck Protection Program dated April 15, 2020	8-K	10.8	April 27, 2020
10.41	Consulting Agreement between Edison Nation, Inc. and Tiburon dated April 24, 2020	8-K	10.5	April 27, 2020
10.42	Debt Conversion Agreement between Edison Nation, Inc. and Tiburon Opportunity Fund dated April 24, 2020	8-K	10.6	April 27, 2020
10.43	Distributor Agreement between Edison Nation Holdings, LLC and Marrone Bio Innovations, Inc. dated May 13, 2020	10-K	10.45	May 29, 2020
10.44	Secured Line of Credit Agreement between Global Solutions, LLC, Edison Nation, Inc. and PPE Brickell Supplies, LLC dated May 20, 2020	8-K	10.1	May 26, 2020
10.45	Security Agreement between Global Solutions, LLC, Edison Nation, Inc. and PPE Brickell Supplies, LLC dated May 20, 2020	8-K	10.2	May 26, 2020
10.46	Agreement and Plan of Share Exchange Agreement between Edison Nation, Inc. PPE Brickell Supplies, LLC and Graphene Holdings, LLC dated May 20, 2020	8-K	10.3	May 26, 2020
10.47	Amended Limited Liability Company Agreement of Global Clean Solutions, LLC dated May 20, 2020	8-K	10.4	May 26, 2020
10.48	Purchase of Inventory and Repurchase Agreement between Edison Nation, Inc. and Fergco Bros, LLC dated May 7, 2020	10-K	10.50	May 29, 2020

II-12

Exhibit		Incorporated By Reference to			Filed
Number	Description	Form	Exhibit	Filing Date	Herewith
10.49	Amendment to Purchase of Inventory and Repurchase Agreement between Edison Nation, Inc. and Fergco Bros, LLC dated May 15, 2020	10-K	10.51	May 29, 2020
10.50	Amendment to Senior Secured Note between Edison Nation, Inc. and 32 Entertainment, LLC dated May 19, 2020	10-K	10.52	May 29, 2020
10.51	Amended Subordinate Secured Note between Edison Nation, Inc and 32 Entertainment, LLC dated May 19, 2020	10-K	10.53	May 29, 2020
10.52	Agreement for the Purchase and Sale of Common Stock of Cloud B, Inc. dated February 17, 2020	8-K	10.1	February 21, 2020
10.53	Amendment to Note Agreement and Common Stock Purchase Warrant between Edison Nation, Inc. and Richard O’Leary dated July 10, 2020	S-1	10.55	July 16, 2020
10.54	Amendment to Note Agreement and Common Stock Purchase Warrant between Edison Nation, Inc. and Equity Trust Company, a Custodian FBO: Rawleigh H. Ralls IRA dated July 10, 2020	S-1	10.56	July 16, 2020
10.55	Amendment to Note Agreement and Common Stock Purchase Warrant between Edison Nation, Inc. and Paul J. Solit and Julie B. Solit dated July 10, 2020	S-1	10.57	July 16, 2020
10.56	Convertible Promissory Note between Edison Nation, Inc. and Jefferson Street Capital, LLC dated July 29, 2020	10-Q	10.30	August 18, 2020
10.57	Memorandum of Understanding between the Global Clean Solutions, LLC, Office Mart, Inc. and ZAAZ Medical, Inc. dated June 8, 2020	10-Q	10.31	August 18, 2020
10.58	Amendment to Memorandum of Understanding dated August 6, 2020	10-Q	10.32	August 18, 2020
10.59	Forbearance Agreement between the Company and Jefferson Street Capital, LLC dated October 7, 2020	10-Q	10.33	November 23, 2020
10.60	Asset Purchase Agreement between Honey Badger Media, LLC and Honey Badger, LLC dated November 10, 2020	8-K	10.1	November 12, 2020
10.61	Platform License Agreement between Honey Badger Media, LLC and Honey Badger Media, LLC dated November 10, 2020	8-K	10.2	November 12, 2020
10.62	Inventory Management Agreement between Edison Nation, LLC and Forever 8 Fund, LLC dated November 17, 2020	10-Q	10.36	November 23, 2020
10.63	Stock Exchange Agreement dated between Jupiter Wellness, Inc, SRM Entertainment, Ltd and Vinco Ventures, Inc. dated November 30, 2020	8-K	1.1	December 3, 2020
10.64	Agreement to Complete a Plan of Merger between Vinco Ventures, Inc., Vinco Acquisition Corporation and ZASH Global Media and Entertainment Corporation dated January 20, 2021	8-K	10.1	January 21, 2021
10.65	Contribution Agreement by and among ZVV Media Partners, LLC, Vinco Ventures, Inc. and Zash Global Media and Entertainment Corporation dated January 19, 2021	8-K	10.1	January 21, 2021
10.66	Senior Convertible Note between Vinco Ventures, Inc. and Hudson Bay Master Fund, Ltd dated January 25, 2021	8-K	4.1	January 25, 2021
10.67	Securities Purchase Agreement between Vinco Ventures, Inc. and Hudson Bay Master Fund, Ltd dated January 25, 2021	8-K	10.1	January 25, 2021
10.68	Common Stock Purchase Warrant Agreement between Vinco Ventures, Inc. and Hudson Bay Master Fund, Ltd dated January 25, 2021	8-K	10.2	January 25, 2021
10.69	Registration Rights Agreement between Vinco Ventures, Inc. and Hudson Bay Master Fund, Ltd dated January 25, 2021	8-K	10.3	January 25, 2021
10.70	Securities Purchase Agreement between Vinco Ventures, Inc. and BHP Capital NY Inc. dated January 29, 20201	8-K	10.1	February 4, 2021

II-13

Exhibit		Incorporated By Reference to			Filed
Number	Description	Form	Exhibit	Filing Date	Herewith
10.71	Common Stock Purchase Warrant Agreement between Vinco Ventures, Inc. and BHP Capital NY Inc. dated January 29, 2021	8-K	10.2	February 4, 2021
10.72	Registration Rights Agreement between Vinco Ventures, Inc. and BHP Capital NY Inc. dated January 29, 2021	8-K	10.3	February 4, 2021
10.73+	Employment Agreement between Vinco Ventures, Inc. and Christopher Ferguson dated February 2, 2021	8-K	10.1	February 8, 2021
10.74+	Employment Agreement between Vinco Ventures, Inc. and Brett Vroman dated February 2, 2021	8-K	10.2	February 8, 2021
10.75+	Employment Agreement between Vinco Ventures, Inc. and Brian McFadden dated February 2, 2021	8-K	10.3	February 8, 2021
10.76	Form of Senior Convertible Note	8-K	4.1	February 23, 2021
10.77	Form of Securities Purchase Agreement	8-K	10.1	February 23, 2021
10.78	Form of Warrant	8-K	10.2	February 23, 2021
10.79	Form of Registration Rights Agreement	8-K	10.3	February 23, 2021
10.80	Placement Agent Agreement	8-K	10.4	February 23, 2021
10.81	Common Stock Purchase Warrant Agreement between Vinco Ventures, Inc. and Palladium Holdings, LLC dated February 23, 2021	S-1	10.81	April 30,2021
10.82	Amended and Restated Asset Purchase Agreement between CBAV1, LLC and BTL Diffusion SARL	10-K	10.81	April 15, 2021
10.83	First Amendment to Agreement to Complete a Plan of Merger, dated March 30, 2021, by and among Vinco Ventures, Inc., Vinco Acquisition Corporation and ZASH Global Media and Entertainment Corporation	8-K	10.1	April 9, 2021
10.84	Asset Contribution Agreement among Emmersive Entertainment, Inc. (“Seller”), Seller’s Shareholders, EVNT Platform, LLC (“Buyer”) a wholly owned subsidiary of Vinco Ventures, Inc. and Vinco Ventures, Inc. (“Buyer’s Owner”), dated as of April 17, 2021.	8-K	2.1	April 21, 2021
10.85	First Amended and Restated Operating Agreement for EVNT Platform, LLC among Vinco Ventures, Inc., its sole common member, and certain preferred members, dated as of April 17, 2021.	8-K	2.2	April 21, 2021
10.86	Warrant Exercise Agreement between Vinco Ventures, Inc. and Hudson Bay Master Fund Ltd. dated May 24, 2021	8-K	10.1	May 25, 2021
10.87	Form of Warrant	8-K	10.2	May 25, 2021
10.88	Form of Registration Rights Agreement	8-K	10.3	May 25, 2021
10.89	Second Amendment to Agreement to Complete a Plan of Merger dated May 28, 2021	8-K	10.1	May 28, 2021
10.90	Warrant Exercise Agreement between the Company and the Investor	8-K	10.1	June 7, 2021
10.91	Form of Warrant	8-K	10.2	June 7, 2021
10.92	Form of Registration Rights Agreement	8-K	10.3	June 7, 2021
10.93	Convertible Note Subscription Agreement dated June 4, 2021	8-K	10.1	June 10, 2021
10.94	Warrant Exercise Agreement between Vinco Ventures, Inc. and BHP Capital NY Inc. dated June 4, 2021	S-1	10.94	July 23, 2021
10.95	Common Stock Warrant Purchase Agreement between Vinco Ventures, Inc. and BHP Capital NY Inc. dated June 4, 2021	S-1	10.95	July 23, 2021

II-14

Exhibit		Incorporated By Reference to			Filed
Number	Description	Form	Exhibit	Filing Date	Herewith
10.96	Form of Senior Secured Convertible Note	8-K	4.1	July 23, 2021
10.97	Form of Securities Purchase Agreement	8-K	10.1	July 23, 2021
10.98	Form of Warrant	8-K	10.2	July 23, 2021
10.99	Form of Registration Rights Agreement	8-K	10.3	July 23, 2021
10.100	Form of Amendment Agreement	8-K	10.4	July 23, 2021
10.101	Form of Guaranty	8-K	10.5	July 23, 2021
10.102	Form of Pledge and Security Agreement	8-K	10.6	July 23, 2021
10.103	Second Amended and Restated Limited Liability Company Agreement of ZVV Media Partners, LLC	8-K	10.7	July 23, 2021
10.104	Securities Purchase Agreement between ZASH Global Media and Entertainment Corporation and Lomotif Private Limited	8-K	10.1	July 29, 2021
10.105	Deed of Variation and Supplement among ZASH Global Media and Entertainment Corporation, Lomotif Private Limited and ZVV Media Partners, LLC	8-K	10.2	July 29, 2021
10.106	Securities Purchase Agreement between Vinco Ventures, Inc. and the purchaser identified on the signature page thereto dated July 23, 2021	8-K	10.3	July 29, 2021
10.107	Form of Warrant dated July 23, 2021	8-K	10.4	July 29, 2021
10.108	Registration Rights Agreement dated July 23, 2021	8-K	10.5	July 29, 2021
10.109	Warrant Exercise Agreement between the Company and the Investor	8-K	10.1	August 19, 2021
10.110	Form of Warrant August Series A Warrant	8-K	10.2	August 19, 2021
10.111	Form of Warrant August Series B Warrant	8-K	10.3	August 19, 2021
10.112	Form of Registration Rights Agreement	8-K	10.4	August 19, 2021
10.113	Warrant Exercise Agreement between the Company and the Investor	8-K	10.1	September 1, 2021
10.114	Form of September Series A Warrant	8-K	10.2	September 1, 2021
10.115	Form of September Series B Warrant	8-K	10.3	September 1, 2021
10.116	Form of Registration Rights Agreement	8-K	10.4	September 1, 2021
10.117	Side Letter to Securities Purchase Agreement	8-K	10.1	September 13, 2021
21.1	List of Significant Subsidiaries	S-1	21.1	February 12, 2020
23.1	Consent of Marcum LLP				*
101.INS*	XBRL Instance Document				*
101.SCH*	XBRL Taxonomy Extension Schema Document				*
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document				*
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document				*
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document				*
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document				*

*	Filed herewith.

**	Furnished herewith.

+	Denotes a management compensatory plan, contract or arrangement

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

II-15

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-16

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethlehem, Pennsylvania, on October 5, 2021.

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Christopher B. Ferguson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Christopher B. Ferguson and Brett Vroman, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher B. Ferguson	Chief Executive Officer and Chairman of the Board of Directors	October 5, 2021
Christopher B. Ferguson	(Principal Executive Officer)

/s/ Brett Vroman	Chief Financial Officer	October 5, 2021
Brett Vroman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Louis Foreman	Director	October 5, 2021
Louis Foreman

/s/ Frank Jennings	Director	October 5, 2021
Frank Jennings

/s/ Mary Ann Halford	Director	October 5, 2021
Mary Ann Halford

/s/ Kevin J. O’Donnell	Director	October 5, 2021
Kevin J. O’Donnell

II-17